As filed with the Securities and Exchange Commission on October 15, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	7993	46-3675913
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Caesars Palace Drive

Las Vegas, NV89109

(702) 407-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

*ADDITIONAL REGISTRANTS LISTED ON SCHEDULE A HERETO

Scott E. Wiegand, Esq.

Senior Vice President, Deputy General Counsel and Corporate Secretary

One Caesars Palace Drive, Las Vegas, Nevada 89109

(702) 407-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Monica K. Thurmond, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
8% First-Priority Senior Secured Notes due 2020	$1,000,000,000	100%	$1,000,000,000	$116,200
Guarantees of 8% First-Priority Senior Secured Notes due 2020	N/A	N/A	N/A	N/A(3)
11% Second-Priority Senior Secured Notes due 2021	$1,150,000,000	100%	$1,150,000,000	$133,630
Guarantees of 11% Senior Notes due 2021	N/A	N/A	N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rule 457(f) of the rules and regulations of the Securities Act.
(3)	Pursuant to Rule 457(n) of the rules and regulations under the Securities Act, no separate fee for the guarantee is payable.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

Name*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Caesars Entertainment Resort Properties Finance, Inc.	Delaware	7993	90-1017329
Harrah’s Las Vegas, LLC	Nevada	7993	88-0116377
Harrah’s Laughlin, LLC	Nevada	7993	88-0230282
Rio Properties, LLC	Nevada	7993	88-0288115
AC Conference Holdco., LLC	Delaware	7993	46-3153298
AC Conference Newco., LLC	Delaware	7993	37-1737435
Caesars Florida Acquisition Company, LLC	Delaware	7993	N/A
Caesars Linq, LLC	Delaware	7993	45-1291627
Caesars Octavius, LLC	Delaware	7993	45-1291781
Flamingo Las Vegas Operating Company, LLC	Nevada	7993	35-2310572
Harrah’s Atlantic City Mezz 1, LLC	Delaware	7993	26-1305190
Harrah’s Atlantic City Mezz 2, LLC	Delaware	7993	26-1305241
Harrah’s Atlantic City Mezz 3, LLC	Delaware	7993	26-1305274
Harrah’s Atlantic City Mezz 4, LLC	Delaware	7993	26-1305318
Harrah’s Atlantic City Mezz 5, LLC	Delaware	7993	26-1305357
Harrah’s Atlantic City Mezz 6, LLC	Delaware	7993	26-1305400
Harrah’s Atlantic City Mezz 7, LLC	Delaware	7993	26-1305441
Harrah’s Atlantic City Mezz 8, LLC	Delaware	7993	26-1305467
Harrah’s Atlantic City Mezz 9, LLC	Delaware	7993	26-1305500
Harrah’s Atlantic City Operating Company, LLC	New Jersey	7993	26-1305091
Harrah’s Atlantic City Propco, LLC	Delaware	7993	26-1305544
Octavius/Linq Intermediate Holding, LLC	Delaware	7993	90-1018287
Paris Las Vegas Operating Company, LLC	Nevada	7993	26-2258774

*	The address of each additional registrant’s principal executive office is c/o Caesars Entertainment Resort Properties, LLC, One Caesars Palace Drive, Las Vegas, Nevada 89109, (702) 407-6000.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

Subject to Completion, dated October 15, 2014

PRELIMINARY PROSPECTUS

Caesars Entertainment Resort Properties, LLC	Harrah’s Las Vegas, LLC	Caesars Entertainment Resort Properties Finance, Inc.
Harrah’s Laughlin, LLC	Rio Properties, LLC	AC Conference Holdco., LLC
AC Conference Newco., LLC	Caesars Linq, LLC	Caesars Florida Acquisition Company, LLC
Caesars Octavius, LLC	Flamingo Las Vegas Operating Company, LLC	Harrah’s Atlantic City Mezz 1, LLC
Harrah’s Atlantic City Mezz 2, LLC	Harrah’s Atlantic City Mezz 3, LLC	Harrah’s Atlantic City Mezz 4, LLC
Harrah’s Atlantic City Mezz 5, LLC	Harrah’s Atlantic City Mezz 6 LLC	Harrah’s Atlantic City Mezz 7, LLC
Harrah’s Atlantic City Mezz 8, LLC	Harrah’s Atlantic City Mezz 9, LLC	Harrah’s Atlantic City Operating Company, LLC
Harrah’s Atlantic City Propco, LLC	Octavius/Linq Intermediate Holding, LLC	Paris Las Vegas Operating Company, LLC

OFFERS TO EXCHANGE

$1,000,000,000 8% First-Priority Senior Secured Notes due 2020 and Related Guarantees and

$1,150,000,000 11% Second-Priority Senior Secured Notes due 2021 and Related Guarantees

The Notes and the Guarantees

•	Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc., Harrah’s Las Vegas, LLC, Harrah’s Laughlin, LLC, Rio Properties, LLC, AC Conference Holdco., LLC, AC Conference Newco., LLC, Caesars Florida Acquisition Company, LLC, Caesars Linq, LLC, Caesars Octavius, LLC, Flamingo Las Vegas Operating Company, LLC, Harrah’s Atlantic City Mezz 1, LLC, Harrah’s Atlantic City Mezz 2, LLC, Harrah’s Atlantic City Mezz 3, LLC, Harrah’s Atlantic City Mezz 4, LLC, Harrah’s Atlantic City Mezz 5, LLC, Harrah’s Atlantic City Mezz 6, LLC, Harrah’s Atlantic City Mezz 7, LLC, Harrah’s Atlantic City Mezz 8, LLC, Harrah’s Atlantic City Mezz 9, LLC, Harrah’s Atlantic City Operating Company, LLC, Harrah’s Atlantic City Propco, LLC, Octavius/Linq Intermediate Holding, LLC, Paris Las Vegas Operating Company, LLC (each an “Issuer” and collectively the “Issuers”), each an indirect wholly owned subsidiary of Caesars Entertainment Corporation (“Caesars Entertainment”), are offering to exchange for $1,000,000,000 of their outstanding 8% First-Priority Senior Secured Notes due 2020 and certain related guarantees, which were issued on October 11, 2013 in a private offering and which we collectively refer to as the “initial first lien notes,” a like aggregate amount of our registered 8% First-Priority Senior Secured Notes due 2020 and certain related guarantees, which we collectively refer to as the “exchange first lien notes.” The exchange first lien notes will be issued under the indenture dated as of October 11, 2013 governing the initial first lien notes, which we refer to as the “first lien indenture.” We refer to the initial first lien notes and the exchange first lien notes collectively as the “first lien notes.”

•	The Issuers are offering to exchange for $1,150,000,000 of their outstanding 11% Second-Priority Senior Secured Notes due 2021 and certain related guarantees, which were issued on October 11, 2013 in a private offering and which we collectively refer to as the “initial second lien notes,” a like aggregate amount of our registered 11% Second-Priority Senior Secured Notes due 2021 and certain related guarantees, which we collectively refer to as the “exchange second lien notes.” The exchange second lien notes will be issued under the indenture dated as of October 11, 2013 governing the initial second lien notes, which we refer to as the “second lien indenture.” We refer to the initial second lien notes and the exchange second lien notes collectively as the “second lien notes.”

•	We refer to the initial first lien notes and the initial second lien notes collectively or individually, as the context requires, as the “initial notes.” We refer to the exchange first lien notes and the exchange second lien notes collectively or individually, as the context requires, as the “exchange notes.” We refer to the initial notes and the exchange notes collectively as the “notes.” We refer to the first lien indenture and the second lien indenture as the “indentures.”

•	The exchange first lien notes will mature on October 1, 2020. We will pay interest on the exchange first lien notes semi-annually on April 1 and October 1 of each year, commencing on , at a rate of 8% per annum, to holders of record on the March 15 or September 15 immediately preceding the interest payment date.

•	The exchange second lien notes will mature on October 1, 2021. We will pay interest on the exchange second lien notes semi-annually on April 1 and October 1 of each year, commencing on , at a rate of 11% per annum, to holders of record on the March 15 or September 15 immediately preceding the interest payment date.

•

The exchange first lien notes will be senior secured obligations of the Issuers and rank equally and ratably in right of payment with all existing and future senior obligations and senior to all future subordinated indebtedness. The exchange first lien notes will be guaranteed on a senior secured basis by each wholly owned, domestic subsidiary of the Issuers (other than another Issuer, except to the extent such Issuer elects to be a guarantor of the applicable exchange notes in addition to being an Issuer) that is a subsidiary guarantor with respect to the Senior Secured Credit Facilities (as defined herein) (the “Subsidiary Guarantors”) and will be secured by a first-priority security interest, subject to permitted liens, in certain assets of the Issuers and the Subsidiary Guarantors. Subject to the limitations described herein, the exchange first lien notes will be secured by a first-priority pledge of the capital stock of the Issuers’ subsidiaries. Such first-priority security interests will be pari passu with the liens on substantially the same collateral securing the Senior Secured Credit Facilities and any future first lien indebtedness. The exchange first lien notes and the related guarantees will be structurally subordinated to any obligations of any subsidiary of the Issuers that is not a Subsidiary Guarantor. See “Description of First Lien Notes.”

•	The exchange second lien notes will be senior secured obligations of the Issuers and rank equally and ratably in right of payment with all existing and future senior obligations and senior to all future subordinated indebtedness. The exchange second lien notes will be guaranteed on a senior secured basis by the Subsidiary Guarantors and will be secured by a second-priority security interest, subject to permitted liens, in certain assets of the Issuers and the Subsidiary Guarantors. Subject to the limitations described herein, the exchange second lien notes will be secured by a second-priority pledge of the capital stock of the Issuers’ subsidiaries. Such second-priority security interests will be junior to the liens on substantially the same collateral securing the Senior Secured Credit Facilities, the first lien notes, any future first lien indebtedness and to all other permitted prior liens. The exchange second lien notes and the related guarantees will be structurally subordinated to any obligations of any subsidiary of the Issuers that is not a Subsidiary Guarantor. See “Description of Second Lien Notes.”

Terms of the Exchange Offer

•	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014, unless we extend it.

•	If all the conditions to this exchange offer are satisfied, we will exchange all of our initial notes that are validly tendered and not withdrawn for the applicable exchange notes.

•	You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

•	The exchange notes that we will issue you in exchange for your initial notes will be substantially identical to your initial notes except that, unlike your initial notes, the exchange notes will have no transfer restrictions or registration rights.

•	The exchange notes that we will issue you in exchange for your initial notes are new securities with no established market for trading.

Before participating in this exchange offer, please refer to the section in this prospectus entitled “Risk Factors” commencing on page 23.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have not applied, and do not intend to apply, for listing or quotation of the notes on any national securities exchange or automated quotation system.

Each broker-dealer that receives new securities for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.

The date of this prospectus is                     , 2014.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the SEC, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

Until                      (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Each prospective purchaser of the exchange notes must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the notes or possesses or distributes this prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the exchange notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and we shall not have any responsibility therefor.

i

MARKET AND INDUSTRY DATA AND FORECASTS

Information regarding market share, market position and industry data pertaining to our business contained in this prospectus consists of our estimates based on data and reports compiled by industry sources and professional organizations, including National Indian Gaming Commission, Casino City’s North American Gaming Almanac, 2013 AGA Survey of Casino Entertainment, Las Vegas Convention and Visitors Authority, Smith Travel Research, Nevada State Gaming Control Board—Nevada Gaming Abstract, South Jersey Transportation Authority, New Jersey Division of Gaming Enforcement, H2 Gaming Capital, the public filings with the Securities and Exchange Commission of MGM Resorts International, Las Vegas Sands Corp., Wynn Resorts, Limited, Penn National Gaming, Inc. and Pinnacle Entertainment, Inc. and on our management’s knowledge of our business and markets.

Although we believe that the third-party sources are reliable, neither we nor the initial purchasers have independently verified the accuracy or completeness of the market industry data provided by third parties or by industry or general publications, and neither we nor the initial purchasers take any further responsibility for this data. Similarly, while we believe our internal estimates with respect to our industry are reliable, our estimates have not been verified by any independent sources, and we cannot assure you that they are accurate. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” below.

ii

PROSPECTUS SUMMARY

The following summary contains information about the Issuers, Caesars Entertainment and the notes. It does not contain all of the information that may be important to you in making a decision to participate in the exchange offers. For a more complete understanding of the Issuers, Caesars Entertainment and the notes, we urge you to read this prospectus carefully, including the sections entitled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and the combined and consolidated financial statements and related notes thereto included elsewhere in this prospectus. Unless otherwise noted or indicated by the context, the terms “Caesars,” “Caesars Entertainment” and “CEC” refer to Caesars Entertainment Corporation, and “Caesars Entertainment Resort Properties,” “CERP,” “we,” “us” and “our” refer to the Issuers and their respective subsidiaries on a combined and consolidated basis.

As of June 30, 2014, our parent, Caesars Entertainment, owned, operated or managed 50 casinos (including the Casino Resort Properties (as defined below)) through its subsidiaries. In connection with the financing of the acquisition (the “Acquisition”) of Caesars Entertainment by funds affiliated with and controlled by the Sponsors (as defined below), six casinos were spun or transferred out of Caesars Entertainment Operating Company, Inc. (“CEOC”), a majority owned direct subsidiary of Caesars Entertainment, to subsidiaries of Caesars Entertainment that are organized side-by-side with CEOC (the “Casino Resort Borrowers”).

The Issuers and their subsidiaries collectively own the Casino Resort Properties, as well as Octavius Tower and The LINQ. Management of Caesars Entertainment manages all of the properties of the Issuers and those held by Caesars Entertainment’s other subsidiaries as one company, but the Issuers are not, and will not, be entitled to receive any direct contribution or proceeds from the operations of Caesars Entertainment’s other subsidiaries. Neither Caesars Entertainment nor CEOC will guarantee the notes.

Our Business

As of June 30, 2014, we owned, through various subsidiaries, six of the 50 casino properties that are owned, operated or managed by subsidiaries of Caesars Entertainment. Our casino properties operate under the well-known Harrah’s, Rio, Paris and Flamingo brands and include four leading casino resort properties located in the heart of the attractive Las Vegas market in Las Vegas, Nevada, a leading casino resort property in Laughlin, Nevada and another in Atlantic City, New Jersey (collectively, the “Casino Resort Properties”):

•	Paris Las Vegas: a 2,916-room hotel, a casino featuring 1,019 slot machines and 100 table games, 9 restaurants and 5 bars and clubs, and 117,266 square feet of meeting space;

•	Harrah’s Las Vegas: a 2,526-room hotel, a casino featuring 1,218 slot machines and 91 table games, 21 restaurants and bars, and 24,437 square feet of meeting space;

•	Flamingo Las Vegas: a 3,460-room hotel, a casino featuring 1,224 slot machines and 124 table games, 17 restaurants and bars, and 80,000 square feet of meeting space;

•	Rio All-Suites Hotel and Casino: a 2,522-room all-suites hotel, a casino featuring 1,056 slot machines and 93 table games, 22 restaurants and bars, and 160,000 square feet of meeting space;

•	Harrah’s Laughlin: located on the banks of the Colorado river in Laughlin, Nevada, including a 1,505-room hotel, a casino featuring 957 slot machines and 36 table games, 10 restaurants and bars, and 10,000 square feet of meeting space; and

•	Harrah’s Atlantic City: located in Atlantic City, New Jersey, including a 2,590-room hotel, a casino featuring 2,285 slot machine and 178 table games, 15 restaurants and bars, and 22, 498 square feet of meeting space.

Our properties also include three other assets in Las Vegas that were contributed to us in connection with the CERP Financing (as defined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”):

•	The LINQ: an open-air dining, entertainment and retail development on the east side of the Las Vegas Strip, the entrance of which directly faces Caesars Palace Las Vegas. The LINQ features over 25 new retail, dining and entertainment offerings. The property also features the world’s tallest observation wheel named the “High Roller,” which is 550 feet tall and opened March 31, 2014;

•	Octavius Tower at Caesars Palace Las Vegas: a 23-story premium hotel tower on the Flamingo Avenue side of Caesars Palace Las Vegas, featuring 662 guest rooms, including 60 suites, and six luxury villas (the “Octavius Tower”). The Octavius Tower is operated by Desert Palace, Inc. (“Caesars Palace”) under a long-term operating lease and we receive a fixed $35 million annual payment under the terms of the lease; and

•	Quad Strip-Front Lease: a long-term operating lease (“Quad Strip-Front Lease”) with a subsidiary of Caesars Growth Partners, LLC (“CGP LLC”) relating to prime Las Vegas Strip parcels which are owned by one of our subsidiaries. We receive a fixed $15 million annual payment under the terms of the lease.

As of June 30, 2014, our facilities had an aggregate of 586,639 square feet of gaming space, 15,519 hotel rooms, 7,759 slots, 622 gaming tables, 414,201 square feet of meeting space and 99 restaurants and bars.

Caesars Enterprise Services, LLC (“CES”), a new services joint venture among CEC, CEOC, CERP and Caesars Growth Properties Holdings, LLC (“CGPH”), manages certain Enterprise Assets (as defined below) and the other assets it owns, licenses or controls, and employs certain of the corresponding employees and other employees who previously provided services to CEOC, CERP and CGPH, their affiliates and their respective properties and systems under each property’s corresponding property management agreement. Corporate expenses that are not allocated to the properties directly are allocated by CES to CEOC, CERP, and CGPH according to their allocation percentages (initially 70.0%, 24.6%, and 5.4%, respectively), subject to annual review. Operating expenses will be allocated to each member of CES with respect to their respective properties serviced by CES in accordance with historical allocation methodologies, subject to annual revisions and certain prefunding requirements. On October 1, 2014, CES began its transition in Nevada, New Jersey and certain other jurisdictions in which regulatory approval had been received or was not required. The transition of CES activities described above in other jurisdictions may be subject to regulatory and other approvals in such jurisdictions. The Enterprise Assets include all intellectual property currently used, or contemplated to be used, in connection with the properties owned by CEOC, CERP and CGPH and their respective affiliates, including any and all intellectual property related to the Total Rewards® program. See “Certain Relationships and Related Party Transactions—Formation of Services Joint Venture.”

Pursuant to the Omnibus Agreement (as defined below), we have access to Caesars Entertainment’s leading brand portfolio and management expertise and expect to benefit from its corporate scale, which we anticipate will provide a competitive advantage in the operation of our properties. We also benefit from management agreements that we entered into with management company subsidiaries of Caesars Entertainment which were subsequently assigned to CES. Caesars Entertainment is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino entertainment company. We also participate in Caesars Entertainment’s industry-leading customer loyalty program, Total Rewards, which has over 45 million members, including approximately 7 million active players. We use the Total Rewards system to market promotions and to generate customer play within our properties. For more information regarding the Omnibus Agreement, the management agreements and details on our access to the Total Rewards system, see “Certain Relationships and Related Party Transactions.”

Caesars Entertainment revolutionized the approach the gaming industry takes with respect to marketing by introducing the Total Rewards loyalty program in 1997. Continual improvements have been made throughout the years enabling the system to remain the most effective in the industry and enabling Caesars Entertainment to grow and sustain revenues more efficiently than its largest competitors and generate cross-market play, which is defined as play by a guest in one of Caesars Entertainment’s properties outside its home market, which is where the guest signed up for Total Rewards. To support the Total Rewards loyalty program, Caesars Entertainment created the Winner’s Information Network, or WINet, the industry’s first sophisticated nationwide customer database. In combination, these systems supported the first technology-based customer relationship management strategy implemented in the gaming industry and have enabled Caesars Entertainment’s management teams to enhance overall operating results at its properties.

For the twelve months ended June 30, 2014, we derived approximately 47% of our gross revenues from gaming sources and approximately 53% from other sources, such as sales of lodging, food, beverages and entertainment. In future periods, we expect to derive additional revenue from non-gaming sources such as The LINQ and the High Roller observation wheel. For the twelve months ended June 30, 2014, we generated net revenues of $2,000.2 million, net loss of $711.4 million and Property EBITDA of $509.7 million. See “—Summary Historical Combined and Consolidated Financial Information and Other Data of Caesars Entertainment Resort Properties” for definitions of Property EBITDA and reconciliations of this non-GAAP measure to net income.

The Sponsors

Apollo

Founded in 1990, Apollo is a leading global alternative asset manager with offices in New York, Los Angeles, London, Houston, Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. As of June 30, 2014, Apollo had assets under management of approximately $168 billion in its private equity, capital markets and real estate businesses.

TPG

TPG is a leading global private investment firm founded in 1992 with over $59 billion of assets under management as of December 31, 2013, as adjusted for commitments accepted on January 2, 2014, and offices in San Francisco, Fort Worth, Austin, Beijing, Chongqing, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, Paris, São Paulo, Shanghai, Singapore and Tokyo. TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings.

Organizational Structure

The diagram below is a summary of our organizational structure.

(1)	Each Issuer’s indebtedness includes $1,000.0 million of first lien notes, $1,150.0 million of second lien notes and $2,487.0 million of indebtedness outstanding under Senior Secured Credit Facilities (with $35.0 million of utilization and $234.5 million of unutilized capacity available under the revolving credit facility portion of the Senior Secured Credit Facilities).
(2)

Each of the wholly owned domestic subsidiaries of CERP LLC (other than another Issuer, except to the extent such Issuer elects to be a guarantor of the applicable exchange notes in addition to being an Issuer) that guarantees the loans under the Senior Secured Credit guarantees the Issuers’ obligations under the first lien notes, the second lien notes and the Senior Secured Credit Facilities and pledges its assets to secure the first lien notes, the second lien notes and the Senior Secured Credit Facilities; provided, however, that the equity interests of the Issuers’ subsidiaries that have been pledged to secure the Issuers’ and the Subsidiary Guarantors’ obligations under the Senior Secured Credit Facilities have been or will be released from the collateral securing the first lien notes and the second lien notes to the extent separate financial statements would be required under Regulation S-X of the Securities Act. See “Description of First Lien Notes—Security for the Notes,” and “Description of Second Lien Notes—Security for the Notes.” As of the issue date of the exchange notes, each subsidiary of CERP LLC that is an Issuer, along with CERP LLC itself, will be a guarantor of the exchange notes.
(3)	Shares held by funds affiliated with and controlled by the Sponsors and their co-investors, representing approximately 60.7% of Caesars Entertainment’s outstanding common stock as of September 30, 2014, are subject to the irrevocable proxy that gives Hamlet Holdings the members of which are comprised of individuals affiliated with the Sponsors, sole voting and sole dispositive power with respect to such shares.
(4)	Caesars Entertainment will not guarantee, or pledge its assets as security for, the first lien notes, the second lien notes or the Senior Secured Credit Facilities. Not all subsidiaries of Caesars Entertainment are depicted.
(5)	CEOC and its subsidiaries will not guarantee, or pledge their assets as security for, the first lien notes, the second lien notes, the Senior Secured Credit Facilities or any other indebtedness of the Issuers and are not liable for any obligations thereunder.

Additional Information

Our principal executive offices are located at One Caesars Palace Drive, Las Vegas, NV 89109 and our telephone number is (702) 407-6000. The address of Caesars Entertainment’s internet site is http://www.caesars.com. This internet address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly, no information at this internet address is included or incorporated by reference herein.

Summary of the Terms of the Exchange Offers

Exchange Offer	We are offering to exchange $1,000 million aggregate principal amount of our exchange first lien notes and certain related guarantees and $1,150 million aggregate principal amount of our exchange second lien notes and certain related guarantees for a like aggregate principal amount of our initial first lien notes and initial second lien notes, respectively, and certain related guarantees.

In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn. Initial notes may be exchanged only for a minimum principal denomination of $2,000 and in integral multiples of $1,000 in excess thereof.

Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, on , 2014 (the “expiration date”), unless we decide to extend it.

Exchange Notes	The exchange notes will be identical in all material respects to the initial notes except that:

•	the exchange notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliates of ours or subject to restrictions due to being broker-dealers;

•	the exchange notes are not entitled to the registration rights applicable to the initial notes under the registration rights agreement dated October 11, 2013 (the “Registration Rights Agreement”); and

•	our obligation to pay additional interest on the initial notes due to the failure to consummate the exchange offer by a prior date does not apply to the exchange notes.

Conditions to the Exchange Offer	We will complete this exchange offer only if:

•	there is no change in the laws and regulations which would impair our ability to proceed with this exchange offer;

•	there is no change in the current interpretation of the staff of the SEC which permits resales of the exchange notes;

•	there is no stop order issued by the SEC which would suspend the effectiveness of the registration statement which includes this prospectus or the qualification of the indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	there is no litigation or threatened litigation which would impair our ability to proceed with this exchange offer; and

•	we obtain all the governmental approvals we deem necessary to complete this exchange offer.

Please refer to the section in this prospectus entitled “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Initial Notes	To participate in this exchange offer, you must complete, sign and date the letter of transmittal or its facsimile and transmit it, together with your initial notes to be exchanged and all other documents required by the letter of transmittal, to U.S. Bank National Association, as exchange agent, at its address indicated under “The Exchange Offer—Exchange Agent.” In the alternative, you can tender your initial notes by book-entry delivery following the procedures described in this prospectus. For more information on tendering your initial notes, please refer to the section in this prospectus entitled “The Exchange Offer—Procedures for Tendering Initial Notes.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes in the exchange offer, you should contact the registered holder promptly and instruct that person to tender on your behalf.

Guaranteed Delivery Procedures	If you wish to tender your initial notes and you cannot get the required documents to the exchange agent on time, you may tender your initial notes by using the guaranteed delivery procedures described under the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering Initial Notes—Guaranteed Delivery Procedure.”

Withdrawal Rights	You may withdraw the tender of your initial notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under “The Exchange Offer—Exchange Agent” before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Initial Notes and Delivery of Exchange Notes
If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all initial notes that are properly tendered in this exchange offer before 5:00 p.m., New York City time, on the expiration date. We will return any initial notes that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes to you promptly after the expiration date and acceptance of your initial notes for exchange. Please refer to the section in this prospectus entitled “The Exchange Offer—Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes.”

U.S. Federal Income Tax Considerations Relating to the Exchange Offer
Exchanging your initial notes for exchange notes will not be a taxable event to you for U.S. federal income tax purposes. Please refer to the section of this prospectus entitled “Certain U.S. Federal Income Tax Considerations.”

Exchange Agent	U.S. Bank National Association is serving as exchange agent in this exchange offer.

Fees and Expenses	We will pay all expenses related to this exchange offer. Please refer to the section of this prospectus entitled “The Exchange Offer—Fees and Expenses.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer solely to satisfy our obligations under the Registration Rights Agreement. See “Use of Proceeds.”

Consequences to Holders Who Do Not Participate in the Exchange Offer	If you do not participate in this exchange offer:

•	except as set forth in the next paragraph, you will not necessarily be able to require us to register your initial notes under the Securities Act;

•	you will not be able to resell, offer to resell or otherwise transfer your initial notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act; and

•	the trading market for your initial notes will become more limited to the extent other holders of initial notes participate in the exchange offer.

You will not be able to require us to register your initial notes under the Securities Act unless we are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or:

•	you notify us prior to the 20th day following consummation of the exchange offer that:

•	you are prohibited by law or SEC policy from participating in the exchange offer; or

•	you may not resell the exchange notes you acquire in the exchange offer to the public without delivering a prospectus (other than by reason of such holder’s status as our affiliate) and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by you; or

•	you are a broker-dealer and hold initial notes that you acquired directly from us or our affiliate.

In these cases, the Registration Rights Agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this paragraph. We do not currently anticipate that we will register under the Securities Act any initial notes that remain outstanding after completion of the exchange offer.

Please refer to the section of this prospectus entitled “The Exchange Offer—Your Failure to Participate in the Exchange Offer May Have Adverse Consequences.”

Resales	It may be possible for you to resell the notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to the conditions described under “—Obligations of Broker-Dealers” below.

To tender your initial notes in this exchange offer and resell the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, you must make the following representations:

•	you are authorized to tender the initial notes and to acquire exchange notes, and that we will acquire good and unencumbered title thereto;

•	the exchange notes acquired by you are being acquired in the ordinary course of business;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes and are not participating in, and do not intend to participate in, the distribution of such exchange notes;

•	you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours, or if you are an “affiliate,” you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are not a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of exchange notes; and

•	if you are a broker-dealer, and initial notes to be exchanged were acquired by you as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.

Please refer to the sections of this prospectus entitled “The Exchange Offer—Procedure for Tendering Initial Notes—Proper Execution and Delivery of Letters of Transmittal,” “Risk Factors—Risks Related to the Exchange Offer—Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes” and “Plan of Distribution.”

Obligations of Broker-Dealers

Each broker-dealer that receives new securities for its own account in exchange for securities, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. See “Plan of Distribution”. If you are a broker-dealer who acquired the initial notes as a result of market-making or other trading activities, you may use the exchange offer prospectus as supplemented or amended, in connection with resales of the exchange notes. If you are a broker-dealer who acquired the initial notes directly from us in the initial offering and not as a result of market-making and trading activities, you must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the exchange notes.

Summary of Terms of the Exchange Notes

First Lien Notes

The Issuers	Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc., Harrah’s Las Vegas, LLC, Harrah’s Laughlin, LLC, Rio Properties, LLC, AC Conference Holdco., LLC, AC Conference Newco., LLC, Caesars Florida Acquisition Company, LLC, Caesars Linq, LLC, Caesars Octavius, LLC, Flamingo Las Vegas Operating Company, LLC, Harrah’s Atlantic City Mezz 1, LLC, Harrah’s Atlantic City Mezz 2, LLC, Harrah’s Atlantic City Mezz 3, LLC, Harrah’s Atlantic City Mezz 4, LLC, Harrah’s Atlantic City Mezz 5, LLC, Harrah’s Atlantic City Mezz 6, LLC, Harrah’s Atlantic City Mezz 7, LLC, Harrah’s Atlantic City Mezz 8, LLC, Harrah’s Atlantic City Mezz 9, LLC, Harrah’s Atlantic City Operating Company, LLC, Harrah’s Atlantic City Propco, LLC, Octavius/Linq Intermediate Holding, LLC, Paris Las Vegas Operating Company, LLC.

Exchange First Lien Notes	$1,000 million aggregate principal amount of 8% First-Priority Senior Secured Notes due 2020. The forms and terms of the exchange first lien notes are the same as the form and terms of the initial first lien notes except that the issuance of the exchange first lien notes is registered under the Securities Act, the exchange first lien notes will not bear legends restricting their transfer and the exchange first lien notes will not be entitled to registration rights under the Registration Rights Agreement. The exchange first lien notes will evidence the same debt as the initial first lien notes, and both the initial first lien notes and the exchange first lien notes will be governed by the first lien indenture.

Maturity Date	The first lien notes will mature on October 1, 2020.

Interest Payment Dates	April 1 and October 1 of each year, commencing April 1, 2014.

Guarantees	The exchange first lien notes will be guaranteed on a senior secured basis by each wholly owned, domestic subsidiary of the Issuers that is a subsidiary guarantor with respect to the Senior Secured Credit Facilities.

Ranking	The indebtedness evidenced by the exchange first lien notes and related subsidiary guarantees will be senior indebtedness of the Issuers and the Subsidiary Guarantors, as applicable, and:

•	will be pari passu in right of payment with all existing and future senior indebtedness of the Issuers and the Subsidiary Guarantors, including the initial first lien notes;

•	will be senior in right of payment to all future subordinated indebtedness of the Issuers and the Subsidiary Guarantors;

•	will be effectively senior in right of payment to all senior indebtedness of the Issuers and the Subsidiary Guarantors that is unsecured or that is secured by a lien ranking junior in priority to the liens securing such indebtedness, including the second lien notes, in each case to the extent of the value of the assets securing the first lien notes or the subsidiary guarantees, as applicable; and

•	will be structurally subordinated in right of payment to all existing and future indebtedness and liabilities of subsidiaries of the Issuers that are not Subsidiary Guarantors.

The exchange first lien notes and the related subsidiary guarantees will have the benefit of a security interest in the collateral that will be first in priority and pari passu with the initial first lien notes, the Senior Secured Credit Facilities and future parity lien debt that may be issued in compliance with the terms of the first lien indenture, subject to permitted liens and exceptions described under “Description of First Lien Notes—Security for the Notes.” While the first lien notes were initially secured by the pledge of the capital stock of the Issuer’s subsidiaries, these pledges have been and will be released to the extent that separate financial statements pursuant to Rule 3-16 of Regulation S-X would be required. All of the Issuers’ wholly owned, domestic subsidiaries that guarantee the loans under the Senior Secured Credit Facilities, the initial first lien notes and other first priority lien obligations, if any, will become Subsidiary Guarantors with respect to the exchange first lien notes, and their assets and property will secure the exchange first lien notes to the extent described under “Description of First Lien Notes—Security for the Notes.”

As of June 30, 2014, the first lien notes and the related subsidiary guarantees ranked (1) effectively pari passu in right of payment to $2,487.5 million of indebtedness under the Senior Secured Credit Facilities, (2) effectively senior in right of payment to $1,150.0 million of second lien notes to the extent of the value of the collateral securing the first lien notes and the related subsidiary guarantees, (3) effectively senior in right of payment to no senior unsecured indebtedness to the extent of the value of the collateral securing the first lien notes and the related subsidiary guarantees and (4) structurally subordinated in right of payment to no indebtedness of subsidiaries of the Issuers that are not Subsidiary Guarantors. In addition, as of June 30, 2014, the Issuers had $35.0 million of utilization and $234.5 million of unutilized capacity under the revolving credit facility portion of the Senior Secured Credit Facilities.

A portion of the operations of the Issuers are conducted through their subsidiaries. The exchange first lien notes will be effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of the Issuers that are not Subsidiary Guarantors.

Collateral	The first lien notes and the related subsidiary guarantees will be secured by a first-priority security interest in the collateral granted to the collateral agent for the benefit of the holders of the Senior Secured Credit Facilities and other future parity lien debt that may be issued in compliance with the terms of the first lien indenture. The collateral securing the first lien notes will be substantially the same as the collateral securing the Senior Secured Credit Facilities, subject to certain exceptions described below and herein. The liens securing the exchange first lien notes will be pari passu in priority to the liens on the collateral securing the initial first lien notes and the Senior Secured Credit Facilities.

The collateral securing the first lien notes and the related subsidiary guarantees will be substantially all of the Issuers’ and the Subsidiary Guarantors’ property and assets that secure the Senior Secured Credit Facilities, which excludes: (i) any property or assets owned by any foreign subsidiaries, (ii) certain real property, (iii) any vehicles, (iv) cash, deposit accounts and securities accounts (to the extent that a lien thereon must be perfected by any action other than the filing of customary financing statements), (v) subject to limited exceptions, any assets or any right, title or interest in any license, contract or agreement to the extent that taking a security interest in any of them would violate any applicable law or regulation (including gaming regulations) or any enforceable contractual obligation binding on the assets or would violate the terms of any such license, contract or agreement and (vi) certain other exclusions. For more information, see “Description of First Lien Notes—Security for the Notes.” Further, while the first lien notes were initially secured by the capital stock of the Issuers’ subsidiaries, these pledges have been and will be released to the extent that separate financial statements pursuant to Rule 3-16 of Regulation S-X would be required. See “Description of First Lien Notes—Security for the Notes.”

Intercreditor Agreements	The trustee under the first lien indenture entered into an intercreditor agreement with the collateral agent under the Senior Secured Credit Facilities (the “first lien intercreditor agreement”) that governs the relative priorities of their respective security interests in the Issuers’ and Subsidiary Guarantors’ assets securing the first lien notes and the Senior Secured Credit Facilities and certain other matters relating to the administration of security interests. The terms of the first lien intercreditor agreement are set forth under “Description of First Lien Notes—Security Documents and Intercreditor Agreements.”

The trustee under the first lien indenture entered into an intercreditor agreement with the collateral agent under the Senior Secured Credit Facilities and the trustee and the collateral agent under the second lien indenture (the “junior lien intercreditor agreement”) that establishes the subordination of the liens securing the second lien notes to the liens securing first priority lien obligations, including the first lien notes and the Senior Secured Credit Facilities, and certain other matters relating to the administration of security interests. The terms of the junior lien intercreditor agreement are set forth under “Description of First Lien Notes—Security Documents and Intercreditor Agreements.”

Optional Redemption	The Issuers may redeem the first lien notes, in whole or in part, at any time prior to October 1, 2016, at a price equal to 100% of the principal amount of the first lien notes plus accrued and unpaid interest to the date of redemption and an applicable make-whole premium. Thereafter, the first lien notes may be redeemed at the option of the Issuers on the redemption dates and at the redemption prices specified under “Description of First Lien Notes—Optional Redemption.”

Optional Redemption After Certain Equity Offerings
On or prior to October 1, 2016, the Issuers may redeem up to 35% of the aggregate principal amount of the first lien notes with the net cash proceeds of one or more equity offerings at the redemption price specified under “Description of First Lien Notes—Optional Redemption.”

Change of Control	If the Issuers experience a change of control (as defined in the first lien indenture), the Issuers will be required to make an offer to repurchase the first lien notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of First Lien Notes—Change of Control.”

Certain Covenants	The first lien indenture contains covenants limiting the Issuers’ ability and the ability of their restricted subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of their capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of their assets;

•	enter into certain transactions with their affiliates; and

•	designate their subsidiaries as unrestricted subsidiaries.

The covenants are subject to a number of important limitations and exceptions. See “Description of First Lien Notes.” Certain covenants will cease to apply to the first lien notes for so long as the first lien notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

No Prior Market	The exchange first lien notes will be new securities for which there is no market. Although the initial purchasers have informed us that they intend to make a market in the exchange first lien notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, a liquid market for the exchange first lien notes may not develop or be maintained.

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer solely to satisfy our obligations under the Registration Rights Agreement. See “Use of Proceeds.”

Form of the Exchange First Lien Notes	The exchange first lien notes will be represented by one or more permanent global securities in registered form deposited on behalf of The Depository Trust Company (“DTC”) with U.S. Bank National Association, as custodian. You will not receive exchange first lien notes in certificated form unless one of the events described in the section of this prospectus entitled “Description of First Lien Notes—Book Entry; Delivery and Form—Exchange of Book Entry Notes for Certificated Notes” occurs. Instead, beneficial interests in the exchange first lien notes will be shown on, and transfers of these exchange first lien notes will be effected only through, records maintained in book entry form by DTC with respect to its participants.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in any notes, including the exchange first lien notes.

Second Lien Notes

The Issuers	Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc., Harrah’s Las Vegas, LLC, Harrah’s Laughlin, LLC, Rio Properties, LLC, AC Conference Holdco., LLC, AC Conference Newco., LLC, Caesars Florida Acquisition Company, LLC, Caesars Linq, LLC, Caesars Octavius, LLC, Flamingo Las Vegas Operating Company, LLC, Harrah’s Atlantic City Mezz 1, LLC, Harrah’s Atlantic City Mezz 2, LLC, Harrah’s Atlantic City Mezz 3, LLC, Harrah’s Atlantic City Mezz 4, LLC, Harrah’s Atlantic City Mezz 5, LLC, Harrah’s Atlantic City Mezz 6, LLC, Harrah’s Atlantic City Mezz 7, LLC, Harrah’s Atlantic City Mezz 8, LLC, Harrah’s Atlantic City Mezz 9, LLC, Harrah’s Atlantic City Operating Company, LLC, Harrah’s Atlantic City Propco, LLC, Octavius/Linq Intermediate Holding, LLC, Paris Las Vegas Operating Company, LLC.

Exchange Second Lien Notes	$1,150 million aggregate principal amount of 11% Second-Priority Senior Secured Notes due 2021. The forms and terms of the exchange second lien notes are the same as the form and terms of the initial second lien notes except that the issuance of the exchange second lien notes is registered under the Securities Act, the exchange second lien notes will not bear legends restricting their transfer and the exchange second lien notes will not be entitled to registration rights under the Registration Rights Agreement. The exchange second lien notes will evidence the same debt as the initial second lien notes, and both the initial second lien notes and the exchange second lien notes will be governed by the second lien indenture.

Maturity Date	The second lien notes will mature on October 1, 2021.

Interest Payment Dates	April 1 and October 1 of each year, commencing April 1, 2014.

Guarantees	The exchange second lien notes will be guaranteed on a senior secured basis by each wholly owned, domestic subsidiary of the Issuers that is a subsidiary guarantor with respect to the Senior Secured Credit Facilities.

Ranking	The indebtedness evidenced by the exchange second lien notes and related subsidiary guarantees will be senior indebtedness of the Issuers and the Subsidiary Guarantors, as applicable, and:

•	will be pari passu in right of payment with all existing and future senior indebtedness of the Issuers and the Subsidiary Guarantors, including the initial second lien notes;

•	will be senior in right of payment to all future subordinated indebtedness of the Issuers and the Subsidiary Guarantors;

•	will be effectively senior in right of payment to all senior indebtedness of the Issuers and the Subsidiary Guarantors that is unsecured or that is secured by a lien ranking junior in priority to the liens securing such indebtedness, in each case to the extent of the value of the assets securing the second lien notes or the subsidiary guarantees, as applicable;

•	will be effectively subordinated in right of payment to all existing and future senior indebtedness of the Issuers and Subsidiary Guarantors that is secured by a lien ranking senior in priority to the liens securing the second lien notes or the related subsidiary guarantees, as applicable, including the Senior Secured Credit Facilities and the first lien notes, to the extent of the value of the assets securing such indebtedness; and

•	will be structurally subordinated in right of payment to all existing and future indebtedness and liabilities of subsidiaries of the Issuers that are not Subsidiary Guarantors.

The exchange second lien notes and the related subsidiary guarantees will have the benefit of a security interest in the collateral that will be second in priority behind the Senior Secured Credit Facilities and the initial first lien notes and exchange first lien notes and pari passu in priority with future parity lien debt that may be issued in compliance with the terms of the second lien indenture, subject to permitted liens and exceptions described under “Description of Second Lien Notes—Security for the Notes.” While the second lien notes were initially secured by the pledge of the capital stock of the Issuer’s subsidiaries, these pledges have been and will be released to the extent that separate financial statements pursuant to Rule 3-16 of Regulation S-X would be required. All of the Issuers’ wholly owned, domestic subsidiaries that guarantee the loans under the Senior Secured Credit Facilities, the initial first lien notes, the exchange first lien notes and other first priority lien obligations, if any, will become Subsidiary Guarantors with respect to the exchange second lien notes, and their assets and property will secure the exchange second lien notes to the extent described under “Description of Second Lien notes—Security for the Notes.”

As of June 30, 2014, the second lien notes and the related subsidiary guarantees ranked (1) effectively junior in right of payment to $3,487.5 million of first lien indebtedness, including the Senior Secured Credit Facilities and the first lien notes, to the extent of the value of the collateral securing such indebtedness, (2) effectively pari passu in right of payment to no indebtedness, (3) effectively senior in right of payment to no senior unsecured indebtedness to the extent of the value of the collateral securing the second lien notes and the related subsidiary guarantees and (4) structurally subordinated in right of payment to no indebtedness of subsidiaries of the Issuers that are not Subsidiary Guarantors. In addition, as of June 30, 2014, the Issuers had $35.0 million utilization and $ 234.5 million of unutilized capacity under the revolving portion of the Senior Secured Credit Facilities, all of which would be effectively senior in right of payment to the second lien notes to the extent of the value of the collateral securing such indebtedness.

A portion of the operations of the Issuers are conducted through their subsidiaries. The exchange second lien notes will be effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of the Issuers that are not Subsidiary Guarantors.

Collateral	The second lien notes and the related subsidiary guarantees will be secured by a second-priority security interest in the collateral granted to the collateral agent for the benefit of the holders of the Senior Secured Credit Facilities and the first lien notes and future parity lien debt that may be issued in compliance with the terms of the second lien indenture. Such second-priority security interests will be junior in priority to the liens on substantially the same collateral securing the Senior Secured Credit Facilities and the first lien notes and to all other permitted prior liens, including liens securing certain hedging obligations and cash management obligations, subject to certain exceptions described below and herein. The liens securing the exchange second lien notes will be pari passu in priority to the liens on the collateral securing the initial second lien notes.

The collateral securing the second lien notes and the related subsidiary guarantees will be substantially all of the Issuers’ and the Subsidiary Guarantors’ property and assets that secure the Senior Secured Credit Facilities and the first lien notes, which excludes: (i) any property or assets owned by any foreign subsidiaries, (ii) certain real property, (iii) any vehicles, (iv) cash, deposit accounts and securities accounts (to the extent that a lien thereon must be perfected by any action other than the filing of customary financing statements), (v) subject to limited exceptions, any assets or any right, title or interest in any license, contract or agreement to the extent that taking a security interest in any of them would violate any applicable law or regulation (including gaming regulations) or any enforceable contractual obligation binding on the assets or would violate the terms of any such license, contract or agreement and (vi) certain other exclusions. For more information, see “Description of Second Lien Notes—Security for the Notes.” Further, while the second lien notes were initially secured by the capital stock of the Issuers’ subsidiaries, these pledges have been and will be released to the extent that separate financial statements pursuant to Rule 3-16 of Regulation S-X would be required. See “Description of Second Lien Notes—Security for the Notes.”

Intercreditor Agreement	The trustee and the collateral agent under the second- lien indenture entered into the junior lien intercreditor agreement with the collateral agent under the Senior Secured Credit Facilities and the trustee under the second lien indenture that establishes the subordination of the liens securing the second lien notes to the liens securing first priority lien obligations, including the first lien notes and the Senior Secured Credit Facilities, and certain other matters relating to the administration of security interests. The terms of the junior lien intercreditor agreement are set forth under “Description of Second Lien Notes—Security Documents and Intercreditor Agreement.”

Optional Redemption	The Issuers may redeem the second lien notes, in whole or in part, at any time prior to October 1, 2016, at a price equal to 100% of the principal amount of the second lien notes plus accrued and unpaid interest to the date of redemption and an applicable make-whole premium. Thereafter, the second lien notes may be redeemed at the option of the Issuers on the redemption dates and at the redemption prices specified under “Description of Second Lien Notes—Optional Redemption.”

Optional Redemption After Certain Equity Offerings
On or prior to October 1, 2016, the Issuers may redeem up to 35% of the aggregate principal amount of the second lien notes with the net cash proceeds of one or more equity offerings at the redemption price specified under “Description of Second Lien Notes—Optional Redemption.”

Change of Control	If the Issuers experience a change of control (as defined in the second lien indenture), the Issuers will be required to make an offer to repurchase the second lien notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Second Lien Notes—Change of Control.”

Certain Covenants	The second lien indenture contains covenants limiting the Issuers’ ability and the ability of their restricted subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of their capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of their assets;

•	enter into certain transactions with their affiliates; and

•	designate their subsidiaries as unrestricted subsidiaries.

The covenants are subject to a number of important limitations and exceptions. See “Description of Second Lien Notes.” Certain covenants will cease to apply to the second lien notes for so long as the second lien notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

No Prior Market	The second lien notes will be new securities for which there is no market. Although the initial purchasers have informed us that they intend to make a market in the second lien notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, a liquid market for the second lien notes may not develop or be maintained.

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer solely to satisfy our obligations under the Registration Rights Agreement. See “Use of Proceeds.”

Form of the Exchange Second Lien Notes	The exchange second lien notes will be represented by one or more permanent global securities in registered form deposited on behalf of DTC with U.S. Bank National Association, as custodian. You will not receive exchange second lien notes in certificated form unless one of the events described in the section of this prospectus entitled “Description of Second Lien Notes—Book Entry; Delivery and Form—Exchange of Book Entry Notes for Certificated Notes” occurs. Instead, beneficial interests in the exchange second lien notes will be shown on, and transfers of these exchange second lien notes will be effected only through, records maintained in book entry form by DTC with respect to its participants.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in any notes, including the second lien notes.

Summary Historical Financial Information and Other Data of Caesars Entertainment Resort Properties

The following table presents the historical financial statements of Caesars Entertainment Resort Properties for the years ended December 31, 2011, 2012 and 2013, and for the six month periods ended June 30, 2013 and 2014. Unless otherwise specified, (i) the summary historical combined and consolidated financial data for the years ended December 31, 2011, 2012 and 2013 are derived from and should be read in conjunction with Caesars Entertainment Resort Properties’ audited combined and consolidated financial statements included elsewhere in this prospectus and (ii) the summary historical combined and consolidated financial data for the six months ended June 30, 2013 and 2014 are derived from and should be read in conjunction with Caesars Entertainment Resort Properties’ unaudited combined and consolidated condensed financial statements included elsewhere in this prospectus. The financial statements of the properties that comprise CERP were previously prepared on a combined and consolidated basis. In May 2014, each of those properties was merged with and into CERP (the “CERP, LLC Merger”). Because each of those entities was commonly controlled by CEC for all periods presented below, the CERP, LLC Merger was accounted for as a merger of entities under common control. Accordingly, the financial statements of CERP and each of its subsidiaries (which include each of the CERP properties) have been combined and consolidated, retrospectively, as if the CERP, LLC Merger had occurred at the beginning of the earliest period presented. There are no material transactions amongst or between the properties that comprise CERP that would have otherwise required elimination in consolidation.

(in millions, except ratios)	Year ended December 31, 2011(1)	Year ended December 31, 2012(1)	Year ended December 31, 2013	Six months ended June 30, 2013(1)	Six months ended June 30, 2014
Income Statement Data
Revenues
Casino	$1,229.0	$1,192.7	$1,128.6	$581.5	$549.3
Food and beverage	501.2	505.5	497.9	253.7	262.3
Rooms	453.4	446.0	460.1	228.0	252.9
Other	200.2	210.2	231.6	111.7	144.6
Less: casino promotional allowances	(363.0)	(351.5)	(339.4)	(166.2)	(179.0)

Net revenues	2,020.8	2,002.9	1,978.8	1,008.7	1,030.1

Operating Expenses
Direct
Casino	638.0	623.0	574.6	283.8	303.9
Food and beverage	243.6	248.2	239.0	121.0	128.5
Rooms	115.8	121.1	126.2	62.9	69.7
Property, general, administrative and other	524.4	494.3	508.8	247.8	255.3
Depreciation and amortization	162.7	192.8	156.9	81.7	80.6
Write-downs, reserves, and project opening costs, net of recoveries	7.2	21.5	15.4	18.7	5.7
Intangible and tangible asset impairment charges	—	3.0	1,045.9	24.4	—
Loss/(income) on interests in non-consolidated affiliates	1.0	(1.4)	(3.2)	(2.7)	—
Corporate expense	85.0	80.3	47.3	25.2	33.8
Acquisition and integration costs	0.2	—	—	—	—
Amortization of intangible assets	59.6	59.0	59.1	29.5	24.6

Total operating expenses	1,837.5	1,841.8	2,770.0	892.3	902.1

Income from operations	183.3	161.1	(791.2)	116.4	128.0
Interest expense, net of interest capitalized	(218.6)	(231.8)	(245.9)	(108.4)	(189.6)
Gain on early extinguishments of debt	47.5	135.0	15.3	39.0	—
Other income, including interest income	1.3	1.0	0.1	0.1	—

Income before income taxes	13.5	65.3	(1,021.7)	47.1	61.6
Provision for income taxes	(4.3)	(21.9)	383.5	(13.1)	22.4

Net income	$9.2	$43.4	$(638.2)	$34.0	$(39.2)

Other Financial Data
Capital expenditures, net of changes in construction payables	$126.7	$246.7	$240.9	$148.8	$89.2
Property EBITDA(2)	499.0	516.3	530.2	293.2	272.7
Ratio of earnings to fixed charges(3)	—	1.2x	—	1.2x	—

(1)	Caesars Entertainment Resort Properties includes Caesars Entertainment Resort Properties, LLC and Caesars Entertainment Resort Properties Finance, Inc., which were formed in 2013 without historical financial information prior to then. Accordingly, Caesars Entertainment Resort Properties, LLC and Caesars Entertainment Resort Properties Finance, Inc. are not included in the summary historical financial information of Caesars Entertainment Resort Properties prior to their formation.
(2)	We present Property EBITDA as a supplemental measure of our performance. We define Property EBITDA as revenues less property operating expenses. Set forth below is a reconciliation of net income, our most comparable measure in accordance with GAAP (as defined below), to Property EBITDA. Property EBITDA is comprised of net income before (i) interest expense, net of interest capitalized and interest income, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) corporate expenses and (v) certain items that we do not consider indicative of our ongoing operating performance at an operating property level. In evaluating Property EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in this presentation. Our presentation of Property EBITDA should not be construed as an inference that our future results will be unaffected by unusual or unexpected items.

Property EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA, as calculated in this prospectus, may not be comparable to similarly titled measures reported by other companies within our industry. We have included Property EBITDA because our management uses Property EBITDA to measure performance and allocate resources, and we believe that Property EBITDA provides investors with additional information consistent with that used by our management.

(in millions)	Year ended December 31, 2011	Year ended December 31, 2012	Year ended December 31, 2013	Six months ended June 30, 2013	Six months ended June 30, 2014
Net income	$9.2	$43.4	$(638.2)	$34.0	$(39.2)
Provision for income taxes	4.3	21.9	(383.5)	13.1	(22.4)

Income before income taxes	13.5	65.3	(1,021.7)	47.1	(61.6)
Other Income, including interest income	(1.3)	(1.0)	(0.1)	(0.1)	—
Gain on early extinguishments of debt	(47.5)	(135.0)	(15.3)	(39.0)	—
Interest expense, net of interest capitalized	218.6	231.8	245.9	108.4	189.6

Income from operations	183.3	161.1	(791.2)	116.4	128.0
Depreciation and amortization	162.7	192.8	156.9	81.7	80.6
Amortization of intangible assets	59.6	59.0	59.1	29.5	24.6
Intangible and tangible asset impairment charges	—	3.0	1,045.9	24.4	—
Write-downs, reserves, and project opening costs, net of recoveries	7.2	21.5	15.4	18.7	5.7
Acquisition and integration costs	0.2	—	—	—	—
Loss/(income) on interests in non-consolidated affiliates	1.0	(1.4)	(3.2)	(2.7)	—
Corporate expense	85.0	80.3	47.3	25.2	33.8

Property EBITDA	$499.0	$516.3	$530.2	$293.2	$272.7

(3)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges and minority interests, excluding equity in undistributed earnings of less-than-50%-owned investments. Fixed charges include interest, amortization of debt expense, discount or premium related to indebtedness and such portion of rental expense we deem to be representative of interest. Our earnings were insufficient to cover our fixed charges by $1,042.0 million, $6.5 million, and 69.0 million, for the years ended December 31, 2013 and 2011, and the six months ended June 30, 2014, respectively.

RISK FACTORS

Before you decide to invest in the notes, you should be aware that investment in the notes carries various risks, including those described below, that could have a material adverse effect on our business, financial position, results of operations and cash flows. We urge you to carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in the notes.

Risks Related to the Notes

The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the notes have been and will automatically be released from the lien on them and no longer constitute collateral to the extent and for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for the subsidiary.

The notes are secured by the pledge of the capital stock of the Issuers’ subsidiaries, subject to certain exceptions described herein. Under the SEC regulations in effect as of the issue date of the notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of any class of notes then outstanding, such subsidiary would be required to provide separate financial statements to the SEC. Therefore, the indenture and the collateral documents provide that any capital stock and other securities of any of the Issuers’ subsidiaries will be excluded from the collateral to the extent and for so long as the pledge of such capital stock or other securities to secure the notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time).

In addition, the absence of a lien on a portion of the capital stock of a subsidiary pursuant to this provision in certain circumstances could result in less than a majority of the capital stock of one of the Issuers’ subsidiaries being pledged to secure the notes, which could impair the ability of the collateral agent, acting on behalf of the holders of the notes, to sell a controlling interest in such subsidiary or to otherwise realize value on its security interest in such subsidiary’s stock or assets.

As a result, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of the Issuers’ subsidiaries during such period. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of an Issuer or a Subsidiary Guarantor than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities pledged to secure the notes. See “Description of First Lien Notes—Security for the Notes” and “Description of Second Lien Notes—Security for the Notes.”

The notes will be secured only to the extent of the value of the assets that have been granted as security for the notes, which may not be sufficient to satisfy our obligations under the notes.

No appraisals of any of the collateral have been prepared by us or on behalf of us in connection with the offerings of the initial notes or the exchange notes. The fair market value of the collateral is subject to fluctuations based on factors that include, among others, our ability to implement our business strategy, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. In addition, courts could limit recoverability if they apply non-New York law to a proceeding and deem a portion of the interest claim usurious in violation of public policy. The amount to be received upon a sale of any collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the collateral at such time, general, market and economic conditions and the timing and the manner of the sale.

There also can be no assurance that the collateral will be saleable and, even if saleable, the timing of its liquidation is uncertain. To the extent that the collateral is an interest in a casino or otherwise requires a gaming license, such collateral would not be able to be operated without the required license. For example, the Quad Strip-Front Lease is a lease of space near the Las Vegas Strip to a subsidiary of CGP LLC, which operates the space under its gaming license. We, or others acquiring an interest in such collateral, would be unable to operate the gaming space without acquiring the required gaming license. Additionally, to the extent that liens, rights or easements granted to third parties encumber assets located on property owned by us, such third parties have or may exercise rights and remedies with respect to the property subject to such liens that could adversely affect the value of the collateral and the ability of the collateral agent to realize or foreclose on the collateral. Additionally, to the extent that liens, rights or easements granted to us by third parties encumber assets located on property owned by such third parties, or in event of any exercise of any rights and remedies with respect to or foreclosure on such property by the creditors of such third parties, our rights under such liens, rights or easements could be adversely affected thereby. For example, the Octavius Tower easement grants us rights of access to certain common areas of Caesars Palace Las Vegas, as well as certain shared utilities, central plant and similar infrastructure support and, in the event of foreclosure on Caesars Palace Las Vegas, our rights and remedies under such Octavius Tower easement could be adversely affected. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay the obligations due under the notes.

In addition, the collateral securing the notes is subject to liens permitted under the terms of the Senior Secured Credit Facilities, the intercreditor agreements and the indentures, whether arising on or after the date the notes are issued. The existence of any permitted liens could adversely affect the value of the collateral securing the notes, as well as the ability of the collateral agents to realize or foreclose on such collateral.

Furthermore, not all of the Issuers’ and Subsidiary Guarantors’ assets secure the notes. See “Description of First Lien Notes—Security for the Notes” and “Description of Second Lien Notes—Security for the Notes.” For example, the collateral does not include, among other things:

•	any property or assets owned by any foreign subsidiaries;

•	certain real property;

•	any vehicles;

•	cash, deposit accounts and securities accounts (to the extent that a lien thereon must be perfected by any action other than the filing of customary financing statements); or

•	subject to certain limitations, any assets or any right, title or interest in any license, contract or agreement to the extent that taking a security interest in any of them would violate any applicable law or regulation (including gaming regulations) or any enforceable contractual obligation binding on the assets or would violate the terms of any such license, contract or agreement.

In addition, while the notes were initially secured by the pledge of the capital stock of the Issuers’ subsidiaries, these pledges have been and will be released to the extent that separate financial statements pursuant to Rule 3-16 of Regulation S-X would be required. See “Description of First Lien Notes—Security for the Notes” and “Description of Second Lien Notes—Security for the Notes.”

To the extent that the claims of the holders of the notes exceed the value of the assets securing the notes and other liabilities, those claims will rank equally with the claims of the holders of any of our unsecured senior indebtedness. As a result, if the value of the assets pledged as security for the notes and other liabilities is less than the value of the claims of the holders of the notes and other liabilities, those claims may not be satisfied in full before the claims of our unsecured creditors are paid.

The rights of holders of notes to the collateral securing the notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the notes may not be perfected with respect to the claims of the notes if the collateral agent is not able to take the actions necessary to perfect any of these liens on or prior to the date of the issuance of the notes. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, can only be perfected at the time such property and rights are acquired and identified and additional steps to perfect in such property and rights are taken. The Issuers and the Subsidiary Guarantors have limited obligations to perfect the security interest of the holders of the notes in specified collateral. There can be no assurance that the trustees or the collateral agents for the notes will monitor, or that the Issuers will inform such trustee or collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes against third parties.

In addition, the security interest of the collateral agents will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agents may need to obtain the consent of third parties and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that the collateral agents will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agents may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

The notes are structurally subordinated to all liabilities of the Issuers’ subsidiaries that are not Subsidiary Guarantors.

The notes are structurally subordinated to indebtedness and other liabilities of the Issuers’ subsidiaries that are not Subsidiary Guarantors, and the claims of creditors of these subsidiaries, including trade creditors, will have priority as to the assets of these subsidiaries. As of the issue date of the exchange notes, each of CERP LLC’s subsidiaries, along with CERP LLC itself, will be a guarantor of the exchange notes. In the event of a bankruptcy, liquidation or reorganization of any subsidiaries that are not Subsidiary Guarantors or Issuers, these subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to the Issuers.

As of the date of this prospectus, the Issuers do not have any foreign or non-wholly owned subsidiaries. The notes will not be secured by the assets of any of the Issuers’ foreign subsidiaries or any other subsidiaries that are not wholly owned by the Issuers. These subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefore, whether by dividends, loans, distributions or other payments. Any right that the Issuers or the Subsidiary Guarantors have to receive any assets of any of these subsidiaries upon their liquidation or reorganization, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

In the event of our bankruptcy, the ability of the holders of notes to realize upon the collateral will be subject to certain bankruptcy law limitations and limitations under the intercreditor agreements.

The ability of holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under federal bankruptcy law, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval, which may not be given. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to use and expend collateral, including cash collateral, and to provide liens senior to the collateral agent for the notes’ liens to secure indebtedness incurred after the commencement of a bankruptcy case, provided that the secured creditor either consents or is given “adequate protection.” “Adequate protection” could include cash payments or the granting of additional security, if and at such times as the presiding court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition of the collateral during the pendency of the bankruptcy case, the use of collateral (including cash collateral) and the incurrence of such senior indebtedness. However, pursuant to the terms of the junior lien intercreditor agreement, the holders of the second lien notes have agreed not to seek or accept “adequate protection” consisting of cash payments and not to object to the incurrence of additional indebtedness secured by liens that are senior to the liens granted to the collateral agent for the second lien notes in an aggregate principal amount agreed to by the holders of first-priority lien obligations (including the Senior Secured Credit Facilities and the first lien notes). In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection,” except to the extent of any grant of additional liens that are junior to the Senior Secured Credit Facilities and the notes. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the indebtedness under the notes would be “undersecured” and the holders of the notes would have unsecured claims as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees on undersecured indebtedness during the debtor’s bankruptcy case.

In addition to the waiver with respect to adequate protection set forth above, under the terms of the junior lien intercreditor agreement, the holders of the second lien notes also waive certain other important rights that secured creditors may be entitled to in a bankruptcy proceeding, as described in “Description of Second Lien Notes—Security Documents and Intercreditor Agreement.” These waivers could adversely impact the ability of the holders of the second lien notes to recover amounts owed to them in a bankruptcy proceeding.

State law may limit the ability of the collateral agent for the holders of the notes to foreclose on the real property and improvements and leasehold interests included in the collateral located in Nevada and New Jersey.

The notes are secured by, among other things, liens on owned real property and improvements located in the states of Nevada and New Jersey. The laws of Nevada and New Jersey may limit the ability of the trustee and the holders of the notes to foreclose on the improved real property collateral located in that state. Laws of Nevada and New Jersey govern the perfection, enforceability and foreclosure of mortgage liens against real property interests which secure debt obligations such as the notes. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even it is has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws may also impose security first and one form of action rules which can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

The holders of the notes and the trustee also may be limited in their ability to enforce a breach of the “no liens” covenant. Some decisions of state courts have placed limits on a lender’s ability to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates, and a lender may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender’s security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the trustee and the holders of the notes from declaring a default and accelerating the notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

The collateral securing the notes may be diluted under certain circumstances.

The collateral that secures the notes also secures our obligations under the Senior Secured Credit Facilities. This collateral may secure additional senior indebtedness that the Issuers or certain of their subsidiaries incur in the future, subject to restrictions on their ability to incur debt and liens under the Senior Secured Credit Facilities and the indentures. Your rights to the collateral would be diluted by any increase in the indebtedness secured by this collateral.

Federal and state statutes allow courts, under specific circumstances, to void the issuance of debt securities. In such circumstances, the notes, the subsidiary guarantees and the pledges securing the notes could be voided and holders could be required to return payments received.

If any Issuers or any Subsidiary Guarantor becomes a debtor in a case under the Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law, a court may void, subordinate or otherwise decline to enforce the notes, such Subsidiary Guarantor’s pledge of assets securing the notes or such Subsidiary Guarantor’s guarantee of the notes. A court might do so if it found that when the notes were issued or the Subsidiary Guarantor made its pledge or guarantee, as applicable, or in some states when payments became due under the notes, the Subsidiary Guarantor or the Issuers received less than reasonably equivalent value or fair consideration and either:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was left with inadequate capital to conduct its business; or

•	believed or reasonably should have believed that it would incur debts beyond its ability to pay.

The court might also void the issuance of the notes, related pledge or guarantee by a Subsidiary Guarantor, without regard to the above factors, if the court found that the Issuers issued the notes or the applicable Subsidiary Guarantor made its pledge or guarantee with actual intent to hinder, delay or defraud its creditors.

A court would likely find that the Issuers or a Subsidiary Guarantor did not receive reasonably equivalent value or fair consideration for the notes, its pledge securing the notes or guarantee, if the Issuers or a Subsidiary Guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the issuance of the notes, any pledge or guarantee you would no longer have any claim against the Issuers or the applicable Subsidiary Guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining obligors, if any. In addition, the court might direct you to repay any amounts that you already received from the Issuers or a Subsidiary Guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Subsidiary Guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each Subsidiary Guarantor, after giving effect to its pledge securing the notes and guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

It may be difficult to realize the value of the collateral securing the notes.

The collateral securing the notes is subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the trustees for the notes and any other creditors that also have the benefit of first liens on the collateral securing the notes from time to time, whether on or after the date the notes are issued. The initial purchasers have neither analyzed the effect of, nor participated in any negotiations relating to such exceptions, defects, encumbrances, liens and other imperfections. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the notes as well as the ability of the collateral agents, to realize or foreclose on such collateral.

The collateral securing the notes does not include all of our or the Subsidiary Guarantors’ assets. See “Description of First Lien Notes—Security for the Notes” and “Description of Second Lien Notes—Security for the Notes.” No appraisals of any collateral have been prepared in connection with the offering of the initial notes or the exchange notes. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers and similar factors. By their nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral as of the date of this prospectus exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends. Furthermore, as noted in the “Risks Related to Our Business” section below, we may not be subject to or permitted to seek protection under the federal bankruptcy laws. No assurance can be given that, if the value of the collateral securing the notes is not sufficient, a forum will be available to creditors.

The Issuers may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain specific kinds of change of control events, the Issuers will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus, without duplication, accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, it is possible that the Issuers will not have sufficient funds at the time of the change of control to make the required repurchase or that restrictions in our Senior Secured Credit Facilities will not allow such repurchases. Caesars Entertainment is not a guarantor of the notes and will have no obligation to fund any required repurchase upon a change of control. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indentures. See “Description of First Lien Notes—Change of Control” and “Description of Second Lien Notes—Change of Control.”

The collateral is subject to casualty risks, which may limit your ability to recover for losses to our assets.

We maintain insurance or otherwise insure against risks to the extent customary with companies in the same or similar business operating in the same or similar locations. There are, however, certain losses, including losses resulting from terrorist acts that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the collateral securing the notes, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the notes.

In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture replacement units or inventory could cause significant delays. In addition, certain zoning laws and regulations may prevent rebuilding substantially the same facilities in the event of a casualty, which could have a material adverse impact on our operations.

Additional Risks Related to the First Lien Notes

The Senior Secured Credit Facilities are secured on a ratable basis by the collateral securing the first lien notes and the related subsidiary guarantees.

The first lien notes and related subsidiary guarantees are secured by first-priority liens on the collateral, which also secures on a first-priority basis obligations under the Senior Secured Credit Facilities and certain related hedging and cash management obligations, in each case, subject to certain permitted liens, exceptions and encumbrances described in the first lien indenture and the security documents relating to the first lien notes, and there may not be sufficient collateral to pay all of the first lien notes. As set out in more detail under “Description of First Lien Notes—Security for the Notes,” holders of the Senior Secured Credit Facilities and certain of our hedging and cash management obligations will also be entitled to receive proceeds from the realization of the collateral along with holders of the first lien notes under certain circumstances, including upon default in payment on, or the acceleration of, any obligations under the Senior Secured Credit Facilities, or in the event of our or any Subsidiary Guarantor’s bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, to repay such obligations in full. In the event of foreclosure on the collateral or our or any Subsidiary Guarantor’s bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, the collateral must be used to pay the obligations under the Senior Secured Credit Facilities and holders of certain of our hedging and cash management obligations and the first lien notes ratably, pursuant to the first lien intercreditor agreement between the trustee under the first lien indenture and the collateral agent under our Senior Secured Credit Facilities. In addition, the first lien indenture permits us and the guarantors to create additional liens under specified circumstances, including liens pari passu with the liens on the collateral securing the first lien notes. Any obligations secured by such liens may further limit the recovery from the realization of the collateral available to satisfy holders of the notes.

Even though the holders of the first lien notes benefit from a first-priority lien on the collateral that secures our Senior Secured Credit Facilities, the representative of the lenders under the Senior Secured Credit Facilities will initially control actions with respect to the collateral.

The rights of the holders of the first lien notes are subject to a first lien intercreditor agreement between the trustee under the first lien indenture and the collateral agent under our Senior Secured Credit Facilities. Under the first lien intercreditor agreement, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral and to control such proceedings will be at the direction of the authorized representative of the lenders under our Senior Secured Credit Facilities until (1) our obligations under our Senior Secured Credit Facilities are discharged (which discharge does not include certain refinancings of our Senior Secured Credit Facilities) or (2) 180 days after the occurrence of an event of default under the first lien indenture, if the authorized representative of the holders of the first lien notes represents the largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral (other than our Senior Secured Credit Facilities) and has complied with the applicable notice provisions and if the notes are at the time due and payable in full. The administrative agent under our Senior Secured Credit Facilities is also the collateral agent for such facilities and will initially be the collateral agent for the first lien notes as well.

However, even if the authorized representative of the first lien notes gains the right to direct the collateral agent in the circumstances described in clause (2) above, the authorized representative must stop doing so (and those powers with respect to the collateral would revert to the authorized representative of the lenders under our Senior Secured Credit Facilities) if the authorized representative of the lenders under the Senior Secured Credit Facilities has commenced and is diligently pursuing enforcement action with respect to the collateral or the grantor of the security interest in that collateral (whether the applicable Issuer or Subsidiary Guarantor) is then a debtor under or with respect to (or otherwise subject to) an insolvency or liquidation proceeding.

In addition, the Senior Secured Credit Facilities and the first lien indenture permits us, subject to certain limits, to issue additional series of notes or other debt that also have a first-priority lien on the same collateral. At any time that the representative of the lenders under our Senior Secured Credit Facilities does not have the right to take actions with respect to the collateral pursuant to the first lien intercreditor agreement, that right passes to the authorized representative of the holders of the next largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral. If we issue additional first lien notes or other debt in the future in a greater principal amount than the first lien notes, then the authorized representative for those additional notes or other debt would be next in line to exercise rights under the first lien intercreditor agreement, rather than the authorized representative for the first lien notes.

Under the first lien intercreditor agreement, the authorized representative of the holders of the first lien notes may not object following the filing of a bankruptcy petition to any debtor-in-possession financing or to the use of the shared collateral to secure that financing, subject to conditions and limited exceptions. After such a filing, the value of this collateral could materially deteriorate, and holders of the first lien notes would be unable to raise an objection.

Additional Risks Related to the Second Lien Notes

The second lien notes are subject to a junior lien intercreditor agreement that provides that the holders’ right to receive payments on the second lien notes are effectively junior to the holders of Senior Secured Credit Facilities and the first lien notes who have a first-priority security interest in our assets.

Substantially all the assets owned by the Issuers and the Subsidiary Guarantors on the issue date of the exchange second lien notes or thereafter acquired, and all proceeds therefrom, will be subject to first-priority liens in favor of the lenders and holders of our Senior Secured Credit Facilities and first lien notes. The trustee for the second lien notes entered into a junior lien intercreditor agreement that provides, among other things, that in the event that an Issuer or a Subsidiary Guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, its obligations under the Senior Secured Credit Facilities and the first lien notes will be entitled to be paid in full from its assets or the assets of such Subsidiary Guarantor, as the case may be, pledged as security for such obligation before any payment may be made with respect to the second lien notes. Holders of the second lien notes would then participate ratably in the Issuers’ remaining assets or the remaining assets of the Subsidiary Guarantors, as the case may be, pledged as collateral, with all holders of indebtedness that are deemed to rank equally with the second lien notes based upon the respective amount owed to each creditor. In addition, if the Issuers default under the Senior Secured Credit Facilities and/or the first lien notes, the lenders and holders of such obligations could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable and foreclose on the pledged assets. Furthermore, if the lenders and holders of the Senior Secured Credit Facilities and the first lien notes foreclose and sell the pledged equity interests in any Subsidiary Guarantor, then that Subsidiary Guarantor will be released from its guarantee of the second lien notes automatically and immediately upon such sale.

The rights of holders of second lien notes to the collateral are governed, and materially limited, by the junior lien intercreditor agreement, and liens securing the second lien notes will be released upon the discharge of first priority obligations or release of first-priority liens.

Pursuant to the terms of the junior lien intercreditor agreement, the lenders and holders of the Senior Secured Credit Facilities and the first lien notes, which are obligations secured by that collateral on a first-priority basis, will control substantially all matters related to the collateral. Under the junior lien intercreditor agreement, at any time that any first-priority obligations remain outstanding, any actions that may be taken in respect of the collateral (including the ability to commence enforcement proceedings against the collateral and to control the conduct of such proceedings, and to approve amendments to, releases of collateral from the lien of, and waivers of past defaults under, the collateral documents) will be at the direction of the holders of such indebtedness. Under such circumstances, the trustee and the collateral agent on behalf of the holders of second lien notes will not have the ability to control or direct such actions, even if the rights of the holders of second lien notes are adversely affected. Any release of all first-priority liens upon any collateral approved by the holders of first-priority liens will also release the second-priority liens securing the second lien notes on substantially the same collateral, and holders of second lien notes will have no control over such release. See “Description of Second Lien Notes—Security Documents and Intercreditor Agreement—Release of Collateral.”

Furthermore, because the holders of the first-priority obligations will control the disposition of the collateral securing such first-priority obligations and the second lien notes, if there were an event of default under the second lien notes, the holders of the first-priority obligations could decide not to proceed against the collateral, regardless of whether or not there is a default under such first-priority obligations. In such event, the only remedy available to the holders of the second lien notes would be to sue for payment on the second lien notes. By virtue of the direction of the administration of the pledges and security interests and the release of collateral, actions may be taken under the collateral documents that may be adverse to holders of the second lien notes. Unless and until the discharge of the first-priority obligations, including the Senior Secured Credit Facilities and the first lien notes, has occurred, the sole right of the holders of the second lien notes is to hold a lien on the collateral.

Risks Related to the Exchange Offer

If you do not properly tender your initial notes, you will continue to hold unregistered initial notes and be subject to the same limitations on your ability to transfer initial notes.

We will only issue exchange notes for initial notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the initial notes and you should carefully follow the instructions on how to tender your initial notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the initial notes. If you are eligible to participate in the exchange offer and do not tender your initial notes or if we do not accept your initial notes because you did not tender your initial notes properly, then, after we consummate the exchange offer, you will continue to hold initial notes that are subject to the existing transfer restrictions and will no longer have any registration rights or be entitled to any additional interest with respect to the initial notes. In general, you may only offer or sell the initial notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the Registration Rights Agreement, we do not currently anticipate that we will register under the Securities Act, any initial notes that remain outstanding after the Exchange Offer. In addition:

•	if you tender your initial notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes; and

•	if you are a broker-dealer that receives exchange notes for your own account in exchange for initial notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those exchange notes.

We have agreed that, for a period of a year after the exchange offer is consummated, we will make additional copies of this prospectus and any amendment or supplement to this prospectus available to any broker-dealer for use in connection with any resales of the exchange notes. After the exchange offer is consummated, if you continue to hold any initial notes, you may have difficulty selling them because there will be fewer initial notes outstanding.

There is no active trading market for the exchange notes.

The exchange notes are a new issue of securities for which there is no existing trading market. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or, if developed, that it will continue or that you will be able to sell your exchange notes at a particular time or at favorable prices. We have not applied, and do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system.

The liquidity of any market for the exchange notes is subject to a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	our ability to complete the exchange offer;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

We understand that one or more of the initial purchasers with respect to the initial notes presently intend to make a market in the exchange notes. However, they are not obligated to do so, and any market-making activity with respect to the exchange notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer or the pendency of an applicable shelf registration statement.

The issuance of the exchange notes may adversely affect the market for the initial notes.

To the extent the initial notes are tendered and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected. Because we anticipate that most holders of the initial notes will elect to exchange their initial notes for exchange notes due to the absence of restrictions on the resale of exchange notes under the Securities Act, we anticipate that the liquidity of the market for any initial notes remaining after the completion of this exchange offer may be substantially limited. Please refer to the section in this prospectus entitled “The Exchange Offer—Your Failure to Participate in the Exchange Offer May Have Adverse Consequences.”

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Risks Related to Our Indebtedness

Our substantial indebtedness, and the substantial indebtedness guaranteed by Caesars Entertainment, CEOC and Caesars Acquisition Company (“CAC”) and their respective subsidiaries, could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments.

We and Caesars Entertainment and its other subsidiaries are highly leveraged businesses. As of June 30, 2014, we had $4,702.5 million face value of outstanding indebtedness including capital lease indebtedness. Cash paid for interest for the six months ended June 30, 2014 was $226.5 million. Payments of short-term debt obligations and other commitments are expected to be made from operating cash flows.

Our estimated interest payments for the remainder of 2014 are $195.2 million, and for the years ended December 31, 2015 through 2018 are $386.6 million, $397.2 million, $416.0 million, and $425.7 million, respectively, and our estimated annual interest payments thereafter are $930.4 million.

Our substantial indebtedness, and indebtedness of, or guaranteed by, Caesars Entertainment, CEOC and CAC and their respective affiliates, could:

•	limit our ability to borrow money for our working capital, capital expenditures, development projects, debt service requirements, strategic initiatives or other purposes;

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the agreements governing our indebtedness;

•	require us to dedicate a substantial portion of our cash flow from operations to the payment of interest and the repayment of our indebtedness thereby reducing funds available to us for other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our operations or business;

•	make us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

•	make us more vulnerable to downturns in our business or the economy;

•	restrict us from making strategic acquisitions, developing new gaming facilities, introducing new technologies or exploiting business opportunities;

•	affect our ability to renew gaming and other licenses;

•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds or dispose of assets; and

•	expose us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes.

Our ability to satisfy our debt obligations will depend upon, among other things:

•	our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

•	our future ability to borrow under the Senior Secured Credit Facilities, the availability of which depends on, among other things, our complying with the covenants thereunder.

We may be unable to generate sufficient cash flow from operations, or unable to draw under our Senior Secured Credit Facilities or otherwise, in an amount sufficient to fund our liquidity needs. If we are unable to service our debt obligations, we cannot assure you that our business will continue in its current state and your interests as a noteholder may be adversely affected.

We may incur significantly more debt in the future, which could adversely affect our ability to pursue certain opportunities.

We and our subsidiaries may be able to incur substantial indebtedness at any time, and from time to time, including in the near future. Although the terms of the Senior Secured Credit Facilities and the indentures contain restrictions on our ability to incur additional indebtedness, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial.

For example, as of June 30, 2014, we had $234.5 million of additional borrowing capacity available under our revolving credit facility.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our Senior Secured Credit Facilities and the indentures contain, and any future indebtedness of ours would likely contain, a number of covenants that impose significant operating and financial restrictions on us, including restrictions on our and our subsidiaries’ ability to, among other things:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

As a result of these covenants, we are limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

We have pledged a significant portion of our assets as collateral under the Senior Secured Credit Facilities and the notes. If any of our lenders accelerate the repayment of borrowings, there can be no assurance that we will have sufficient assets to repay our indebtedness.

Under the Senior Secured Credit Facilities, except during a covenant suspension period as defined under the Senior Secured Credit Facility, we are required to comply on a quarterly basis with a maximum first priority net senior secured leverage ratio of no more than 8.00 to 1.00. This ratio is calculated based on the aggregate principal amount of certain senior first priority secured debt net of the amount of unrestricted cash on hand. In addition, for purposes of determining compliance with such financial maintenance covenant for any fiscal quarter, we may exercise an equity cure by issuing certain permitted securities for cash or otherwise receiving cash contributions to the capital of the Company or any of its direct or indirect parent that will, upon the receipt by the Company of such cash, be included in the calculation of the last twelve month CERP Adjusted EBITDA (as defined below). The equity cure right may not be exercised in more than three fiscal quarters during any period of four consecutive fiscal quarters. Under the Senior Secured Credit Facilities, we may also be required to meet specified leverage ratios in order to take certain actions, such as incurring certain debt or making certain acquisitions and asset sales. Many factors affect our continuing ability to comply with these covenants, including (a) changes in gaming trips, spend per trip and hotel metrics, which are correlated to a consumer recovery, (b) increases in cost-savings actions, (c) asset sales, (d) additional debt financings, (e) equity financings, (f) delays in investments in new developments, or (g) a combination thereof. Our ability to meet these ratios can be affected by events beyond our control, and there can be no assurance that we will meet these ratios.

A failure to comply with the covenants contained in the Senior Secured Credit Facilities or our other indebtedness could result in an event of default thereunder, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of any default under the Senior Secured Credit Facilities or our other indebtedness, the lenders thereunder:

•	will not be required to lend any additional amounts to us, including under the senior secured revolving credit facility;

•	could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable and terminate all commitments to extend further credit; or

•	require us to apply all of our available cash to repay these borrowings.

Such actions by the lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders under the Senior Secured Credit Facilities and our other indebtedness could proceed against the collateral granted to them to secure that indebtedness.

If the indebtedness under the notes, the Senior Secured Credit Facilities or our other indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

Repayment of our debt, including required principal and interest payments on the notes, is dependent on cash flow generated by our subsidiaries.

Our properties currently own a portion of our assets and conduct a portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to the Issuers, by dividend, debt repayment or otherwise. Our properties do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our properties may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each property is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our properties. While the indentures limit the ability of our properties to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our properties, we may be unable to make required principal and interest payments on our indebtedness. Including the notes.

If the Issuers default on their obligations to pay their other indebtedness, the Issuers may not be able to make payments on the notes.

Any default under the agreements governing the indebtedness of the Issuers, including a default under the Senior Secured Credit Facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could leave the Issuers unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If the Issuers are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on their indebtedness, or if the Issuers otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing their indebtedness

(including the Senior Secured Credit Facilities), the Issuers could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against the assets of the Issuers, and the Issuers could be forced into bankruptcy or liquidation. If the operating performance of the Issuers declines, the Issuers may in the future need to seek waivers from the required lenders under the Senior Secured Credit Facilities to avoid being in default. If the Issuers breach their covenants under the Senior Secured Credit Facilities and seek a waiver, the Issuers may not be able to obtain a waiver from the required lenders. If this occurs, the Issuers would be in default under the Senior Secured Credit Facilities, the lenders could exercise their rights as described above, and the Issuers could be forced into bankruptcy or liquidation.

Risks Related to Our Dependence on CES and Caesars Entertainment

We are dependent on CES to provide a range of services to our properties through the Omnibus Agreement. We cannot operate without the services provided by CES and will be adversely affected if the Omnibus Agreement is terminated.

Pursuant to the Omnibus Agreement, CES provides our properties with certain corporate management and administrative operations and costs are allocated among the members of CES for providing such services. These operations include, but are not limited to, information technology services; website management services; operations and production services; vendor relationship management services; strategic sourcing services; real estate services; development services; construction services; finance and accounting services; procurement services; treasury and trust services; human resources services; marketing and public relations services; legal services; insurance services; corporate/executive services; payroll services; security and surveillance services; government relation services; communication services; consulting services; and data access services. See “Certain Relationships and Related Party Transactions.” If the quality of the services provided by CES, or the terms under which CES provides services, change in a manner that is adverse to our properties, it could have a material adverse effect on our business, financial condition and operating results. In addition, key management for our properties do not work for us. For example, the management team of Paris Las Vegas does not work for us and also has responsibility for Planet Hollywood Resort and Casino and Bally’s Las Vegas, which are not our properties.

If the Omnibus Agreement were to be terminated and not replaced, or if CES or its subsidiaries were to suffer significant liquidity or operational difficulties, becoming incapable of providing support and management services (or unable to provide such services at agreed upon levels) to our properties or cease operations altogether, we would no longer have access to the operational support and management expertise provided by CES, which could have a material adverse effect on our business, financial condition and operating results. In addition, if CES were to become a debtor in a bankruptcy case, it may seek bankruptcy court approval to assume the Omnibus Agreement or the management agreements under the Bankruptcy Code, to assign such agreements to a third party or to reject such agreements. See “Our operations depend on material contracts with third parties, including CEOC, the continued enforcement of which may be adversely impacted by a bankruptcy of such third parties.” Any failure by our properties to obtain the operational and management support of CES, and particularly any failure by our properties to obtain CES’s expertise in operating casinos or maintain access to the Total Rewards loyalty program, would adversely affect our business, financial condition and operating results.

We are dependent on management agreements with CES to operate our casino properties.

Each of our casino properties is managed by CES which is not an obligor under the notes. We are dependent upon CES to provide the services necessary to operate our casino properties. Each management agreement terminates on January 31, 2023. See “Certain Relationships and Related Party Transactions—Management Agreements.” If the management agreements are terminated and not replaced, or if we are unable to renew the management agreements on acceptable terms or at all, then we may be unable to continue to operate our casino properties, which could have a material adverse impact on our business.

The success of our business depends in part on our continued participation in Caesars Entertainment’s Total Rewards loyalty program.

The success of our business depends in part on our ability to direct targeted marketing efforts to important casino and non-gaming customers. Our ability to undertake those marketing efforts depends to a significant extent on our continued participation in the Total Rewards loyalty program owned by CEOC and its subsidiaries and maintained by CES. In connection with this program, we can develop information which allows us to track casino play and award complimentaries and other promotional opportunities to our customers. Complimentaries and other similar rewards are customarily offered by casino and gaming facilities to their customers and are important incentives to those customers. Participation in the Total Rewards loyalty program is one of our competitive strengths and our business and growth strategy are, in part, based on tracked play and targeted marketing efforts. We rely on tracked play and cross property play to generate revenue at our casino properties. In the past, the removal of the Total Rewards loyalty program from a casino property has resulted in negative impacts on such property’s financial results. Similarly, if we are unable to access the Total Rewards loyalty program database, we expect our annual revenue would decline, which could have a material adverse impact on our business and results of operations.

Use of the “Harrah’s” brand name, or any of our other brands, by entities other than Caesars Entertainment and its subsidiaries could damage the brands and our operations and adversely affect our business and results of operations.

The “Harrah’s” brand remains one of the most recognized casino brands in the world and our operations benefit from the global recognition and reputation generated by our brands. Our business and results of operations may be adversely affected by the management or the enforcement of the “Harrah’s” brand name, or any of our other brands, by third parties outside of our exclusive control. Further, we have the right to use the “Harrah’s” brand name and other global Caesars brand names pursuant to intellectual property licensing agreements with certain of CEOC’s subsidiaries and CES. If we lose the benefit of these intellectual property licensing agreements and the Omnibus Agreement, we will be adversely affected, including as a result of the cost to change the name of the applicable property and by the loss of brand recognition. See “Certain Relationships and Related Party Transactions—Omnibus License and Enterprise Services Agreement” and “Certain Relationships and Related Party Transactions—Intellectual Property License Agreements.”

Failure by CEOC to protect the trademarks that we use could have a negative impact on the value of our brand names and adversely affect our business.

The development of intellectual property is part of our overall business strategy, and we regard the intellectual property that we use to be an important element of our success. We and CEOC seek to establish and maintain our proprietary rights in our business operations and technology through the use of patents, copyrights, trademarks and trade secret laws. In addition, we seek to maintain our trade secrets and confidential information by nondisclosure policies and through the use of appropriate confidentiality agreements. Despite these efforts to protect the proprietary rights on which we rely, parties may infringe the trademarks that we use and use information that we regard as proprietary and our rights may be invalidated or unenforceable. Monitoring the unauthorized use of our intellectual property is difficult. Litigation may be necessary to enforce the intellectual property rights on which we rely or to determine the validity and scope of the proprietary rights of others. Litigation of this type could result in substantial costs and diversion of resources. We cannot assure you that all of the steps that we or CEOC have taken to protect the trademarks that we use in the United States will be adequate to prevent imitation of such trademarks by others. The unauthorized use or reproduction of the trademarks that we use could diminish the value of our brand and our market acceptance, competitive advantages or goodwill, which could adversely affect our business.

We are dependent on the expertise of Caesars Entertainment’s and CES’s management and employees. Loss of the services of any key personnel from Caesars Entertainment or CES could have a material adverse effect on our business.

The leadership of Caesars Entertainment’s chief executive officer, Mr. Gary Loveman, and other members of Caesars Entertainment’s and CES’s management and employees has been a critical element of our success. The advisory and management services provided to our properties depend on Mr. Loveman and other members of Caesars Entertainment’s and CES’s management, who also work with CEOC and CGP LLC. The death or disability of Mr. Loveman or other extended or permanent loss of his services, or any negative market or industry perception with respect to him or arising from his loss, could have a material adverse effect on our business. Caesars Entertainment’s and CES’s other executive officers and other members of management have substantial experience and expertise in the casino business. Additionally, we rely on other Caesars Entertainment’s and CES’s employees and teams to operate our business. For example, CES’s marketing team, which works with all of Caesars Entertainment’s properties, has the responsibility for marketing for our properties. The unexpected loss of services of one or more members of Caesars Entertainment’s or CES’s management and key employees could also adversely affect us. We are not protected by key man insurance or similar life insurance covering members of Caesars Entertainment’s or CES’s management, nor do we have employment agreements with any of Caesars Entertainment’s or CES’s members of management or any other employees.

The interests of Caesars Entertainment’s or CES’s management and the managers of our properties who also work with CEOC or CGP LLC may not be directly aligned with ours.

Key managers of our properties work with CEOC, CGP LLC or other subsidiaries of Caesars Entertainment as well as us and therefore their interests may not be directly aligned with ours. Additionally, managing CEOC’s and CGP LLC’s business separately from our business requires a significant amount of resources and devotion of management’s and our property managers’ time. The additional demands associated with providing services to CEOC, CGP LLC or other subsidiaries of Caesars Entertainment may impact regular operations of our business by diverting the attention of some of our management team and our property managers away from revenue producing activities and operating our properties, adversely affecting our ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing our businesses. Additionally, Caesars Entertainment, CES and their management have limited experience running an amusement ride like the High Roller observation wheel or shopping mall retail space similar to The LINQ. The LINQ and the High Roller observation wheel requires additional time and resources from Caesars Entertainment’s and CES’s management and they may not be able to divert such time and resources or may be unsuccessful in managing this new endeavor. The individuals who manage our casino properties are compensated based on the performance of the Caesars properties in the city in which they operate, not on the performance of our properties alone, and some of our key managers also manage other Caesars properties. For example, the management team of Paris Las Vegas also has responsibility for Planet Hollywood Resort and Casino and Bally’s Las Vegas, which are not our properties. As a result, the interests of our property managers may not be directly aligned with ours. Any of these effects could harm our business, financial condition and results of operations.

A default by Caesars Entertainment or CEOC on certain of its debt obligations could adversely affect our business, financial condition and operating results.

Caesars Entertainment and CEOC are both highly leveraged companies and have pledged a significant portion of their assets and the assets of their subsidiaries as collateral under certain of their debt obligations. The stock of CEOC is also pledged to secure certain of these debt obligations. If Caesars Entertainment or its subsidiaries, including CEOC, were to default on these obligations, its lenders could exercise significant influence over our business. We are dependent on a number of services from CEOC and other subsidiaries of Caesars Entertainment. We also rely on intellectual property license agreements for our use of certain trademarks and brand names, including the use of the “Harrah’s” brand name. Additionally, we will rely on CGP LLC or its subsidiaries for $50 million in annual lease payments under the Octavius Tower lease and Quad Strip-Front

Lease. See “Certain Relationships and Related Party Transactions.” If Caesars Entertainment or its subsidiaries, including CEOC, file for bankruptcy protection under the Bankruptcy Code, their filing may materially and adversely affect our assets and result of operations. The result of this influence and any related disruption in our business could have a material adverse effect on our business, financial condition and operating results.

Our operations depend on material contracts with third parties, including CEOC, the continued enforcement of which may be adversely impacted by a bankruptcy of such third parties.

If Caesars Entertainment, its subsidiaries, including CEOC, or other third parties with whom we have entered into material contracts were to become debtors operating under the protection of the Bankruptcy Code, they could exercise certain rights that would adversely affect our contractual rights and obligations and, if Caesars Entertainment or its subsidiaries, including CEOC, were to be a debtor in a bankruptcy case, our ability to participate in the Caesars Entertainment system could be materially and adversely affected. The Bankruptcy Code invalidates clauses that permit the termination of contracts automatically upon the filing by or against one of the parties of a bankruptcy petition or which are conditioned on a party’s insolvency. Moreover, in this circumstance, we would ordinarily be required to continue performing our obligations under such agreement. Legal proceedings to obtain relief from the automatic stay and to enforce rights to payments or terminate agreements can be time consuming and uncertain as to outcome.

Under the Bankruptcy Code, a debtor may decide whether to assume or reject an executory contract. Bankruptcy court approval of assumption of a contract would permit the debtor to continue operating under the assumed contract subject to certain conditions the debtor would need to satisfy. As a general matter, a bankruptcy court approves a debtor’s assumption of a contract if the assumption appears to be in the best interest of the debtor’s estate, the debtor is able to perform and it is a good business decision to assume the contract. Subject to bankruptcy court approval and satisfaction of the “business judgment” rule, a debtor in chapter 11 may reject an executory contract, and rejection of an executory contract in a chapter 7 case may occur automatically by operation of law. If a debtor rejects an executory contract, the non-debtor party to the contract generally has an unsecured claim against the debtor’s bankruptcy estate for breach of contract damages arising from the rejection. A bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject an executory contract.

Federal and state statutes allow courts, under specific circumstances, to void certain transactions and could require us to return the Octavius Tower and The LINQ assets or their value to CEOC and its subsidiaries.

If CEOC were to become a debtor in a case under the Bankruptcy Code or encounter other financial difficulty, creditors of CEOC and its subsidiaries may sue us under federal or state fraudulent transfer law and a court may void the Octavius/Linq Transfer (as defined below). A court might do so if it found that when the Octavius/Linq Transfer occurred, CEOC or its subsidiaries received less than reasonably equivalent value or fair consideration and either:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was left with inadequate capital to conduct its business; or

•	believed or reasonably should have believed that it would incur debts beyond its ability to pay.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, CEOC or one of its subsidiaries would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The court might also void the Octavius/Linq Transfer, without regard to the above factors, if the court found that CEOC or its subsidiaries made the transfer with actual intent to hinder, delay or defraud its creditors.

A court could find that CEOC or its subsidiaries did not receive reasonably equivalent value or fair consideration in the Octavius/Linq Transfer if CEOC or its subsidiaries did not substantially benefit directly or indirectly from the transfer. If a court were to void the Octavius/Linq Transfer, we may have to return the assets or their value to CEOC and such assets, including the Octavius Tower and The LINQ, would no longer constitute part of the collateral securing the notes. In addition, the court might direct us to repay any amounts that we received on account of the Octavius/Linq Transfer.

As part of the CERP Financing, Octavius/Linq Holding Co., LLC, which is an indirect subsidiary of CEOC that is not subject to restrictions imposed by covenants governing CEOC’s debt facilities, transferred Octavius/Linq Intermediate Holding, LLC to Caesars Entertainment, which then contributed Octavius/Linq Intermediate Holding, LLC to Rio Properties, LLC (the “Octavius/Linq Transfer”). The CERP Financing provided direct and indirect value and benefits to CEOC and its subsidiaries, including the transfer to CEOC of $69.5 million in aggregate principal amount (approximately $52.9 million aggregate market value at the time of transfer) of one or more series of outstanding notes of CEOC (and that was retired by CEOC), $80.7 million in cash and the repayment of $450.0 million in debt associated with these assets. In addition, by facilitating the refinancing of the CMBS Financing (as defined below), the CERP Financing (a) preserves for CEOC and its subsidiaries the substantial payments made under our shared services arrangements; and (b) allows the Casino Resort Properties to continue in the Caesars Entertainment corporate family, which has significant value to CEOC and its owned properties, given, among other things, the prominent positions of the Casino Resort Properties on the Las Vegas Strip, the integrated operations of our casinos and the Casino Resort Properties’ participation in the Total Rewards program. We were advised that CEOC obtained an opinion of an independent financial advisor that, based upon and subject to the assumptions and other matters set forth in such opinion, it received reasonably equivalent value in the transfer.

In a bankruptcy of CEOC, CEOC could attempt to transfer licensed trademarks and copyrighted materials licensed to the Issuers to a purchaser and/or seek to reject any related license agreement.

We rely on trademark license agreements with CEOC and its subsidiaries and CES in order to use Caesars Entertainment’s brand names, such as “Harrah’s,” pursuant to the Omnibus Agreement and other intellectual property license agreements. See “Certain Relationships and Related Party Transactions—Omnibus License and Enterprise Services Agreement” and “Certain Relationships and Related Party Transactions—Intellectual Property License Agreements.” These brand names have global recognition and attract customers to our properties. We would be adversely affected if the trademark license agreements were terminated.

If CEOC were to become a debtor in a case under the Bankruptcy Code, it (or a bankruptcy trustee if one is appointed) could seek to sell its trademarks and copyright assets in a bankruptcy case, free and clear of all interests of third parties such as the Issuers, pursuant to the Bankruptcy Code. The Bankruptcy Code gives a licensee of intellectual property, such as the copyrighted materials (but not licensed trademarks), the ability to retain its rights under such license notwithstanding the bankrupt debtor’s rejection of such license. Though the Issuers are unaware of any case holding that a licensor of intellectual property can sell the underlying intellectual property free and clear of a licensee’s rights under the Bankruptcy Code, one case held that a sale of real property was free and clear of a lessee’s similar right under section 365(h) of the Bankruptcy Code to elect to retain its rights under such lease for the balance of the term of such lease and any renewal period. The Issuers believe that the precedential effect of this case is unclear for several technical reasons. In any case, the holders of the notes would have the right to seek adequate protection under the Bankruptcy Code due to their lien on the proceeds derived from the rights CEOC licensed to the Issuers. However, there can be no assurance that CEOC (or a bankruptcy trustee if one is appointed) would not attempt to sell the licensed trademarks and copyrighted materials licensed to the Issuers in this manner or that a court would not agree with the case described above, which may adversely affect the realization of proceeds generated by the intellectual property assets. Such a course of action could cause actual results to differ materially and adversely from our projections and have a material, adverse effect on the Issuers’ business, financial condition, results of operations and prospects and on the Issuers’ ability to pay outstanding principal of and interest on the notes.

Bankruptcy of the Issuers’ lessees or their parents could result in an automatic stay and adversely affect the Issuer’s ability to repay the notes.

The Issuers’ ability to make payments could be impaired by the commencement of a bankruptcy case by or against the Issuers’ lessees or a parent entity if the related Lessee were substantively combined and consolidated with such parent entity. Our business relies on income from certain leases, including an expected $50 million of annual rental income from the Octavius Tower lease and the Quad Strip-Front Lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a debtor results in an automatic stay against, among other things, the commencement or continuation of any action or proceeding on account of defaults under leases and executory contracts, including for past due rent, accelerated rent, damages or for any other relief with respect to a default under such lease or executory contract that occurred prior to the filing of such debtor’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease were assigned. If the lease is rejected, the rejection generally constitutes a breach of the unexpired lease immediately before the date of filing the petition. As a consequence, a lessor under a lease generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

Lease payments could be considered preferential payments in a bankruptcy of the Issuers’ lessees.

In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the debtor in the 90-day period prior to the bankruptcy filing. Payments made in such 90-day period may be protected from recovery as preferences if, among other available defenses, they are payments in the ordinary course of business and made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to each particular transaction and payment.

Risks Related to Our Business

If we are unable to effectively compete against our competitors, our profits will decline.

The gaming industry is highly competitive and our competitors vary considerably in size, quality of facilities, number of operations, brand identities, marketing, and growth strategies, financial strength and capabilities, level of amenities, management talent, and geographic diversity. We also compete with other non-gaming resorts and vacation areas, and with various other entertainment businesses. Our competitors in each market that we participate may have substantially greater financial, marketing, or other resources than we do, and there can be no assurance that they will not, in the future, engage in aggressive pricing action to compete with us. Although we believe we are currently able to compete effectively in each of the various markets in which we participate, we cannot assure you that we will be able to continue to do so or that we will be capable of maintaining or further increasing our current market share. Our failure to compete successfully in our various markets could adversely affect our business, financial condition, results of operations, and cash flow.

In recent years, many casino operators have been reinvesting in existing markets to attract new customers or to gain market share, thereby increasing competition in those markets. As companies have completed new expansion projects, supply has typically grown at a faster pace than demand in some markets, including Las Vegas, our largest market, and competition has increased significantly. For example, CityCenter, a large development of resorts and residences, opened in December 2009, and SLS, a casino resort property at the north end of the strip, opened in 2014. Additionally, the Genting Group has announced plans to develop a 3,500 room hotel and 100,000 square foot casino called Resorts World Las Vegas, which is expected to open in two to three years on the northern end of the Strip near Circus Circus. Also, in response to changing trends, Las Vegas operators have been focused on expanding their non-gaming offerings, including, upgrades to hotel rooms, new food and beverage offerings, and new entertainment offerings. MGM has announced plans for The Park, which includes a new retail and dining development on the land between New York-New York and Monte Carlo, a renovation of the Strip-front facades of both resorts and a new 20,000 seat indoor arena for sporting events and concerts operated by AEG. Construction of The Park is expected to be completed in 2016. There have also been proposals for other large scale non-gaming development projects in Las Vegas by various other developers, including observation wheels and a roller coaster, however, there are no details as to when or if these projects will be complete. The expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies of many of our competitors have increased competition in many US gaming markets, and this intense competition is expected to continue. These competitive pressures have and are expected to continue to adversely affect our financial performance in certain markets, including Atlantic City.

In particular, our business may be adversely impacted by the additional gaming and room capacity in Nevada. In addition, our operations located in New Jersey may be adversely impacted by the expansion of gaming in Maryland, New York and Pennsylvania, and our operations located in Nevada may be adversely impacted by the expansion of gaming in California.

Theoretical win rates for our casino operations depend on a variety of factors, some of which are beyond our control.

The gaming industry is characterized by an element of chance. Accordingly, we employ theoretical win rates to estimate what a certain type of game, on average, will win or lose in the long run. In addition to the element of chance, theoretical win rates are also affected by the spread of table limits and factors that are beyond our control, such as a player’s skill and experience and behavior, the mix of games played, the financial resources of players, the volume of bets placed and the amount of time players spend gambling. As a result of the variability in these factors, the actual win rates at the casino may differ from theoretical win rates and could result in the winnings of our gaming customers exceeding those anticipated. The variability of these factors, alone or in combination, have the potential to negatively impact our actual win rates, which may adversely affect our business, financial condition, results of operations and cash flows.

We face the risk of fraud and cheating.

Our gaming customers may attempt or commit fraud or cheat in order to increase winnings. Acts of fraud or cheating could involve the use of counterfeit chips or other tactics, possibly in collusion with our employees. Internal acts of cheating could also be conducted by employees through collusion with dealers, surveillance staff, floor managers or other casino or gaming area staff. Failure to discover such acts or schemes in a timely manner could result in losses in our gaming operations. In addition, negative publicity related to such schemes could have an adverse effect on our reputation, potentially causing a material adverse effect on our business, financial condition, results of operations and cash flows.

Reduction in discretionary consumer spending resulting from the downturn in the national economy over the past few years, the volatility and disruption of the capital and credit markets, adverse changes in the global economy and other factors could negatively impact our financial performance and our ability to access financing.

Changes in discretionary consumer spending or consumer preferences are driven by factors beyond our control, such as perceived or actual general economic conditions; high energy, fuel and other commodity costs; the cost of travel; the potential for bank failures; a soft job market; an actual or perceived decrease in disposable consumer income and wealth; the recent increase in payroll taxes; increases in gaming taxes or fees; fears of recession and changes in consumer confidence in the economy; and terrorist attacks or other global events. Our business is particularly susceptible to any such changes because our casino properties offer a highly discretionary set of entertainment and leisure activities and amenities. Gaming and other leisure activities we offer represent discretionary expenditures and participation in such activities may decline if discretionary consumer spending declines, including during economic downturns, during which consumers generally earn less disposable income. The economic downturn that began in 2008 and adverse conditions in the local, regional, national and global markets have negatively affected our business and results of operations and may continue to negatively affect our operations in the future. During periods of economic contraction, our revenues may decrease while most of our costs remain fixed and some costs even increase, resulting in decreased earnings. While economic conditions have improved, our revenues may continue to decrease. For example, while the gaming industry has partially recovered from 2008, there are no assurances that the gaming industry will continue to grow during an economic downturn or as a result of other factors. Any decrease in the gaming industry could adversely affect consumer spending and adversely affect our operations.

Additionally, key determinants of our revenues and operating performance include hotel ADR, number of gaming trips and average spend per trip by our customers. Given that 2007 was the peak year for our financial performance and the gaming industry in the United States in general, we may not attain those financial levels in the near term, or at all. If we fail to increase ADR or any other similar metric in the near term, our revenues may not increase and, as a result, we may not be able to pay down our existing debt, fund our operations, fund planned capital expenditures or achieve expected growth rates, all of which could have a material adverse effect on our business, financial condition, results of operations and cash flow. Even an uncertain economic outlook may adversely affect consumer spending in our gaming operations and related facilities, as consumers spend less in anticipation of a potential economic downturn. Furthermore, other uncertainties, including national and global economic conditions, terrorist attacks or other global events, could adversely affect consumer spending and adversely affect our operations.

Continued growth in consumer demand for non-gaming offerings would negatively impact our gaming revenue.

Recent trends have indicated a growing shift in customer demand for non-gaming offerings, as opposed to solely gambling, when visiting Las Vegas. According to LVCVA, 47% of Las Vegas visitors in 2012 indicated that their primary reason to visit was for vacation or pleasure as opposed to solely for gambling as the main attraction, up from 39% of visitors in 2008. To the extent the demand for non-gaming offerings replaces demand for gambling, our gaming revenues will decrease, which could have an adverse impact on our business and results of operations.

Complexities associated with operating the High Roller observation wheel and The LINQ could impact our results as we have not operated projects similar to the High Roller observation wheel or The LINQ.

Our historical operations have focused on gaming and we have not operated an amusement ride or managed retail space similar to a shopping mall prior to the opening of the High Roller observation wheel and The LINQ. Furthermore, management has limited experience in operating or managing similar rides or ventures. Our lack of experience in operating rides such as the High Roller observation wheel or managing retail space organized like The LINQ may lead to operational inefficiencies, higher than expected costs and/or lower than expected revenues. Any of these outcomes would have an adverse effect on our results of operations, and there can be no assurances that operating or managing the High Roller observation wheel or The LINQ will be profitable.

There is a risk of accidents occurring at the High Roller observation wheel, which may reduce attendance and negatively impact our revenues.

The safety of our guests and employees is a top priority for us. Rides such as the High Roller observation wheel involve inherent risks, and an accident or a serious injury at the High Roller observation wheel may result in negative publicity, reduced attendance and decreased revenues, as well as potential litigation. In addition, accidents or injuries at attractions operated by our competitors could influence the general attitudes of patrons and adversely affect attendance at the High Roller observation wheel and The LINQ in general.

The LINQ is dependent on tenants for its success and may not be able to lease, renew leases and relet space at The LINQ.

The LINQ’s success is largely dependent on the success of its tenants and their ability to increase traffic to the High Roller observation wheel. We are relying on The LINQ to increase the traffic to our adjacent and closely located properties. If we are unable to lease additional space which is currently uncommitted or if some or all of the tenants are unsuccessful or unable to gain popularity, our business and results of operations could be adversely affected.

When leases for retail space at The LINQ expire, the premises may not be relet or the terms of reletting, including the cost of allowances and concessions to tenants, may be less favorable than the original lease terms. The terms of future leases will also be influenced by the success of The LINQ as a whole. To the extent that our leasing plans are not achieved or the leases are not as profitable as expected, our cash generated from The LINQ and results of operations could be adversely affected.

We face potential adverse effects from tenant bankruptcies, which could negatively affect future profits.

Bankruptcy filings by tenants located in The LINQ may occur in the course of our operations. We will seek to re-lease vacant spaces resulting from tenant terminations. The bankruptcy of a tenant may make it more difficult to lease the remainder of the affected properties. Future tenant bankruptcies could adversely affect our properties or impact our ability to successfully execute our re-leasing strategy. See “—Risks Related to Our Dependence on CES and Caesars Entertainment—Our operations depend on material contracts with third parties, including CEOC, the continued enforcement of which may be adversely impacted by a bankruptcy of such third parties.”

We cannot assure you that we will continue to host the World Series of Poker’s Main Event, which could negatively affect future profits.

We derive a significant amount of revenue from our hosting of and association with the World Series of Poker’s Main Event. Our Rio All-Suites Hotel and Casino also derives substantial increased revenues from hosting the World Series of Poker’s annual poker event for seven weeks each year, which culminates in the World Series of Poker’s Main Event. Our current contract to host the World Series of Poker at the Rio All-Suites Hotel and Casino expires in 2016 and we cannot assure you that we will be able to renew it on acceptable terms or at all. If we cease to host the World Series of Poker’s Main Event, our business and results of operations could be materially adversely affected as a result of a loss of the profits directly attributable to the event, a loss of any profits indirectly attributable to the event as a result of decreased visitation to the Rio All-Suites Hotel and a decline in visitation and revenues due to the termination of our association with the World Series of Poker brand.

We cannot assure you that we will be able to retain our resident performers, including Penn & Teller, and other shows on acceptable terms or at all.

Our properties’ entertainment offerings are only under contract for a limited time. For example, our contracts with Million Dollar Quartet, Donny & Marie, Legends in Concert, Penn & Teller and Chippendales are each set to expire, subject to certain termination and renewal rights, prior to the end of 2017. These and other of our performers draw customers to our properties and are a significant source of our revenue. We cannot assure you that we will be able to retain our resident performers on acceptable terms or at all. Furthermore, our Las Vegas properties are managed by CES, which also manages Caesars Entertainment’s other Las Vegas properties, and our entertainment offerings will be determined by CES and not by us. If we are unable to retain our resident performers or engage replacement performers of comparable popularity on acceptable terms, we may suffer a decline in visitation and a loss of profits.

The conference center being built adjacent to Harrah’s Atlantic City may not be completed, which could negatively affect future profits.

If we do not complete the conference center as expected, Harrah’s Atlantic City will not experience the increase in visitation that is anticipated to result therefrom and we will have no recourse to a third party. Accordingly, there can be no assurance that a conference center will be built adjacent to Harrah’s Atlantic City or that we will experience any increase in revenues or visitation as a result of such a conference center.

We may not realize any or all of our projected cost savings, which would have a negative effect on our results of operations.

As part of our business strategy, we have implemented certain cost-savings programs and are in the process of identifying opportunities to improve profitability by reducing costs. For example, Caesars Entertainment is currently in the process of reviewing its corporate level expenses and has identified cost savings, a portion of which would directly reduce our expenses. Any cost savings that we realize from such efforts may differ materially from our estimates. In addition, any cost savings that we realize may be offset, in whole or in part, by reductions in revenues, or through increases in other expenses. For example, cutting advertising or marketing expenses may have an unintended negative affect on our revenues. Our cost savings plans are subject to numerous risks and uncertainties that may change at any time. We cannot assure you that cost-savings initiatives will be completed as anticipated or that the benefits we expect will be achieved on a timely basis or at all.

We are subject to extensive governmental regulation and taxation policies, the enforcement of which could adversely impact our business, financial condition and results of operations.

We are subject to extensive gaming regulations and political and regulatory uncertainty. Regulatory authorities in the jurisdictions in which we operate have broad powers with respect to the licensing of casino operations and may revoke, suspend, condition or limit the gaming or other licenses of our casino properties, impose substantial fines and take other actions, any one of which could adversely impact our business, financial condition and results of operations.

From time to time, individual jurisdictions have also considered legislation or referendums, such as bans on smoking in casinos and other entertainment and dining facilities, which could adversely impact the operations of our casino properties. For example, an Atlantic City law restricts smoking to 25% of the casino floor. The likelihood or outcome of similar legislation in such jurisdictions and referendums in the future cannot be predicted, though any smoking ban would be expected to negatively impact our financial performance.

The casino entertainment industry represents a significant source of tax revenues to the various jurisdictions in which casinos operate. From time to time, various state and federal legislators and officials have proposed changes in tax laws, or in the administration of such laws, including increases in tax rates, which would affect the industry. If adopted, such changes could adversely impact our business, financial condition and results of operations.

We may incur impairments to goodwill, indefinite-lived intangible assets, or long-lived assets which could negatively affect our future profits.

We perform our annual impairment assessment of goodwill as of October 1, or more frequently if impairment indicators exist. We determine the estimated fair value of each reporting unit based on a combination of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and estimated future cash flows discounted at rates commensurate with the capital structure and cost of capital of comparable market participants, giving appropriate consideration to the prevailing borrowing rates within the casino industry in general. Both EBITDA multiples and discounted cash flows are common measures used to value and buy or sell businesses in our industry.

We will also perform an annual impairment assessment of other non-amortizing intangible assets as of October 1, or more frequently if impairment indicators exist. We determine the estimated fair value of our non-amortizing intangible assets by primarily using the Relief From Royalty Method and Excess Earnings Method under the income approach.

We review the carrying value of our long-lived assets whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. When performing this assessment, we consider current operating results, trends and prospects, as well as the effect of obsolescence, demand, competition, and other economic, legal, and regulatory factors.

We are dependent upon our properties for future cash flows and our continued success depends on our ability to draw customers to our properties. Significant negative industry or economic trends, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business have resulted in impairment charges during the years ended December 31, 2013 and 2012, and, if one or more of such events occurs in the future, additional impairment charges may be required in future periods. If we are required to record additional impairment charges, this could have a material adverse impact on our combined and consolidated financial statements.

Acts of terrorism, natural disasters, severe weather and political, economic and military conditions may impede our ability to operate or harm their financial results.

Terrorist attacks and other acts of war or hostility have created many economic and political uncertainties. For example, a substantial number of the customers of our properties in Las Vegas use air travel. As a result of terrorist acts that occurred on September 11, 2001, domestic and international travel was severely disrupted, which resulted in a decrease in customer visits to our properties in Las Vegas. We cannot predict the extent to which disruptions in air or other forms of travel as a result of any further terrorist act, security alerts or war, uprisings, or hostilities in places such as Iraq, Afghanistan and/or Syria or other countries throughout the world will continue to directly or indirectly impact our business and operating results. As a consequence of the threat of terrorist attacks and other acts of war or hostility in the future, premiums for a variety of insurance products have increased, and some types of insurance are no longer available. If any such event were to affect our properties, we would likely be adversely impacted.

In addition, natural and man-made disasters such as major fires, floods, hurricanes, earthquakes and oil spills could also adversely impact our business and operating results. Such events could lead to the loss of use of one or more of our properties for an extended period of time and disrupt our ability to attract customers to certain of our gaming facilities. If any such event were to affect our properties, we would likely be adversely impacted. Harrah’s Atlantic City was closed during a busy summer weekend in August 2011 due to Hurricane Irene and was closed for five days in October and November 2012 due to Hurricane Sandy. Our results of operations were significantly impacted by the closure due to Hurricane Sandy. In addition, Hurricane Sandy substantially impacted tourism in New Jersey, including Atlantic City.

In most cases, we have insurance that covers portions of any losses from a natural disaster, but it is subject to deductibles and maximum payouts in many cases. Although we may be covered by insurance from a natural disaster, the timing of our receipt of insurance proceeds, if any, is out of our control. In some cases, however, we may receive no proceeds from insurance, such as our August 2011 closing and October and November 2012 closings in Atlantic City.

Additionally, a natural disaster affecting one or more of our properties may affect the level and cost of insurance coverage we may be able to obtain in the future, which may adversely affect our financial position.

As our operations depend in part on our customers’ ability to travel, severe or inclement weather can also have a negative impact on our results of operations.

Our business is particularly sensitive to energy prices and a rise in energy prices could harm our operating results.

We are a large consumer of electricity and other energy and, therefore, higher energy prices may have an adverse effect on our results of operations. Accordingly, increases in energy costs may have a negative impact on our operating results. Additionally, higher electricity and gasoline prices which affect our customers may result in reduced visitation to our resorts and a reduction in our revenues. We may be indirectly impacted by regulatory requirements aimed at reducing the impacts of climate change directed at up-stream utility providers, as we could experience potentially higher utility, fuel, and transportation costs.

Work stoppages and other labor problems could negatively impact our future profits.

Some of our employees are represented by labor unions. From time to time, we have also experienced attempts to unionize certain of our non-union employees. While these efforts have achieved some success to date, we cannot provide any assurance that we will not experience additional and more successful union activity in the future. The impact of this union activity is undetermined and could negatively impact our profits.

Our obligation to fund multi-employer pension plans to which we contribute may have an adverse impact on us.

We contribute to and participate in various multi-employer pension plans for employees represented by certain unions. We are required to make contributions to these plans in amounts established under collective bargaining agreements. We do not administer these plans and, generally, are not represented on the boards of trustees of these plans. The Pension Protection Act enacted in 2006, or the PPA, requires under-funded pension plans to improve their funding ratios. Based on the information available to us, one of the multi-employer plans to which we contribute is “critical” and one is “endangered” as these terms are defined in the PPA. We cannot determine at this time the amount of additional funding, if any, we may be required to make to these plans. However, plan assessments could have an adverse impact on our results of operations or cash flows for a given period. Furthermore, under current law, upon the termination of a multi-employer pension plan, or in the event of a withdrawal by us, which we consider from time to time, or a mass withdrawal or insolvency of contributing employers, we would be required to make payments to the plans for our proportionate share of the unfunded vested liabilities of the plans. Any termination of a multi-employer plan, or mass withdrawal or insolvency of contributing employers, could require us to contribute an amount under a plan of rehabilitation or surcharge assessment that would have a material adverse impact on our combined and consolidated financial condition, results of operations and cash flows.

We extend credit to a portion of our customers and we may not be able to collect gaming receivables from our credit players.

We conduct our gaming activities on a credit and cash basis at many of our properties. Any such credit we extend is unsecured. Table games players typically are extended more credit than slot players, and high-stakes players typically are extended more credit than customers who tend to wager lower amounts. High-end gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-end gaming may have a significant positive or negative impact on cash flow and earnings in a particular quarter. We extend credit to those customers whose level of play and financial resources warrant, in the opinion of management, an extension of credit. These large receivables could have a significant impact on our results of operations if deemed uncollectible. While gaming debts evidenced by a credit instrument, including what is commonly referred to as a “marker,” and judgments on gaming debts are enforceable under the current laws of the jurisdictions in which we allow play on a credit basis and judgments in such jurisdictions on gaming debts are enforceable in all states under the Full Faith and Credit Clause of the U.S. Constitution, other jurisdictions may determine that enforcement of gaming debts is against public policy. Although courts of some foreign nations will enforce gaming debts directly and the assets in the U.S. of foreign debtors may be reached to satisfy a judgment, judgments on gaming debts from U.S. courts are not binding on the courts of many foreign nations.

If we are unable to attract, retain and motivate employees, we may not be able to compete effectively and will not be able to expand our business.

Our success and ability to grow are dependent, in part, on our ability to hire, retain and motivate sufficient numbers of talented people, with the increasingly diverse skills needed to serve clients and expand our business, in many locations around the world. Competition for highly qualified, specialized technical and managerial, and particularly consulting, personnel, is intense. Recruiting, training, retention and benefit costs place significant demands on our resources. Additionally, our substantial indebtedness and the recent downturn in the gaming, travel and leisure sectors have made recruiting executives to our business more difficult. The inability to attract qualified employees in sufficient numbers to meet particular demands or the loss of a significant number of our employees could have an adverse effect on us.

We are controlled by the Sponsors, whose interests may not be aligned with ours.

Hamlet Holdings, the members of which are comprised of individuals affiliated with each of the Sponsors, as of September 30, 2014, controls approximately 60.7% of Caesars Entertainment’s common stock and controls Caesars Entertainment. As a result, Hamlet Holdings will have the power to control us. Moreover, Hamlet Holdings will have the ability to vote on any transaction that requires the approval of Caesars Entertainment’s Board or the stockholders, including the approval of significant corporate transactions such as mergers and the sale of substantially all of our assets. As a result, Hamlet Holdings is in a position to exert a significant influence over both us and Caesars Entertainment, and the direction of our and Caesars Entertainment’s business and result of operations.

The interests of Hamlet Holdings and the Sponsors could conflict with or differ from the interests of our security holders. Furthermore, the Sponsors also control CAC, which owns properties that compete with ours such as Planet Hollywood Resort and Casino, Bally’s Las Vegas Resort and Casino, The Quad Resort and Casino and The Cromwell, and, as a result, potential or perceived conflicts of interest may arise. Additionally, affiliates of the Sponsors are in the business of making or advising on investments in companies they hold, and may from time to time in the future acquire interests in or provide advice to businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. One or both of the Sponsors may also pursue acquisitions that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

So long as Hamlet Holdings continues to beneficially own a significant amount of the outstanding shares of Caesars Entertainment’s common stock, Hamlet Holdings will continue to be able to strongly influence or effectively control our decisions.

We are or may become involved in legal proceedings that, if adversely adjudicated or settled, could impact our financial condition.

From time to time, we are defendants in various lawsuits or other legal proceedings relating to matters incidental to our business. The nature of our business subjects us to the risk of lawsuits filed by customers, past and present employees, competitors, business partners, Indian tribes, and others in the ordinary course of business. As with all legal proceedings, no assurance can be provided as to the outcome of these matters and, in general, legal proceedings can be expensive and time consuming. We may not be successful in the defense or prosecution of these lawsuits, which could result in settlements or damages that could significantly impact our business, financial condition, and results of operations.

Recently, CAC, CGP LLC, CEC, CEOC, and CERP received the March 21 Letter (as defined below in “Business—Legal Proceedings—Bondholder Disputes”) and CEC and CEOC received the April 3 Letter (as defined below in “Business—Legal Proceedings—Bondholder Disputes”) and was served with the Second Lien Lawsuit (as defined below in “Business—Legal Proceedings—Bondholder Disputes”). See “Business—Litigation—Bondholder Disputes.” If a court were to find in favor of the claimants in the Second Lien Lawsuit, such determination could have a material adverse effect on our business, financial condition, results of operations, and prospects and on the ability of lenders and noteholders to recover on claims under our indebtedness.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms or at all.

We may require additional funds to respond to business challenges, including the need to improve our operating infrastructure or acquire complementary businesses, personnel and technologies. Accordingly, we may need to engage in debt financings to secure additional funds. Any debt financing that we secure in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult to obtain additional capital and to pursue business opportunities. If we are unable to obtain adequate financing or financing on satisfactory terms when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, which could have a material adverse effect on our business, financial condition and operating results.

We may be subject to material environmental liability, including as a result of unknown environmental contamination.

The casino properties business is subject to certain federal, state and local environmental laws, regulations and ordinances which govern activities or operations that may have adverse environmental effects, such as emissions to air, discharges to streams and rivers and releases of hazardous substances and pollutants into the environment, as well as handling and disposal from municipal/non-hazardous waste, and which also apply to current and previous owners or operators of real estate generally. Federal examples of these laws include the Clean Air Act, the Clean Water Act, the Resource Conservation Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act and the Oil Pollution Act of 1990. Certain of these environmental laws may impose cleanup responsibility and liability without regard to whether the owner or operator knew of or caused particular contamination or release of hazardous substances. Should unknown contamination be discovered on our property, or should a release of hazardous substances occur on our property, we could be required to investigate and clean up the contamination and could also be held responsible to a governmental entity or third parties for property damage, personal injury or investigation and cleanup costs incurred in connection with the contamination or release, which may be substantial. Moreover, such contamination may also impair our ability to use the affected property. Such liability could be joint and several in nature, regardless of fault, and could affect us even if such property is vacated. The potential for substantial costs and an inability to use the property could adversely affect our business.

Our insurance coverage may not be adequate to cover all possible losses we could suffer, and, in the future, our insurance costs may increase significantly or we may be unable to obtain the same level of insurance coverage.

We may suffer damage to our property caused by a casualty loss (such as fire, natural disasters and acts of war or terrorism) that could severely disrupt our business or subject it to claims by third parties who are injured or harmed. Although we maintain insurance (including property, casualty, terrorism and business interruption insurance), that insurance may be inadequate or unavailable to cover all of the risks to which our business and assets may be exposed. In several cases we maintain extremely high deductibles or self-insure against specific losses. Should an uninsured loss (including a loss which is less than our deductible) or loss in excess of insured limits occur, it could have a significant adverse impact on our operations and revenues.

We generally renew our insurance policies on an annual basis. If the cost of coverage becomes too high, we may need to reduce our policy limits or agree to certain exclusions from our coverage in order to reduce the premiums to an acceptable amount. Among other factors, homeland security concerns, other catastrophic events or any change in the current U.S. statutory requirement that insurance carriers offer coverage for certain acts of terrorism could adversely affect available insurance coverage and result in increased premiums on available coverage (which may cause us to elect to reduce our policy limits) and additional exclusions from coverage. Among other potential future adverse changes, in the future the we may elect to not, or may be unable to, obtain any coverage for losses due to acts of terrorism.

Compromises of our information systems or unauthorized access to confidential information or our customers’ personal information could materially harm our reputation and business.

We collect and store confidential, personal information relating to our customers for various business purposes, including marketing and financial purposes, and credit card information for processing payments. For example, we handle, collect and store personal information in connection with our customers staying at our hotels and enrolling in the Total Rewards program. We may share this personal and confidential information with vendors or other third parties in connection with processing of transactions, operating certain aspects of our business or for marketing purposes. Our collection and use of personal data are governed by state and federal privacy laws and regulations as well as the applicable laws and regulations in other countries in which we operate. Privacy law is an area that changes often and varies significantly by jurisdiction. We may incur significant costs in order to ensure compliance with the various applicable privacy requirements. In addition, privacy laws and regulations may limit our ability to market to our customers.

We assess and monitor the security of collection, storage and transmission of customer information on an ongoing basis. We utilize commercially available software and technologies to monitor, assess and secure our network. Further, the systems currently used for transmission and approval of payment card transactions, and the technology utilized in payment cards themselves, all of which can put payment card data at risk, are determined and controlled by the payment card industry, not us. Although we have taken steps designed to safeguard our customers’ confidential personal information, our network and other systems and those of third parties, such as service providers, could be compromised by a third party breach of our system security or that of a third party provider or as a result by purposeful or accidental actions of third parties, our employees or those employees of a third party. Advances in computer and software capabilities and encryption technology, new tools and other developments may increase the risk of such a breach. As a result of any security breach, customer information or other proprietary data may be accessed or transmitted by or to a third party. Despite these measures, there can be no assurance that we are adequately protecting our information.

Any loss, disclosure or misappropriation of, or access to, customers’ or other proprietary information or other breach of our information security could result in legal claims or legal proceedings, including regulatory investigations and actions, or liability for failure to comply with privacy and information security laws, including for failure to protect personal information or for misusing personal information, which could disrupt our operations, damage our reputation and expose us to claims from customers, financial institutions, regulators, payment card associations, employees and other persons, any of which could have an adverse effect on our financial condition, results of operations and cash flow.

The success of third parties adjacent to our properties is important to our ability to generate revenue and operate our business and any deterioration to their success could materially adversely affect our revenue and result of operations.

In certain cases, we do not own the businesses and amenities adjacent to our properties. However, the adjacent third-party businesses and amenities stimulate additional traffic through our complexes, including the casinos, which are our largest generators of revenue. Any decrease in the popularity of, or the number of customers visiting, these adjacent businesses and amenities may lead to a corresponding decrease in the traffic through our complexes, which would negatively affect our business and operating results. Further, if newly opening properties, such as The Cromwell Las Vegas hotel, are not as popular as expected, we will not realize the increase in traffic through our properties that we expect as a result of their opening, which would negatively affect our business projections.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this prospectus, are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth above and in this prospectus.

In addition to the risk factors set forth above, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•	the impact of our substantial indebtedness and the restrictions in our debt agreements;

•	our dependence on CES and its management for services pursuant to the Omnibus Agreement, access to intellectual property rights, the Total Rewards loyalty program, its customer database and other services, rights and information, and our dependence on Caesars Entertainment’s management;

•	our ability to use Caesars Entertainment’s customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•	the impact of a bankruptcy by a third party that we depend on, such as CEOC;

•	the effects of competition, including locations of competitors, growth of online gaming, competition for new licenses and operating and market competition;

•	reductions in consumer discretionary spending due to economic downturns or other factors;

•	continued growth in consumer demand for non-gaming replacing demand for gambling;

•	our ability to renew our agreement to host the World Series of Poker’s Main Event;

•	our ability to retain our resident performers on acceptable terms;

•	uncertainty in the completion of projects neighboring our properties that are expected to be beneficial to our properties;

•	our ability to realize any or all of our projected cost savings;

•	changes in the extensive governmental regulations to which we are subject, and changes in laws, including increased tax rates, smoking bans, gaming regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	any impairments to goodwill, indefinite-lived intangible assets, or long-lived assets that we may incur;

•	acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters, including losses therefrom, including losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities, such as the amount of losses and disruption to our business as a result of Hurricane Sandy in late October 2012;

•	fluctuations in energy prices;

•	work stoppages and other labor problems;

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans;

•	our ability to recover on credit extended to our customers;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness, the ongoing downturn in the gaming industry, or any other factor;

•	differences in our interests and those of our Sponsors;

•	damage caused to our brands due to the unauthorized use of our brand names by third parties;

•	the failure of Caesars Entertainment to protect the trademarks that are licensed to us;

•	litigation outcomes, including, but not limited to, the proceedings described under “Business—Legal Proceedings—Bondholder Disputes,” and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	our ability to access additional capital on acceptable terms or at all;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	our exposure to environmental liability, including as a result of unknown environmental contamination;

•	our ability to recoup costs of capital investments through higher revenues;

•	access to insurance on reasonable terms for our assets;

•	the effects of compromises to our information systems or unauthorized access to confidential information or our customers’ personal information;

•	the effects of deterioration in the success of third parties adjacent to our business; and

•	the other factors set forth under “Risk Factors.”

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. We are making this exchange offer solely to satisfy our obligations under the Registration Rights Agreement. In consideration for issuing the exchange notes, we will receive initial notes in like aggregate principal amount.

CAPITALIZATION

The following table sets forth as of June 30, 2014 the Issuers’ capitalization on an actual basis:

As of June 30, 2014
Actual
(in millions)
Debt:
First lien notes	$1,000.0
Second lien notes	1,150.0
Senior secured term loan facility(1)	2,487.5
Senior secured revolving credit facility(2)	35.0
Capitalized lease obligations	12.3
Other unsecured borrowings	17.7

Total face value of debt, including current portion	4,702.5
Total book value of debt, including current portion	4,640.5

Stockholders’ equity	1,106.5

Total capitalization	$5,747.0

(1)	The senior secured term loan facility will mature in 2020. See “Description of Other Indebtedness” for a description of the material terms of the senior secured term loan facility.
(2)	The senior secured revolving credit facility will mature in 2018 and as of the date of this prospectus with $234.5 million of unutilized capacity and $35.0 million of utilization. See “Description of Other Indebtedness” for a description of the material terms of the senior secured revolving credit facility.

SELECTED HISTORICAL COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

The following table presents the historical combined and consolidated financial statements of Caesars Entertainment Resort Properties for the years ended December 31, 2009, 2010, 2011, 2012 and 2013 and for the six month periods ended June 30, 2013 and 2014. Unless otherwise specified, (i) the selected historical combined and consolidated financial data for the years ended December 31, 2011, 2012 and 2013 are derived from and should be read in conjunction with Caesars Entertainment Resort Properties’ audited combined and consolidated financial statements included elsewhere in this prospectus and (ii) the selected historical combined and consolidated financial data for the six months ended June 30, 2013 and 2014 are derived from and should be read in conjunction with Caesars Entertainment Resort Properties’ unaudited combined, consolidated and condensed financial statements included elsewhere in this prospectus. The financial statements of the properties that comprise CERP were previously prepared on a combined and consolidated basis. In May 2014, each of those properties was merged with and into CERP in the CERP, LLC Merger. Because each of those entities was commonly controlled by CEC for all periods presented below, the CERP, LLC Merger was accounted for as a merger of entities under common control. Accordingly, the financial statements of CERP and each of its subsidiaries (which include each of the CERP properties) have been combined and consolidated, retrospectively, as if the CERP, LLC Merger had occurred at the beginning of the earliest period presented. There are no material transactions amongst or between the properties that comprise CERP that would have otherwise required elimination in consolidation.

(in millions, except ratios)	Year ended December 31, 2009(1)	Year ended December 31, 2010(1)	Year ended December 31, 2011(1)	Year ended December 31, 2012(1)	Year ended December 31, 2013	Six months ended June 30, 2013(1)	Six months ended June 30, 2014
Income Statement Data
Revenues
Casino	$1,366.6	$1,271.8	$1,229.0	$1,192.7	$1,128.6	$581.5	$549.3
Food and beverage	533.1	498.2	501.2	505.5	497.9	253.7	262.3
Rooms	432.3	427.5	453.4	446.0	460.1	228.0	252.9
Other	191.8	190.8	200.2	210.2	231.6	111.7	144.6
Less: casino promotional allowances	(404.1)	(372.3)	(363.0)	(351.5)	(339.4)	(166.2)	(179.0)

Net revenues	2,119.7	2,016.0	2,020.8	2,002.9	1,978.8	1,008.7	1,030.1

Operating Expenses
Direct
Casino	658.3	659.1	638.0	623.0	574.6	283.8	303.9
Food and beverage	251.0	235.8	243.6	248.2	239.0	121.0	128.5
Rooms	95.2	104.7	115.8	121.1	126.2	62.9	69.7
Property, general, administrative and other	508.5	518.5	524.4	494.3	508.8	247.8	255.3
Depreciation and amortization	160.5	162.3	162.7	192.8	156.9	81.7	80.6
Project opening costs	0.2	—	—	—	—	—	—
Write-downs, reserves, and project opening costs, net of recoveries	36.5	25.9	7.2	21.5	15.4	18.7	5.7
Intangible and tangible asset impairment charges	459.1	—	—	3.0	1,045.9	24.4	—
Loss/(income) on interests in non-consolidated affiliates	2.6	(2.3)	1.0	(1.4)	(3.2)	(2.7)	—
Corporate expense	36.0	61.4	85.0	80.3	47.3	25.2	33.8
Acquisition and integration costs	—	—	0.2	—	—	—	—
Amortization of intangible assets	59.6	59.6	59.6	59.0	59.1	29.5	24.6

Total operating expenses	2,267.5	1,825.0	1,837.5	1,841.8	2,770.0	892.3	902.1

(Loss)/income from operations	(147.8)	191.0	183.3	161.1	(791.2)	116.4	128.0
Interest expense, net of interest capitalized	(264.7)	(247.5)	(218.6)	(231.8)	(245.9)	(108.4)	(189.6)
Gain on early extinguishments of debt	688.1	120.3	47.5	135.0	15.3	39.0	—
Other income, including interest income	0.6	0.6	1.3	1.0	0.1	0.1	—

Income before income taxes	276.2	64.4	13.5	65.3	(1,021.7)	47.1	61.6
(Provision)/benefit for income taxes	(279.8)	(24.7)	(4.3)	(21.9)	383.5	(13.1)	22.4

Net income/(loss)	$(3.6)	$39.7	$9.2	$43.4	$(638.2)	$34.0	$(39.2)

(1)	Caesars Entertainment Resort Properties includes Caesars Entertainment Resort Properties, LLC and Caesars Entertainment Resort Properties Finance, Inc., which are newly formed entities without historical financial information. Accordingly, Caesars Entertainment Resort Properties, LLC and Caesars Entertainment Resort Properties Finance, Inc. do not impact the selected historical combined and consolidated financial information of Caesars Entertainment Resort Properties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with, and is qualified in its entirety by, the audited combined and consolidated financial statements as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 and the notes thereto, and the unaudited combined and consolidated condensed financial statements as of June 30, 2014 and December 31, 2013 and for the three and six months ended June 30, 2014 and 2013 and the notes thereto, and other financial information included elsewhere in this prospectus. The “Company,” “we,” “us,” and “our” refer to the Caesars Entertainment Resort Properties, as defined elsewhere in this prospectus. Unless otherwise indicated, words defined in this section have the meaning ascribed to them solely for purposes of this section. The statements in this discussion regarding industry outlook, our expectations regarding our future performance, liquidity and capital resources, and other non-historical statements in this discussion are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties. Our actual results may differ materially from those contained in or implied by any forward looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

Caesars Entertainment Resort Properties, LLC (“CERP”) is a single-member limited liability company, wholly owned by Caesars Entertainment Resort Properties Holdco, LLC, which is a wholly owned subsidiary of Caesars Entertainment Corporation (“CEC”). CERP was formed in August 2013 from CEC’s prior CMBS financing structure assets, plus the acquisition of The LINQ and Octavius Tower at Caesars Palace Las Vegas (“Octavius Tower”) from Caesars Entertainment Operating Company, Inc. (“CEOC”). We also own six casinos: (1) Harrah’s Las Vegas, (2) Rio All-Suites Hotel and Casino, (3) Flamingo Las Vegas, (4) Harrah’s Atlantic City, (5) Paris Las Vegas, and (6) Harrah’s Laughlin.

The LINQ is an open-air dining, entertainment, and retail development located between The Quad Resort & Casino (“The Quad”) and the Flamingo Las Vegas, on the east side of the Las Vegas Strip. It also features a 550-foot observation wheel, the High Roller, which opened at the end of first quarter 2014. We lease the gaming space in this corridor to an indirect wholly owned subsidiary of Caesars Growth Partners, LLC (“CGP LLC”), and lease other space to third-party lessees. We also lease Octavius Tower to the subsidiary of CEOC that operates Caesars Palace Las Vegas (“Caesars Palace”).

The financial statements of the properties that comprise CERP were previously prepared on a combined and consolidated basis. In May 2014, each of those properties was merged with and into CERP in connection with the CERP, LLC Merger. Because each of those entities was commonly controlled by CEC for all periods presented in the accompanying unaudited financial statements, the CERP, LLC Merger was accounted for as a merger of entities under common control. Accordingly, the financial statements of CERP and each of its subsidiaries (which include each of the CERP properties) have been combined and consolidated, retrospectively, as if the CERP, LLC Merger had occurred at the beginning of the earliest period presented. There are no material transactions amongst or between the properties that comprise CERP that would have otherwise required elimination in consolidation.

Combined and Consolidated Operating Results

	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(dollars in millions)	2014	2013
Casino revenues	$549.3	$581.5	(5.5)%
Net revenues	$1,030.1	$1,008.7	2.1%
Income from operations	$128.0	$116.4	10.0%
Net income/(loss)	$(39.2)	$34.0	*
Operating margin(1)	12.4%	11.5%	0.9	pts
Property EBITDA(2)	$272.7	$293.2	(7.0)%

	Year Ended December 31,			Percent Favorable/ (Unfavorable)
(dollars in millions)	2013	2012	2011	2013 vs 2012		2012 vs 2011
Casino revenues	$1,128.6	$1,192.7	$1,229.0	(5.4)%		(3.0)%
Net revenues	$1,978.8	$2,002.9	$2,020.8	(1.2)%		(0.9)%
Income/(loss) from operations	$(791.2)	$161.1	$183.3	*		(12.1)%
Net income/(loss)	$(638.2)	$43.4	$9.2	*		*
Operating margin(1)	(40.0)%	8.0%	9.1%	(48	) pts	(1.1	) pts
Property EBITDA(2)	$530.2	$516.3	$499.0	2.7%		3.5%

(1)	Operating margin is calculated as income from operations divided by net revenues.
(2)	See the Reconciliation of Non-GAAP Financial Measures discussion later in this Management’s Discussion and Analysis of Financial Condition and Results of Operations for a reconciliation of net income to Property EBITDA.
*	Not meaningful.

Six months ended June 30, 2014 compared with June 30, 2013

Net revenues for the six months ended June 30, 2014 increased $21.4 million, or 2.1%, compared with the prior year period. Revenue increased primarily due to the opening of The LINQ and the High Roller in 2014. In addition, rooms revenue increased with a 17.4% increase in average daily rate paid for rooms sold, excluding fully complimentary rooms (“cash ADR”), to $103.72 in 2014 from $88.36 in 2013. Partially offsetting these increases was a casino revenue decline of $32.2 million, or 5.5%, on unfavorable hold and lower volumes, in particular slot volumes in Atlantic City.

Income from operations increased $11.6 million, or 10.0%, compared with the prior year period. The increase is primarily due to the income impact of increased net revenues and no intangible and tangible asset impairment charges being recognized in the six months ended June 30, 2014 compared with a charge of $24.4 million in the six months ended June 30, 2013. These factors, which increased income from operations, were partially offset by an increase in corporate expenses due to higher corporate professional fees in 2014 and 2013 favorability on insurance costs.

Year ended December 31, 2013 compared with year ended December 31, 2012

Net Revenues

Net revenues was relatively flat compared with 2012, as the decrease in casino revenue was largely offset by increases in room revenues and other revenues and lower promotional allowances. Casino revenues declined $64.1 million, or 5.4%, as a result of weaker slots and table games volumes in 2013 as well as unfavorable hold. Promotional allowances decreased $12.1 million. Revenues dropped most significantly at Harrah’s Atlantic City due to lower visitation from continued competitive pressures in that market. In addition, Atlantic City has experienced lower visitation since the fourth quarter 2012 as a result from Hurricane Sandy.

Rooms revenue increased $14.1 million, or 3.2%, on cash ADR of $89 in 2013 compared with $83 in 2012, with the increase primarily attributable to the early 2013 introduction of resort fees at CERP’s Nevada properties. Total occupancy declined 1.5 percentage points to 91% in 2013.

Other revenues increased $21.4 million, or 10.2%, primarily due to an increase in lease revenue attributable to the Octavius Tower.

Loss from Operations

Loss from operations was $791.2 million in 2013 compared with income of $161.1 million in 2012, a decline of $952.3 million. The decline was primarily driven by impairment charges of $1,045.9 million in 2013 compared with $3.0 million in 2012. The 2013 charges were primarily due to tangible asset impairments of $1,014.9 million related to Harrah’s Atlantic City. The impairment charges were partially offset by decreases in property operating expenses, depreciation expense, and corporate expense.

Net Loss and EBITDA measures

Net loss was $638.2 million compared with net income of $43.4 million in 2012. In addition to the pre-tax impairments discussed above, the decreased profitability was attributable to the change in pre-tax gain on early extinguishment of debt, which was $15.3 million in 2013 compared with $135.0 million in 2012, an unfavorable change of $119.7 million.

Property EBITDA increased $13.9 million as the net revenue decrease was more than offset by property operating expense decreases.

Year ended December 31, 2012 compared with December 31, 2011

Net revenues for 2012 decreased $17.9 million or 0.9% from 2011 primarily due to revenue declines at Harrah’s Atlantic City, Harrah’s Las Vegas, and Flamingo Las Vegas, partially offset by increased lease revenues related to the January 2012 completion of the Octavius Tower. The declines at Harrah’s Atlantic City were the result of continued competitive pressures in the Atlantic City market, and the temporary closure of this property caused by Hurricane Sandy, which made landfall on October 29, 2012. We expect that the Atlantic City market will continue to be challenged as a result of the slow recovery from the hurricane and competitive pressures. We estimate that the negative impact of Hurricane Sandy on 2012 net revenues was approximately $7 million to $10 million. Harrah’s Atlantic City reopened five days after the hurricane; however, the economy has been slow to recover due to the devastation it caused. In addition, net revenues for 2012 at Harrah’s Las Vegas and Flamingo Las Vegas have been negatively impacted by LINQ-related construction activities, which included the closure of O’Shea’s casino and several retail outlets at Harrah’s Las Vegas during 2012.

Income from operations decreased $22.2 million or 12.1% from 2011 due mainly to lower revenues combined with increased depreciation expense primarily attributable to the opening of the Octavius Tower, partially offset by a decline in property operating expenses attributable in part to our cost reduction efforts.

Other Factors Affecting Net Income

	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(dollars in millions)	2014	2013
Interest expense	$(189.6)	$(108.4)	(74.9)%
Gains on early extinguishments of debt	—	39.0	(100.0)%
Income tax benefit/(provision)	22.4	(13.1)	*

*	Not meaningful.

	Year Ended December 31,			Percent Favorable/ (Unfavorable)
(dollars in millions)	2013	2012	2011	2013 vs 2012	2012 vs 2011
Interest expense	$(245.9)	$(231.8)	$(218.6)	(6.1)%	(6.0)%
Gains on early extinguishment of debt	15.3	135.0	47.5	(88.7)%	184.2%
Income tax benefit/(provision)	383.5	(21.9)	(4.3)	*	*

*	Not meaningful.

Interest Expense, Net of Interest Capitalized

Interest expense increased $81.2 million, or 74.9%, for the six months ended June 30, 2014 compared with the same period in 2013 primarily due to higher interest rates on outstanding indebtedness resulting from the October 2013 financing transaction.

Interest expense increased $14.1 million, or 6.1%, for 2013 compared with 2012 primarily due to higher interest rates on outstanding indebtedness resulting from the October 2013 financing transaction discussed below partially offset by higher amortization of losses related to derivatives out of other comprehensive income in 2012 and higher capitalized interest in 2013. Capitalized interest primarily related to The LINQ project was $36.3 million and $16.4 million for the years ended December 31, 2013 and 2012, respectively.

Interest expense increased by $13.2 million, or 6.0%, for 2012 compared with 2011 due primarily to interest expense associated with debt issued in April 2011 to complete our Development (as defined below). This increase was partially offset by lower debt balances resulting from CMBS Loan (as defined below) repurchases in 2012 compared with 2011, which are discussed more fully in the “Liquidity and Capital Resources” section that follows herein.

Gains on Early Extinguishments of Debt

During the six months ended June 30, 2013, we repurchased $225.0 million in aggregate face value of CMBS Loans and recognized a gain on early extinguishment of debt of $39.0 million.

During 2013, we recognized a total gain on early extinguishment of debt of $15.3 million. We purchased $274.8 million of aggregate face value of CMBS Financing (as defined below) for $219.7 million, which resulted in a $52.4 million gain and was offset by a $37.1 million loss as a result of the CERP Financing completed in the fourth quarter 2013. During 2012, we purchased $367.3 million of aggregate face value of CMBS Financing for $229.3 million, recognizing a total gain on early extinguishment of debt of $135.0 million. During 2011, we purchased $158.1 million of aggregate face value of CMBS Financing for $108.5 million, recognizing a total gain on early extinguishment of debt of $47.5 million.

For additional discussion of extinguishment of debt, refer to the “Liquidity and Capital Resources” section that follows herein.

Provision for Income Taxes

The effective tax rate for the six months ended June 30, 2014 and 2013 was 36.4% and 27.8%, respectively. The effective tax rate benefit in the six months ended June 30, 2014 was unfavorably impacted by the state deferred tax impact of combining the CERP properties, offset by a tax benefit from the reversal of uncertain state tax positions due to the expiration of the statute of limitations.

The effective tax rate for 2013, 2012 and 2011 was 37.5%, 33.5% and 31.9%, respectively. The year-over-year changes in the effective tax rate for 2013 and 2012 were primarily due to increases in New Jersey state taxes.

Our projected effective tax rate benefit for 2014 is expected to range from 22% to 24%, which differs from the expected federal tax rate benefit of 35% due to the state deferred tax impact of combining the CERP properties, offset by a tax benefit from the reversal of uncertain state tax positions.

Liquidity and Capital Resources

Cost Savings Initiatives

Caesars has undertaken comprehensive cost-reduction efforts to manage expenses with current business levels. In accordance with the Shared Services Agreement (as defined below), we estimate that cost-savings programs produced $9.1 million for six months ended June 30, 2014 compared with the same period in 2013 and $3.3 million in incremental cost savings for 2013 compared with 2012. Additionally, as of June 30, 2014, we expect that these and other identified new cost-savings programs will produce further annual cost savings of $13.0 million, based on the full implementation of current projects that are in process. As we realize savings or identify new cost-reduction activities, this amount will change.

Capital Spending and Development

We incur capital expenditures in the normal course of business, and we perform ongoing refurbishment and maintenance at our existing casino entertainment facilities, to maintain our quality standards. We may pursue development and acquisition opportunities for additional casino entertainment and other hospitality facilities that meet our strategic and return on investment criteria. Cash used for capital expenditures in the normal course of business is typically made available from cash flows generated by our operating activities, while cash used for development projects is typically funded from established debt programs, specific project financing, and additional debt offerings.

Future development projects could require, individually and in the aggregate, significant capital commitments and, if completed, may result in significant additional revenues. The commitment of capital, the timing of completion, and the commencement of operations of development projects would be contingent upon, among other things, negotiation of final agreements and receipt of approvals from the appropriate political and regulatory bodies. In addition, we must also comply with covenants and restrictions set forth in the CERP Financing.

For the six months ended June 30, 2014, our capital spending totaled $89.2 million, net of a decrease in related payables of $16.0 million. Estimated total capital expenditures for 2014 are expected to be between $115 million and $140 million, and primarily will be related to planned maintenance capital expenditures.

Our capital spending for the year ended December 31, 2013 totaled $240.9 million, net of a decrease of $27.6 million in related payables.

In 2012, CEC announced its plans to build a convention center in Atlantic City which it expects will bring in more meeting and convention business to the Atlantic City market. On July 1, 2014, AC Conference Holdco, LLC, a direct wholly owned subsidiary of CEC, and its direct, wholly owned subsidiary, AC Conference Newco, LLC, were contributed to CERP. The total net asset book value of both entities contributed was $56.7 million. The assets are primarily comprised of real estate and development costs for a new meeting and conference center, which will be connected to the Harrah’s Atlantic City casino.

Liquidity

Our cash and cash equivalents totaled $187.7 million as of June 30, 2014, compared with $181.5 million as of December 31, 2013 and $139.8 million as of December 31, 2012. Our operating cash inflows are typically used for operating expenses, debt service costs and working capital needs. There was no restricted cash as of June 30, 2014 or December 31, 2013, compared with $222.7 million as of December 31, 2012. Our restricted cash in 2012 consisted of cash reserved under loan agreements for (a) development projects and (b) certain expenditures incurred in the normal course of business, such as interest services, real estate taxes, and capital improvements.

We are highly leveraged and a significant amount of our liquidity needs are for debt service. As of June 30, 2014, we had $4,702.5 million face value of indebtedness outstanding including capital lease indebtedness. Cash paid for interest for 2013 and for the six months ended June 30, 2014 was $179.1 million and $226.5 million, respectively. Payments of short-term debt obligations and other commitments are expected to be made from operating cash flows.

Our estimated interest payments for the remainder of 2014 are $195.2 million, and for the years ended December 31, 2015 through 2018 are $386.6 million, $397.2 million, $416.0 million, and $425.7 million, respectively, and our estimated annual interest payments thereafter are $930.4 million.

Our ability to fund our operations, pay our debt obligations, and fund planned capital expenditures depends, in part, upon economic and other factors that are beyond our control, and disruptions in capital markets and restrictive covenants related to our existing debt could impact our ability to secure additional funds through financing activities. We believe that our cash and cash equivalents balance, our cash flows from operations, and financing available under our revolving credit facility will be sufficient to meet our normal operating requirements during the next 12 months and to fund planned capital expenditures.

We cannot assure you that our business will generate sufficient cash flows from operations, or that future borrowings will be available to us, to fund our liquidity needs and pay our indebtedness. If we are unable to meet our liquidity needs or pay our indebtedness when it is due, we may have to reduce or delay refurbishment and expansion projects, reduce expenses, sell assets, or attempt to restructure our debt. Any such actions could negatively impact our competitive position and revenue generation.

Annual Maturities of Long-Term Debt

(In millions)	2014(1)	2015	2016	2017	2018	Thereafter	Total
Annual maturities	$19.7	$37.0	$35.0	$25.8	$60.0	$4,525.0	$4,702.5

(1)	2014 maturities consist of the remaining six months of 2014.

CERP Financing, Debt Covenant Compliance and Restrictions

CMBS Financing—refinanced as part of CERP Financing

In connection with the acquisition of CEC by affiliates of Apollo Global Management, LLC and affiliates of TPG Capital, LP in 2008, eight of our properties (the “CMBS” properties) and their related assets were spun out of CEOC to CEC. As of the acquisition date, the CMBS properties were Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Lake Tahoe. The CMBS properties borrowed $6,500.0 million of CMBS financing (the “CMBS Financing”). The CMBS Financing was secured by the assets of the CMBS properties and certain aspects of the financing were guaranteed by CEC. On May 22, 2008, Paris Las Vegas and Harrah’s Laughlin and their related operating assets were spun out of CEOC to CEC and became property secured under the CMBS mortgage loan and/or related mezzanine loans (“CMBS Loans”), and Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City were transferred to CEOC from CEC as contemplated under the debt agreements effective pursuant to the Acquisition. The CMBS Financing was refinanced in October 2013 as described below.

The CMBS Financing obligated us to use 100% of excess cash flow to make ongoing mandatory offers on a quarterly basis to repurchase CMBS Loans at discounted prices from the debtholders. To the extent such offers were not accepted, a certain portion of the excess cash flow was allowed to be distributed to CEC. From time to time, we also acquired our indebtedness through open market purchases. If such purchases were made at a discount to the face value of such notes, it resulted in a gain on early extinguishment of debt. Open market purchase activity was as follows:

	Year Ended December 31,
(In millions)	2013	2012	2011
Face value of debt repurchased	$274.8	$367.3	$158.1
Purchase price	219.7	229.3	108.5
Recognized gain on early extinguishment of debt	52.4	135.0	47.5

In February 2013, we paid an extension fee of $23.3 million and exercised the option to extend the maturity of the CMBS Financing to 2014.

Octavius/Linq Financing—refinanced as part of CERP Financing

On April 25, 2011, the Company, together with certain subsidiaries of CEOC comprised of Caesars Octavius, LLC; Caesars Linq, LLC; and Octavius Linq Holding Company, LLC (collectively the “Borrowers”) entered into a credit agreement (the “Octavius/Linq Credit Agreement”) pursuant to which the Borrowers incurred financing to complete the development of the Octavius Tower at Caesars Palace Las Vegas and The LINQ project (the “Development”). The Octavius/Linq Credit Agreement provides for a $450.0 million senior secured term facility (the “Term Facility”) with a six-year maturity, secured by all material assets of the Borrowers. The proceeds of the Term Facility were funded during the second quarter of 2011 and were classified as restricted cash until drawn to pay for costs incurred in the Development.

The LINQ and Octavius Tower were acquired from CEOC, and amounts outstanding under the Octavius/Linq Credit Agreement were refinanced as part of the CERP Financing transaction as described below.

On October 11, 2013, we formed CERP from the prior CMBS Financing structure assets plus the addition of The LINQ and Octavius acquired from CEOC, and (i) completed the offering of $1,000.0 million aggregate principal amount of their 8% first-priority senior secured notes due 2020 and $1,150 million aggregate principal amount of their 11% second-priority senior secured notes due 2021 (together with the 8% first-priority senior secured notes due 2020, the “CERP Notes”) and (ii) entered into a first lien credit agreement governing their new $2,769.5 million senior secured credit facilities, consisting of senior secured term loans in an aggregate principal amount of $2,500.0 million (“CERP Term Loans”) and a senior secured revolving credit facility in an aggregate principal amount of up to $269.5 million (collectively, “Senior Secured Credit Facilities”). We refer to this new borrowing structure as CERP and the refinancing transaction as “CERP Financing.”

The CERP Notes and CERP Term Loans include negative covenants, subject to certain exceptions, restricting or limiting the ability of CERP and its restricted subsidiaries to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make distributions in respect of our capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create liens on certain assets to secure debt; (vi) consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets; (vii) enter into certain transactions with our affiliates; and (viii) designate our subsidiaries as unrestricted subsidiaries. CERP and all of our wholly-owned subsidiaries are issuers of the CERP Notes, and fully and unconditionally guarantee the notes jointly and severally on a secured basis.

The CERP Term Loans also contain certain customary affirmative covenants and require that we maintain a senior secured leverage ratio (“SSLR”) of no more than 8.00 to 1.00, which is the ratio of first lien senior secured net debt to earnings before interest, taxes, depreciation and amortization, adjusted as defined (“CERP Adjusted EBITDA”). As of June 30, 2014, CERP’s SSLR was 6.10 to 1.00.

Derivative Instruments

As part of the extension disclosed above, we entered into a new interest rate cap agreement. The interest rate cap agreement is for a notional amount of $4,664.1 million at a LIBOR cap rate of 4.5% and is effective from February 13, 2013 and terminates February 13, 2015. We did not designate the interest rate cap as a cash flow hedge and, as a result, any changes in fair value of the interest rate cap are recognized in interest expense during the period in which the changes in value occur.

Other Obligations and Commitments

The table below summarizes CERP’s contractual obligations and other commitments through their respective maturity or ending dates as of December 31, 2013.

Contractual Obligations(a)	Payments due by Period
(in millions)	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Debt, face value	$4,671.3	$32.3	$63.9	$50.1	$4,525.0
Capital lease obligations	5.4	3.6	1.8	—	—
Estimated interest payments(b)	2,778.8	381.4	766.0	757.6	873.8
Operating lease obligations	0.1	0.1	—	—	—
Purchase order obligations	21.0	21.0	—	—	—
Construction commitments	53.1	53.1	—	—	—
Entertainment obligations(c)	21.3	10.2	8.4	2.7	—
Other contractual obligations	19.3	4.5	9.2	1.1	4.5

	$7,570.3	$506.2	$849.3	$811.5	$5,403.3

(a)	In addition to the contractual obligations disclosed in this table, we have unrecognized tax benefits that, based on uncertainties associated with the items, we are unable to make reasonably reliable estimates of the period of potential cash settlements, if any, with taxing authorities.
(b)	Estimated interest for variable-rate debt included in this table is based on rates as of December 31, 2013. Estimated interest includes the estimated impact of our interest rate cap agreement and interest related to capital leases.
(c)	Entertainment obligations represent obligations to pay performers that have contracts for future performances at one or more of our properties.

Related Party Relationships and Fees

Formation of Caesars Enterprise Services, LLC

On May 20, 2014, CEC, CEOC, CERP, and CGPH (together with CERP and CEOC, the “Members” and each a “Member”) entered into a services joint venture, Caesars Enterprise Services, LLC (“CES”). CES manages certain Enterprise Assets (as defined hereafter) and the other assets it owns, licenses or controls, and employs certain of the corresponding employees and other employees who previously provided services to CEOC, CERP and CGPH, their affiliates and their respective properties and systems under each property’s corresponding property management agreement. Corporate expenses that are not allocated to the properties directly are allocated by CES to CEOC, CERP, and CGPH according to their allocation percentages (initially 70.0%, 24.6%, and 5.4%, respectively), subject to annual review. Operating expenses are allocated to each Member with respect to their respective properties serviced by CES in accordance with historical allocation methodologies, subject to annual revisions and certain prefunding requirements. On October 1, 2014, CES began its transition in Nevada, New Jersey and certain other jurisdictions in which regulatory approval had been received or was not required. The transition of CES activities described above in other jurisdictions may be subject to regulatory and other approvals in such jurisdictions.

Omnibus License and Enterprise Services Agreement

On May 20, 2014, the Members entered into an Omnibus License and Enterprise Services Agreement (the “Omnibus Agreement”), which granted licenses to the Members and certain of their affiliates in connection with the implementation of CES. Initial contributions by the Members included cash contributions by CERP and CGPH of $42.5 million and $22.5 million, respectively. CERP will transition certain executives and employees to CES and the services of such employees will be available as part of CES’s provision of services to the Members and certain of their affiliates that own properties that require CES services under the Omnibus Agreement.

Under the Omnibus Agreement, CEOC, Caesars License Company, LLC (“CLC”), Caesars World, Inc. (“CWI”) and certain of our subsidiaries that are the owners of our properties granted CES a non-exclusive, irrevocable, world-wide, royalty-free license in and to all intellectual property owned or used by such licensors, including all intellectual property (a) currently used, or contemplated to be used, in connection with the properties owned by the Members and their respective affiliates, including any and all intellectual property related to the Total Rewards® program, and (b) necessary for the provision of services contemplated by the Omnibus Agreement and by the applicable management agreement for any such property (collectively, the “Enterprise Assets”). CERP also granted CES non-exclusive licenses to certain other intellectual property, including intellectual property that is specific to properties controlled by CERP or our subsidiaries.

CES granted to the properties owned or controlled by the Members and their respective affiliates non-exclusive licenses to the Enterprise Assets. CES granted to CEOC, CLC, CWI and the properties owned or controlled by the Members, including us, licenses to any intellectual property that CES develops or acquires in the future that is not derivative of the intellectual property licensed to it. CES also granted to CEOC, CLC and CWI a non-exclusive license to intellectual property specific to the properties controlled by CGPH, CERP and their subsidiaries for any uses consistent with the uses made by CEOC, CLC and CWI with respect to such intellectual property prior to the date of the Omnibus Agreement.

Shared Services Agreement

Summary of Total Shared Service Fees Incurred

	Six Months Ended June 30,
(in millions)	2014	2013
Direct operating expense
Casino	$19.7	$17.4
Food and beverage	2.9	1.2
Rooms	11.0	6.1
Property, general, administrative, and other	66.7	64.2
Corporate expense	33.8	25.2

	$134.1	$114.1

We are party to a Third Amended and Restated Shared Services Agreement (the “Shared Services Agreement”) with CEOC under which CEOC provides CERP (and provided their respective, prior managers) with certain corporate services such as payroll, human resources, information technology, marketing, accounting and legal services. The Shared Services Agreement terminates on January 31, 2023.

Under the Shared Services Agreement, the cost of the services described above are allocated among us and all of CEC’s operating subsidiaries on a department-level basis that CEC has historically used to allocate such costs, which has been based on the departments’ key drivers or operating metrics, and on a 70%/30% basis for those costs that have not previously been allocated to the various properties. Such costs are then allocated among the CERP properties based on their respective net revenues. The Shared Services Agreement also memorializes certain short-term cash management arrangements and other operating efficiencies that reflect the way in which CEC has historically operated its business.

We reimburse CEOC monthly for the various costs incurred by CEOC on our behalf. No interest is charged on the amount shown as due to affiliates, net in the combined and consolidated condensed balance sheets. Additionally, prior to the October 2013 financing transaction, we transferred excess cash generated by the CERP properties to CEC. Cash transfers to CEC have been reported in transactions with parent and affiliates, net in our combined and consolidated condensed statements of stockholders’ equity. Subsequent to the October 2013 financing transaction, such cash transfers are no longer permitted.

The Shared Services Agreement also provides that 30% of the fees charged by CEC’s sponsors (“Sponsors”) are allocated to the CERP properties. The Sponsors’ fees are for financial and strategic advisory services and consulting services, as well as management services and advice. The total Sponsors’ fees incurred, excluding reimbursed expenses, are reflected in corporate expense in the accompanying combined and consolidated condensed statements of comprehensive income. The Sponsors granted a waiver of the monitoring fees due for 2014. The fees for the three and six months ended June 30, 2013 were $2.3 million and $4.6 million, respectively, and are included with corporate expense in the summary above.

With the transition of CES, the services previously provided pursuant to the Shared Services Agreement are now expected to be provided by CES pursuant to the Omnibus Agreement.

Management Agreements

On August 31, 2010, each of the CERP properties or one of the subsidiaries that operates each respective CERP property entered into an agreement with subsidiaries of CEC under which each management company manages its corresponding CERP property. Prior to the October 2013 financing transaction, each management company received a monthly management fee equal to 2% of the CERP property’s revenues plus 5% of the CERP property’s Earnings Before Interest, Tax, Depreciation, Amortization, and Management Fees (“EBITDAM”) for providing its services, in addition to reimbursement of expenses, unless the cumulative EBITDAM related to the CERP properties was less than $500 million on a trailing 12-month basis at the end of the month, in which case no management fee was payable for that month. Based upon this calculation, no fees were charged for either of the three and six months ended June 30, 2014 or 2013. The management agreements were amended as part of the October 2013 financing transaction, eliminating the standalone management fees. On October 1, 2014, CERP’s subsidiaries’ property management agreements were assigned to CES.

Employee Benefit Plans

CEC maintains a defined contribution savings and retirement plan in which employees of CERP may participate. The plan provides for, among other things, pre-tax and after-tax contributions by employees. Under the plan, participating employees may elect to contribute up to 50% of their eligible earnings. The Company’s reimbursement for CEC’s contribution expense was $0.8 million for each of the three months ended June 30, 2014 and 2013 and was $2.0 million for each of the six months ended June 30, 2014 and 2013.

CEC also maintains deferred compensation plans and an executive supplemental savings plan under which certain employees of the CERP properties’ management may defer a portion of their compensation. The expenses charged by CEC to the Company for its employees’ participation in these programs are included in the administrative and other services charge discussed above.

Equity Incentive Awards

CEC maintains an equity incentive awards plan under which CEC may issue time-based and performance-based stock options, restricted stock units and restricted stock awards to CERP employees. Although awards under the plan result in the issuance of shares of CEC, the amounts are a component of total compensation for CERP employees and are included in CERP share-based compensation expense. Based on CERP’s allocation of cost for these awards, we recognized expense related to share-based awards of $0.7 million and $0.1 million for each of the three months ended June 30, 2014 and 2013 and $1.0 million and $0.3 million for the six months ended June 30, 2014 and 2013, respectively.

Intellectual Property License Agreements

Each of the CERP properties and certain of their subsidiaries have entered into license agreements with CLC pursuant to which we receive non-exclusive royalty-free licenses to use certain intellectual property, including trademarks and copyrights owned by CLC in connection with the operation of the CERP properties. These license agreements have a termination date of 2023, subject to annual renewal thereafter. The licenses contemplated by the Omnibus Agreement are subject to these licenses.

In addition, certain subsidiaries of the CERP properties have entered into license agreements with CLC and CEOC pursuant to which CLC and CEOC receive non-exclusive royalty-free licenses to use certain property-specific intellectual property owned by the CERP properties, including the right to use the “Rio,” “Flamingo,” and “Paris” trademarks. These license agreements continue until neither the applicable operating nor the management company manages the applicable property.

Lease Agreements

We lease Octavius Tower to Caesars Palace for approximately $35.0 million per year and gaming space in The LINQ to The Quad for approximately $15.0 million per year pursuant to separate lease agreements that both expire in April 2026. We recognized lease revenue of $12.5 million and $8.8 million related to these leases in the three months ended June 30, 2014 and 2013, respectively, and $25 million and $17.5 million in the six months ended June 30, 2014 and 2013, respectively.

World Series of Poker Tournament Agreement

We have an agreement with Caesars pursuant to which the World Series of Poker’s annual main event is hosted at the Rio All-Suites Hotel and Casino until 2016 (or such earlier time that Caesars notifies us in writing that we are no longer authorized to host such event). We are authorized to use certain trademarks related to the tournament and indemnify Caesars for liability arising from the use of such trademarks. For the six months ended June 30, 2014, fees incurred under this agreement were $1.4 million and are recorded in casino expense in the combined and consolidated condensed statements of comprehensive income.

World Series of Poker Circuit Event Agreement

We also have an agreement between Caesars Interactive Entertainment, Inc. and Harrah’s Atlantic City, which grants Harrah’s Atlantic City the right to host a certain number of World Series of Poker circuit events for $75,000 per event. The agreement is in effect until September 1, 2016, unless earlier terminated pursuant to the agreement’s terms. No fees were incurred under these agreements during the three and six months ended June 30, 2014 and 2013.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”). Certain of our accounting policies, including the estimated lives assigned to our assets, asset impairment, Total Rewards point liability, the determination of bad debt, and the calculation of our income tax liabilities, require that we apply significant judgment in defining the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. Our judgments are based on our historical experience, terms of existing contracts, observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate. Actual results may differ from our estimates. For a summary of our significant accounting policies, please refer to the notes to our audited combined and consolidated financial statements included elsewhere in Item 8 of this report.

We consider accounting estimates to be critical accounting policies when:

•	the estimates involve matters that are highly uncertain at the time the accounting estimate is made; and

•	different estimates or changes to estimates could have a material impact on the reported financial position, changes in financial position, or results of operations.

When more than one accounting principle, or method of its application, is generally accepted, we select the principle or method that we consider to be the most appropriate when given the specific circumstances. Application of these accounting principles requires us to make estimates about the future resolution of existing uncertainties. Estimates are typically based upon historical experience, current trends, contractual documentation, and other information, as appropriate. Due to the inherent uncertainty involving estimates, actual results reported in the future may differ from those estimates. In preparing our financial statements, we have made our best estimates and judgments of the amounts and disclosures included in the financial statements, giving regard to materiality.

Long-Lived Assets

We have significant capital invested in our long-lived assets and judgments are made in determining the estimated useful lives of assets, salvage values to be assigned to assets, and if or when an asset has been impaired. The accuracy of these estimates affects the amount of depreciation and amortization expense recognized in our financial results and whether we have a gain or loss on the disposal of an asset. We assign lives to our assets based on our standard policy, which is established by management as representative of the useful life of each category of asset. We review the carrying value of our long-lived assets whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effect of obsolescence, demand, competition, and other economic, legal, and regulatory factors. In estimating expected future cash flows for determining whether an asset is impaired, assets are grouped at the lowest level of identifiable cash flows, which, for most of our assets, is the individual property.

Goodwill and Other Non-Amortizing Intangible Assets

The purchase price of an acquisition is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determine the estimated fair values after review and consideration of relevant information including discounted cash flows, quoted market prices, and estimates made by management. To the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired and liabilities assumed, such excess is recorded as goodwill.

We perform our annual goodwill impairment assessment as of October 1 or more frequently, if impairment indicators exist. We determine the estimated fair value of each reporting unit based on a combination of EBITDA, valuation multiples, and estimated future cash flows discounted at rates commensurate with the capital structure and cost of capital of comparable market participants, giving appropriate consideration to the prevailing borrowing rates within the casino industry in general. We also evaluate the aggregate fair value of all of our reporting units and other non-operating assets in comparison to our aggregate debt and equity market capitalization at the test date. EBITDA multiples and discounted cash flows are common measures used to value businesses in our industry.

We perform an annual impairment assessment of other non-amortizing intangible assets as of October 1 or more frequently, if impairment indicators exist. We determine the estimated fair value of our non-amortizing intangible assets by primarily using the “Relief from Royalty Method” and “Excess Earnings Method” under the income approach.

The annual evaluation of goodwill and other non-amortizing intangible assets requires the use of estimates about future operating results, valuation multiples, and discount rates to determine their estimated fair value. Changes in these assumptions can materially affect these estimates. Thus, to the extent gaming volumes deteriorate further in the near future, discount rates increase significantly, or we do not meet our projected performance, we could have additional impairments to record in the future and such impairments could be material. This is especially true for any of our properties where goodwill and other non-amortizing intangible assets have been partially impaired as a result of a recent impairment analysis. As of June 30, 2014, we had $1,727.4 million in total book value of goodwill and other non-amortizing intangible assets, a large portion of which have been impaired within the last two years and accordingly, are at risk of partial or total impairment should we experience minor adverse changes in our significant assumptions. Charges related to goodwill and intangible assets other than goodwill are recognized in impairment of intangible and tangible assets in the Combined and Consolidated Condensed Statements of Operations.

Total Rewards Point Liability Program

Our customer loyalty program, Total Rewards, offers incentives to customers who gamble at a significant majority of our casinos throughout the United States. Under the program, customers are able to accumulate, or bank, reward credits over time that they may redeem at their discretion under the terms of the program. The reward credit balance will be forfeited if the customer does not earn a reward credit over the prior six-month period. As a result of the ability of the customer to bank the reward credits, we accrue the estimated cost of fulfilling the redemption of reward credits, after consideration of estimated forfeitures (referred to as “breakage”), as they are earned. The estimated value of reward credits is expensed as the reward credits are earned by customers and is included in direct casino expense in our Combined and Consolidated Statements of Comprehensive Income/(Loss). To arrive at the estimated cost associated with reward credits, estimates and assumptions are made regarding incremental marginal costs of the benefits, breakage rates, and the mix of goods and services for which reward credits will be redeemed. We use historical data to assist in the determination of estimated accruals.

Amounts associated with the Company’s participation in the program are included in due to affiliates, net in our combined and consolidated balance sheets and this liability is settled with Caesars on a monthly basis. The Company’s associated cost to provide reward credits is included in casino expense in the Combined and Consolidated Statements of Comprehensive Income/(Loss). The accrued balance for the estimated cost of Total Rewards credit redemptions attributable to the Company was $9.6 million and $11.3 million as of December 31, 2013 and 2012, respectively.

Allowance for Doubtful Accounts—Gaming

Marker play represents a significant portion of our overall table games volume. We maintain strict controls over the issuance of markers and aggressively pursue collection from those customers who fail to pay their marker balances timely. These collection efforts are similar to those used by most large corporations when dealing with overdue customer accounts, including the mailing of statements and delinquency notices, personal contacts, the use of outside collection agencies and civil litigation. Markers are generally legally enforceable instruments in the United States. Markers are not legally enforceable instruments in some foreign countries, but the United States’ assets of foreign customers may be reached to satisfy judgments entered in the United States. We consider the likelihood and difficulty of enforceability, among other factors, when we issue credit to customers who are not residents of the United States.

We reserve an estimated amount for gaming receivables that may not be collected to reduce the Company’s receivables to their net carrying amount. Methodologies for estimating the allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered, as are customer relationships, in determining specific reserves. As with many estimates, management must make judgments about potential actions by third parties in establishing and evaluating our reserves for allowance for doubtful accounts.

Income Taxes

We are included in the consolidated federal tax return of Caesars, but file a separate New Jersey tax return for the Harrah’s Atlantic City entity. We record income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the expected future tax consequences of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. We reduce the carrying amounts of deferred tax assets by a valuation allowance if, based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed periodically based on the “more likely than not” realization threshold. This assessment considers, among other matters, the nature, frequency, and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, our experience with operating loss and tax credit carryforwards not expiring unused, and tax planning alternatives.

The effect on the income tax provision and deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. We have provided a valuation allowance on certain state net operating losses (“NOLs”), and other state and deferred tax assets. NOLs and other federal and state deferred tax assets were not deemed realizable based upon near term estimates of future taxable income.

We report unrecognized tax benefits within accrued expenses and deferred credits and other in our Combined and Consolidated Balance Sheets, separate from any related income tax payable, which is also reported within accrued expenses, or deferred income taxes. Reserve amounts relate to any potential income tax liabilities resulting from uncertain tax positions, as well as potential interest or penalties associated with those liabilities.

We are under regular and recurring audit by the Internal Revenue Service and various state taxing authorities on open tax positions, and it is possible that the amount of the liability for unrecognized tax benefits could change during the next 12 months.

Recently Issued and Proposed Accounting Standards

For discussions of the adoption and potential impacts of recently issued accounting standards, refer to Note 3, “Recently Issued Accounting Pronouncements,” of our audited combined and consolidated financial statements and Note 2, “Recently Issued Accounting Pronouncements,” of our unaudited combined and consolidated condensed financial statements, each included elsewhere in this prospectus.

Reconciliation of Non-GAAP Financial Measures

Property EBITDA is presented as a supplemental measure of the Company’s performance. Property EBITDA is defined as revenues less property operating expenses and is comprised of net income before (i) interest expense, net of interest capitalized and interest income, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) corporate expenses, and (v) certain items that we do not consider indicative of our ongoing operating performance at an operating property level. In evaluating Property EBITDA you should be aware that, in the future, we may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDA should not be construed as an inference that future results will be unaffected by unusual or unexpected items.

Property EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDA is included because management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.

The following table reconciles net income to Property EBITDA:

	Year ended December 31,			Six months ended June 30,
(in millions)	2011	2012	2013	2013	2014
Net income/(loss)	$9.2	$43.4	$(638.2)	$34.0	$(39.2)
Income tax (benefit)/provision	4.3	21.9	(383.5)	13.1	(22.4)

Income/(loss) before income taxes	13.5	65.3	(1,021.7)	47.1	(61.6)
Other income, including interest income	(1.3)	(1.0)	(0.1)	(0.1)	—
Gains on early extinguishments of debt	(47.5)	(135.0)	(15.3)	(39.0)	—
Interest expense	218.6	231.8	245.9	108.4	189.6

Income/(loss) from operations	183.3	161.1	(791.2)	116.4	128.0
Depreciation and amortization	162.7	192.8	156.9	81.7	80.6
Amortization of intangible assets	59.6	59.0	59.1	29.5	24.6
Impairment of intangible and tangible assets	—	3.0	1,045.9	24.4	—
Write-downs, reserves, and project opening costs, net of recoveries	7.2	21.5	15.4	18.7	5.7
Acquisition and integration costs	0.2	—	—	—	—
Loss/(income) on interests in non-consolidated affiliates	1.0	(1.4)	(3.2)	(2.7)	—
Corporate expense	85.0	80.3	47.3	25.2	33.8

Property EBITDA	$499.0	$516.3	$530.2	$293.2	$272.7

Quantitative and Qualitative Disclosure About Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. Our primary exposure to market risk is interest rate risk associated with our debt. We attempt to limit our exposure to interest rate risk by using interest rate caps to mitigate interest rate risk associated with our variable rate debt instruments.

As of December 31, 2013, we had $4,676.7 million face value of debt, including capital lease obligations. Certain borrowings under our Senior Secured Credit Facilities bear interest at variable rates. At December 31, 2013, the USD three month LIBOR rate on our senior secured loan was 0.24%. As a result of the 1.0% LIBOR floor on our senior secured loan, assuming projected principal payments for our variable rate debt for the next twelve months, a hypothetical 1% increase in interest rates would increase interest expense for the next twelve months by approximately $6.1 million. A hypothetical reduction of this rate to 0% would not decrease interest expense for the next twelve months due to the 1.0% LIBOR floor. Assuming projected principal payments for our variable rate debt for the next twelve months, a hypothetical 1.0% increase in interest rates above the 1.0% LIBOR floor would increase interest expense for the next twelve months by $24.9 million.

As of June 30, 2014, we had $4,702.5 million face value of debt, including capital lease obligations. Certain borrowings under our Senior Secured Credit Facilities bear interest at variable rates. At June 30, 2014, the USD three month LIBOR rate on our variable rate debt was 0.23% and the prime rate on our revolver was 3.25%. As a result of the 1.0% LIBOR floor on our variable rate debt, assuming projected principal payments for our variable rate debt for the next twelve months, a hypothetical 1.0% increase in interest rates would increase interest expense for the next twelve months by approximately $6.2 million. A hypothetical reduction of the USD three month LIBOR rate to 0% and a decrease of 1.0% in the prime rate would only decrease interest expense by $0.4 million for the next twelve months due to the 1.0% LIBOR floor. Assuming projected principal payments for our variable rate debt for the next twelve months, a hypothetical 1.0% increase in interest rates above the 1.0% LIBOR floor (to a 2.0% LIBOR) combined with a 1.0% increase in the prime rate would increase interest expense for the next twelve months by $25.1 million.

We do not purchase or hold any derivative financial instruments for trading purposes. While we may enter into agreements limiting our exposure to higher interest rates, any such agreements may not offer complete protection from this risk.

BUSINESS

Our Business

As of June 30, 2014, we owned, through various subsidiaries, six of the 50 casino properties that are owned, operated or managed by subsidiaries of Caesars Entertainment. Our casino properties operate under the well-known Harrah’s, Rio, Paris and Flamingo brands and include four leading casino resort properties located in the heart of the attractive Las Vegas market in Las Vegas, Nevada, a leading casino resort property in Laughlin, Nevada and another in Atlantic City, New Jersey:

•	Paris Las Vegas: a 2,916-room hotel, a casino featuring 1,019 slot machines and 100 table games, 9 restaurants and 5 bars and clubs, and 117,266 square feet of meeting space;

•	Harrah’s Las Vegas: a 2,526-room hotel, a casino featuring 1,218 slot machines and 91 table games, 21 restaurants and bars, and 24,437 square feet of meeting space;

•	Flamingo Las Vegas: a 3,460-room hotel, a casino featuring 1,224 slot machines and 124 table games, 17 restaurants and bars, and 80,000 square feet of meeting space;

•	Rio All-Suites Hotel and Casino: a 2,522-room all-suites hotel, a casino featuring 1,056 slot machines and 93table games, 22 restaurants and bars, and 160,000 square feet of meeting space;

•	Harrah’s Laughlin: located on the banks of the Colorado river in Laughlin, Nevada, including a 1,505-room hotel, a casino featuring 957 slot machines and 36 table games, 10 restaurants and bars, and 10,000 square feet of meeting space; and

•	Harrah’s Atlantic City: located in Atlantic City, New Jersey, including a 2,590-room hotel, a casino featuring 2,285 slot machine and 178 table games, 15 restaurants and bars, and 22, 498 square feet of meeting space.

Our properties also include three other assets in Las Vegas that were contributed to us in connection with the CERP Financing:

•	The LINQ: an open-air dining, entertainment and retail development on the east side of the Las Vegas Strip, the entrance of which directly faces Caesars Palace Las Vegas. The LINQ features over 25 new retail, dining and entertainment offerings. The property also features the world’s tallest observation wheel named the High Roller, which is 550 feet tall and opened March 31, 2014;

•	Octavius Tower at Caesars Palace Las Vegas: a 23-story premium hotel tower on the Flamingo Avenue side of Caesars Palace Las Vegas, featuring 662 guest rooms, including 60 suites, and six luxury villas. The Octavius Tower is operated by Caesars Palace under a long-term operating lease and we receive a fixed $35 million annual payment under the terms of the lease; and

•	Quad Strip-Front Lease: a long-term operating lease with a subsidiary of CGP LLC relating to prime Las Vegas Strip parcels which are owned by one of our subsidiaries. We receive a fixed $15 million annual payment under the terms of the lease.

As of June 30, 2014, our facilities had an aggregate of 586,639 square feet of gaming space, 15,519 hotel rooms, 7,759 slots, 622 gaming tables, 414,201 square feet of meeting space and 99 restaurants and bars.

CES, a new services joint venture among CEC, CEOC, CERP and Caesars Growth Properties Holdings, LLC (“CGPH”), manages certain Enterprise Assets and the other assets it owns, licenses or controls, and employs certain of the corresponding employees and other employees who previously provided services to CEOC, CERP and CGPH, their affiliates and their respective properties and systems under each property’s corresponding property management agreement. Corporate expenses that are not allocated to the properties directly are allocated by CES to CEOC, CERP, and CGPH according to their allocation percentages (initially 70.0%, 24.6%, and 5.4%, respectively), subject to annual review. Operating expenses will be allocated to each

Member with respect to their respective properties serviced by CES in accordance with historical allocation methodologies, subject to annual revisions and certain prefunding requirements. On October 1, 2014, CES began its transition in Nevada, New Jersey and certain other jurisdictions in which regulatory approval had been received or was not required. The transition of CES activities described above in other jurisdictions may be subject to regulatory and other approvals in such jurisdictions. The Enterprise Assets include all intellectual property currently used, or contemplated to be used, in connection with the properties owned by CEOC, CERP and CGPH and their respective affiliates, including any and all intellectual property related to the Total Rewards® program. See “Certain Relationships and Related Party Transactions—Formation of Services Joint Venture.”

Pursuant to the Omnibus Agreement, we have access to Caesars Entertainment’s leading brand portfolio and management expertise and expect to benefit from its corporate scale, which we anticipate will provide a competitive advantage in the operation of our properties. We also benefit from management agreements that we entered into with management company subsidiaries of Caesars Entertainment which were subsequently assigned to CES. Caesars Entertainment is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino entertainment company. We also participate in Caesars Entertainment’s industry-leading customer loyalty program, Total Rewards, which has over 45 million members, including approximately 7 million active players. We use the Total Rewards system to market promotions and to generate customer play within our properties. For more information regarding the Omnibus Agreement, the management agreements and details on our access to the Total Rewards system, see “Certain Relationships and Related Party Transactions.”

Caesars Entertainment revolutionized the approach the gaming industry takes with respect to marketing by introducing the Total Rewards loyalty program in 1997. Continual improvements have been made throughout the years enabling the system to remain the most effective in the industry and enabling Caesars Entertainment to grow and sustain revenues more efficiently than its largest competitors and generate cross-market play, which is defined as play by a guest in one of Caesars Entertainment’s properties outside its home market, which is where the guest signed up for Total Rewards. To support the Total Rewards loyalty program, Caesars Entertainment created the Winner’s Information Network, or WINet, the industry’s first sophisticated nationwide customer database. In combination, these systems supported the first technology-based customer relationship management strategy implemented in the gaming industry and have enabled Caesars Entertainment’s management teams to enhance overall operating results at its properties.

For the twelve months ended June 30, 2014, we derived approximately 47% of our gross revenues from gaming sources and approximately 53% from other sources, such as sales of lodging, food, beverages and entertainment. In future periods, we expect to derive additional revenue from non-gaming sources such as The LINQ and the High Roller observation wheel. For the twelve months ended June 30, 2014, we generated net revenues of $2,000.2 million, net loss of $711.4 million and Property EBITDA of $509.7 million. See “Summary—Summary Historical Combined and Consolidated Financial Information and Other Data of Caesars Entertainment Resort Properties” for definitions of Property EBITDA and reconciliations of this non-GAAP measures to net income.

Our Business and Properties

Set forth below is certain information as of June 30, 2013 concerning our casino properties, each of which is more fully described following the table below.

	Gaming Sq Footage	Hotel Rooms	Slots	Gaming Tables	Meeting Space Sq. Footage	Restaurant & Bars
Paris Las Vegas	95,263	2,916	1,019	100	117,266	14
Harrah’s Las Vegas	90,637	2,526	1,218	91	24,437	21
Flamingo Las Vegas	72,336	3,460	1,224	124	80,000	17
Rio Las Vegas	117,330	2,522	1,056	93	160,000	22
Harrah’s Laughlin	56,000	1,505	957	36	10,000	10
Harrah’s Atlantic City	155,073	2,590	2,285	178	22,498	15

Total	586,639	15,519	7,759	622	414,201	99

Las Vegas Properties

The Las Vegas market has steadily improved since the visitation and spend declines in 2008 and 2009. By 2013, total visitation to Las Vegas returned to all-time highs of approximately 40 million people, and Las Vegas Strip gaming revenues for the twelve months ended June, 30, 2014 were 19.2% higher than in 2009. Additionally, recent trends have reflected a growth in customer demand for non-gaming offerings. According to LVCVA, 71% of all visitors said they gambled while in Las Vegas, down significantly from 83% in 2009.

We believe that our portfolio of assets is well positioned to capitalize on these trends. For the twelve months ended June 30, 2014, approximately 72% of our revenue was derived from properties located in Las Vegas and approximately 53% of our revenue was generated from non-gaming offerings. These amounts include initial results from The LINQ, which began opening in phases beginning in late 2013, the High Roller observation wheel, which opened at the end of first quarter 2014, and the Quad Strip-Front Lease, which began generating lease payments in late 2013.

Our Las Vegas properties are all strategically located in the heart of the Las Vegas market, with three properties (Paris, Flamingo and Harrah’s Las Vegas) located at the center of the Las Vegas Strip near or adjacent to The LINQ. In addition, Caesars Entertainment invested over $200 million in The Cromwell Las Vegas hotel (which we do not own), which opened in May 2014. The Cromwell Las Vegas hotel has 188 luxury hotel rooms and a 65,000 square foot nightclub/dayclub located on the roof of the property. We expect our nearby Las Vegas Strip properties will benefit from the investments in, and the visitation to, these new developments. Further, all of our Las Vegas properties benefit from their prime location in the attractive Las Vegas market and from their close proximity to other casino properties owned by Caesars Entertainment, with which they share certain services and costs.

Paris Las Vegas is a French-themed resort, casino and entertainment facility that opened in September 1999. Strategically located in the center of the Las Vegas Strip on Las Vegas Boulevard, the property features the Eiffel Tower Experience, 14 bars and restaurants, spa services, 117,000 square feet of conference and meeting space, and distinctive entertainment offerings, currently including Jersey Boys, Anthony Cools and Napoleon’s Dueling Pianos. Paris Las Vegas is home to the popular Gordon Ramsay Steak restaurant, which opened in the second quarter of 2012. The property has also recently refreshed its slot machines with new games. Paris Las Vegas also offers shopping at Le Boulevard and shares the Paris-Bally’s Promenade with Bally’s Las Vegas.

Paris Las Vegas is our most premium product offering with strong VIP play and group business. Recent initiatives continue to focus on growing high-end Asian customer visitation. Paris Las Vegas is currently being featured as a second stop location for Asian VIP customers and is the only property in Las Vegas to offer a rolling chip program, similar to that offered in Macau. Rolling chips are identifiable chips that are used to track VIP wagering volume (turnover) for purposes of calculating incentives. Paris Las Vegas has experienced significant year-over-year growth in its VVIP segment of 183% in the second quarter of 2014 as compared to the second quarter of 2013 .For the twelve months ended June 30, 2014, Paris Las Vegas had approximately 74% cash room nights, 61% VIP play (defined as guests with a theoretical daily loss greater than $400) and 63% non-gaming revenue.

Harrah’s Las Vegas opened in 1973 and is located on the Las Vegas Strip, in close proximity to The LINQ and The Cromwell. The property features a Mardi Gras / Carnaval theme with 21 restaurants and bars, a range of specialty retail shopping, spa services and 24,437 square feet of meeting space. The property is also home to the Carnaval Court, an open-air venue on the strip that features live music and events. Popular restaurants include Ruth’s Chris Steak House and Toby Keith’s I Love This Bar & Grill. The property also implemented a slot merchandising concept to better organize games by amount and type. Entertainment offerings currently include Million Dollar Quartet, The Improv, Mac King’s Comedy, An Evening With Rita Rudner and Defending the Caveman.

Harrah’s Las Vegas is one of our mid-level product offerings and benefits from strong customer loyalty cultivated since its opening. This dedicated customer base drives a high mix of casino gaming customers at the property. Harrah’s Las Vegas is located close to The LINQ and is well positioned to benefit from increased visitation to the area. The property is accessible to The LINQ via a guest walk path from the Carnaval Court outdoor plaza, which we expect will help drive increased visitation to the property’s entertainment and casino gaming offerings. For the twelve months ended June 30, 2014, Harrah’s Las Vegas had approximately 67% cash room nights, 44% VIP play and 52% non-gaming revenue.

Flamingo Las Vegas opened in December 1946, is located in the heart of the Las Vegas Strip and is the longest operating resort on the Strip. Its architectural theme is reminiscent of the Art Deco and Streamline Modern style of Miami and South Beach and features a garden courtyard that houses a wildlife habitat with live flamingos. The resort is home to the popular Margaritaville restaurant, bar and casino and the Center Cut Steakhouse. The Flamingo also features several entertainment offerings, currently including Donny & Marie and Legends in Concert, which recently celebrated its 30th anniversary, Olivia Newton-John, Vinny Favorito and X Burlesque, and 80,000 square feet of meeting space. The Flamingo also has a variety of activities for guests, including a large beach club and pool area that appeals to summer travelers, retail shopping and spa services. The property underwent a renovation of approximately 2,200 hotel rooms in 2011.

The Flamingo is one of our mid-level product offerings with a long brand history in Las Vegas that we believe has mass appeal due to its prime location and amenities. The large garden courtyard and pool area attract hotel customers and drive visitation to the property. The Flamingo is ideally situated to benefit from increased visitation driven by The LINQ, located directly to its north, and The Cromwell Las Vegas hotel, which is located directly to its south. In addition, the Flamingo has direct access to The LINQ. For the twelve months ended June 30, 2014, the Flamingo had approximately 80% cash room nights, 36% VIP play and 59% non-gaming revenue.

Rio Las Vegas opened in January 1990 and is located just off the Las Vegas Strip. It was the first all-suites resort in the Las Vegas area and features a Brazilian theme inspired by the city of Rio de Janeiro. The resort offers 22 restaurants and bars, including the popular Village Seafood Buffet. The Rio is home to the World Series of Poker, an annual poker event that attracted over 82,000 entrants in 2014 over the first six weeks of the event. Rio Las Vegas also offers spa and salon services, the VooDoo Rooftop Nightclub, a large pool area, and 160,000 square feet of meeting space. The property also includes Masquerade village, which includes over 60,000 square feet of food and beverage and retail space. Rio Las Vegas features an array of shows currently including Penn & Teller, Chippendales, MJ Live, Eddie Griffin, X Rocks and The Rat Pack is Back. It also boasts the Voodoo Zipline, a thrilling guest experience that runs almost 500 feet above the ground between the two Rio hotel towers.

The Rio is one of our mid-level product offerings with strong appeal to locals as compared to other casino resorts in the area and also a strong group / conference business given its substantial meeting facilities, with 160,000 square feet of meeting space. The property has recently opened several new restaurant offerings to appeal to the local Asian customer base, including KJ Dim Sum & Seafood and Pho Da Nang Vietnamese Kitchen. For the twelve months ended June 30, 2014, the Rio had approximately 67% cash room nights, 50% VIP play and 58% non-gaming revenue.

The LINQ is an open-air dining, entertainment and retail development located at the heart of the Las Vegas Strip. The LINQ has been designed to be a destination attraction with more than 250,000 square feet of gross leasable retail and dining space and the High Roller observation wheel. The property is designed to be the first central “Party District” in Las Vegas, and includes 4 bars, 12 food and beverage offerings, 7 retail outlets and an entertainment venue, with 7 additional spaces currently in negotiations. We estimate annual base rent will produce approximately $17 million in gross rent revenues. These projections do not include potential rent based on the performance of our tenants’ businesses, which is included in the lease terms, or Adjusted EBITDA that will be attributable to the spaces we own and operate, including Guy’s American Kitchen and Bar, BLVD Cocktail, Purple Zebra, and Starbucks. Other popular offerings include: Brooklyn Bowl, Yard House, Tilted Kilt,

Foto Bar, Ghirardelli and Sprinkles Cupcakes. We expect the location will take advantage of the significant foot traffic and visitation to the Las Vegas Strip and should provide increased visitation to our nearby Strip properties by attracting visitors to the area. The LINQ is planned to appeal to the region’s growing Generation X and Generation Y clientele (ages 21 to 46) whose market share is estimated to grow in the future.

The property is anchored on the east side by the High Roller observation wheel, which offers breathtaking views of the famous Las Vegas Strip. The High Roller, which opened on March 31, 2014 is the tallest observation wheel in the world at 550 feet with 28 capsules that feature dynamic audio and video entertainment and accommodate up to 40 passengers each.

Octavius Tower, which opened in January 2012, is the newest of Caesars Palace Las Vegas’s six hotel towers and is located on the Flamingo Avenue side of Caesars Palace Las Vegas. The 23-story high-end luxury hotel complex features 662 guest rooms, including 60 suites, and six luxury villas. The property offers patrons a unique luxurious resort experience with large rooms with custom furniture and technological upgrades, direct access to the Garden of the Gods pool oasis and gardens, which consists of eight pools, and a private entrance and separate hotel lobby for VIPs. The high-end luxury tower is positioned to cater to VIP customers and to target ultra high-end Asian guests. The Octavius Tower benefits from a long-term lease agreement with Caesars Palace, which has the right to operate the tower for a 15-year term. We receive a fixed $35 million annual payment, paid monthly, under the terms of the lease.

Quad Strip-Front Lease is a long-term operating lease with a subsidiary of CGP LLC relating to prime Las Vegas Strip parcels which are owned by one of our subsidiaries. We receive a fixed $15 million annual payment under the terms of the lease.

Harrah’s Laughlin, which opened in August 1988, is a Mexican-themed integrated hotel and casino located along the banks of the Colorado River in Laughlin, Nevada. Harrah’s Laughlin features a festive Southwestern atmosphere and Nevada-style casino gambling 24 hours a day. It has 10 restaurants and bars, with several other entertainment offerings, including the Fiesta Showroom and a 3,000-seat Amphitheater. Harrah’s Laughlin owns a hotel guest beach, two pools, salon and day spa, boutique and gift shop. It has 10,000 square feet of conference and meeting space and is the second largest hotel and casino located in Laughlin, Nevada. The hotel and casino is located near four golf courses and features personal watercraft and water taxi access. Harrah’s Laughlin focuses on underserved gaming markets and is accessible by planes chartered by CEOC that transport passengers to and from regional cities. Harrah’s Laughlin is a leading property in its market with a 27% market share and better gaming metrics as compared to its competition. Harrah’s Laughlin’s win per unit per day (including slots and table games) was $344 versus $126 for competitors for the twelve months ended June 30, 2014, which represents a $218 premium.

Harrah’s Atlantic City, which opened in November 1980, is an integrated hotel and resort located in the marina district of Atlantic City, New Jersey. Caesars Entertainment has invested significantly in Harrah’s Atlantic City, with over $500 million invested for a new hotel tower and new food and beverage offerings. The hotel tower was completed in 2008, adding 960 rooms, which currently makes Harrah’s Atlantic City the second largest property in Atlantic City by number of rooms. We believe the property has the number two market share based on gross gaming revenue for the six months ended June 30, 2014. Harrah’s Atlantic City features 15 restaurants and bars, with several new offerings including Sammy D’s, Bill’s Bar and Burger, Atlantic City Grill, Luke Palladino and Dos Caminos. The property also has a dedicated concert venue and several other amenities including the Elizabeth Arden Red Door Spa. In addition, Harrah’s Atlantic City includes an indoor domed pool area with a 33,000 square foot pool and a 14,000 square foot sundeck, both available for use year round. Harrah’s Atlantic City also has 22,498 square feet of conference and meeting space. We anticipate that this property will benefit from increased visitation as a result of the 125,000 square foot conference center directly adjacent to the property, which is currently under construction. The $125 million conference center will be partially funded with $45 million of CRDA capital and will also take advantage of $24 million of ERG Grant, that we will receive over several years. The conference center will allow for multiple configurations, including as many as 56 individual rooms or two large ballrooms, and include state-of-the-art technology and audio-visual capabilities.

Our Competitive Strengths

We attribute our operating success and the historical strong performance of our properties to the following key strengths that differentiate us from our competition:

Las Vegas concentration and irreplaceable center-strip location. Our Las Vegas properties are located on or near the Las Vegas Strip in the heart of the attractive Las Vegas market, and approximately 72% of the revenue generated in the Las Vegas market in the twelve months ended June 30, 2014. We expect our Las Vegas assets will provide approximately 85% of our estimated EBITDA in the near-term. The Las Vegas market is one of most visited casino resort destinations in the world and attracted a record level of approximately 40 million people in 2012. We believe we are well positioned to continue to benefit from our significant exposure to the strong Las Vegas market.

Strong non-gaming presence to capitalize on trends in Las Vegas. LVCVA reports have shown that Las Vegas visitors have become more interested in the non-gaming offerings in Las Vegas, with 71% of all visitors saying that they gambled while in Las Vegas, down significantly from 83% in 2009. We currently have a strong presence in non-gaming offerings, with approximately 53% of our revenue in 2013 generated from non-gaming sources. Additionally, The LINQ features a mid-range distinctive mix of lifestyle dining, retail and entertainment offerings to appeal to the region’s growing Generation X and Generation Y clientele (ages 21 to 46) whose market share is estimated to grow in the future.

Close proximity to new large developments in Las Vegas, driving increased visitation to our properties. Our Las Vegas properties are located near or adjacent to new large developments in Las Vegas: The LINQ (which we own) and a newly redeveloped luxury boutique hotel, The Cromwell Las Vegas, both of which we believe will drive increased visitation to our gaming and non-gaming assets, due to increased foot traffic and the presence of additional visitors in the vicinity of our properties. Over $500 million was invested in The LINQ, which began opening in phases beginning in late 2013. Additionally, The Cromwell Las Vegas recently underwent a refurbishment at the North-East corner of East Flamingo Road and Las Vegas Boulevard and opened in May 2014. The Cromwell Las Vegas hotel features 188 luxury hotel rooms and a 65,000 square foot indoor/outdoor nightclub/dayclub.

Well positioned for continued recovery in Las Vegas. Between 1970 and 2007, Las Vegas overall visitation grew at a 5% compound annual growth rate. Despite declines in 2008 and 2009 due to the broad macroeconomic slowdown, overall visitation continued to increase from 2009 through 2013. By 2013, total visitation to Las Vegas returned to all-time highs of approximately 40 million people. Las Vegas ADR has also showed signs of improvement, but still remains significantly below the peak in 2007. Las Vegas Strip gaming revenues for the twelve months ended June 30, 2014 were 19% higher than in 2009, but still remains approximately $215 million below peak levels. We believe we are well positioned to benefit if the continued recovery in Las Vegas continues, as approximately 72% of the revenue was generated in the Las Vegas market in the twelve months ended June 30, 2014.

Access to leading casino brands, a global network of casinos, a leading innovator in the gaming industry and the Total Rewards loyalty program. Caesars Entertainment is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino entertainment company. Caesars Entertainment currently owns, operates or manages 50 casinos (including the Casino Resort Properties) that bear many of the most recognized brand names in the gaming industry. Pursuant to the Omnibus Agreement, we have access to and utilize Caesars Entertainment’s scale and market leading position, in combination with its proprietary marketing technology and customer loyalty programs, to foster revenue growth and encourage repeat business. The close proximity of our properties in Las Vegas and Atlantic City to other casino properties of, and operated by, Caesars Entertainment allows us to leverage the Caesars brands to attract customers to our casinos and resorts. Caesars Entertainment also has a proven record of innovation, including revolutionizing our industry’s approach to marketing with the introduction of the Total Rewards loyalty program in 1997, which is currently accepted at 38 casinos in North America. We have access to the Total Rewards loyalty program, which is considered to be one of the leading loyalty rewards programs in the casino entertainment industry. For example, for the twelve months ended July 31, 2014, Caesars Entertainment had a 12% and 21% fair share premium in its destination and regional markets, respectively, versus competitors. The Total Rewards loyalty program rewards customers for their brand loyalty and incentivizes them to seek out Caesars Entertainment’s brands and is connected to the Total Rewards Marketplace, comprised of 440 online retailers and over 15,000 stores as of March 31, 2014. Total Rewards has been successful in driving cross property play at our properties, with cross property play of approximately 30% related to our properties in 2013. Total Rewards has also been successful in improving win per position. We also benefit from the Total Rewards loyalty program through its marketing and technological capabilities in combination with Caesars Entertainment’s nationwide casino network. We believe that the Total Rewards loyalty program, along with other marketing tools, provide us with a significant competitive advantage that enables us to efficiently market our products to a large and recurring customer base.

Well-known, large entertainment facilities generating significant revenue and free cash flow. We own large scale casinos that bear some of the most highly recognized brand names in the gaming industry, including Harrah’s, Rio, Paris and Flamingo. These brands have a strong identity and enjoy widespread customer recognition. We also own two large non-gaming properties, the Octavius Tower and The LINQ. We believe the location of our casino and non-gaming properties offer distinct advantages. Our Las Vegas properties are located on or near the Las Vegas Strip and several sit among a contiguous strip of casinos owned by Caesars Entertainment. In addition, Harrah’s Atlantic City is located in Atlantic City’s marina district and Harrah’s Laughlin benefits from CEOC’s charter flight program. We believe our properties’ prime locations, adjoining facilities and accessibility enables them to attract a significant customer base and continue to capture growth in market share. All of our casinos have been operating for over 10 years and have a successful track record of generating strong stable revenue and free cash flow.

Experienced and highly motivated management team with proven track record. We benefit from the management team, led by Caesars Entertainment’s CEO, Gary W. Loveman, that has built Caesars Entertainment into an industry leader by geographically diversifying its operations and introducing technology-based tools to loyalty programs. A former associate professor at the Harvard University Graduate School of Business Administration, Mr. Loveman joined us as Chief Operating Officer in 1998 and drew on his extensive background in retail marketing and service-management to enhance Total Rewards. Mr. Loveman has been named “Best CEO” in the gaming and lodging industry by Institutional Investor magazine four times. In addition, Caesars’ senior management operations team has significant industry experience. Other senior management team members possess significant experience in government and a variety of consumer industries.

Our Business Strategy

Continue to invest in new non-gaming offerings in Las Vegas to drive visitation and profitability. Trends in Las Vegas have shown that non-gaming offerings are becoming increasingly important to visitors and that Las Vegas is attracting a younger demographic. We expect this trend to continue and have been investing in new food and beverage offerings as well as other non-gaming amenities to drive increased visitation and profitability. Restaurants that opened in the last two years include Gordon Ramsay Steak at Paris, Ruth’s Chris Steak House at Harrah’s Las Vegas and expansion of the Margaritaville restaurant at Flamingo. We opened The LINQ open-air dining, entertainment and retail development in early 2014. We derived approximately 47% of our gross revenues from gaming sources and approximately 53% from other sources, such as sales of lodging, food, beverages and entertainment, for the twelve months ended June 30, 2014.

Capitalize on the revitalization of the east side of the Las Vegas Strip. We are focused on strategically investing in our casino properties located on the east side of the Las Vegas Strip. These investments are focused on improving both gaming and non-gaming offerings, including upgrading our hotel rooms, casinos, public areas and general amenities. Over $500 million was invested in The LINQ, a new open-air dining, entertainment and retail development, and Caesars Entertainment invested over $200 million in The Cromwell Las Vegas hotel, a luxury boutique hotel with new entertainment and dining options. All of these investments are expected to drive increased foot traffic and significant visitation to our properties.

Maximize our core business profitability by capitalizing on recovery in Las Vegas. While Las Vegas has steadily improved, ADR is currently 10%, or $13, below the peak in 2007, and gross gaming revenue is 34%, or $266 million, below the peak in 2007 of $784 million, at our Las Vegas Strip properties (Paris, Flamingo and Harrah’s Las Vegas). This is in part due to an overall general decline in the gaming market and in part due to increased capacity from new casinos. Our businesses have inherently low variable costs such that positive change in revenues should drive relatively large improvements in Property EBITDA. An increase in ADR would drive nearly a dollar for dollar improvement in Property EBITDA. For example, based on our cash room nights in the twelve months ended June 30, 2014 of 2.3 million, we estimate that a $20 increase or $24.81 increase (which would bring ADR back to the peak in 2007 of $126.48) in ADR on an annual basis would equate to an improvement to annual Property EBITDA of approximately $46 million or $59 million, respectively. We also estimate that a $150 million increase or $266 million increase (which would bring gross gaming revenue back to the peak in 2007 of $784 million) in gross gaming revenue on an annual basis would equate to an improvement to annual Property EBITDA of approximately $98 million or $173 million, respectively. Additionally, resort fees were introduced in March 2013 at our four Las Vegas properties and have driven incremental Property EBITDA. Resort fees range from $20 to $22 per night and provide hotel customers with access to select property amenities including fitness centers and internet access. Since the inception of the program, we believe that we have generated approximately $26.9 million incremental Property EBITDA with little impact to occupancy at our Las Vegas properties (which is unchanged at roughly 95% from 2007 to the twelve months ended June 30, 2014).

Capitalize on relationship with Caesars Entertainment. Our access to the industry-leading Total Rewards loyalty program, which included over 46 million members as of June 30, 2014, improves the ability of our businesses to cross market and cross promote with Caesars Entertainment’s database and many of its casinos. This relationship allows us to utilize Caesars Entertainment’s sophisticated customer database and technology systems to efficiently and effectively manage our existing customer relationships. We leverage Caesars Entertainment’s superior marketing and technology innovation and capabilities to generate gaming revenue growth, attract additional customers and generate loyalty. In addition, we believe that through the Total Rewards loyalty program we are uniquely able to market to customers who wish to patronize a casino in their local market wherein they can accumulate rewards points redeemable in other destination markets, such as Las Vegas and Atlantic City.

Leverage Caesars Entertainment’s unique scale and proprietary loyalty programs to drive outperformance versus our competitors. We plan to continue to aggressively leverage Caesars Entertainment’s distribution platform and superior marketing and technological capabilities to generate same store gaming revenue growth and cross-market play. Through this system, Caesars Entertainment promotes cross-market play and targets our efforts and marketing expenditures on areas and customer segments that generate the highest return. This system, coupled with Caesars Entertainment’s vast footprint in the U.S., enables us to profitably stimulate substantial cross-market play. As part of Caesars Entertainment, we offer a unique value proposition to loyal players whereby they get the best service and product in their local market, and as a reward for their loyalty, they receive especially attentive and customized services when they visit our properties in Las Vegas and Atlantic City. This distribution strategy is unique to Caesars Entertainment and an important source of our competitive advantage. Caesars Entertainment’s extensive historical knowledge and refined decision modeling procedures enable us to distribute best practices to ensure our marketing expenditures are being used to their utmost efficiency. Given Caesars Entertainment’s historical investments in information technology and broad geographic footprint, we believe we have a competitive advantage in stimulating customer demand.

Continue to enhance the efficiency of our operations. We believe that Caesars Entertainment will continue to dedicate significant efforts towards optimizing its business and cost structure. Over the last several years, the Caesars Entertainment management team has instituted operational concepts, such as LEAN operations, Kaizen and dynamic volume-based scheduling, with the intention to ensure Caesars Entertainment operates at consistently high efficiency rates. Additionally, Caesars Entertainment has consolidated activities, advanced its targeted marketing efforts and achieved procurement efficiencies. Moreover, Caesars Entertainment has achieved these cost savings while showing improved customer satisfaction levels since 2009. We initiated a cost-saving program in late 2010 that was designed to take advantage of the Caesars Entertainment’s nationwide scale. This initiative has now been fully implemented and we continue to realize cost savings. We estimate that Caesars Entertainment’s cost-savings programs realized approximately $9.1 million in incremental cost savings at our properties for the six months ended June 30, 2014 as compared to the six months ended June 30, 2013, with approximately $13 million of annualized savings yet to be realized from our properties as of June 30, 2014.

Continued focus on differentiated customer service as a competitive advantage. Caesars Entertainment concentrates intensely on measuring and continuously improving customer service. Customer service surveys are collected weekly from guests, allowing us to pinpoint customer feedback on over 200 attributes/functional areas. Each customer service department is required to develop and implement plans to improve its individual service scores. Management bonuses, as well as individual performance evaluations, are partially dependent on achieving measured improvement on year over year customer service scores.

Leverage Caesars Entertainment’s scale to optimize our cost structure. Caesars Entertainment’s global scale provides us with significant purchasing power and provides a larger fixed cost base with which to optimize our cost structure. Caesars Entertainment’s approximate $3.5 billion of enterprise-wide supplier spend provides us with unsurpassed scale and the associated negotiating power with our suppliers, allowing us to achieve optimal terms and providing us with significant cost savings. Integration with Caesars Entertainment’s corporate services enables us to eliminate unnecessary expenses and improve efficiencies. Caesars Entertainment provides us with functional expertise in areas such as labor efficiency, food and beverage procurement and retailing to ensure that best practices are utilized throughout our business. We also benefit from shared work groups in the areas of procurement, internal audit, planning and analysis, advertising and collections. Local competitors without Caesars Entertainment’s scale would require property specific teams for these types of necessary functions. We also benefit from Caesars Entertainment’s national marketing initiatives under the Harrah’s brand name, which is the brand deployed on three of our properties. Rather than develop our own brand identity, we benefit from the nationally-recognized Harrah’s brand, and we effectively share the costs of branding and marketing Harrah’s with all other properties. We believe that without the benefit of affiliation with the Caesars Entertainment’s brands, our marketing and branding costs would be substantially higher.

Potential capital project opportunities. We have identified potential capital projects at Paris Las Vegas, Flamingo and Harrah’s Las Vegas that we would expect to generate incremental EBITDA, but which have not been approved. These potential capital projects include, but are not limited to, upgrading Paris Las Vegas’ high limit gaming rooms, expanding Flamingo’s casino and bar, and expanding Harrah’s Las Vegas’ Carnaval Court outdoor plaza, piano bar, and slots, as well as various room renovation/expansion projects across all three properties. There is no guarantee when and if these potential capital project opportunities shown will be undertaken and completed.

Competition

The Las Vegas and Atlantic City hotel/casino industries are highly competitive. Hotels on the Las Vegas Strip compete with other hotels on and off the Las Vegas Strip, including hotels in downtown Las Vegas, and hotels in Atlantic City compete with other hotels in Atlantic City. Our Las Vegas Strip hotels and casinos also compete, in part, with each other. Our Nevada properties also compete with casinos located on Native American tribal lands. The proliferation of gaming in California and other areas located in the same region as our Nevada properties could have an adverse effect on our Nevada properties’ financial condition and results of operations.

Our properties also compete with other hotel/casino facilities in Nevada and Atlantic City, hotel/casino and other resort facilities elsewhere in the country and other forms of gaming on both a local and national level, including state lotteries, on-and off-track wagering and card parlors. In addition, certain states recently have legalized, and others may legalize, casino gaming in specific areas. The continued proliferation of gaming venues could have a significant and adverse effect on our business. In particular, the legalization of casino gaming in or near the major metropolitan areas from which we traditionally attracts customers could have a material adverse effect on our business.

In addition to competition with other hotel/casino and other resort facilities, we compete with non-gaming destination travel locations outside of the markets in which we operate. Our non-gaming offerings also compete with other retail facilities, amusement attractions and food and beverage offerings in Las Vegas and Atlantic City.

The expansion of legalized gaming into new jurisdictions throughout the United States will also increase competition.

Seasonality

We believe that our business in Atlantic City is subject to seasonality based on the weather, with higher business volumes during the summer months and lower business volumes during the first and fourth calendar quarters, which are adversely impacted by inclement weather. Business in our Nevada properties can fluctuate from time to time due to specific events such as Chinese New Year, the World Series of Poker tournament, city-wide conventions, a sporting event or a concert, or visits by our premium players.

Employees

As of June 30, 2014, we had an aggregate of approximately 18,000 employees located in Nevada and New Jersey. We consider our relations with our employees to be good.

Over 5,000 of our employees in Las Vegas are represented by the Culinary Union Local 226. The Local 54 Culinary Union contract in Atlantic City expired in September 2014. Both parties have held preliminary discussions, and have agreed to extend the current contract into 2015 in order to better assess the impact of the property closures in the region.] Additionally, we reached a new agreement this spring with other unions which represent our employees in Atlantic City. We have collective bargaining agreements with other employees in Las Vegas and Atlantic City that are represented by other unions. From time to time, we are involved in ordinary course negotiations with the unions that represent our employees.

Properties

We have no corporate headquarters. Pursuant to the Omnibus Agreement, we rely on CES to provide us with corporate management and administrative operations and costs are allocated among the members of CES for providing such services. See “Certain Relationships and Related Party Transactions—Omnibus License and Enterprise Services Agreement.” For greater detail on our properties, see “Business—Our Business and Properties.”

We believe the space available for our business is adequate for our current needs. We will add new facilities and expand our existing facilities as we add employees or expand our markets, and we believe that suitable additional or substitute space will be available as needed to accommodate any such expansion of our operations.

Legal Proceedings

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business.

Bondholder Disputes

On March 21, 2014, CEC, CEOC, CERP, Caesars Acquisition Company (“CAC”), and CGP LLC received a letter (the “March 21 Letter”) from a law firm acting on behalf of unnamed clients who claim to hold Second-Priority Secured Notes of CEOC, alleging, among other things, that CEOC is insolvent and that CEOC’s owners improperly transferred or seek to transfer valuable assets of CEOC to affiliated entities in connection with: (a) the transaction agreement dated October 21, 2013 by and among CEC, certain subsidiaries of CEC and CEOC, CAC and CGP LLC, which, among other things, provides for the asset transfers from subsidiaries of CEOC to CGP LLC of Planet Hollywood Las Vegas and interests in Horseshoe Baltimore that was consummated in 2013; (b) the transfer by CEOC to CERP of Octavius Tower and The Linq that was consummated in 2013; and (c) the then-contemplated transfers by CEOC to CGP LLC of The Cromwell, The Quad Resort & Casino, Bally’s Las Vegas, and Harrah’s New Orleans (collectively the “Properties”). The March 21 Letter does not identify the holders or specify the amount of Second-Priority Secured Notes of CEOC or other securities that they may hold. The March 21 Letter includes allegations that these transactions constitute or will constitute voidable fraudulent transfers and represent breaches of alleged fiduciary duties owed to CEOC creditors and that certain disclosures concerning the transactions were inadequate. The March 21 Letter demands, among other things, that the transactions be rescinded or terminated, as would be applicable. CEC strongly believes there is no merit to the March 21 Letter’s allegations and will defend itself vigorously and seek appropriate relief now that an action has been brought, as discussed below.

On April 3, 2014, a letter was sent to CEC, the Board of Directors of CEC (the “CEC Board”) and the Board of Directors of CEOC (the “CEOC Board” and, together with the CEC Board, the “Boards”) (the “April 3 Letter”) by a law firm claiming to act on behalf of unnamed parties who assert that they are lenders under CEOC’s credit agreement and/or holders of CEOC’s first priority senior secured notes (collectively, the “First Lien Group”), alleging, among other things, that CEC and CEOC improperly transferred or seek to transfer assets of CEC and CEOC to affiliated entities in connection with: (a) the transaction agreement dated October 21, 2013 by and among CEC, certain subsidiaries of CEC and CEOC, CAC and CGP LLC, which, among other things, provides for the contributions by CEC and its subsidiaries to CGP LLC of CIE and $1.1 billion face amount of CEOC’s unsecured notes in exchange for non-voting interests of CGP LLC, and the asset transfers from subsidiaries of CEOC to CGP LLC of the Planet Hollywood casino and interests in Horseshoe Baltimore that was consummated in 2013; (b) the transfer by CEOC to CERP of Octavius Tower and The Linq that was consummated in 2013 ((a) and (b) collectively, the “2013 Transactions”); and (c) the then-contemplated transfers by CEOC to CGP LLC of the Properties and formation of a new services joint venture between CEOC, CERP and CGP LLC to provide certain centralized services, including but not limited to common management of enterprise-wide intellectual property (the “Contemplated Transaction”). The April 3 Letter asserts that the consideration provided by CGP LLC and CERP in connection with the 2013 Transactions and the Contemplated Transaction is inadequate and that CEC and CEOC were insolvent at the time the transactions were approved. The April 3 Letter claims that the First Lien Group consists of institutions that collectively hold in excess of $1.85 billion of CEOC’s first lien debt and that holders of an additional $880 million of CEOC’s first lien debt endorse and support the April 3 Letter. The April 3 Letter alleges, among other things, that these transactions represent breaches of alleged fiduciary duties owed to CEOC creditors and that certain disclosures concerning the transactions were inadequate. The April 3 Letter demands, among other things, that the transactions be rescinded or terminated, as would be applicable, and requests a meeting with representatives of CEC and other parties to discuss these matters. CEC strongly believes there is no merit to the April 3 Letter’s allegations and will defend itself vigorously and seek appropriate relief should any action be brought.

On June 5, 2014, CEOC received a Notice of Default and Reservation of Rights (the “Notice”) from holders (the “Noteholders”) purporting to own at least 30% in principal amount of CEOC’s outstanding 10.00% second-priority senior secured notes due 2018 (the “2018 Notes”) issued under the Indenture, dated April 15, 2009 (the “2009 Indenture”), by and among CEOC, CEC and U.S. Bank National Association, as trustee. The Notice alleges that the following defaults have occurred and are continuing under the 2009 Indenture: (i) the transfers by CEOC and its subsidiaries to CGP LLC of The Cromwell, The Quad Resort & Casino, Bally’s Las Vegas, Harrah’s New Orleans and 50% of the ongoing management fees and any termination fees under the management agreements for these properties, which were consummated on May 5, 2014 and May 20, 2014, violated the asset sales covenant under the 2009 Indenture because, among other things and (ii) in violation of the 2009 Indenture, CEC denied and/or disaffirmed its obligations under the 2009 Indenture and/or its guarantee of the 2018 Notes by stating in its Current Report on Form 8-K dated May 6, 2014 that upon the sale of CEOC’s common stock to certain investors, CEC’s guarantee of CEOC’s outstanding secured and unsecured notes was automatically released (the “Guarantee Default”). The Notice alleges that the conditions to the release of CEC’s guarantee under the 2009 Indenture have not occurred and the alleged Guarantee Default constitutes an event of default under the 2009 Indenture as a result of CEOC’s failure to cure the default prior to May 16, 2014, as proscribed by the 2009 Indenture. The Notice claims that absent any immediate written notice and agreement from CEOC that it will promptly take all steps necessary to rescind the asset sales in order to comply with the 2009 Indenture, such default also constitutes an event of default under the 2009 Indenture. CEC strongly believes that no default or events of default have occurred under the 2009 Indenture.

On July 18, 2014, a letter was sent to outside counsel of CEOC (the “July 18 Letter”) by the law firm acting on behalf of the First Lien Group alleging, among other things, that CEOC and the pledgors of assets under the collateral agreement entered into in connection with the senior notes held by the First Lien Group were not in compliance with the terms of the collateral agreement.

On August 4, 2014, Wilmington Savings Fund Society, FSB, solely in its capacity as successor indenture trustee for the 2018 Notes, on behalf of itself and, it alleges, derivatively on behalf of CEOC, filed a lawsuit (the “Second Lien Lawsuit”) in the Court of Chancery in the State of Delaware against CEC and CEOC, CGP LLC,

CAC, CERP, CES, Eric Hession, Gary Loveman, Jeffrey D. Benjamin, David Bonderman, Kelvin L. Davis, Marc C. Rowan, David B. Sambur, and Eric Press. The lawsuit alleges claims for breach of contract, intentional and constructive fraudulent transfer, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, and corporate waste. The lawsuit seeks (1) an award of money damages; (2) to void certain transfers, the earliest of which dates back to 2010; (3) an injunction directing the recipients of the assets in these transactions to return them to CEOC; (4) a declaration that CEC remains liable under the parent guarantee formerly applicable to the 2018 Notes; (5) to impose a constructive trust or equitable lien on the transferred assets; and (6) an award to plaintiffs for their attorneys’ fees and costs. CEC and CERP strongly believe this lawsuit is without merit and will defend themselves vigorously. On September 23, 2014, defendants moved to dismiss the complaint, or alternatively, to stay the action on the ground that the asserted claims should have been brought in New York pursuant to the governing indenture and in view of a pending litigation filed in the Supreme Court of New York, New York County, by CEC and CEOC against certain institutional holders of first-lien and second-lien notes issued by CEOC. On September 24, 2014, the parties agreed to stay discovery until a decision on the motion to dismiss is issued.

If the above matters were resolved in favor of CEOC note holders such determination could have a material adverse effect on our business, financial condition, results of operations.

Other Litigation

Over the course of several years, a former customer of the Rio All-Suites Hotel and Casino gambled with approximately $10 million in cashier’s checks. The customer later pleaded guilty to fraud in connection with a mortgage brokerage business. The mortgage brokerage business was placed in bankruptcy in California, where a bankruptcy trustee sought to recover the $10 million from Rio Properties, LLC (the “Rio”). The claims were based on a fraudulent conveyance theory under the bankruptcy code. On March 29, 2010, the U.S. District Court Central District of California granted our motion to move the case from the bankruptcy court to the district court. On June 10, 2010, the district court granted our motion to transfer the case to the federal district court in Las Vegas. A trial was held in January and February 2014. The jury found for the Rio on 59 of the 66 alleged transfers and for the trustee on the remaining seven transfers. The total amount awarded to the trustee was $1.48 million, which was accrued as of March 31, 2014. Both parties filed post-trial motions relating to whether the judgment should be reduced by a prior settlement with a separate defendant and whether the trustee was entitled to recover pre-judgment interest under California law. On May 8, 2014, the district court issued a ruling finding that the judgment should not be reduced by the prior settlement, that the trustee was entitled to recover prejudgment interest under California law at seven percent per annum, and that pre-judgment interest would accrue from the date the complaint was filed in 2008. Finally, the Court rejected the trustee’s claim that he was entitled to recover all of his costs in bringing the action, holding that because the Rio prevailed as to the majority of the issues, the trustee could only recover 15 percent of his costs. Following these rulings, the parties entered into an agreement settling the litigation for a total payment of $2.1 million.

In connection with a Birthday Cash promotional offer by Harrah’s Atlantic City, on March 19, 2010, the Superior Court of New Jersey entered a summary judgment in favor of a modified class of approximately 79,000 plaintiffs. The summary judgment found that Harrah’s Atlantic City violated the New Jersey Truth in Consumer Contract, Warranty and Notice Act. The penalty is $100 per incident, amounting to a potential exposure of up to $7.9 million. In March 2012, the judge held that the damages class, if any, should be based upon the number of individuals who redeemed certificates, not the number of certificates redeemed (as some plaintiffs had multiple certificates). As a result, the potential exposure under the judge’s ruling was decreased to $5.2 million. After the case was stayed to wait for a pending case in the New Jersey Supreme Court, the court reopened the case in July 2013. The decision in the New Jersey Supreme Court case clarified two aspects of the New Jersey Truth in Consumer Contract, Warranty and Notice Act, which support our contention that the existing judgment against us should be vacated and the case dismissed in our favor. In November 2013, the court denied both parties’ motions for reconsideration. In December 2013, we filed a motion to stay the judgment pending appeal, and in January, the court granted the stay and we filed an appeal. In February 2014, per the court’s stay order, we posted into an escrow account the amount of the judgment plus fees. The matter is now on appeal. Our initial brief was filed in September 2014.

GAMING REGULATORY OVERVIEW

General

The ownership and operation of casino entertainment facilities are subject to pervasive regulation under the laws, rules and regulations of each of the jurisdictions in which we operate. Gaming laws are based upon declarations of public policy designed to ensure that gaming is conducted honestly, competitively and free of criminal and corruptive elements. Since the continued growth and success of gaming is dependent upon public confidence, gaming laws protect gaming consumers and the viability and integrity of the gaming industry, including prevention of cheating and fraudulent practices. Gaming laws may also be designed to protect and maximize state and local revenues derived through taxation and licensing fees imposed on gaming industry participants and enhance economic development and tourism. To accomplish these public policy goals, gaming laws establish procedures to ensure that participants in the gaming industry meet certain standards of character and fitness, or suitability. In addition, gaming laws require gaming industry participants to:

•	establish and maintain responsible accounting practices and procedures;

•	maintain effective controls over their financial practices, including establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues;

•	maintain systems for reliable record keeping;

•	file periodic reports with gaming regulators; and

•	maintain strict compliance with various laws, regulations and required minimum internal controls pertaining to gaming.

Typically, regulatory environments in the jurisdictions in which we operate are established by statute and are administered by a regulatory agency or agencies with interpretive authority with respect to gaming laws and regulations and broad discretion to regulate the affairs of owners, managers, and persons/entities with financial interests in gaming operations. Among other things, gaming authorities in the various jurisdictions in which we operate:

•	adopt rules and regulations under the implementing statutes;

•	make appropriate investigations to determine if there has been any violation of laws or regulations;

•	enforce gaming laws and impose disciplinary sanctions for violations, including fines and penalties;

•	review the character and fitness of participants in gaming operations and make determinations regarding their suitability or qualification for licensure;

•	grant licenses for participation in gaming operations;

•	collect and review reports and information submitted by participants in gaming operations;

•	review and approve transactions, such as acquisitions or change-of-control transactions of gaming industry participants, securities offerings and debt transactions engaged in by such participants; and

•	establish and collect fees and/or taxes.

Licensing and Suitability Determinations

Gaming laws require us, each of our subsidiaries engaged in gaming operations, certain of our directors, officers and employees, and in some cases, our stockholders and holders of our debt securities, to obtain licenses or findings of suitability from gaming authorities. Licenses or findings of suitability typically require a determination that the applicant qualifies or is suitable. Gaming authorities have very broad discretion in determining whether an applicant qualifies for licensing or should be deemed suitable. Subject to certain administrative proceeding requirements, the gaming regulators have the authority to deny any application or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, or fine any person licensed, registered or found suitable or approved, for any cause deemed reasonable by the gaming authorities. Criteria used in determining whether to grant a license or finding of suitability, while varying between jurisdictions, generally include consideration of factors such as:

•	the financial stability, integrity and responsibility of the applicant, including whether the operation is adequately capitalized in the jurisdiction and exhibits the ability to maintain adequate insurance levels;

•	the quality of the applicant’s casino facilities;

•	the amount of revenue to be derived by the applicable jurisdiction through operation of the applicant’s gaming facility;

•	the applicant’s practices with respect to minority hiring and training; and

•	the effect on competition and general impact on the community.

In evaluating individual applicants, gaming authorities consider the individual’s reputation for good character and criminal and financial history and the character of those with whom the individual associates.

Many jurisdictions limit the number of licenses granted to operate gaming facilities within the jurisdiction, and some jurisdictions limit the number of licenses granted to any one gaming operator. Licenses under gaming laws are generally not transferable unless the transfer is approved by the requisite regulatory agency. Licenses in many of the jurisdictions in which we conduct gaming operations are granted for limited durations and require renewal from time to time.

Most jurisdictions have statutory or regulatory provisions that govern the required action that must be taken in the event that a license is revoked or not renewed. For example, under Indiana law, a trustee approved by gaming authorities will assume complete operational control of our riverboat in the event our license is revoked or not renewed, and will be authorized to take any action necessary to sell the property if we are unable to find a suitable buyer within 180 days.

In addition to us and our direct and indirect subsidiaries engaged in gaming operations, gaming authorities may investigate any individual or entity having a material relationship to, or material involvement with, any of these entities to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Certain jurisdictions require that any change in our directors or officers, including the directors or officers of our subsidiaries, must be approved by the requisite regulatory agency. Our officers, directors and certain key employees must also file applications with the gaming authorities and may be required to be licensed, qualified or be found suitable in many jurisdictions. Gaming authorities may deny an application for licensing for any cause which they deem reasonable. Qualification and suitability determinations require submission of detailed personal and financial information followed by a thorough investigation. The burden of demonstrating suitability is on the applicant, who must pay all the costs of the investigation. Changes in licensed positions must be reported to gaming authorities and in addition to their authority to deny an application for licensure, qualification or a finding of suitability, gaming authorities have jurisdiction to disapprove of a change in a corporate position.

If gaming authorities were to find that an officer, director or key employee fails to qualify or is unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with such person. In addition, gaming authorities may require us to terminate the employment of any person who refuses to file appropriate applications.

Moreover, in many jurisdictions, any of our stockholders or holders of our debt securities may be required to file an application, be investigated, and qualify or have his, her or its suitability determined. For example, under Nevada gaming laws, each person who acquires, directly or indirectly, beneficial ownership of any voting security, or beneficial or record ownership of any non-voting security or any debt security in a public corporation which is registered with the Nevada Gaming Commission (the “Commission”), such as Caesars Entertainment, may be required to be found suitable if the Commission has reason to believe that his or her acquisition of that ownership, or his or her continued ownership in general, would be inconsistent with the declared public policy of Nevada, in the sole discretion of the Commission. Any person required by the Commission to be found suitable shall apply for a finding of suitability within 30 days after the Commission’s request that he or she should do so and, together with his or her application for suitability, deposit with the Nevada Gaming Control Board (the “Board”) a sum of money which, in the sole discretion of the Board, will be adequate to pay the anticipated costs and charges incurred in the investigation and processing of that application for suitability, and deposit such additional sums as are required by the Board to pay final costs and charges.

Furthermore, any person required by a gaming authority to be found suitable, who is found unsuitable by the gaming authority, shall not be able to hold directly or indirectly the beneficial ownership of any voting security or the beneficial or record ownership of any nonvoting security or any debt security of any public corporation which is registered with the gaming authority, such as Caesars Entertainment, beyond the time prescribed by the gaming authority. A violation of the foregoing may constitute a criminal offense. A finding of unsuitability by a particular gaming authority impacts that person’s ability to associate or affiliate with gaming licensees in that particular jurisdiction and could impact the person’s ability to associate or affiliate with gaming licensees in other jurisdictions.

Many jurisdictions also require any person who acquires beneficial ownership of more than a certain percentage of our voting securities and, in some jurisdictions, our non-voting securities, typically 5%, to report the acquisition to gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability. Most gaming authorities, however, allow an “institutional investor” to apply for a waiver that allows the “institutional investor” to acquire, in most cases, up to 15% of our voting securities without applying for qualification or a finding of suitability. An “institutional investor” is generally defined as an investor acquiring and holding voting securities in the ordinary course of business as an institutional investor, and not for the purpose of causing, directly or indirectly, the election of a majority of the members of our board of directors, any change in our corporate charter, bylaws, management, policies or operations, or those of any of our gaming affiliates, or the taking of any other action which gaming authorities find to be inconsistent with holding our voting securities for investment purposes only. An application for a waiver as an institutional investor requires the submission of detailed information about the company and its regulatory filings, the name of each person that beneficially owns more than 5% of the institutional investor’s voting securities or other equivalent and a certification made under oath or penalty for perjury, that the voting securities were acquired and are held for investment purposes only. Even if a waiver is granted, an institutional investor generally may not take any action inconsistent with its status when the waiver was granted without once again becoming subject to the foregoing reporting and application obligations. A change in the investment intent of an institutional investor must be reported to certain regulatory authorities immediately after its decision.

Notwithstanding, each person who acquires directly or indirectly, beneficial ownership of any voting security, or beneficial or record ownership of any nonvoting security or any debt security in our company may be required to be found suitable if a gaming authority has reason to believe that such person’s acquisition of that ownership would otherwise be inconsistent with the declared policy of the jurisdiction.

Generally, any person who fails or refuses to apply for a finding of suitability or a license within the prescribed period after being advised it is required by gaming authorities may be denied a license or found unsuitable, as applicable. The same restrictions may also apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable or denied a license and who holds, directly or indirectly, any beneficial ownership of our securities beyond such period of time as may be prescribed by the applicable gaming authorities may be guilty of a criminal offense. Furthermore, we may be subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us or any of our subsidiaries, we:

•	pay that person any dividend or interest upon our voting securities;

•	allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person;

•	pay remuneration in any form to that person for services rendered or otherwise; or

•	fail to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value.

Although many jurisdictions generally do not require the individual holders of debt securities such as notes to be investigated and found suitable, gaming authorities may nevertheless retain the discretion to do so for any reason, including but not limited to, a default, or where the holder of the debt instruments exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability or otherwise qualify must generally pay all investigative fees and costs of the gaming authority in connection with such an investigation. If the gaming authority determines that a person is unsuitable to own a debt security, we may be subject to disciplinary action, including the loss of our approvals, if without the prior approval of the gaming authority, we:

•	pay to the unsuitable person any dividend, interest or any distribution whatsoever;

•	recognize any voting right by the unsuitable person in connection with those securities;

•	pay the unsuitable person remuneration in any form; or

•	make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

Certain jurisdictions impose similar restrictions in connection with debt securities and retain the right to require holders of debt securities to apply for a license or otherwise be found suitable by the gaming authority.

Under New Jersey gaming laws, if a holder of our debt or equity securities is required to qualify, the holder may be required to file an application for qualification or divest itself of the securities. If the holder files an application for qualification, it must place the securities in trust with an approved trustee. If the gaming regulatory authorities approve interim authorization, and while the application for plenary qualification is pending, such holder may, through the approved trustee, continue to exercise all rights incident to the ownership of the securities. If the gaming regulatory authorities deny interim authorization, the trust shall become operative and the trustee shall have the authority to exercise all the rights incident to ownership, including the authority to dispose of the securities and the security holder shall have no right to participate in casino earnings and may only receive a return on its investment in an amount not to exceed the actual cost of the investment (as defined by New Jersey gaming laws). If the security holder obtains interim authorization but the gaming authorities later find reasonable cause to believe that the security holder may be found unqualified, the trust shall become operative and the trustee shall have the authority to exercise all rights incident to ownership pending a determination on such holder’s qualifications. However, during the period the securities remain in trust, the security holder may petition the New Jersey gaming authorities to direct the trustee to dispose of the trust property and distribute proceeds of the trust to the security holder in an amount not to exceed the lower of the actual cost of the investment or the value of the securities on the date the trust became operative. If the security holder is ultimately found unqualified, the trustee is required to sell the securities and to distribute the proceeds of the sale to the applicant in an amount not exceeding the lower of the actual cost of the investment or the value of the securities on the date the trust became operative and to distribute the remaining proceeds to the state. If the security holder is found qualified, the trust agreement will be terminated.

Additionally, the Certificates of Incorporation of Caesars Entertainment contain provisions establishing the right to redeem the securities of disqualified holders if necessary to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license or franchise, or if such holder is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit denied or rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed. The Certificates of Incorporation also contain provisions defining the redemption price and the rights of a disqualified security holder. In the event a security holder is disqualified, the New Jersey gaming authorities are empowered to propose any necessary action to protect the public interest, including the suspension or revocation of the licenses for the casinos we own in New Jersey.

Many jurisdictions also require that manufacturers and distributors of gaming equipment and suppliers of certain goods and services to gaming industry participants be licensed and require us to purchase and lease gaming equipment, supplies and services only from licensed suppliers.

Violations of Gaming Laws

If we or our subsidiaries violate applicable gaming laws, our gaming licenses could be limited, conditioned, suspended or revoked by gaming authorities, and we and any other persons involved could be subject to substantial fines. Further, a supervisor or conservator can be appointed by gaming authorities to operate our gaming properties, or in some jurisdictions, take title to our gaming assets in the jurisdiction, and under certain circumstances, earnings generated during such appointment could be forfeited to the applicable jurisdictions. Furthermore, violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. As a result, violations by us of applicable gaming laws could have a material adverse effect on our financial condition, prospects and results of operations.

Reporting and Recordkeeping Requirements

We are required periodically to submit detailed financial and operating reports and furnish any other information about us and our subsidiaries which gaming authorities may require. Under federal law, we are required to record and submit detailed reports of currency transactions involving greater than $10,000 at our casinos and Suspicious Activity Reports (“SARCs”) if the facts presented so warrant. Some jurisdictions require us to maintain a log that records aggregate cash transactions in the amount of $3,000 or more. We are required to maintain a current stock ledger which may be examined by gaming authorities at any time. We may also be required to disclose to gaming authorities upon request the identities of the holders of our debt or other securities. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to gaming authorities. Failure to make such disclosure may be grounds for finding the record holder unsuitable. Gaming authorities may also require certificates for our stock to bear a legend indicating that the securities are subject to specified gaming laws. In certain jurisdictions, gaming authorities have the power to impose additional restrictions on the holders of our securities at any time.

Review and Approval of Transactions

Substantially all material loans, leases, sales of securities and similar financing transactions by us and our subsidiaries must be reported to, or approved by, gaming authorities. Neither we nor any of our subsidiaries may make a public offering of securities without the prior approval of certain gaming authorities if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in such jurisdictions, or to retire or extend obligations incurred for such purposes. Such approval, if given, does not constitute a recommendation or approval of the investment merits of the securities subject to the offering. Changes in control through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or otherwise, require prior approval of gaming authorities in certain jurisdictions. Entities seeking to acquire control of us or one of our subsidiaries must satisfy gaming authorities with respect to a variety of stringent standards prior to assuming control. Gaming authorities may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

Certain gaming laws and regulations in jurisdictions we operate in establish that certain corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting us or our subsidiaries may be injurious to stable and productive corporate gaming, and as a result, prior approval may be required before we may make exceptional repurchases of voting securities (such as repurchases which treat holders differently) above the current market price and before a corporate acquisition opposed by management can be consummated. In certain jurisdictions, the gaming authorities also require prior approval of a plan of recapitalization proposed by the board of directors of a publicly traded corporation which is registered with the gaming authority in response to a tender offer made directly to the registered corporation’s stockholders for the purpose of acquiring control of the registered corporation.

Because licenses under gaming laws are generally not transferable, our ability to grant a security interest in any of our gaming assets is limited and may be subject to receipt of prior approval from gaming authorities. A pledge of the stock of a subsidiary holding a gaming license and the foreclosure of such a pledge may be ineffective without the prior approval of gaming authorities. Moreover, our subsidiaries holding gaming licenses may be unable to guarantee a security issued by an affiliated or parent company pursuant to a public offering, or pledge their assets to secure payment of the obligations evidenced by the security issued by an affiliated or parent company, without the prior approval of gaming authorities.

Some jurisdictions also require us to file a report with the gaming authority within a prescribed period of time following certain financial transactions and the offering of debt securities. Were they to deem it appropriate, certain gaming authorities reserve the right to order such transactions rescinded.

Certain jurisdictions require the implementation of a compliance review and reporting system created for the purpose of monitoring activities related to our continuing qualification. These plans require periodic reports to senior management of our company and to the regulatory authorities.

Certain jurisdictions require that an independent audit committee oversee the functions of surveillance and internal audit departments at our casinos.

License Fees and Gaming Taxes

We pay substantial license fees and taxes in many jurisdictions, including the counties, cities, and any related agencies, boards, commissions, or authorities, in which our operations are conducted, in connection with our casino gaming operations, computed in various ways depending on the type of gaming or activity involved. Depending upon the particular fee or tax involved, these fees and taxes are payable either daily, monthly, quarterly or annually. License fees and taxes are based upon such factors as:

•	a percentage of the gross revenues received; and

•	the number of gaming devices and table games operated.

In many jurisdictions, gaming tax rates are graduated with the effect of increasing as gross revenues increase. Furthermore, tax rates are subject to change, sometimes with little notice, and we have recently experienced tax rate increases in a number of jurisdictions in which we operate. A live entertainment tax is also paid in certain jurisdictions by casino operations where entertainment is furnished in connection with the selling or serving of food or refreshments or the selling of merchandise.

Operational Requirements

In many jurisdictions, we are subject to certain requirements and restrictions on how we must conduct our gaming operations. In many jurisdictions, we are required to give preference to local suppliers and include minority-owned and women-owned businesses in construction projects to the maximum extent practicable.

Some jurisdictions also require us to give preferences to minority-owned and women-owned businesses in the procurement of goods and services. Some of our operations are subject to restrictions on the number of gaming positions we may have, the minimum or maximum wagers allowed by our customers, and the maximum loss a customer may incur within specified time periods.

MANAGEMENT

The following table provides information regarding the executive officers, other senior officers and the members of the board of directors (the “Board”) of Caesars Entertainment, the direct or indirect parent of each of the Issuers, as of the date of the prospectus. The Board manages the general course of our affairs and businesses and has delegated certain authority to the respective board of directors of the Issuers to supervise our operations and activities. Gary W. Loveman and Donald A. Colvin are the directors and the President and Chief Financial Officer, respectively, of Caesars Entertainment Resort Properties Finance, Inc.

Caesars Entertainment’s Directors, Executive Officers and Other Senior Officers

Name	Age	Position
Gary W. Loveman	54	Chairman of the Board, Chief Executive Officer and President
Donald A. Colvin	61	Executive Vice President and Chief Financial Officer
Timothy R. Donovan	58	Executive Vice President, General Counsel and Chief Regulatory and Compliance Officer
Thomas M. Jenkin	59	Global President of Destination Markets
Janis Jones Blackhurst	65	Executive Vice President of Communications and Government Relations
Gregory Miller	53	Executive Vice President of Domestic Development
Tariq M. Shaukat	42	Executive Vice President and Chief Marketing Officer
Mary H. Thomas	48	Executive Vice President, Human Resources
Steven M. Tight	59	President, International Development
Jeffrey Benjamin	53	Director
David Bonderman	71	Director
Kelvin L. Davis	51	Director
Fred J. Kleisner	70	Director
Eric Press	49	Director
Marc Rowan	52	Director
David B. Sambur	34	Director
Lynn C. Swann	62	Director
Christopher J. Williams	56	Director

Gary W. Loveman has been Caesars Entertainment’s Chairman of the Board since January 1, 2005, Chief Executive Officer since January 2003 and President since April 2001. Mr. Loveman became a member of Caesars Entertainment Resort Properties Finance, Inc.’s board of directors and President of each Issuer in September 2013. He has over 15 years of experience in retail marketing and service management, and he previously served as an associate professor at the Harvard University Graduate School of Business. He holds a bachelor’s degree from Wesleyan University and a Ph.D. in Economics from the Massachusetts Institute of Technology. Mr. Loveman also serves as a director of Coach, Inc. and FedEx Corporation.

Donald A. Colvin has served as Caesars Entertainment’s Executive Vice President and Chief Financial Officer since November 2012. Mr. Colvin became a member of Caesars Entertainment Resort Properties Finance, Inc.’s board of directors and Chief Financial Officer of each Issuer in September 2013. Prior to joining Caesars Entertainment, Mr. Colvin served as Executive Vice President and Chief Financial Officer of ON Semiconductor from April 2003 until October 2012. He served as the Senior Financial Director in March 2003 and from April 2003 to May 2010, Mr. Colvin served as the Treasurer for ON Semiconductor and SCI LLC. Mr. Colvin is a Director and Chairman of the Audit Committee of Isola Group.

Timothy R. Donovan became Caesars Entertainment’s Executive Vice President in November 2011, General Counsel in April 2009 and Caesars Entertainment’s Chief Regulatory and Compliance Officer in January 2011. He served as Senior Vice President from April 2009 to November 2011. Prior to joining Caesars Entertainment, Mr. Donovan served as Executive Vice President, General Counsel and Corporate Secretary of

Republic Services, Inc. from December 2008 to March 2009 after a merger with Allied Waste Industries, Inc., where he served in the same capacities from April 2007 to December 2008. Mr. Donovan earlier served as Executive Vice President-Strategy & Business Development and General Counsel of Tenneco, Inc. from July 1999 to March 2007. He also serves on the board of directors of John B. Sanfilippo & Son, Inc.

Thomas M. Jenkin became Caesars Entertainment’s Global President of Destination Markets in May 2013. He served as President of Operations from November 2011 through May 2013. He served as Western Division President from January 2004 through November 2011. He served as Senior Vice President-Southern Nevada from November 2002 to December 2003 and Senior Vice President and General Manager-Rio from July 2001 to November 2002. He currently serves on the board of directors of Enjoy S.A.

Janis Jones Blackhurst became Caesars Entertainment’s Executive Vice President, Communications and Government Relations in November 2011. She served as Senior Vice President of Communications and Government Relations from November 1999 to November 2011. Prior to joining Caesars Entertainment, Ms. Blackhurst served as Mayor of Las Vegas from 1991 to 1999.

Gregory Miller became Caesars Entertainment’s Executive Vice President of Domestic Development in August 2013. Prior to his current role, he served as Senior Vice President of Domestic Development from May 2012 through August 2013. He served as Senior Vice President of Resort Development from February 2009 through April 2012. He previously served as the Vice President of Property Development from September 2004 through January 2009.

Tariq M. Shaukat became Caesars Entertainment’s Executive Vice President and Chief Marketing Officer in March 2012. Prior to joining Caesars Entertainment, Mr. Shaukat was a Principal at McKinsey & Company from July 2009 through March 2012. He also served as Engagement Manager from 2005 to 2007 and as Associate Principal from 2007 to 2009.

Mary H. Thomas became Caesars Entertainment’s Executive Vice President, Human Resources in November 2011. She served as Caesars Entertainment’s Senior Vice President, Human Resources from January 2006 to November 2011. Prior to joining Caesars Entertainment, Ms. Thomas served as Senior Vice President-Human Resources North America for Allied Domecq Spirits & Wines from October 2000 to December 2005.

Steven M. Tight became Caesars Entertainment’s President, International Development in July 2011. Prior to joining Caesars Entertainment, Mr. Tight served as Chief Executive Officer of Aquiva Development from August 2008 to August 2009 and Chief Executive Officer of Al Sharq Investment from December 2004 to July 2008. Mr. Tight earlier served as Senior Vice President International Development for the Walt Disney Company from 2000 to 2004 and as their Vice President of Business Development from 1997 to 1999 and Vice President of Finance from 1993 to 1996.

Jeffrey Benjamin became a member of the Board in January 2008 upon consummation of the Acquisition. Mr. Benjamin has nearly 25 years of experience in the investment industry and has extensive experience serving on the boards of directors of other public and private companies, including Mandalay Resort Group, another gaming company. He has been senior advisor to Cyrus Capital Partners since June 2008 and serves as a consultant to Apollo Global Management, LLC with respect to investments in the gaming industry. He was a senior advisor to Apollo Global Management, LLC from 2002 to 2008. He holds a bachelor’s degree from Tufts University and a masters degree from the Massachusetts Institute of Technology Sloan School of Management. He has previously served on the boards of directors of Spectrum Group International, Inc., Goodman Global Holdings, Inc., Dade Behring Holdings, Inc., Chiquita Brands International, Inc., McLeod USA, Mandalay Resort Group and Virgin Media Inc. Mr. Benjamin is the Chairman of the Board of A-Mark Precious Metals, Inc. and Exco Resources, Inc., and also serves on the boards of directors of Chemtura Corporation and American Airlines Group Inc.

David Bonderman became a member of Caesars Entertainment’s board of directors in January 2008 upon consummation of the Acquisition. Mr. Bonderman is a TPG Founding Partner. Prior to forming TPG in 1993, Mr. Bonderman was Chief Operating Officer of the Robert M. Bass Group, Inc. (now doing business as Keystone Group, L.P.) in Fort Worth, Texas. He holds a bachelor’s degree from the University of Washington and a law degree from Harvard University. He has previously served on the boards of directors of Gemalto N.V., Burger King Holdings, Inc., Washington Mutual, Inc., IASIS Healthcare LLC, and Univision Communications and Armstrong World Industries, Inc. Mr. Bonderman also currently serves on the boards of directors of JSC VTB Bank, Energy Future Holdings Corp., General Motors Company, CoStar Group, Inc. and Ryanair Holdings PLC, of which he is Chairman.

Kelvin L. Davis became a member of Caesars Entertainment’s board of directors in January 2008 upon consummation of the Acquisition. Mr. Davis is a TPG Senior Partner and Head of TPG’s North American Buyouts Group, incorporating investments in all non-technology industry sectors. He also leads TPG’s Real Estate investing activities. Prior to joining TPG in 2000, Mr. Davis was President and Chief Operating Officer of Colony Capital, Inc., a private international real estate-related investment firm which he co-founded in 1991. He holds a bachelor’s degree from Stanford University and an M.B.A. from Harvard University. Mr. Davis currently serves on the boards of directors of AV Homes, Inc., Northwest Investments, LLC (which is an affiliate of ST Residential), Parkway Properties, Inc., Taylor Morrison Home Corporation, Univision Communications, Inc., and Catellus Development Corporation. He is a member of Caesars Entertainment’s Human Resources Committee, the Executive Committee, the Finance Committee and the Nominating and Corporate Governance Committee.

Fred J. Kleisner became a member of the Board in July 2013. Mr. Kleisner has been Senior Advisor of Morgans Hotel Group Co. since 2006, served as the President and Chief Executive Officer of Hard Rock Hotel Holdings LLC from December 2007 through March 2011 and also served as the President and Chief Executive Officer of Morgans Hotel Group Co. from September 2007 through April 2011. He has also served in management positions with Rex Advisors, LLC, Wyndham International, Inc., and Starwood Hotels & Resorts Worldwide, Inc., Westin Hotels and Resorts, Interstate Hotels Company, The Sheraton Corporation, and Hilton Hotels, Corp. Mr. Kleisner currently serves as a director of Apollo Residential Mortgage, Inc., Kindred Healthcare, Inc., the Museum of Arts & Design, as member of the Board of Managers of Ambridge Hospitality, and on the Advisory Council of Michigan State University’s Broad School of Business, Hospitality Business/Real Estate Investment Management Program. He previously served on the board of directors of Hard Rock Holdings, LLC, as a Trustee/Director for the Culinary Institute of America, and as a Trustee of National Outdoor Leadership School. He is a member of the Caesars Entertainment’s Audit Committee.

Eric Press became a member of the Board in January 2008 upon consummation of the Acquisition. Mr. Press has been a Partner at Apollo Global Management, LLC since 2007 and has been a Partner with other Apollo entities since 1998. Mr. Press has nearly 20 years of experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. He holds a bachelor’s degree in economics from Harvard University and a law degree from Yale University. He has previously served on the board of directors of the Rodeph Sholom School, Innkeepers Trust USA, Wyndham International, Quality Distribution, Inc. AEP Industries, Metals USA Holdings Corp., WMC Finance Corp., and Athene Re. Mr. Press also serves on the boards of directors of Prestige Cruise Holdings, Inc., Noranda Aluminum, Affinion Group Holdings, Inc., Princimar Chemical Holdings, LLC, Verso Paper Corp., WMC Residco, Inc., and Apollo Commercial Real Estate Finance, Inc.

Marc Rowan became a member of the Board in January 2008 upon consummation of the Acquisition. Mr. Rowan is a co-founder and Senior Managing Director of Apollo Global Management, LLC, a leading alternative asset manager focused on contrarian and value oriented investments across private equity, credit-oriented capital markets and real estate, a position he has held since 1990. He currently serves on the boards of directors of the general partner of AP Alternative Assets, L.P., Apollo Global Management, LLC, Athene Holding Ltd., Caesars Entertainment, CAC and Beats Music. He has previously served on the boards of directors of AMC Entertainment, Inc., CableCom Gmbh., Countrywide PLC, Culligan Water Technologies, Inc., Furniture Brands International, Mobile Satellite Ventures, National Cinemedia, Inc., National Financial Partners, Inc., New World Communications, Inc., Norwegian Cruise Lines, Quality Distribution, Inc., Samsonite Corporation, SkyTerra Communications, Inc., Unity Media SCA, Vail Resorts, Inc. and Wyndham International, Inc. He is a founding member and Chairman of Youth Renewal Fund and a member of the Board of Overseers of The Wharton School. He serves on the boards of directors of Jerusalem Online and the New York City Police Foundation. Mr. Rowan graduated Summa Cum Laude from the University of Pennsylvania’s Wharton School of Business with a BS and an MBA in Finance. Mr. Rowan is a member of Caesars Entertainment’s Executive Committee, the Human Resources Committee and the Finance Commitee.

David B. Sambur became a member of the Board in November 2010. Mr. Sambur is a Partner of Apollo Global Management, having joined in 2004. Mr. Sambur has experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. Prior to joining Apollo, Mr. Sambur was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. Mr. Sambur serves on the board of directors of Verso Paper Corp, Verso Paper, Inc., Verso Paper Holdings, LLC, CAC, Momentive Performance Materials Holdings, Momentive Specialty Chemical, Inc., and AP Gaming Holdco, Inc. Mr. Sambur graduated summa cum laude and Phi Beta Kappa from Emory University with a BA in Economics. He is a member of Caesars Entertainment’s Nominating and Corporate Governance Committee.

Lynn C. Swann became a member of the Board in April 2008. Mr. Swann has served as president of Swann, Inc., a consulting firm specializing in marketing and communications since 1976 and the owner of Lynn Swann Group since 2011. The Lynn Swann Group is an affiliate of Stonehaven, LLC, which is a Member of FINRA/SIPC. Mr. Swann was also a broadcaster for the American Broadcasting Company from 1976 to 2005. He holds a bachelor’s degree from the University of Southern California. Mr. Swann also serves on the boards of directors of Fluor Corporation and American Homes 4 Rent. He previously served on the board of directors of Hershey Entertainment and Resort Co. and H.J. Heinz Co. Mr. Swann also holds a Series 7 and Series 63 registration. He is member of the Caesars Entertainment’s Audit Committee, Human Resources Committee, Nominating and Corporate Governance Committee, and the 162(m) Plan Committee.

Christopher J. Williams became a member of the Board in April 2008. Mr. Williams has been Chairman of the Board and Chief Executive Officer of Williams Capital Group, L.P., an investment bank, since 1994, and Chairman of the Board and Chief Executive Officer of Williams Capital Management, LLC, an investment management firm, since 2002. He holds a bachelor’s degree from Harvard University and an M.B.A. from the Dartmouth College Tuck School of Business. Mr. Williams also serves on the boards of directors for The Partnership for New York City, the National Association of Securities Professionals, and Wal-Mart Stores, Inc. He is Chairman of the Caesars Entertainment’s Audit Committee and is a member of the 162(m) Plan Committee.

Board Structure of Caesars Entertainment

As of the date of this prospectus, the Board consisted of ten members: Gary Loveman, Jeffrey Benjamin, David Bonderman, Kelvin Davis, Fred Kleisner, Eric Press, Marc Rowan, David Sambur, Lynn Swann, and Christopher Williams. Mr. Jeffrey Housenbold resigned from the Board effective March 28, 2014. Mr. Loveman’s employment agreement provides that Caesars Entertainment shall use its best efforts to cause the Board to appoint Mr. Loveman as a member of the Board or cause Mr. Loveman to be nominated for election to the Board by Caesars Entertainment’s stockholders. Based upon the listing standards of the NASDAQ, we do not believe that Messrs. Loveman, Benjamin, Bonderman, Davis, Press, Rowan, or Sambur would be considered independent because of their relationships with certain affiliates of the Sponsors and other relationships with us and Caesars Entertainment. The Board has affirmatively determined that Messrs. Kleisner, Swann and Williams are independent from our management under the NASDAQ listing standards. The Board has also affirmatively determined that Messrs. Williams and Kleisner, the current members of the Audit Committee of the Board, meet the independence requirements of Rule 10A-3 of the Exchange Act.

Hamlet Holdings, the members of which are comprised of an equal number of individuals affiliated with each of the Sponsors, as of September 30, 2014, beneficially owns approximately 60.7% of Caesars Entertainment’s common stock pursuant to an irrevocable proxy providing Hamlet Holdings with sole voting and sole dispositive power over those shares, and, as a result, the Sponsors have the power to elect all of our directors. Therefore, Caesars Entertainment is a “controlled company” under NASDAQ corporate governance standards, and it has elected not to comply with the NASDAQ corporate governance requirement that a majority of its Board and human resources (i.e., compensation) and nominating and corporate governance committees consist of independent directors.

The Board affirmatively determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the applicable rules of listing standards of NASDAQ. These guidelines are contained in Caesars Entertainment’s Corporate Governance Guidelines which are posted on the Corporate Governance page of Caesars Entertainment’s web site located at http://investor.caesars.com.

Board Committees

The Board has six standing committees: the Audit Committee, the Human Resources Committee, the Nominating and Corporate Governance Committee, the Finance Committee, the Executive Committee and the 162(m) Plan Committee. The Board has determined that all of the members of the Audit Committee, one of the members of the Human Resources Committee (the “HRC”), one of the members of the Nominating and Corporate Governance Committee and both of the members of the 162(m) Plan Committee are independent as defined in the NASDAQ listing standards and in our Corporate Governance Guidelines. The Board has adopted a written charter for each of these committees. The charters for each of these committees are available on the Corporate Governance page of our web site located at http://investor.caesars.com.

The chart below reflects the current composition of the standing committees:

Name of Director	Audit	Human Resources	Nominating and Corporate Governance	Finance	Executive	162(m) Plan
Gary Loveman*					X
Jeffrey Benjamin
David Bonderman
Kelvin Davis		X	X	X	X
Fred Kleisner	X
Eric Press
Marc Rowan		X		X	X
David Sambur			X
Lynn Swann(1)	X	X	X			X
Christopher Williams	X					X

*	Indicates management director.

(1)	On April 13, 2014, Lynn Swann was appointed to the Audit Committee.

Audit Committee

During 2013, the audit committee of the Board consisted of Christopher Williams, as chairperson, Fred Kleisner and Jeffrey Housenbold. Mr. Housenbold resigned from our Board effective March 28, 2014. On April 13, 2014, Lynn Swann was appointed to the Audit Committee.

The audit committee of the Board met on 14 occasions during 2013. The Board has determined that Messrs. Williams, Swann and Kleisner each qualify as an “audit committee financial expert” as such term is defined in

Item 407(d)(5) of Regulation S-K and that Messrs. Williams and Kleisner are independent as independence is defined in Rule 10A-3 of the Exchange Act and under the NASDAQ listing standards. The purpose of the audit committee is to oversee accounting and financial reporting processes and the audits of Caesars Entertainment’s financial statements, provide an avenue of communication among its independent auditors, management, its internal auditors and the Board, and prepare the audit-related report required by the SEC to be included in its annual proxy statement or annual report on Form 10-K. The principal duties and responsibilities of the audit committee are to oversee and monitor the following:

•	preparation of annual audit committee report to be included in Caesars Entertainment’s annual proxy statement;

•	Caesars Entertainment’s financial reporting process and internal control system;

•	the integrity of Caesars Entertainment’s financial statements;

•	the independence, qualifications and performance of Caesars Entertainment’s independent auditor;

•	the performance of Caesars Entertainment’s internal audit function; and

•	Caesars Entertainment’s compliance with legal, ethical and regulatory matters.

The audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Human Resources Committee

The HRC serves as our compensation committee with the specific purpose of designing, approving, and evaluating the administration of Caesars Entertainment’s compensation plans, policies, and programs. The HRC currently consists of Kelvin Davis, Marc Rowan and Lynn Swann, each of whom were members of the HRC throughout 2013. The purpose of the HRC is to ensure that compensation programs are designed to encourage high performance, promote accountability and align employee interests with the interests of Caesars Entertainment’s stockholders. The HRC is also charged with reviewing and approving the compensation of the Chief Executive Officer and Caesars Entertainment’s other senior executives, including all of the named executive officers.

The qualifications of the HRC members stem from roles as corporate leaders, private investors, and board members of several large corporations. Their knowledge, intelligence, and experience in company operations, financial analytics, business operations, and understanding of human capital management enables the members to carry out the objectives of the HRC. We have chosen the “controlled company” exception under the NASDAQ rules which exempts us from the requirement that we have a compensation committee composed entirely of independent directors.

The HRC is entitled to delegate any or all of its responsibilities to a subcommittee of the HRC or to specified executives of Caesars Entertainment, except that it may not delegate its responsibilities for any matters where it has determined such compensation is intended to comply with the exemptions under Section 16(b) of the Exchange Act.

Each year the HRC reviews whether the work of its compensation consultants raises any conflicts of interest. The HRC has determined that the work of Towers Watson, Mercer Investment Consulting and Stoel Rives LLP (whose services are described under “Compensation Discussion and Analysis-Role of outside consultants in establishing compensation” below) did not raise any conflicts of interest in fiscal 2013 and does not currently raise any conflicts of interest. In making this assessment, the HRC considered that neither Towers Watson, Mercer Investment Consulting nor Stoel Rives LLP provided any other services to Caesars Entertainment unrelated to executive compensation and the other factors enumerated in new Rule 10C-1(b) under the Exchange Act.

162(m) Plan Committee

The 162(m) Plan Committee of the Board reviews and approves compensation that is intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Nominating and Corporate Governance Committee

The Board has established a nominating and corporate governance committee whose current members are Kelvin Davis, David Sambur and Lynn Swann, each of whom served on the committee throughout 2013. The nominating and corporate governance committee met twice during 2013. The principal duties and responsibilities of the nominating and corporate governance committee are as follows:

•	to establish criteria for board and committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board;

•	to make recommendations regarding proposals submitted by Caesars Entertainment’s stockholders; and

•	to make recommendations to the Board regarding board governance matters and practices.

Caesars Entertainment has chosen the “controlled company” exception under the NASDAQ rules which exempts it from the requirement that it have a nominating and corporate governance committee composed entirely of independent directors.

Finance Committee

Caesars Entertainment’s finance committee consists of Kelvin Davis and Marc Rowan. The purpose of the finance committee is to assist the Board in the oversight of our financial matters primarily relating to indebtedness and financing transactions.

Executive Committee

Caesars Entertainment’s executive committee consists of Gary Loveman, as chairperson, Kelvin Davis and Marc Rowan. The executive committee has all the powers of the Board in the management of Caesars Entertainment’s business and affairs other than those enumerated in its charter, including without limitation, the establishment of additional committees or subcommittees of the Board and the delegation of authority to such committees and subcommittees, and may act on behalf of the Board to the fullest extent permitted under Delaware law and Caesars Entertainment’s organizational documents. The executive committee serves at the pleasure of the Board and may act by a majority of its members, provided that at least one member affiliated with TPG and Apollo must approve any action of the executive committee. This committee and any requirements or voting mechanics or participants may continue or be changed if Apollo and TPG no longer own a controlling interest in Caesars Entertainment.

Code of Ethics

Caesars Entertainment’s has a Code of Business Conduct and Ethics, which is applicable to all of its directors, officers and employees (the “Code of Ethics”). The Code of Ethics is available on the Corporate Governance page of Caesars Entertainment’s web site located at http://investor.caesars.com. To the extent required pursuant to applicable SEC regulations, Caesars Entertainment intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at this location on its website or report the same on a Current Report on Form 8-K. Caesars Entertainment’s Code of Ethics is available free of charge upon request to its Corporate Secretary, Caesars Entertainment Corporation, One Caesars Palace Drive, Las Vegas, Nevada 89109.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion describes Caesars Entertainment’s process of determining the compensation and benefits provided to its “named executive officers” in fiscal year 2013. Our directors, employees, officers, consultants and advisors generally render services to Caesars Entertainment or its subsidiaries. In connection with those services, they receive cash compensation and, in some cases, equity compensation from Caesars Entertainment. We are allocated a portion of the related compensation expense pursuant to the Shared Services Agreement and the Omnibus Agreement. See “Certain Relationships and Related Party Transactions.” This discussion and the compensation tables which follow concentrate solely on those compensation and benefits provided by Caesars Entertainment. Unless the context otherwise requires, solely for purposes of this section, the term “Company” refers to Caesars Entertainment and the “we,” “us” and “our” refer to the Caesars Entertainment and its consolidated subsidiaries on a combined basis.

Compensation Risk Assessment

The Human Resources Committee of the Board (the “HRC”) has evaluated the Company’s compensation structure from the perspective of enterprise risk management and the terms of the Company’s compensation policies generally. As discussed below, the Company’s executive compensation practices are intended to compensate executives primarily on performance, with a large portion of potential compensation at risk. The HRC has set senior executive compensation with two driving principles in mind: (1) delivering financial results to our stockholders, and (2) ensuring that our customers receive a great experience when visiting our properties. To that end, historically the HRC has set our senior executive compensation so that at least 50% of our senior executives’ total compensation is at risk based on these objectives. In addition, the HRC has the authority to claw back bonuses paid to participants in the event of a termination for cause or material noncompliance resulting in financial restatement by a plan participant. As a result, together with the restrictions placed on the Company by gaming, compliance and other regulations, the HRC does not believe that the Company’s compensation policies and practices provide incentives to take inappropriate business risks.

Compensation Discussion and Analysis

Executive Summary

2013 was highlighted by significant investment in our properties, expansion into new regional markets, and a number of initiatives to enhance the Company’s capital structure. Adjusted EBITDA results for the year came in at $1,854 million. Customer satisfaction, measured through our customer surveys, continued to improve reaching record high results for 2013.

The HRC set senior executive compensation with two driving principles in mind: (1) delivering financial results to our stockholders and (2) ensuring that our customers have a great experience when visiting our properties. To that end, historically the HRC set our senior executive compensation so that at least 50% of our senior executives’ total compensation is based on these objectives:

•	The most significant compensation plan that is directly affected by the attainment of performance goals is our Annual Management Bonus Plan (the “Bonus Plan”). The financial measure for the Caesars Entertainment Corporation 2009 Senior Executive Incentive Plan (the “Senior Executive Incentive Plan”) is EBITDA. The financial measurement used to determine the bonus under the Bonus Plan is Adjusted EBITDA. For select participants with direct influence over cash management, an additional financial metric of cash flow was included in the 2013 bonus score. The non-financial measurement used to determine plan payments for all participants is customer satisfaction, as measured by surveys of our loyalty program (“Total Rewards”) customers taken by a third party. The 2013 annual cash incentives paid to our named executive officers were based on our Adjusted EBITDA of $1,854 million and customer satisfaction improvement of 2.57%, resulting in a corporate score of 76, within a range of 0 to 200. Bonuses were thus paid at 76% of target bonus opportunity.

•	The Customer Service Jackpot Bonus Plan functions are measured against the same customer service metric as the Bonus Plan, but require in effect two years’ worth of maximum service performance in a single year. Payout of the Customer Service Jackpot is targeted at 5% of an employee’s base salary for all management. No payments were made under this plan in 2013 to the named executive officers.

•	Our Project Renewal Incentive Plan was designed to incentivize our leadership to undertake the cost savings initiatives proposed as part of a comprehensive program to streamline our operations, launched in the fourth quarter of 2010. This plan expired by its terms in March 2013 and no further payments were made under the plan since 2011.

Following our IPO, we adopted the Caesars Entertainment Corporation 2012 Performance Incentive Plan, as amended (the “2012 Plan”) and returned to annual equity awards in 2013 to maintain a competitive long term incentive program. We granted options and restricted stock units with a target value made up of 35% options and 65% restricted stock units for Mr. Loveman, and a target value made up of 25% options and 75% restricted stock units for Messrs. Colvin, Jenkin, Payne, and Donovan. The equity compensation analysis performed by Towers Watson and the available shares under the plan were considered when determining the mix for each participant. The values of the 2013 options and restricted stock units granted to our Chief Executive Officer were below market median, while the grant value for our other named executive officers were at market median. In addition, our outstanding performance options that vest based on our common stock price being at or above $57.41 were modified in 2013 so that the options vest 50% in each of March 2014 and 2015 regardless of our stock price performance, in order to deliver realizable value without further share usage under our plans. However, if the Company’s 30-day trailing average stock price equals or exceeds $57.41 per share prior to the revised vesting dates, the outstanding $57.41 performance options will vest immediately.

Given the market competitiveness of our salaries, no further increases in salaries for our named executive officers were approved in 2013. In 2013, we also took steps to be mindful of stockholder concerns by adopting clawback provisions and suspending financial counseling services perquisites.

2013 Say on Pay Vote

At the 2013 Annual Meeting, the stockholders approved, on an advisory basis, the Company’s named executive officer compensation. Approximately 96% of the votes cast on the advisory vote on named executive officer compensation proposal were in favor of our named executive officer compensation. Despite this support in favor of our existing executive compensation practices, the HRC continues to design, approve, and evaluate the administration of our compensation plans, policies, and programs. The stockholders also approved, on an advisory basis, holding future advisory votes to approve named executive office compensation every three years.

Process

Our Human Resources Committee. The HRC serves as our compensation committee with the specific purpose of designing, approving, and evaluating the administration of our compensation plans, policies, and programs. The HRC’s role is to ensure that compensation programs are designed to encourage high performance, promote accountability and align employee interests with the interests of our stockholders. The HRC is also charged with reviewing and approving the compensation of the Chief Executive Officer and our other senior executives, including all of the named executive officers. The HRC operates under our Human Resources Committee Charter. The HRC Charter was last updated on February 21, 2013. It is reviewed no less than once per year with any recommended changes presented to our Board for approval.

The HRC currently consists of Kelvin Davis, Marc Rowan and Lynn Swann. The qualifications of the HRC members stem from roles as corporate leaders, private investors, and board members of several large corporations. Their knowledge, intelligence, and experience in company operations, financial analytics, business operations, and understanding of human capital management enables the members to carry out the objectives of the HRC. We have chosen the “controlled company” exception under the NASDAQ rules which exempts us from the requirement that we have a compensation committee composed entirely of independent directors.

In fulfilling its responsibilities, the HRC is entitled to delegate any or all of its responsibilities to a subcommittee of the HRC or to specified executives of Caesars, except that it may not delegate its responsibilities for any matters where it has determined such compensation is intended to comply with the exemptions under Section 16(b) of the Exchange Act.

In February 2009, our Board formed the 162(m) Plan Committee comprised of two members: Lynn Swann and Christopher Williams. The purpose of the 162(m) Plan Committee is to administer the Senior Executive Incentive Plan.

HRC Consultant Relationships. The HRC has the authority to engage services of independent legal counsel, consultants and subject matter experts in order to analyze, review, recommend and approve actions with regard to Board compensation, executive officer compensation, or general compensation and plan provisions. We provide for appropriate funding for any such services commissioned by the HRC. These consultants are used by the HRC for purposes of executive compensation review, analysis, and recommendations. The HRC has engaged and expects to continue to engage external consultants for the purposes of determining Chief Executive Officer and other senior executive compensation. However, with respect to 2013 compensation, the HRC did not engage any consultants. Rather, consultants were engaged by our Human Resources executives, and these consultants helped formulate information that was then provided to the HRC. See “Role of outside consultants in establishing compensation” below.

2013 HRC Activity

During five meetings in 2013, as delineated in the Human Resources Committee Charter and as outlined below, the HRC performed various tasks in accordance with their assigned duties and responsibilities, including:

•	Chief Executive Officer Compensation: reviewed and approved corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluated the performance of the Chief Executive Officer in light of these approved corporate goals and objectives and relative to peer group, evaluated and awarded the equity compensation and annual bonus of the Chief Executive Officer based on such evaluation.

•	Other Senior Executive Officer Compensation: set base compensation and annual bonus compensation (other than for those executives that receive bonuses under the Senior Executive Incentive Plan), and awarded equity compensation for all senior executives, which included an analysis relative to our competition peer group.

•	Director Compensation: set base compensation and awarded equity compensation for non-management directors, which included a review of our practices against peers both in the gaming industry and outside the gaming industry.

•	Executive Compensation Plans: reviewed status of various executive compensation plans, programs, and incentives, including the Bonus Plan, our various deferred compensation plans, our various equity plans and amendments to plans.

•	Equity Compensation Plans: approved implementation of an annual equity grant program under the 2012 Plan, awarded equity compensation to certain employees and approved a change to the $57.41 performance options vesting so that the options vest 50% in each of March 2014 and 2015 regardless of our stock price, as described below.

•	Committee Charter: reviewed and amended the HRC charter to include consideration of the shareholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act in evaluating and determining the compensation of the Chief Executive Officer.

•	Talent Succession: reviewed and evaluated the succession plans relating to the Chief Executive Officer and other executive officer positions.

Role of Human Resources Committee. The HRC has sole authority in setting the material compensation of our senior executives, including base pay, incentive pay (other than those executives that receive bonuses under the Senior Executive Incentive Plan) and equity awards. The HRC receives information and input from our senior executives and outside consultants (as described below) to help establish these material compensation determinations, but the HRC is the final arbiter on these decisions.

Role of Company executives in establishing compensation. When determining the pay levels for the Chief Executive Officer and our other senior executives, the HRC solicits advice and counsel from internal and external resources. Internal Company resources include the Chief Executive Officer, Executive Vice President, Human Resources, and Vice President of Compensation and Leadership. The Executive Vice President, Human Resources is responsible for developing and implementing our business plans and strategies for all company-wide human resource functions, as well as day-to-day human resources operations. The Vice President of Compensation and Leadership is responsible for the design, execution, and daily administration of our compensation and leadership services operations. Both of these Human Resources executives attend the HRC meetings, at the request of the HRC, and act as a source of informational resources and serve in an advisory capacity. The Corporate Secretary is also in attendance at each of the HRC meetings and oversees the legal aspects of our executive compensation and benefit plans, updates the HRC regarding changes in laws and regulations affecting our compensation policies, and records the minutes of each HRC meeting. The Chief Executive Officer also attends HRC meetings.

In 2013, the HRC communicated directly with the Chief Executive Officer and Human Resources executives in order to obtain external market data, industry data, internal pay information, individual and our performance results, and updates on regulatory issues. The HRC also delegated specific tasks to Human Resources executives to facilitate the decision making process and to assist in the finalization of meeting agendas, documentation, and compensation data for HRC review and approval.

The Chief Executive Officer annually reviews the performance of our senior executives and, based on these reviews, recommends to the HRC compensation for all senior executives, other than his own compensation. The HRC, however, has the discretion to modify the recommendations and makes the final decisions regarding material compensation to senior executives, including base pay, incentive pay (other than those executives that receive bonuses under the Senior Executive Incentive Plan), and equity awards.

Role of outside consultants in establishing compensation. Our internal Human Resources executives regularly engage outside consultants to provide advice related to our compensation policies. Standing consulting relationships are held with several global consulting firms specializing in executive compensation, human capital management, and board of director pay practices. During 2013, the services performed by consultants that resulted in information provided to the HRC are set forth below:

1.	Towers Watson provided us with advice regarding our annual equity program and external benchmarking.

2.	Mercer Investment Consulting was retained by the Savings & Retirement Plan (401k) and Executive Deferred Compensation Plan Investment Committees to advise these committees on investment management performance, monitoring, investment policy development, and investment manager searches.

3.	Stoel Rives LLP was retained by the Savings & Retirement Plan (401k) Administrative Committee to advise this committee on plan design, compliance and operational consulting for our qualified defined contribution plan.

The consultants provided the information described above to our Human Resources executives to help formulate information that is then provided to the HRC. The fees paid to Stoel Rives LLP in 2013 were $361,292 for the 401(k) Plan. The fees for paid to Mercer Investment Consulting in 2013 were $129,449 for the 401(k) Plan and $142,336 for the Executive Deferred Compensation Plans. The fees paid to Towers Watson were $16,500.

The HRC has determined that the work of Towers Watson, Mercer Investment Consulting and Stoel Rives LLP did not raise any conflicts of interest in fiscal 2013. In making this assessment, the HRC considered that neither Towers Watson, Mercer Investment Consulting nor Stoel Rives LLP provided any other services to the Company unrelated to executive compensation and the other factors enumerated in new Rule 10C-1(b) under the Exchange Act.

Objectives and Philosophy of Compensation Programs

Our executive compensation program is designed to achieve the following objectives:

•	align our rewards strategy with our business objectives, including enhancing stockholder value and customer satisfaction;

•	support a culture of strong performance by rewarding employees for results;

•	attract, retain and motivate talented and experienced executives; and

•	foster a shared commitment among our senior executives by aligning our and their individual goals.

These objectives are ever present and are at the forefront of our compensation philosophy and all compensation design decisions.

Our compensation philosophy provides the foundation upon which all of our compensation programs are built. Our goal is to compensate our executives with a program that rewards loyalty, results-driven individual performance, and dedication to the organization’s overall success. These principles define our compensation philosophy and are used to align our compensation programs with our business objectives. Further, the HRC specifically outlines in its charter the following duties and responsibilities in shaping and maintaining our compensation philosophy:

•	assess whether the components of executive compensation support our culture and business goals;

•	consider the impact of executive compensation programs on stockholders;

•	consider issues and approve policies regarding qualifying compensation for executives for tax deductibility purposes;

•	approve the appropriate balance of fixed and variable compensation; and

•	approve the appropriate role of performance based and retention based compensation.

Our executive compensation programs are structured to reward our executives for their contributions in achieving our mission of providing outstanding customer service and attaining strong financial results, as discussed in more detail below. Our executive compensation policy is designed to attract and retain high caliber executives and motivate them to superior performance for the benefit of our stockholders.

Various Company policies are in place to shape our executive pay plans, including:

•	salaries are linked to competitive factors, internal equity, and can be increased as a result of successful job performance;

•	our annual bonus programs are competitively based and provide incentive compensation based on our financial performance and customer service scores;

•	long-term incentives are tied to enhancing stockholder value and to our financial performance; and

•	qualifying compensation paid to senior executives is designed to maximize tax deductibility, where possible.

The executive compensation practices are intended to compensate executives primarily on performance, with a large portion of potential compensation at risk. The HRC sets senior executive compensation with two driving principles in mind: (1) delivering financial results to our stockholders and (2) ensuring that our customers receive a great experience when visiting our properties. To that end, historically the HRC has set our senior executive compensation so that at least 50% of our senior executives’ total compensation is at risk based on these objectives.

Compensation Program Design Emphasizes Variable and At Risk Compensation

The executive compensation program is designed with our executive compensation objectives in mind and is comprised of fixed and variable pay plans, cash and non-cash plans, and short and long-term payment structures in order to recognize and reward executives for their contributions to our Company today and in the future. The impact of individual performance on compensation is reflected in base pay merit increases, setting the Bonus Plan payout percentages as compared to base pay, and the amount of equity awards granted. The impact of our financial performance and customer satisfaction is reflected in the calculation of the annual bonus payment and the intrinsic value of equity awards. Supporting a performance-based culture and providing compensation that is directly linked to outstanding individual and overall financial results is at the core of our compensation philosophy and human capital management strategy.

The table below reflects our short-term and long-term executive compensation programs during 2013:

Short-term	Long-term
Fixed and Variable Pay	Variable Pay

Base Salary	Equity Awards—Options and Restricted Stock Units

Senior Executive Incentive Plan (employing the goals under the Annual Management Bonus Plan)	Executive Supplemental Savings Plan II

Customer Service Jackpot Plan	Project Renewal Incentive Plan(1)

(1)	The Project Renewal Incentive Plan expired on March 1, 2013.

Market Review and Competitiveness

We periodically assess and evaluate the internal and external competitiveness for all components of our executive compensation program. Internally, we look at critical and key positions that are directly linked to our profitability and viability. We review our compensation structure to determine whether the appropriate hierarchy of jobs is in place with appropriate ratios of Chief Executive Officer compensation to other senior executive compensation. We believe the appropriate ratio of Chief Executive Officer cash compensation compared to other senior executives ranges from 2.16:1 on the low end to 6:45 on the high end. These ratios are merely a reference point for the HRC in setting the compensation of our Chief Executive Officer, and were set after reviewing the job responsibilities of our Chief Executive Officer versus other senior executives and a gaming peer group. Internal equity is based on both quantitative and qualitative job evaluation methods, including span of control, required skills and abilities, long-term career growth opportunities as well as relevant comparative financial and non-financial job metrics. Externally, benchmarks are used to provide guidance and to improve our ability to attract, retain, and recruit talented senior executives. Due to the highly competitive nature of the gaming industry, as well as the competitiveness across industries for talented senior executives, it is important for our compensation programs to provide us the ability to internally develop executive talent, as well as recruit highly qualified senior executives.

The overall design of the executive compensation program and the elements thereof is a culmination of years of development and compensation plan design adjustments. Each year the plans are reviewed for effectiveness, competitiveness, and legislative compliance. The current plans have been put into place with the approval of the HRC and in support of the principles of the compensation philosophy and objectives of our pay practices and policies.

In 2009, our Human Resources department conducted a review of compensation practices of competitors in the gaming industry and our Human Resources department continued to review and update the analysis in 2010, 2011, and 2013. The review covered a range of senior roles, including those of our named executive officers and board of directors, and competitive practices relating to cash compensation. The findings of the peer group analysis were presented to the HRC when reviewing cash compensation for our executives. As a result of this review, the HRC believes that the current compensation program adequately compensates and provides incentive to our executives. The companies comprising our peer group for the 2009 review and 2010, 2011, and 2013 updates were:

Ameristar Casinos, Inc.	Penn National Gaming, Inc.

Boyd Gaming Corporation	Station Casinos, Inc.

Isle of Capri Casinos	Pinnacle Entertainment, Inc.

Las Vegas Sands Corp.	Wynn Resorts, Limited

MGM Resorts International

In 2013, we engaged Towers Watson to provide a review of equity compensation practices and the outcome of this review was used to provide guidance in the development of the annual equity grant program. Given the structure of our Company, with operations throughout the United States and internationally, the review covered equity grant practices of a broad range of companies of comparable size and geographic scope, and was not limited to peers in the gaming industry with a smaller geographic reach. Below is the list of the 168 companies used in the review:

Advanced Micro Devices	DTE Energy	Mattel
Agilent Technologies	Eastman Chemical	McGraw-Hill
Air Products and Chemicals	eBay	MeadWestvaco
Ally Financial	Ecolab	MGM Resorts International
Ameren	Eisai Co., Ltd.	Micron Technology
American Family Insurance	Elsevier	MidAmerican Energy
AMERIGROUP	EnCana Oil & Gas USA	MillerCoors
Ameriprise Financial	Energy Future Holdings	Momentive Specialty Chemicals
Amway	Entergy	Monsanto
Anixter International	Epson	Mosaic
APL	Estee Lauder	Motorola Solutions
Arkema	Federal-Mogul	Mylan
Ashland	First Data	Newmont Mining
Atos IT Solutions and Services	Franklin Resources	Newport News Shipbuilding
Automatic Data Processing	Genworth Financial	Nordstrom
Ball	Gilead Sciences	Norfolk Southern
BB&T	Goodrich	Novo Nordisk Pharmaceuticals
BBC Worldwide	Greyhound Lines	NRG Energy
BD (Becton Dickinson)	Grupo Ferrovial	Office Depot
BJ’s Wholesale Club	Guardian Life	OfficeMax
BorgWarner	HD Supply	Omnicare
Boston Scientific	Health Net	Oshkosh
C.H. Robinson Worldwide	Hearst	Pearson Group
Cablevision Systems	Henry Schein	Performance Food Group
Calpine	Hershey	PetSmart
Celanese Americas	Hertz	Platts
Celestica	Hilton Worldwide	Potash
CenterPoint Energy	Hormel Foods	Praxair

VA Logistics	Huntington Ingalls Industries	Principal Financial Group
Clear Channel Communications	Huntsman	Progress Energy
Cliffs Natural Resources	Inchcape	Providence Health & Services
CMS Energy	Interpublic Group of Companies	Public Service Enterprise Group
Coca-Cola Enterprises	Jacobs Engineering	Purolator Inc.
Corning	KBR	Quest Diagnostics
Covidien	Kinder Morgan	QVC
Crown Holdings	Lend Lease	R.R. Donnelley
CSX	Liberty Global	Reed Business Information
Dana Corp	Limited	Reed Elsevier
Darden Restaurants	Lincoln Financial	Reed Exhibitions
Devon Energy	Lorillard Tobacco	Regions Financial
Dignity Health	Luxottica Group	Reynolds American
Dollar Tree	Marsh & McLennan	RGA Reinsurance Group
Dow Corning	Masco Corporation	Rockwell Automation
DSM Nutritional Products	MasterCard	Royal Caribbean Cruises
Ryder System	Targa Resources	URS Energy & Construction
S.C. Johnson & Son	Tenet Healthcare	Vestas—American Wind Technology
SAIC	Tennessee Valley Authority	VF
Seagate Technology	Terex	Visa
Sempra Energy	Textron	Visteon
Sherwin-Williams	Thermo Fisher Scientific	Viterra
Solvay America	TransCanada	Weyerhaeuser
SSAB	Transocean	Whole Foods Market
Stanley Black & Decker	UGI	Williams Companies
Starbucks Coffee	Univar	Xcel Energy
State Street	Unum Group	XL Group
Stryker	URS
SunTrust Banks

Elements of Active Employment Compensation and Benefits

The total direct compensation mix for each named executive officer varies. For our Chief Executive Officer, the allocation for 2013 was 47% for base salary and 53% for annual bonus. For the other named executive officers in 2013, the average allocation was 62% for base salary and 38% for annual bonus. Each compensation element is considered individually and as a component within the total compensation package. In reviewing each element of our senior executives’ compensation, the HRC reviews peer data, internal and external benchmarks, our performance over the calendar year (as compared to our internal plan as well as compared to other gaming companies) and the executive’s individual performance. Prior compensation and wealth accumulation is considered when making decisions regarding current and future compensation; however, it has not been a decision point used to cap a particular compensation element.

Peer Group Data

We and the HRC review the compensation of our named executive officers against our peer groups. The table below shows the amounts paid for our named executive officers in 2013 and the Peer Group Median for each category of compensation, as measured in 2012 for the 2013 SEC filings, the latest data available for the peer group.

	Base Salary		Option Awards		Stock Units or Awards		Non-Equity Incentive Plan Compensation		All Other Compensation
	Paid($)	Peer Group Median($)	Paid($)	Peer Group Median($)	Paid($)	Peer Group Median($)	Paid($)	Peer Group Median($)	Paid($)	Peer Group Median($)
Gary Loveman,	1,900,000	1,050,000	659,256	970,460	1,409,963	2,071,592	2,166,000	2,717,990	1,486,324	529,415
President and Chief Executive Officer
Donald Colvin,	700,000	699,884	130,116	77,584	449,538	442,007	525,000	648,297	24,866	39,639
Executive Vice President and Chief Financial Officer
Thomas Jenkin,	1,200,000	759,423	223,055	232,754	770,625	756,670	675,000	861,019	33,427	60,510
Global President of Destination Markets
John Payne,	1,125,000	759,423	167,291	232,754	577,976	756,670	600,000	861,019	20,706	60,510
President of Central Markets and Partnership Development
Timothy Donovan,	700,000	514,424	120,825	703,104	417,425	381,578	399,000	359,232	32,698	39,178
Executive Vice President, General Counsel and Chief Regulatory & Compliance Officer

Mr. Loveman’s base salary is above the median and is a reflection of our position as one of the world’s largest gaming companies. Additionally, several of Mr. Loveman’s peers are significant shareholders of their respective companies and, therefore, choose to receive a reduced base salary; this does not apply to Mr. Loveman. Messrs. Colvin’s and Donovan’s base salaries are in line with their peer group median. Messrs. Jenkin’s and Payne’s base salaries are above the peer group median but this is a reflection of our position as one of the world’s largest gaming companies with operations larger than the average size for our industry. In 2013, we introduced an annual equity program awarding a mix of stock options and restricted stock units to our leadership population, which all of our named executive officers participated in. The Option Awards and Stock Units figures in the above table reflect grant date fair value of the awards granted during 2013. With respect to non-equity incentive plan compensation, our Senior Executive Incentive Plan (for Messrs. Loveman, Colvin (commencing in 2013), Jenkin, Payne, and Donovan) is a discretionary program based on our financial performance and customer service improvement. Bonus amounts are determined at the sole discretion of the 162(m) Plan Committee, with input from the Chief Executive Officer for the other named executive officer’s. With respect to all other compensation, costs above peer group median are related to the costs of Mr. Loveman’s personal security, aircraft usage and hotel lodging expense while in Las Vegas. See Note 5 of “—Summary Compensation Table.”

Elements of Compensation

Base Salary

Salaries are reviewed each year and increases, if any, are based primarily on an executive’s accomplishment of various performance objectives and salaries of executives holding similar positions within the peer group, or within our Company. Adjustments in base salary may be attributed to one of the following:

•	Merit: increases in base salary as a reward for meeting or exceeding objectives during a review period. The size of the increase is directly tied to pre-defined and weighted objectives (qualitative and quantitative) set forth at the onset of the review period. The greater the achievement in comparison to the goals, generally, the greater the increase.

•	Market: increases in base salary as a result of a competitive market analysis, or in coordination with a long term plan to pay a position at a more competitive level.

•	Promotional: increases in base salary as a result of increased responsibilities associated with a change in position.

•	Additional Responsibilities: increases in base salary as a result of additional duties, responsibilities, or organizational change. A promotion may be, but is not necessarily, involved.

•	Retention: increases in base salary as a result of a senior executive’s being recruited by or offered a position by another employer.

All of the above reasons for base salary adjustments for senior executives must be approved by the HRC and are not guaranteed as a matter of practice or in policy. Due to the general economic environment, our Chief Executive Officer and other named executive officers did not receive an increase in base salary in 2013.

Cash Incentive Payments

Senior Executive Incentive Plan and Annual Management Bonus Plan

In December 2008, the Senior Executive Incentive Plan was approved by the HRC and our then sole voting stockholder, to be effective January 1, 2009. The awards granted pursuant to the Senior Executive Incentive Plan are intended to qualify as performance-based compensation under Section 162(m) of the Code. Eligibility to participate in the Senior Executive Incentive Plan is limited to senior executives of Caesars and its subsidiaries who are or at some future date may be, subject to Section 16 of the Exchange Act. The 162(m) Plan Committee set the performance criteria, target percentages, and participants under the Senior Executive Incentive Plan in February 2013. The 162(m) Plan Committee set the bonus target for each participant in the Senior Executive Incentive Plan at 0.5% of the Company’s EBITDA for 2013. Subject to the foregoing and to the maximum award limitations, no awards will be paid for any period unless we achieve positive EBITDA. The Senior Executive Incentive Plan is discretionary, including making no payments under the plan.

Messrs. Loveman, Colvin, Jenkin, Payne, and Donovan and certain other executive officers participated in the Senior Executive Incentive Plan for 2013. As noted above, the 162(m) Plan Committee has authority to reduce bonuses earned under the Senior Executive Incentive Plan and also has authority to approve bonuses outside of the Senior Executive Incentive Plan to reward executives for special personal achievement.

It has been the 162(m) Plan Committee’s practice to implement its discretion under the Senior Executive Plan (decrease the bonus target of 0.5% of EBITDA) by reference to the achieved performance goals and bonus formulas used under the Bonus Plan discussed below.

The Bonus Plan provides the opportunity for our senior executives and other participants to earn an annual bonus payment based on meeting corporate financial and non-financial goals. The goals may change annually to support our short or long-term business objectives. These goals are set at the beginning of each fiscal year by the HRC. In accordance with the terms of the Bonus Plan, the HRC is authorized to revise the financial goals on a semi-annual basis if external economic conditions indicated that the original goals did not correctly anticipate movements of the broader economy. Based on performance goals set by the HRC each year, there are minimum requirements that must be met in order for a bonus to be provided under the Bonus Plan. Just as bonus payments are increased as performance goals are exceeded, results falling short of goals reduce or eliminate bonus payments. In order for participants in the Bonus Plan to receive a bonus, a minimum attainment of 85% of the financial goals approved by the HRC must be met; however, the HRC has the discretion to award bonuses even if the target threshold is not met.

The Bonus Plan performance criteria, target percentages, and plan awards under the Bonus Plan for the bonus payments for the fiscal year ended December 31, 2013 (paid in 2014) were set in February 2013; however, the HRC continued its past practice of periodically reviewing performance criteria against plan. For the 2013 plan year, the Bonus Plan’s goal for our named executive officers and other members of senior management consisted of a combination of Adjusted EBITDA and customer satisfaction improvement, with cash flow incorporated for select participants, other than the named executive officers. Although officers that participated in the Senior Executive Incentive Plan during 2013 do not participate in the Bonus Plan, goals are set for all officers under this plan. The measurement used to gauge the attainment of these goals is called the “corporate score.”

For 2013, financial goals are based on Adjusted EBITDA, representing up to 80% of the corporate score. EBITDA is a common measure of company performance in the gaming industry and as a basis for valuation of gaming companies and, in the case of Adjusted EBITDA, as a measure of compliance with certain debt covenants.

Under the terms of the Bonus Plan, bonus payments are not paid if Adjusted EBITDA is less than 85% of target, which is threshold; however, the HRC has the discretion to award bonuses even if the threshold is not met.

Adjusted EBITDA under the Bonus Plan means “Adjusted EBITDA” as defined in the agreements governing our CEOC senior secured credit facilities, which are publicly available on our website and the SEC’s website, and is further adjusted by exceptions approved by the HRC to account for unforeseen events that directly impact Adjusted EBITDA results. “EBITDA” under our Senior Executive Incentive Plan means the Company’s consolidated net income before deductions for interest expense, income tax expense, depreciation expense, amortization expense for the performance period, each computed in accordance with accounting principles generally accepted in the United States. The HRC may make adjustments to the calculation of the Company’s EBITDA when the performance goal is established.

In April 2013, the HRC approved an additional metric to the Bonus Plan for select participants with direct influence over cash management. The cash flow metric was not incorporated in the bonus score for any of our named executive officers in 2013. The cash flow metric represents 25% of the bonus score for the corporate participants and 10% of the bonus score for property participants. The metric measures performance against targets approved by the HRC and was incorporated in the plan to reward management for delivering additional liquidity and reducing working capital. Payout is dependent on achievement of the minimum EBITDA plan results.

Non-financial goals consist of one measurement: customer satisfaction. We believe we distinguish ourselves from competitors by providing excellent customer service. Supporting our property team members who have daily interaction with our external customers is critical to maintaining and improving guest service. Customer satisfaction is measured by surveys of our Total Rewards customers taken by a third party. These surveys are taken weekly across a broad spectrum of customers. Customers are asked to rate our casinos’ performance using a simple A-B-C-D-F rating scale. The survey questions focus on friendly/helpful and wait time in key operating areas, such as beverage service, slot services, Total Rewards, cashier services and hotel operation services. Each of our casino properties works against an annual baseline defined by a composite of their performance in these key operating areas from previous years. Customer satisfaction comprised 20% of the corporate score for 2013, and the target was set at a 3% change from non-A to A scores for 2013. A minimum 0.6% change from non-A to A scores is required to receive any portion of the customer satisfaction payout. Actual customer satisfaction score for 2013 was 2.5% change in non A to A scores, which resulted in a corporate score of 17 after giving effect to 20% weighting.

After the corporate score has been determined, a bonus matrix approved by the HRC provides for bonus amounts of participating executive officers and other participants that will result in the payment of a specified percentage of the participant’s salary if the target objective is achieved. The target payout percentage for Mr. Loveman is 150% and target payout percentage for Messrs. Colvin, Jenkin, Payne, and Donovan is 75%. This percentage of salary is adjusted upward or downward based upon the level of corporate score achievement.

After the end of the fiscal year, the Chief Executive Officer assesses our performance against the financial and customer satisfaction targets set by the HRC. Taking into account our performance against the targets set by the HRC, the Chief Executive Officer will develop and recommend a performance score of 0 to 200 to the HRC. If the minimum of 85% of the financial goal is not met, the performance score is 0. If the threshold of 85% of the financial goal is met but not exceeded, the performance score is 16. To achieve the maximum score of 200 points, the financial performance must meet or exceed 115% of the financial goals and the customer satisfaction score must meet or exceed the 3% shift. A score of 200 results in payment of two times target bonus, while a score of 100 results in payment of target bonus opportunity.

The 2013 corporate score of 76 was approved by the HRC in January 2014. The score was based on Adjusted EBITDA performance at 95% of the target and a 2.5% shift in non-A’s to A’s on our customer surveys. See “—Summary Compensation Table” for actual payouts.

The HRC has the authority under the Bonus Plan to adjust any goal or bonus points with respect to executive officers, including making no payment under the Bonus Plan. These decisions are subjective and based generally on a review of the circumstances affecting results to determine if any events were unusual or unforeseen.

Customer Service Jackpot Plan

Since 2011, the HRC has maintained an incentive plan for all management (including the named executive officers) designed to incent greatly enhanced performance against our customer service metric. The Customer Service Jackpot functions as a supplement to the Bonus Plan and is measured against the same customer service metric as the Bonus Plan. In order to qualify for an award under the Customer Service Jackpot, a property must have a minimum positive shift of non-A to A customer scores of 6.0%, which is double the shift that earns the maximum customer service bonus points in the Bonus Plan, and we consider the Customer Service Jackpot to be an award for the achievement of two years’ worth of maximum service performance in a single year. Payout of the Customer Service Jackpot is targeted at 5% of an employee’s base salary for all management. No payments were made under this plan in 2013 to the named executive officers.

Project Renewal Incentive Plan

In 2011, the HRC adopted the PRIP, a plan designed to incent our leadership to undertake the cost savings initiatives proposed as part of a comprehensive program to streamline our operations that was launched in the fourth quarter of 2010. PRIP provides payouts when pre-determined cumulative, run rate savings milestones are achieved and maintained for at least three consecutive months, as certified by the HRC. PRIP includes four savings milestones in the amounts of $100 million, $200 million, $300 million and $400 million. Payout under PRIP is further subject to the maintenance of a minimum EBITDA threshold per $100 million of cost savings to ensure that actual savings flow through to EBITDA.

The maximum payout any participant can receive based on achieving each of the four savings milestones is equal to two times the participant’s annual bonus target. Upon achievement (and maintenance) of each of (i) the first and second savings milestones ($100 million and $200 million, respectively) 33% of the annual bonus target is payable, and (ii) the third and fourth milestones ($300 million and $400 million, respectively) 67% of the annual bonus target is paid. Participants must be employed as of the day bonuses are paid in order to be eligible to receive payment.

In 2011, the HRC approved payouts under the PRIP, concluding that the first $100 million run rate savings milestone was achieved, sustained for at least three months, and that the EBITDA governor was achieved as well. While savings targets above the $100 million threshold were achieved, the plan incorporated governors based on EBITDA margin and performance that were not met, so payouts above this level were not made.

The PRIP expired on March 1, 2013. No payouts were made to the named executive officers under the PRIP in 2013. Prior to its expiration, the Project Renewal Incentive Plan was discretionary, including making no payments under the plan.

Discretionary Bonus Awards

The HRC has the discretion to award one-time bonuses to our named executive officers and other members of our management team as a recognition tool. In November 2013, the HRC awarded Mr. Donovan a one time discretionary bonus of $100,000 in recognition of his efforts on the company’s behalf on several significant commercial and legal matters, including the sale of land in Macau owned by the company. Mr. Donovan was the only named executive officer to receive a discretionary bonus in 2013.

Equity Awards

In 2008, as a result of our reorganization and there being no public market for our common stock, the HRC awarded a “megagrant” equity award with a mix of time based options and performance based options. The megagrant was awarded in lieu of annual equity grants that we had historically awarded like many other public companies. In 2012, the HRC approved a stock option reprice/exchange which allowed employees, service providers and directors holding options granted on or prior to February 9, 2012 and had an exercise price equal to or greater than $20.09 per share to exchange those options on a one-for-one basis for new stock options with an exercise price equal to the fair market value of shares of common stock on the date of the option repricing, except that certain options that vest on or prior to the second anniversary of the option repricing would be exercisable at an exercise price of $20.09 per share until the second anniversary of the option repricing and after such date will have an exercise price equal to the fair market value of shares of our common stock on the date of the option repricing.

Eligible participants for the repricing were all employees, directors and service providers of the Company or any of its subsidiaries on the date of the option repricing commenced and remained as such through the date of the option repricing. The exercise price for outstanding time-based options was reduced to $8.22 for options vesting immediately, and $20.09 for options vesting on or before August 21, 2014, at which time the exercise price reverts to the fair market value on grant date of $8.22. All options vesting after the August 21, 2014 date have an exercise price of $8.22. All exchanged time-based options vest at 20% on each of the first four anniversaries of the grant date, with 20% of options vesting immediately. All exchanged two times performance-based options were revised to vest at such time as the Company’s 30-day trailing average stock price equals or exceeds $57.41 per share, and all exchanged one and a half times performance-based options were revised to vest at such time as the Company’s 30-day trailing average stock price equals or exceeds $35.00 per share. Each replacement option had a ten year term. The 2012 re-pricing was initiated because at the time the stock options held by employees had little or no current value as an incentive to strengthen employee, service provider and director retention. Following the transition back to a public company in 2012, we adopted our 2012 Plan and returned to an annual equity awards in 2013 to maintain a competitive long term incentive program.

2013 Annual Long Term Incentive Program

In April 2013, the HRC approved an annual long term incentive plan as part of our variable compensation programs. The plan is designed to offer long term value to our leaders through a mix of restricted stock units and time based stock options in order to attract and retain top talent. Restricted stock units were adopted in 2013 based on results from the market review performed by Towers Watson. The companies reviewed typically had a diversified equity plan with more than one vehicle. When determining exact size of the grants to leaders, individual performance, market practice, and target value are considered by the HRC. Both the restricted stock units and the stock options vest ratably over a three and a half year period and require continued service with the Company, in order to promote retention. As with our other variable compensation plans, this annual long term incentive plan is discretionary and grants under the plan require approval from the HRC.

2013 Amendment to 2012 Plan and 2013 Annual Grants

In June 2013, the HRC approved equity grants for all of the named executive officers and certain other management as part of the Annual Long Term Incentive Plan, described below. The annual grants contained time-vested options and restricted stock units, all vesting over three and a half years in order to promote retention.

In June 2013, the HRC approved the following annual grants to the named executive officers:

Executive	Number of Shares of Time Based Options	Number of Shares of Restricted Stock Units	Grant Date Fair Value of Stock and Option Awards(1)
Gary Loveman	110,834	102,917	2,069,219
Thomas Jenkin	37,500	56,250	993,680
John Payne	28,125	42,188	745,267
Donald Colvin	21,875	32,813	579,654
Timothy Donovan	20,313	30,469	538,250

(1)	The figures in this column reflect the grant date fair value of stock awards and option awards granted during the year in accordance with Accounting Standards Codification, or ASC, Topic 718.

Modification to Certain Performance Based Options

In December 2013, the HRC approved a change to the $57.41 performance options vesting that applied to all relevant outstanding performance options and required no action from the option holder. The vesting for the outstanding $57.41 performance options was revised to vest 50% of options on March 15, 2014 and 50% of options on March 15, 2015. If the Company’s 30-day trailing average stock price equals or exceeds $57.41 per share prior to the revised vesting dates, the outstanding $57.41 performance options will vest immediately. These were granted in our option exchange in 2012 and have an exercise price of $8.22, and the closing stock price on the date of the modification was $20.24. Mr. Loveman holds 768,709 of the performance-based options, which were originally scheduled to vest upon a $57.41 price target and whose vesting was so modified. Messrs. Colvin, Jenkin, Payne, and Donovan hold performance-based options in the amounts of 28,125, 35,947, 25,808, and 9,737, respectively, which were originally scheduled to vest upon a $57.41 price target and whose vesting was so modified.

The HRC acted to secure retention and engagement by amending existing equity grants to enhance their realizable value. Factors that were considered in modifying the vesting provisions on the $57.41 options included historical equity value realization, market and industry practices, shares usage under our equity plan, the lack of any accounting expense from the modification and historical stock prices.

Clawbacks and Forfeitures

Under our Omnibus Incentive Plan, the HRC has the authority to cancel without payment, to require forfeiture and payment to the Company all or any portion of the compensation, gain or other value on all awards unless the awards agreement provides otherwise upon the occurrence of certain events.

Under our 2012 Plan, unless an award agreement provides otherwise, in the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws that reduces the amount payable or due in respect of an award under the 2012 Plan that would have been earned had the financial results been properly reported, the award will be canceled and the participant will forfeit the cash or shares received or payable on the vesting, exercise or settlement of the award and proceeds of the sale, gain or other value realized on the vesting or exercise of the award or the shares of common stock acquired in respect of the award (and the participant may be required to return or pay such shares or amount to the Company). If, after a termination by a participant from employment or services with the Company and its subsidiaries, the plan administrator determines that the Company or any of its subsidiaries had grounds to terminate such participant for “Cause” (as defined in the 2012 Plan), then (i) any outstanding award held by such participant may be canceled without payment therefor and (ii) the plan administrator may require the participant to forfeit and pay over to the Company, on demand, all or any portion of the compensation, gain or other value realized upon the exercise of any option or stock appreciation right, or the subsequent sale of shares of common stock acquired upon exercise of such option or stock appreciation right and the value realized on the vesting, payment or settlement of any other award during the period following the date of the conduct constituting cause. To the extent required by applicable law and/or the rules of any exchange or inter-dealer quotation system on which shares of common stock are listed or quoted, or if so required pursuant to a written policy adopted by the Company (as in effect and/or amended from time to time), awards under the 2012 Plan shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into the 2012 Plan and all outstanding award agreements).

On November 14, 2012, the 162(m) Plan Committee amended the Senior Executive Incentive Plan to include the authority of the committee to claw back bonuses paid to participants in the event of a termination for cause or material noncompliance resulting in financial restatement by a plan participant.

Employment Agreements

We have entered into employment agreements with each of our named executive officers. The HRC and the Board put these agreements in place in order to attract and retain the highest quality executives. At least annually, our compensation department reviews our termination and change in control arrangements against peer companies as part of its review of our overall compensation package for executives to ensure that it is competitive. The compensation department’s analysis is performed by reviewing each of our executives under several factors, including the individual’s role in the organization, the importance of the individual to the organization, the ability to replace the executive if he/she were to leave the organization, and the level of competitiveness in the marketplace to replace an executive while minimizing the affect to our on-going business. The compensation department presents its assessment to the HRC for feedback. The HRC reviews the information and determines if changes are necessary to the termination and severance packages of our executives.

Under Mr. Loveman’s employment agreements, in the event of a termination by us without cause or a resignation for good reason, we would provide Mr. Loveman a cash severance payment equal to two times (three times in the event of qualifying termination in connection with a change in control) the sum of (i) the greater of (a) his base salary and (b) $2,000,000, and (ii) his target bonus as in effect on the date of termination. We also provide benefits for two years and tax gross up payments under Section 280G of the Internal Revenue Code. In the event of a termination by us without cause or a resignation for good reason, or a notice of non-renewal, Messrs. Jenkin, Payne, Colvin and Donovan will receive a cash severance payment equal to one and a half times his base salary.

We do not provide for any equity acceleration in connection with a change in control or any terminations of employment.

Policy Concerning Tax Deductibility

The HRC’s policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may be paid to executive officers when necessary for competitive reasons or to attract or retain a key executive, or where achieving maximum tax deductibility would be considered disadvantageous to our best interests. Our Senior Executive Incentive Plan is designed to comply with Section 162(m) of the Code so that annual bonuses paid under these plans, if any, will be eligible for deduction by us. See “—Senior Executive Incentive Plan.”

Stock Ownership Requirements

We do not have a policy regarding stock ownership.

Chief Executive Officer’s Compensation

The objectives of our Chief Executive Officer are approved annually by the HRC. These objectives are revisited each year. The objectives for 2013 were to:

•	achieve 2013 plan revenue, margins and liquidity;

•	improve capital structure;

•	continue to enhance domestic distribution position by actively pursuing opportunities to enter attractive markets;

•	establish a casino, online and non-gaming presence in Asia;

•	develop Caesars Interactive Entertainment as the leader online for rake and “for fun” gaming;

•	stimulate Las Vegas growth and Atlantic City revitalization; and

•	recruit, develop and motivate key talent.

The HRC’s assessment of the Chief Executive Officer’s performance is based on a subjective or objective review (as applicable) of performance against these objectives. Specific weights may be assigned to particular objectives at the discretion of the HRC, and those weightings, or more focused objectives, are communicated to the Chief Executive Officer at the time the goals are set. However, no specific weights were set against the Chief Executive Officer’s objectives in 2013.

As Chief Executive Officer, Mr. Loveman’s base salary was based on his performance, his responsibilities and the compensation levels for comparable positions in other companies in the hospitality, gaming, entertainment, restaurant and retail industries. Merit increases in his salary are a subjective determination by the HRC, which bases its decision upon his prior year’s performance versus his objectives as well as upon an analysis of competitive salaries. Although base salary increases are subjective, the HRC reviews Mr. Loveman’s base salary against peer groups, his roles and responsibilities within the Company, his contribution to our success and his individual performance against his stated objective criteria.

The 162(m) Plan Committee used the Senior Executive Incentive Plan to determine the Chief Executive Officer’s bonus for 2013. Under this plan, bonus target is set as a percentage of EBITDA, as more fully described above. The 162(m) Plan Committee has discretion to reduce bonuses (as permitted by Section 162(m) of the Code), and it is the normal practice of the 162(m) Plan Committee to reduce the Chief Executive Officer’s bonus by reference to the achievement of performance goals and bonus formulas used under the Bonus Plan. In February 2014, the 162(m) Plan Committee made the determination to award a bonus to the Chief Executive Officer for 2013 performance. See “—Summary Compensation Table.”

Mr. Loveman’s salary, bonus and equity awards differ from those of our other named executive officers in order to (a) keep Mr. Loveman’s compensation in line with Chief Executive Officers of other gaming, hotel and lodging companies, as well as other consumer-oriented companies, (b) compensate him for the role as the leader and public face of our Company and (c) compensate him for attracting and retaining our senior executive team.

Personal Benefits and Perquisites

During 2013, all of our named executive officers, with the exception of Mr. Colvin, received a financial counseling reimbursement benefit, prior to suspension of the benefit on April 24, 2013, and all of our named executive officers were eligible to participate in our deferred compensation plan, the Executive Supplemental Savings Plan II (the “ESSP II”), and our health and welfare benefit plans, including the Caesars Savings and

Retirement Plan, (the “S&RP”). In previous years, the named executive officers also received matching amounts from us pursuant to the plan documents, which are the same percentages of salary for all employees eligible for these plans. However, in February 2009, Company matching was suspended for the S&RP and ESSP II. A modified matching program was approved by the HRC in November 2011, and reinstated for the S&RP exclusively in April 2012. For 2012, the annual cap on the match was pro-rated to a maximum of $450, due to the April 2012 effective date. For the year 2013 and all future years, the match will be capped at a maximum of $600. In order to be eligible to receive the match, plan participants must be actively employed on the last day of the year.

Additionally, we provided for Mr. Loveman’s personal use of Company aircraft at certain times during 2013. Lodging and certain other expenses were incurred by Mr. Loveman for use during his Las Vegas-based residence. We also provided security for Mr. Loveman and his family. The decision to provide Mr. Loveman with the personal security benefit was prompted by the results of an analysis provided by an independent professional consulting firm specializing in executive safety and security. Based on these results, the HRC approved personal security services to Mr. Loveman and his family.

These perquisites are more fully described in “—Summary Compensation Table.”

Our use of perquisites as an element of compensation is limited. We do not view perquisites as a significant element of our comprehensive compensation structure, but we do believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment.

Under our group life insurance program, senior executives, including the named executive officers, are eligible for an employer provided life insurance benefit equal to three times their base annual salary, with a maximum benefit of $5.0 million. Mr. Loveman is provided with a life insurance benefit of $3.5 million under our group life insurance program and additional life insurance policies with a benefit of $5.5 million. In addition to group long-term disability benefits, which are available to all benefits eligible employees, Messrs. Loveman, Jenkin and Payne are covered under a Company-paid individual long-term disability insurance policy paying an additional $5,000 monthly benefit. Messrs. Donovan and Colvin were not employed with the Company at the time this policy was in effect and do not receive this benefit. Mr. Loveman also has a Company-paid short-term disability policy with a $25,000 monthly benefit and an individual long-term disability insurance policy with a $5.0 million paid benefit.

Deferred Compensation Plans

We have one currently active deferred compensation plan, the ESSP II. However, we have five other plans that contain deferred compensation assets: Harrah’s Executive Deferred Compensation Plan, or EDCP, the Harrah’s Executive Supplemental Savings Plan, or ESSP, Harrah’s Deferred Compensation Plan, or DCP, the Restated Park Place Entertainment Corporation Executive Deferred Compensation Plan, and the Caesars World, Inc. Executive Security Plan.

Further deferrals into the EDCP were terminated in 2001 when the HRC approved the ESSP, which permitted certain key employees, including executive officers, to make deferrals of specified percentages of salary and bonus. No deferrals were allowed after December 2004 into ESSP, and we approved the ESSP II, which complies with the American Jobs Creation Act of 2004, and allowed deferrals starting in 2005. ESSP II, similar to ESSP, allows participants to choose from a selection of varied investment alternatives and the results of these investments will be reflected in their deferral accounts. To assure payment of these deferrals, a trust fund was established similar to the escrow fund for the EDCP. The trust fund is funded to match the various types of investments selected by participants for their deferrals.

ESSP and ESSP II do not provide a fixed interest rate, as the EDCP and DCP do, and therefore the market risk of plan investments is borne by participants rather than us. To encourage EDCP participants to transfer their account balances to the ESSP thereby reducing our market risk, we approved a program in 2001 that provided incentives to a limited number of participants to transfer their EDCP account balances to the ESSP. Under this program, a currently employed EDCP participant who was five or more years away from becoming vested in the EDCP retirement rate, including any executive officers who were in this group, received an enhancement in his or her account balance if the participant elected to transfer the account balance to the ESSP. The initial enhancement was the greater of (a) twice the difference between the participant’s termination account balance and retirement account balance, (b) 40% of the termination account balance, not to exceed $100,000, or (c) four times the termination account balance not to exceed $10,000. Upon achieving eligibility for the EDCP retirement rate (age 55 and 10 years of service), the participant electing this program will receive an additional enhancement equal to 50% of the initial enhancement. Pursuant to the ESSP, the additional enhancement vested upon the closing of the Acquisition. Mr. Loveman elected to participate in this enhancement program, and therefore no longer has an account in the EDCP.

Mr. Jenkin is the only named executive officer who maintained a balance in a non-active deferred compensation plan, the EDCP, during 2013. Under the EDCP, the executive earns the retirement rate under the EDCP if he attains (1) specified age and service requirements (55 years of age plus 10 years of service or 60 years of age) or (2) attains specified age and service requirements (is at least 50 years old, and when added to years of service, equals 65 or greater) and if his employment is terminated without cause pursuant to his employment agreement. The executive receives service credit under the EDCP for any salary continuation and non-compete period. Additionally, if an executive is “separated from service” within 24 months of the Acquisition, the executive earns the retirement rate under the EDCP. Mr. Jenkin has met the requirements to earn the retirement rate.

While further deferrals into the EDCP were terminated, and while most EDCP participants transferred their EDCP account balance to the ESSP, amounts deferred pursuant to the EDCP prior to its termination and not transferred to the ESSP remain subject to the terms and conditions of the EDCP and will continue to earn interest as described above.

Under the deferred compensation plans, the Acquisition required that the trust and escrow fund be fully funded.

2014 Compensation Actions

On April 13, 2014, the Board adopted the CAC Equity-Based Compensation Plan, which provides our officers, employees, consultants advisors, contractors and other service providers the opportunity to receive compensation in the form of shares of Class A common stock of CAC. The Board determined that it is in the best interests of the Corporation and its stockholders for our employees to have incentives tied to success of our joint venture, Growth Partners. We expect that each of the named executive officers will receive an award under this plan, but none have been granted to date. Subject to the officer’s continued employment or service, each grant shall generally vest in three equal installments, on October 21 of each of 2014, 2015 and 2016.

Summary Compensation Table

The Summary Compensation Table below sets forth certain compensation information for our Chief Executive Officer, our Chief Financial Officer, and our three additional most highly compensated executive officers during 2013 (our named executive officers).

(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus(2) ($)	(e) Stock Awards(1) ($)	(f) Option Awards(1) ($)	(g) Non-Equity Incentive Plan Compensation(3) ($)	(h) Change in Pension Value and Nonqualified- Deferred Compensation Earnings(4) ($)	(i) All Other Compensation(5) ($)	(j) Total ($)
Gary Loveman,	2013	1,900,000	—	1,409,963	659,256	2,166,000	—	1,486,324	7,621,543
President and Chief Executive Officer	2012	1,900,000	—	—	7,456,626	2,400,000	—	1,043,521	12,800,147
	2011	1,900,000	—	—	13,428,357	3,900,000	—	1,174,840	20,403,197

Donald Colvin,	2013	700,000	—	449,538	130,116	525,000	—	24,866	1,829,520
Executive Vice President, Chief Financial Officer(6)	2012	70,000	150,000	366,000	276,435	87,500	—	—	949,935

Thomas Jenkin,	2013	1,200,000	—	770,625	223,055	675,000	19,529	33,427	2,921,636
Global President of Destination Markets	2012	1,200,000	—	—	795,396	800,000	16,908	36,667	2,848,971
	2011	1,200,000	—	—	1,487,311	1,350,000	54,118	32,046	4,123,475

John Payne,	2013	1,125,000	—	577,976	167,291	600,000	—	20,706	2,490,973
President of Central	2012	1,125,000	—	—	584,342	525,000	—	20,542	2,254,884
Markets and Partnership Development(7)	2011	1,063,077	—	—	1,267,120	953,056	—	36,086	3,319,339

Timothy Donovan,	2013	700,000	100,000	417,425	120,825	399,000	—	32,698	1,769,948
Executive Vice President, General Counsel and Chief Regulatory and Compliance Officer	2012	700,000	—	—	178,737	320,000	—	28,246	1,226,983

(1)	Amounts in this column reflect the grant date fair value of stock awards and option awards granted during the applicable year and were determined as required by Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculations of these amounts are set forth in Note 20 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2013.

Performance-based options are valued using a Monte Carlo simulation option pricing model. This model approach provides a probable outcome fair value for these types of awards. The estimated maximum potential values for the performance options, and the related total Option Award fair values for the 2011 awards, respectively, were $3,018,339 and $9,055,000 for Mr. Loveman.

In August 2012, the HRC approved an options re-pricing reducing the price of outstanding time-based options to $20.09, for those options vesting on or before the second anniversary of the grant date. On the second anniversary of the grant date, the price of these options reverts to the grant date value of $8.22. The exercise price of the time based options vesting after the second anniversary of the grant date and of all outstanding performance-based options was reduced to $8.22 per share. See “—2012 Stock Option Re-Pricing” for additional information. Included in the figures in this column is the incremental fair value, computed as of the date of the above amendments in accordance with FASB ASC Topic 718 with respect to such amended stock options. See “—2012 Stock Option Re-Pricing” for additional information.

In December 2013, the HRC approved a change to the $57.41 performance options vesting that applied to all relevant outstanding performance options and required no action from the option holder. The vesting for the outstanding $57.41 performance options was revised to vest 50% of options on March 15, 2014 and 50% of options on March 15, 2015. If the Company’s 30-day trailing average stock price equals or exceeds $57.41 per share prior to the revised vesting dates, the outstanding $57.41 performance options will vest immediately. There was no incremental fair value associated with this modification under FASB ASC 718 and thus there is no reportable compensation from this modification

(2)	Reflects a signing bonus of $150,000 awarded in December 2012 to Mr. Colvin and a $100,000 one-time discretionary cash bonus to Mr. Donovan in recognition of his work on the Macau land sale in 2013.
(3)

Messrs. Loveman, Colvin, Jenkin, Payne and Donovan received 2013 bonuses pursuant to the Senior Executive Incentive Plan in the amounts of $2,166,000, $525,000, $675,000, $600,000, and $399,000, respectively. Messrs. Loveman, Jenkin, Payne and Donovan received 2012 bonuses pursuant to the Senior Executive Incentive Plan, and Mr. Colvin received a 2012 bonus pursuant to the Bonus Plan. In 2011, Messrs. Loveman, Jenkin, and Payne received bonuses related to the Project Renewal Incentive Plan in the amounts of $1,000,000, $300,000, and $256,250, respectively. Messrs. Jenkin and Payne received 2011 bonuses pursuant to the Bonus Plan in the amounts of $1,050,000 and $696,806, respectively. Mr. Loveman received a 2011 bonus pursuant to the Senior Executive Incentive Plan in the amount of $2,900,000.
(4)	Includes above-market earnings on the balance Mr. Jenkin maintains in the EDCP. Mr. Jenkin has met the requirements to earn the retirement rate of interest. In October 1995, the HRC approved a fixed retirement rate of 15.5% for all account balances under the EDCP as of December 31, 1995 (subject to plan minimum rates contained in the EDCP). The interest rates on post-1995 deferrals continue to be approved each year by the HRC. The retirement rate on post 1995 deferrals during 2013 was the EDCP’s minimum retirement rate of 6.87%.
(5)	All Other Compensation includes perquisites, which may include executive security, personal aircraft usage, company lodging, health, life and disability insurance, financial planning, and tax reimbursements based on taxable earnings for company lodging and on premiums paid for life and disability insurance.

The table below details the amount of (i) tax gross-up payments and 401K employer match; (ii) the value of life and disability insurance premiums paid by the Company for coverage in excess of the nondiscriminatory group insurance generally available to all salaried employees; and (iii) any other perquisites to the extent that the amount of any individual item exceeds the greater of $25,000 or 10% of the executive’s total perquisites:

	2013
Name	401K Employer Match ($)	Cost of Life and Disability Insurance ($)	Executive Security ($)	Allocated amount for aircraft usage ($)	Tax Reimbursements ($)
Gary Loveman	600	79,042	229,706	982,715	57,875
Donald Colvin	600	—	—	—	—
Thomas Jenkin	600	2,295	—	—	—
John Payne	600	1,170	—	—	—
Timothy Donovan	600	—	—	—	—

Mr. Loveman is required to have executive security protection. See “Compensation Discussion & Analysis-Personal Benefits and Perquisites” for additional information.

For security reasons, Mr. Loveman is required to use private aircraft for personal and business travel. The amount allocated to Mr. Loveman for personal and/or commuting aircraft usage is calculated based on the incremental cost to us of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, and other miscellaneous variable costs. Since our aircrafts are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase costs of our aircraft, the cost of maintenance not specifically related to trips, and, through 2012, fractional ownership commitment fees. During 2013, the Company entered into an amended contract with its fractional ownership provider, under which the fractional ownership commitment fees were converted from a fixed rate to an incremental hourly rate. The change in contract terms resulted in a lower overall cost to the Company; however, the change resulted in an increased incremental cost used for the calculation of Mr. Loveman’s aircraft usage. The increase in Mr. Loveman’s usage in 2013 when compared to 2012 is substantially comprised of this change in contract terms.

In 2013, Mr. Loveman received tax reimbursements related to lodging of $57,875.

(6)	Mr. Colvin was appointed Executive Vice President and Chief Financial Officer of the Company on November 15, 2012.
(7)	On July 30, 2014, Mr. Payne resigned from his position as President of Central Markets and Partnership Development of Caesars Entertainment effective immediately. There were no disagreements between Mr. Payne and the Company that caused or contributed to his decision.

Discussion of Summary Compensation Table

Each of our named executive officers has entered into employment agreements with us that relate to the benefits that the named executive officers receive upon termination.

Chief Executive Officer. Mr. Loveman entered into an employment agreement on January 28, 2008 (as amended to date), which provides that Mr. Loveman would serve as Chief Executive Officer and President until January 28, 2013, and the agreement shall extend for additional one year terms thereafter unless terminated by us or Mr. Loveman at least 60 days prior to each anniversary thereafter. In accordance with the terms of his employment agreement, Mr. Loveman’s employment has been extended until January 28, 2015. Additionally, pursuant to the agreement, Mr. Loveman received a grant of stock options pursuant to the 2012 Performance Incentive Plan (described above). Mr. Loveman’s annual salary is $2,000,000, subject to annual merit reviews by the HRC. In February 2009, Mr. Loveman agreed to reduce his salary to $1,900,000 as part of a broader management reduction of salaries, and despite the retraction of the reduction of base salary for the other named executive officers in July 2010, Mr. Loveman’s annual salary remains at $1,900,000.

Pursuant to his employment agreement, Mr. Loveman is entitled to participate in the annual incentive bonus compensation programs with a minimum target bonus of one and a half times his annual salary. In addition, the agreement entitles Mr. Loveman to an individual long-term disability policy with a $180,000 annual maximum benefit and an individual long term disability excess policy with an additional $540,000 annual maximum benefit, subject to insurability.

Mr. Loveman is also entitled to life insurance with a death benefit of at least three times the greater of (i) his base annual salary and (ii) $2,000,000. In addition, Mr. Loveman was entitled to financial counseling reimbursed by us, up to $50,000 per year, until that reimbursement benefit was suspended by the HRC effective April 24, 2013. The agreement also requires Mr. Loveman, for security purposes, to use our aircraft, or other private aircraft, for himself and his family for business and personal travel. The agreement also provides that Mr. Loveman will be provided with accommodations while performing his duties in Las Vegas, and we will also pay Mr. Loveman a gross-up payment for any taxes incurred for such accommodations. Our Board can terminate the employment agreement with or without cause, and Mr. Loveman can resign, at any time. Mr. Loveman’s employment agreement also provides for certain severance benefits discussed below under “—Potential Payments Upon Termination or Change of Control.”

Other Named Executive Officers. We entered into employment agreements with each with Thomas Jenkin and John Payne on February 28, 2008. Each of those agreements is for a term of four years beginning on January 4, 2012 and is automatically renewed for successive one year terms unless either we or the executive delivers a written notice of nonrenewal at least six months prior to the end of the term. The agreements of Messrs. Jenkin and Payne were renewed on January 4, 2012 and expire on January 4, 2016. We entered into an employment agreement with Timothy Donovan on April 2, 2009. Mr. Donovan’s agreement is for a term of four years beginning on April 2, 2009 and expired on April 2, 2013, but was automatically renewed for a one year term and will continue to be renewed for successive one year terms unless either we or the executive delivers a written notice of nonrenewal at least 60 days prior to the end of the term. We entered into an employment agreement with Donald Colvin on November 14, 2012. The agreement with Mr. Colvin is for a term of four years beginning on November 14, 2012 and is automatically renewed for successive one year terms unless either we or the executive delivers a written notice of nonrenewal at least six months prior to the end of the term.

Pursuant to the employment agreements, the executives will receive base salaries as follows: Mr. Jenkin, $1,200,000; Mr. Payne, $1,125,000; Mr. Donovan, $700,000; and Mr. Colvin, $700,000. Pursuant to Mr. Colvin’s employment agreement, Mr. Colvin received a signing bonus of $150,000 on December 6, 2012. If Mr. Colvin voluntarily leaves employment with the Company unless he resigns for good reason (as defined in the employment agreement and set forth below) or if Mr. Colvin is terminated for cause (as defined in the employment agreement and set forth below), Mr. Colvin is obligated to repay his signing bonus in accordance with the following schedule: (i) prior to 365 days after Mr. Colvin’s start date, all of the signing bonus, (ii) more than 365 days, but less than 730 days after Mr. Colvin’s start date, fifty percent of the signing bonus, and (iii) more than 730 days after Mr. Colvin’s start date, none of the signing bonus. In addition, we have agreed to pay Mr. Colvin a bonus of $87,500 (which represents one-sixth of his annual bonus paid at the target percentage of 75%) and guaranteed Mr. Colvin a bonus of at least $525,000 (75% of Mr. Colvin’s base salary) for 2013 paid in 2014.

In February 2009, Messrs. Jenkin and Payne agreed to reduce their respective base salaries by 5% as part of a broader management reduction of salaries. In January 2010, Mr. Payne was given a market based salary increase to $1,025,000 and took a 5% reduction of that salary to $973,750. The 5% salary reductions were reinstated for each of the executives discussed above in July 2010. In July 2011, the HRC approved a salary increase for Mr. Payne from $1,025,000 to $1,125,000. The HRC will review base salaries on an annual basis with a view towards merit increases (but not decreases) in such salary. In addition, each executive will participate in our annual incentive bonus program applicable to the executive’s position and shall have the opportunity to earn an annual bonus based on the achievement of performance objectives.

Each of Messrs. Payne, Jenkin, Colvin and Donovan is entitled to participate in benefits and perquisites at least as favorable to the executive as such benefits and perquisites currently available to the executives, group health insurance, long term disability benefits, life insurance, financial counseling (until this benefit was suspended in April 2013), vacation, reimbursement of expenses, director and officer insurance and the ability to participate in our 401(k) plan. With respect to Messrs. Payne and Jenkin, if (a) the executive attains age 50 and, when added to his or her number of years of continuous service with us, including any period of salary continuation, the sum of his or her age and years of service equals or exceeds 65, and at any time after the occurrence of both such events executive’s employment is terminated and his or her employment then terminates either (1) without cause or (2) due to non-renewal of the agreement, or (b) the executive attains age 55 and, when added to his or her number of years of continuous service with us, including any period of salary continuation, the sum of his or her age and years of service equals or exceeds 65 and the executive’s employment is terminated other than for cause, he or she will be entitled to lifetime coverage under our group health insurance plan. The executive will be required to pay 20% of the premium for this coverage and we will pay the remaining premium, which will be imputed taxable income to the executive. This insurance coverage terminates if the executive competes with us.

Grants of Plan-Based Awards

The following table gives information regarding potential incentive compensation for 2013 to our executive officers named in the Summary Compensation Table. Non-Equity Incentive Plan Awards approved for 2013 are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Stock Awards: Number of Shares of Stocks or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Gary Loveman	n/a	456,000	2,850,000	5,700,000	—	—	—	—
	6/28/2013	—	—	—	—	110,834	13.70	659,256
	6/28/2013	—	—	—	102,917			1,409,963
Donald Colvin	n/a	84,000	525,000	1,050,000	—	—	—	—
	6/28/2013	—	—	—	—	21,875	13.70	130,116
	6/28/2013	—	—	—	32,813	—	—	449,538
Thomas Jenkin	n/a	144,000	900,000	1,800,000	—	—	—	—
	6/28/2013	—	—	—	—	37,500	13.70	223,055
	6/28/2013	—	—	—	56,250	—	—	770,625
John Payne	n/a	135,000	843,750	1,687,500	—	—	—	—
	6/28/2013	—	—	—		28,125	13.70	167,291
	6/28/2013	—	—	—	42,188	—	—	577,976
Timothy Donovan	n/a	84,000	525,000	1,050,000	—	—	—	—
	6/28/2013	—	—	—		20,313	13.70	120,825
	6/28/2013	—	—	—	30,469	—	—	417,425

(1)	Represents potential threshold, target, and maximum incentive compensation for 2013. The threshold, target, and maximum payouts are calculated by applying the percentage payouts set by the 162(m) Committee to each named executive officer’s base salary. Actual target and maximum payouts are determined by Adjusted EBITDA performance and customer satisfaction results under our Bonus Plan, as the means by which the 162(m) committee exercises its negative discretion under the Senior Executive Incentive Plan, described more fully under the “Senior Executive Incentive Plan and Annual Management Bonus Plan”.
(2)

The figures in this column reflect the grant date fair value of stock awards and option awards granted during the year in accordance with Accounting Standards Codification, or ASC, Topic 718. Assumptions used in the calculations of these amounts are set forth in Note 20 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End

In 2012, the Board approved and adopted the 2012 Performance Incentive Plan. Grants to each of our named executive officers under this plan are listed below, as of December 31, 2013. See “—Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Equity Awards” for more information.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)		Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#)
Gary Loveman	231,918	—		—		14.35		4/16/2022	—		—
	438,309	876,615	(1)	1,247,084	(2)	8.22		8/21/2022	—		—
	438,309	438,309	(8)	—		20.09	(3)	8/21/2022	—		—
	—	110,834	(7)	—		13.70		6/28/2023	102,917	(7)	1,409,963
Donald Colvin	23,437	70,313	(4)	56,250	(5)	7.32		12/7/2022	25,000	(6)	183,000
	—	21,875	(7)	—		13.70		6/28/2023	32,813	(7)	449,538
Thomas Jenkin	65,519	131,037	(1)	71,894	(5)	8.22		8/21/2022	—		—
	65,519	65,519	(8)	—		20.09	(3)	8/21/2022	—		—
	—	37,500	(7)	—		13.70		6/28/2023	56,250	(7)	770,625
John Payne	48,876	97,751	(1)	51,616	(5)	8.22		8/21/2022	—		—
	48,876	48,876	(8)	—		20.09	(3)	8/21/2022	—		—
	—	28,125	(7)	—		13.70		6/28/2023	42,188	(7)	577,976
Timothy Donovan	—	28,868	(1)	19,474	(5)	8.22		8/21/2022	—		—
	14,434	14,434	(8)	—		20.09	(3)	8/21/2022	—		—
	—	20,313	(7)	—		13.70		6/28/2023	30,469	(7)	417,425

(1)	One-half of unvested options vest on August 21, 2015 and 2016, respectively.
(2)	Performance options vest if the simple average of the last reported sale prices per share of the option shares for the 30 calendar day period ending on the day immediately preceding the date of determination is equal to or greater than the specified price target. Specifically, 478,375 of the performance-based options vest upon a $35.00 price target and 768,709 of the performance-based options were originally scheduled to vest upon a $57.41 price target, respectively. In December 2013, the HRC approved a change to the vesting criteria for the $57.41 performance options, adjusting the terms to 50% vesting on March 15, 2014 and 50% vesting on March 15, 2015 regardless of the stock price. If the $57.41 price target is reached prior to the amended vesting dates, the options will vest immediately.
(3)	The exercise price for time based options is $20.09 until August 21, 2014, at which time the exercise price shall be $8.22.
(4)	One-third of unvested options vest on December 7, 2014, 2015 and 2016, respectively.
(5)

Performance options vest if the simple average of the last reported sale prices per share of the option shares for the 30 calendar day period ending on the day immediately preceding the date of determination is equal to or greater than the specified price target. Specifically, 50% of the performance-based options were originally scheduled to vest upon a $35 price target and $57.41 price target, respectively. In December 2013, the HRC approved a change to the vesting criteria for the $57.41 performance options, adjusting the terms to 50% vesting on March 15, 2014 and 50% vesting on March 15, 2015 regardless of the stock price. If the $57.41 price target is reached prior to the amended vesting dates, the options will vest immediately.

(6)	Unvested shares vest on December 7, 2014.
(7)	One-fourth of options and stock units vest on each of January 2, 2014, 2015, 2016, and 2017, respectively.
(8)	Unvested shares vest on August 21, 2014.

Option Exercises and Stock Vested

The following table gives certain information concerning stock option and stock award exercises and vesting during 2013.

Name	Option Awards Number of Shares Exercised (#)	Stock Awards Number of Shares Vesting (#)	Value Realized on Exercise or Vesting ($)
Gary Loveman	—	—	—
Donald Colvin	—	25,000	487,500	(1)
Thomas Jenkin	—	—	—
John Payne	—	—	—
Timothy Donovan	14,434	—	147,227	(2)

(1)	Value realized is calculated as the number of shares vested times the closing price on the date vested.
(2)	Value realized is calculated as the difference between the market price on the day of exercise minus the exercise price, times the number of shares.

For discussion of how equity grants are determined, see “—Executive Compensation-Compensation Discussion & Analysis—Elements of Compensation—Equity Awards.”

Nonqualified Deferred Compensation

Name	Executive Contributions in 2013(1) ($)	Company’s Contributions in 2013(1) ($)	Aggregate Earnings in 2013(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance in 2013 ($)
Gary Loveman	—	—	10,404	—	68,644
Donald Colvin	—	—	—	—	—
Thomas Jenkin	—	—	750,805	—	6,947,913
John Payne	—	—	3,787	—	18,485
Timothy Donovan	—	—	—	—	—

(1)	The following deferred compensation contribution and earnings amounts were reported in the 2013 Summary Compensation Table.

Name	Contributions in 2013 ($)	Above Market Earnings in 2013 ($)
Gary Loveman	—	—
Donald Colvin	—	—
Thomas Jenkin	—	19,529
John Payne	—	—
Timothy Donovan	—	—

All other earnings were at market rates from deferred compensation investments directed by the executives.

The following deferred compensation contribution and earnings amounts were reported in the Summary Compensation Table in previous years.

Name	Prior Years Contributions and Above Market Earnings Amounts ($)
Gary Loveman	—
Donald Colvin	—
Thomas Jenkin	6,846.26
John Payne	—
Timothy Donovan	—

Discussion of Nonqualified Deferred Compensation Table

We do not provide a fixed benefit pension plan for our executives but maintain deferred compensation plans, including the ESSP II. During 2013, certain key employees, including executive officers, had the option to defer a portion of their salary and bonus into the ESSP II. The ESSP II is a variable investment plan that allows the executives to direct their investments by choosing among several investment alternatives. The contributions of the executives and the Company into the ESSP II during 2013 are reflected in the above table. The earnings of the executives in 2013 on current and prior year deferrals are also reflected in the above table.

Mr. Jenkin currently maintains a balance in the EDCP. Under the EDCP, the executive earns the retirement rate under the EDCP if he attains (a) specified age and service requirements (55 years of age plus 10 years of service or 60 years of age) or (b) attains specified age and service requirements (is at least 50 years old, and when added to years of service, equals 65 or greater) and if his employment is terminated without cause pursuant to his employment agreement. The executive receives service credit under the EDCP for any salary continuation and non-compete period. Additionally, if an executive is “separated from service” within 24 months of the Acquisition, the executive earns the retirement rate under the EDCP. Mr. Jenkin has met the requirements under the EDCP to earn the retirement rate. Deferrals into the EDCP were terminated in 2001. The HRC approves the EDCP retirement rate (which cannot be lower than a specified formula rate) annually. In October 1995, the HRC approved a fixed retirement rate of 15.5% for all account balances under the EDCP as of December 31, 1995 (subject to plan minimum rates contained in the EDCP). The interest rates on post-1995 deferrals continue to be approved each year by the HRC. The retirement rate on post-1995 deferrals during 2013 was the Plan’s minimum retirement rate of 6.87%. Mr. Jenkin’s earnings in 2013 under the EDCP are included in the above table.

The table below shows the investment funds available under the ESSP and the ESSP II and the annual rate of return for each fund for the year ended December 31, 2013:

Name of Fund	2013 Rate of Return
500 Index Trust B	32.03%
Aggressive Growth Lifecycle	20.15%
American International Trust	21.20%
BlackRock Small Cap Index	38.28%
Capital Appreciation Trust	37.50%
Conservative Lifecycle	0.50%
Equity-Income Trust	30.05%
Growth Lifecycle	14.21%
Inflation Managed	(8.92)%
International Equity Index Trust B	14.54%
M International Equity	16.32%

Name of Fund	2013 Rate of Return
Managed Bond	(2.21)%
Mid Cap Stock Trust	36.84%
Mid Value Trust	31.47%
Moderate Lifecycle	7.24%
Money Market Trust B	0.01%
PSF Real Estate	1.71%
Small Cap Growth Trust	44.21%
Small Cap Value Trust	33.33%

Pursuant to the terms of the DCP and ESSP II, any unvested amounts of the participants in the plans became fully vested upon the Acquisition.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with the named executive officers that require us to make payments and provide various benefits to the executives in the event of the executive’s termination or a change in control. The terms of the agreements are described below. The estimated value of the payments and benefits due to the executives pursuant to their agreements under various termination events are detailed in the tables below.

Mr. Loveman.

If we terminate the employment agreement without Cause, or if Mr. Loveman resigns for Good Reason:

•	Mr. Loveman will be paid, in equal installments over a 24 month period, a cash severance payment equal to two times the sum of (i) the greater of (a) his Base Salary and (b) $2,000,000, and (ii) his target bonus as in effect on the date of termination;

•	Mr. Loveman will continue to have the right to participate in our benefit plans (other than bonus and long-term incentive plans) for a period of two years beginning on the date of termination; and

•	Mr. Loveman will be paid his pro-rated bonus (at target) for the year of termination.

After his employment with us terminates for any reason, Mr. Loveman will be entitled to participate in our group health insurance plans applicable to corporate executives, including family coverage, for his lifetime. We will pay 80% of the premium on an after-tax basis for this coverage, and Mr. Loveman will incur imputed taxable income equal to the amount of our payment. When Mr. Loveman becomes eligible for Medicare coverage, our group health insurance plan will become secondary, and Mr. Loveman will be eligible for the same group health benefits as normally provided to our other retired management directors. He will incur imputed taxable income equal to the premium cost of this benefit.

If a change in control were to occur during the term of Mr. Loveman’s employment agreement, and his employment was terminated involuntarily or he resigned for Good Reason within two years after the change in control, or if his employment was involuntarily terminated within six months before the change in control by reason of the request of the buyer, Mr. Loveman would be entitled to receive the benefits described above under termination without Cause by us or by Mr. Loveman for Good Reason, except that (a) the multiplier would be three times (in lieu of two times) and (b) the payment would be in a lump sum (as opposed to over a 24 month period). In addition, if the payments are subject to a federal excise tax, or Excise Tax, imposed on Mr. Loveman, the employment agreement requires us to pay Mr. Loveman an additional amount, or the Gross-Up Payment, so that the net amount retained by Mr. Loveman after deduction of any Excise Tax on the change in control payments and all Excise Taxes and other taxes on the Gross-Up Payment, will equal the initial change in control payment, less normal taxes.

The agreement provides that Mr. Loveman will not compete with us or solicit employees to leave us above a certain grade level for a period of two years after termination of his active full time employment (which for this purpose does not include the salary continuation period).

“Cause” is defined under the agreement as:

(i)	the willful failure of Mr. Loveman to substantially perform his duties with us or to follow a lawful reasonable directive from our Board (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Mr. Loveman by our Board which specifically identifies the manner in which our Board believes that Mr. Loveman has willfully not substantially performed his duties or has willfully failed to follow a lawful reasonable directive and Mr. Loveman is given a reasonable opportunity (not to exceed thirty (30) days) to cure any such failure, if curable.

(ii)	(a) any willful act of fraud, or embezzlement or theft by Mr. Loveman, in each case, in connection with his duties under the employment agreement or in the course of his employment or (b) Mr. Loveman’s admission in any court, or conviction of, or plea of nolo contendere to, a felony that could reasonably be expected to result in damage to our business or reputation.

(iii)	Mr. Loveman being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in Arizona, California, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nevada, New Jersey, New York, or North Carolina.

(iv)	Mr. Loveman’s willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002, provided that such violation or noncompliance resulted in material economic harm to us, or a final judicial order or determination prohibiting Mr. Loveman from service as an officer pursuant to the Exchange Act or the rules of the New York Stock Exchange.

“Good Reason” is defined under the agreement as: without Mr. Loveman’s express written consent, the occurrence of any of the following circumstances unless, in the case of paragraphs (a), (d), (e), (f), or (g) below, such circumstances are fully corrected prior to the date of termination specified in the written notice given by Mr. Loveman notifying us of his resignation for Good Reason:

(a)	the assignment to Mr. Loveman of any duties materially inconsistent with his status as our Chief Executive Officer or a material adverse alteration in the nature or status of his responsibilities, duties or authority;

(b)	the requirement that Mr. Loveman report to anyone other than our Board;

(c)	the failure of Mr. Loveman to be elected/re-elected as a member of our Board;

(d)	a reduction by us in Mr. Loveman’s annual base salary of $2,000,000, as the same may be increased from time to time as approved by the HRC;

(e)	the relocation of our principal executive offices from Las Vegas, Nevada, to a location more than fifty (50) miles from such offices, or our requiring Mr. Loveman either: (i) to be based anywhere other than the location of our principal offices in Las Vegas (except for required travel on our business to an extent substantially consistent with Mr. Loveman’s present business travel obligations); or (ii) to relocate his primary residence from Boston to Las Vegas;

(f)	our failure to pay to Mr. Loveman any material portion of his current compensation, except pursuant to a compensation deferral elected by Mr. Loveman, or to pay to Mr. Loveman any material portion of an installment of deferred compensation under any of our deferred compensation programs within thirty (30) days of the date such compensation is due;

(g)	our failure to continue in effect compensation plans (and Mr. Loveman’s participation in such compensation plans) which provide benefits on an aggregate basis that are not materially less favorable, both in terms of the amount of benefits provided and the level of Mr. Loveman’s participation relative to other participants at Mr. Loveman’s grade level, to those in which Mr. Loveman is participating as of January 28, 2008;

(h)	our failure to continue to provide Mr. Loveman with benefits substantially similar to those enjoyed by him under the Savings and Retirement Plan and the life insurance, medical, health and accident, and disability plans in which Mr. Loveman was participating as of January 28, 2008, the taking of any action by us which would directly or indirectly materially reduce any of such benefits or deprive Mr. Loveman of any material fringe benefit enjoyed by Mr. Loveman as of January 28, 2008, except as permitted by the employment agreement;

(i)	delivery of a written notice of our non-renewal of the employment agreement by us to Mr. Loveman; or

(j)	our failure to obtain a satisfactory agreement from any successor to assume and agree to perform the employment agreement.

Mr. Loveman waived his right to terminate his employment agreement for Good Reason in connection with the 5% reduction of his base annual salary implemented in February 2009.

Other Named Executive Officers

Upon a termination without Cause (as defined in the employment agreement and set forth below), a resignation by the executive for Good Reason (as defined in the employment agreement and set forth below) or upon our delivery of a non-renewal notice, the executive shall be entitled to his or her accrued but unused vacation, unreimbursed business expenses and base salary earned but not paid through the date of termination. In addition, Messrs. Jenkin, Payne, Colvin and Donovan will receive a cash severance payment equal to one and a half times his base salary payable in equal installments during the 18 months following such termination and pro-rated bonus for the year in which the termination occurs based on certain conditions. In the event that the employment of Messrs. Jenkin, Payne, Colvin or Donovan is terminated by reason of his disability, he will be entitled to apply for our long term disability benefits, and, if he is accepted for such benefits, he will receive 18 months of base salary continuation offset by any long term disability benefits to which he is entitled during such period of salary continuation. Furthermore, during the time that the executive receives his base salary during the period of salary continuation, he will be entitled to all benefits. Payment of any severance benefits is contingent upon the execution of a general release in favor of us and our affiliates.

The executives each have covenants to not compete, not to solicit and not to engage in communication in a manner that is detrimental to the business. The executive’s “non-compete period” varies based on the type of termination that the executive has. If the executive has a voluntary termination of employment with us without Good Reason, the non-compete period is six months. If we have terminated the executive’s employment without Cause, or the executive has terminated for Good Reason, we have delivered a notice of non-renewal to the executive or if the executive’s employment terminates by reason of disability, the non-compete period is for 18 months with respect to Messrs. Jenkin, Payne, Colvin and Donovan. If the executive’s employment is terminated for Cause, the non-compete period is for six months. The non-solicitation and non-communication periods last for 18 months following termination with respect to Messrs. Jenkin, Payne, Colvin and Donovan. A breach of the non-compete covenant will Cause our obligations under the agreement to terminate. In addition, the executives each have confidentiality obligations.

“Cause” under the employment agreements is defined as:

(i)	the willful failure of executive to substantially perform executive’s duties with us or to follow a lawful, reasonable directive from our Board or the Chief Executive Officer or such other executive officer to whom executive reports (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to executive by our Board (or the Chief Executive Officer, as applicable) which specifically identifies the manner in which our Board (or the Chief Executive Officer, as applicable) believes that executive has willfully not substantially performed executive’s duties or has willfully failed to follow a lawful, reasonable directive;

(ii)	(a) any willful act of fraud, or embezzlement or theft, by executive, in each case, in connection with executive’s duties under the employment agreement or in the course of executive’s employment under the employment agreement or (b) executive’s admission in any court, or conviction of, or plea of nolo contendere to, a felony;

(iii)	executive being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in any jurisdiction in which we conduct gaming operations;

(iv)	(a) executive’s willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002, provided that such violation or noncompliance resulted in material economic harm to us, or (b) a final judicial order or determination prohibiting executive from service as an officer pursuant to the Securities and Exchange Act of 1934 or the rules of the NYSE or NASDAQ, as applicable; or

(v)	with respect to Messrs. Jenkin, Payne, or Donovan, a willful breach, and with respect to Mr. Colvin, a breach, of non-competition provisions or confidentiality provisions of the employment agreement.

For purposes of definition, no act or failure to act on the part of executive, shall be considered “willful” unless it is done, or omitted to be done, by executive in bad faith and without reasonable belief that executive’s action or omission was in our best interests. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by our Board or based upon the advice of our counsel shall be conclusively presumed to be done, or omitted to be done, by executive in good faith and in our best interests of our Company. The cessation of employment of the executive shall not be deemed to be for Cause unless and until executive has been provided with written notice of the claim(s) against him under the above provision(s) and a reasonable opportunity (not to exceed 30 days) to cure, if possible, and to contest said claim(s) before our Board.

“Good Reason” under the employment agreements is defined as:

The occurrence, without executive’s express written consent, of any of the following circumstances unless such circumstances are fully corrected prior to the date of termination specified in the written notice given by executive notifying us of his or her intention to terminate his or her employment for Good Reason:

(a)	a reduction by us in executive’s annual base salary, other than a reduction in base salary that applies to a similarly situated class of our employees or our affiliates;

(b)	solely with respect to Messrs. Jenkin, Payne or Donovan, any material diminution in the duties or responsibilities of such executive as of the date of the employment agreement; provided that a change in control of the Company that results in our becoming part of a larger organization will not, in and of itself and unaccompanied by any material diminution in the duties or responsibilities of the executive, constitute Good Reason;

(c)	our failure to pay or provide to the executive any material portion of his or her then current Base Salary or then current benefits under the employment agreement (except pursuant to a compensation deferral elected by the executive) or (ii) the failure to pay executive any material portion of deferred compensation under any of our deferred compensation programs within 30 days of the date such compensation is due and permitted to be paid under Section 409A of the Code, in each case other than any such failure that results from a modification to any compensation arrangement or benefit plan that is generally applicable to similarly situated officers;

(d)	solely with respect to Messrs. Jenkin or Payne, our requiring such executive to be based anywhere other than Atlantic City, New Orleans or Las Vegas, and with respect to Mr. Donovan, anywhere other than Las Vegas, depending on the executive (except for required travel on Company business to an extent substantially consistent with the executive’s present business travel obligations); or

(e)	our failure to obtain a satisfactory agreement from any successor to assume and agree to perform the employment agreement.

The following tables show the estimated amount of potential cash severance payable to each of the named executive officers, as well as the estimated value of continuing benefits, based on compensation and benefit levels in effect on December 31, 2013.

For each of the named executive officers employed by the Company as of December 31, 2013, we have assumed that their employment was terminated on December 31, 2013 and the market value of their unvested equity awards was $21.54 per share, which was the fair market value of our stock as of December 31, 2013. Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid can only be determined upon a named executive officer’s termination of employment.

Gary Loveman	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability(1),(2) ($)	Death ($)
Compensation:
Severance Payment	—	—	9,700,000	—	14,550,000	4,000,000	—
Short Term Incentive	—	—	2,850,000	—	2,850,000	—	—
Excise tax gross-up payment	—	—	—	—	6,700,000	—	—
Benefits and Perquisites:
Post-retirement Health Care(3)	251,907	251,907	251,907	251,907	251,907	251,907	—
Medical Benefits(4)	—	—	—	—	—	—	15,327
Life & Accident Insurance and Benefits(5)	—	—	86,073	—	86,073	86,073	9,000,000
Disability Insurance and Benefits(6)	—	—	—	—	—	80,000 per mo.	—
Accrued Benefits Under Savings and Retirement Plan(7)	—	—	600	—	600	600	—

Totals	251,907	251,907	12,888,580	251,907	24,438,580	4,338,580 less 80,000 per mo.	9,015,327

Donald Colvin	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability(1) ($)	Death ($)
Compensation:
Severance Payment	—	—	1,050,000	—	1,050,000	1,050,000	—
Signing Bonus(8)	(75,000)	—	—	(75,000)	—	—	—
Benefits and Perquisites:
Medical Benefits	—	—	16,519	—	16,519	16,519	—
Life & Accident Insurance and Benefits(5)	—	—	37,879	—	37,879	37,879	2,100,000
Disability Insurance and Benefits(6)	—	—	—	—	—	25,000 per mo.	—
Accrued Benefits Under Savings and Retirement Plan(7)	—	—	600	—	600	600	—

Totals	(75,000)	—	1,104,398	(75,000)	1,104,398	1,104,398 less 25,000 per mo.	2,100,000

Thomas Jenkin	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability(1) ($)	Death ($)
Compensation:
Severance Payment	—	—	1,800,000	—	1,800,000	1,800,000	—
Short Term Incentive	—	—	675,000	—	675,000	—	—
Benefits and Perquisites:
Post-retirement Health Care(3)	194,962	194,962	194,962	—	194,962	194,962	—
Life & Accident Insurance and Benefits(5)	—	—	45,516	—	45,516	45,516	3,500,000
Disability Insurance and Benefits(6)	—	—	—	—	—	30,000 per mo.	—
Accrued Benefits Under Savings and Retirement Plan(7)	—	—	600	—	600	600	—

Totals	194,962	194,962	2,716,078	—	2,716,078	2,041,078 30,000 per mo.	3,500,000

John Payne	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability(1) ($)	Death ($)
Compensation:
Severance Payment	—	—	1,687,500	—	1,687,500	1,687,500	—
Short Term Incentive	—	—	600,000	—	600,000	—	—
Benefits and Perquisites:
Post-retirement Health Care(3)	—	—	—	—	—	380,000	—
Medical Benefits	—	—	14,144	—	14,144	—	—
Life & Accident Insurance and Benefits(5)	—	—	23,666	—	23,666	23,666	3,075,000
Disability Insurance and Benefits(6)	—	—	—	—	—	30,000 per mo.	—
Accrued Benefits Under Savings and Retirement Plan(7)	—	—	600	—	600	600	—

Totals	—	—	2,325,910	—	2,325,910	2,091,766 less 30,000 per mo.	3,075,000

Timothy Donovan	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability(1) ($)	Death ($)
Compensation:
Severance Payment	—	—	1,050,000	—	1,050,000	1,050,000	—
Short Term Incentive	—	—	399,000	—	399,000	—	—
Benefits and Perquisites:
Post-retirement Health Care(3)	—	—	—	—	—	—	—
Medical Benefits	—	—	17,459	—	17,459	17,459	—
Life & Accident Insurance and Benefits(5)	—	—	34,948	—	34,948	34,948	2,100,000
Disability Insurance and Benefits(6)	—	—	—	—	—	25,000 per mo.	—
Accrued Benefits Under Savings and Retirement Plan(7)	—	—	600	—	600	600	—

Totals	—	—	1,502,007	—	1,502,007	1,103,007 less 25,000 per mo.	2,100,000

(1)	Severance payments will be offset by long-term disability benefits to which the executive is entitled.

(2)	Under a long-term disability policy, Mr. Loveman is entitled to receive a lump sum payment of $5,000,000 after a 365-day period for loss due to permanent disability related to accident and/or sickness.
(3)	Reflects the estimated present value of all future premiums under our health plans.
(4)	Reflects the estimated cost of one year of health plan coverage for the executive’s surviving family.
(5)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(6)	Reflects the estimated amount of proceeds payable to the executive in the event of the executive’s disability.
(7)	Reflects the employer match portion for the Company’s 401K plan.
(8)	Mr. Colvin was awarded a signing bonus in December 2012. Pursuant to his employment agreement, if Mr. Colvin voluntarily leaves employment with the Company, unless he resigns for good reason, or if Mr. Colvin is terminated for cause, Mr. Colvin is obligated to repay his signing bonus in accordance with the following schedule: (i) prior to 365 days after Mr. Colvin’s start date, all of the signing bonus, (ii) more than 365 days, but less than 730 days after Mr. Colvin’s start date, fifty percent of the signing bonus, and (iii) more than 730 days after Mr. Colvin’s start date, none of the signing bonus.

Compensation of Directors

The following table sets forth the compensation provided by the Company to non-management directors during 2013:

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Stock Award or Unit	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey Benjamin	—	—	—	—	—	—
David Bonderman	—	—	—	—	—	—
Kelvin Davis	—	—	—	—	—	—
Jeffrey Housenbold(2)	100,000	34,250	68,500	—	—	202,750
Fred Kleisner(5)	93,750	39,100	78,200	—	—	211,050
Karl Peterson(6)	—	—	—	—	—	—
Eric Press	—	—	—	—	—	—
Marc Rowan	—	—	—	—	—	—
David Sambur	—	—	—	—	—	—
Lynn Swann(3)	165,000	34,250	68,500	—	—	267,750
Christopher Williams(4)	110,000	34,250	68,500	—	—	212,750

(1)	Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	Mr. Housenbold had a total of 6,500 options and 5,000 restricted stock units outstanding on December 31, 2013 and resigned from the Board on March 28, 2014.
(3)	Mr. Swann had a total of 7,190 options and 5,000 restricted stock units outstanding on December 31, 2013.
(4)	Mr. Williams had a total of 7,416 options and 5,000 restricted stock units outstanding on December 31, 2013.
(5)	Mr. Kleisner had a total of 2,500 options and 5,000 restricted stock units outstanding on December 31, 2013.
(6)	Mr. Peterson resigned from the board on October 21, 2013.

In 2013, only Messrs. Housenbold, Kleisner, Swann and Williams received compensation for their services as members of our Board. Messrs. Williams and Swann received a one-time option grant on July 1, 2008, which vests ratably over five years from the date of election to our Board. Mr. Williams received an option to purchase 4,916 shares of common stock, and Mr. Swann received an option to purchase 3,688 shares of common stock. In January 2011, Mr. Swann received an option to purchase an additional 1,002 shares of common stock, In July 2011, the HRC approved amendments to outstanding stock options reducing the price of outstanding time-based options to $20.09, with the reduced exercise price being phased in between a four to six year period, depending on the grant date. In August 2012, the HRC approved an options re-pricing reducing the price of outstanding time-based options to $20.09, for those options vesting on or before the second anniversary of the grant date. On the second anniversary of the grant date, the price of these options reverts to the grant date value of $8.22. The exercise price of the time based options vesting after the second anniversary of the grant date and of all outstanding performance-based options was reduced to $8.22 per share. Of the repriced options, 20% vested immediately and the remaining 80% vest ratably over a four year period from the date of grant. Of the repriced options, 20% vested immediately and the remaining 80% vest ratably over a four year period from the date of grant.

In June 2013, as part of our annual equity program, Messrs. Williams, Swann, and Housenbold each received options to purchase 2,500 shares of common stock and 5,000 restricted stock units, which vest 25% on January 2, 2014, 2015, 2016, and 2017, respectively. In July 2013, when Mr. Kleisner joined our board, he received an option to purchase 2,500 shares of common stock and 5,000 restricted stock units, which vests ratably over a four year period from the date of grant.

In addition, each of these directors received annual cash compensation paid monthly in arrears. Board members receive a base salary of $75,000, plus an additional $25,000 for service on the Audit Committee, an additional $15,000 for service on the Human Resource Committee, and an additional $10,000 for committee chairmanship. Mr. Williams received $110,000 annually, Mr. Swann received $115,000 annually, Mr. Housenbold received $100,000 annually and Mr. Kleisner received a pro-rated amount based upon compensation of $100,000 annually. Additionally, Messrs. Kleisner and Swann each received $50,000 in 2013 for their service on the Special Committee in connection with the previously disclosed transaction whereby CEOC is selling four properties to Growth Partners. In 2014, Messrs. Swann and Kleisner will receive $25,000 each for each Opportunity considered while serving on the Committee. An “Opportunity” is defined as an “evaluation of, and determination as to whether to pursue within the Company or to decline, corporate opportunities relating to the Company’s business.”

The remaining directors do not receive compensation for their service as a member of our Board and all of our directors are reimbursed for any expenses incurred in connection with their service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

All of the Issuers’ issued and outstanding equity interests are held indirectly by Caesars Entertainment. The following table sets forth information regarding the beneficial ownership of our equity interests as of September 30, 2014 by (i) each person known to beneficially own more than 5% of CERP LLC’s equity interest, (ii) each of our named executive officers, (iii) each member of the Board and (iv) all of our executive officers and members of the Board as a group.

The amounts and percentages of equity interests beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all equity interests shown as beneficially owned by them.

Name	Equity Interests Beneficially Owned	Percentage of Class
Caesars Entertainment Resort Properties Holdco, LLC(1)	100.0%	100.0%
Jeffrey Benjamin(2)	—	—
David Bonderman(3)	—	—
Donald Colvin(4)	—	—
Kelvin Davis(5)	—	—
Timothy Donovan(6)	—	—
Jeffrey Housenbold(7)	—	—
Thomas Jenkin(8)	—	—
Fred Kleisner(9)	—	—
Gary Loveman(10)	—	—
Eric Press(2)	—	—
Marc Rowan(1)	—	—
David Sambur(2)	—	—
Lynn Swann(11)	—	—
Christopher Williams(12)	—	—
All directors and executive officers as a group(13)	—	—

(1)	All of CERP LLC’s equity interests are held directly by Caesars Entertainment Resort Properties Holdco, LLC (“CERP HoldCo”), and each of the equity interests of the Issuers are held indirectly by CERP HoldCo through CERP LLC. All of CERP HoldCo’s outstanding limited liability company interests are held by Caesars Entertainment.

Each of Apollo Hamlet Holdings, LLC (“Apollo Hamlet”) and Apollo Hamlet Holdings B, LLC (“Apollo Hamlet B” and together with Apollo Hamlet, the “Apollo Funds”), TPG Hamlet Holdings, LLC (“TPG Hamlet”) and TPG Hamlet Holdings B, LLC (“TPG Hamlet B,” and together with TPG Hamlet, the “TPG Funds”), and Co-Invest Hamlet Holdings B, LLC (“Co-Invest B”) and Co-Invest Hamlet Holdings, Series LLC (“Co-Invest LLC” and together with “Co-Invest B”, the “Co-Invest Funds”), granted an irrevocable proxy (the “Irrevocable Proxy”) in respect of all of the shares of common stock of Caesars Entertainment held by such entity to Hamlet Holdings, irrevocably constituting and appointing Hamlet Holdings, with full power of substitution, its true and lawful proxy and attorney-in-fact to: (i) vote all of the shares of the common stock held by such entity at any meeting (and any adjournment or postponement thereof) of

Caesars Entertainment’s stockholders, and in connection with any written consent of Caesars Entertainment’s stockholders, and (ii) direct and effect the sale, transfer or other disposition of all or any part of the shares of common stock of Caesars Entertainment held by that entity, if, as and when so determined in the sole discretion of Hamlet Holdings.

The Apollo Funds and the Co-Invest Funds directly hold an aggregate of 61,109,995 shares of common stock of Caesars Entertainment, all of which are subject to the Irrevocable Proxy. Each of Apollo Hamlet Holdings, LLC and Apollo Hamlet Holdings B, LLC is an affiliate of, and is controlled by, affiliates of Apollo. Apollo Management VI, L.P., an affiliate of Apollo, is one of two managing members of each of the Co-Invest Funds. Messrs. Black, Harris and Rowan serve as the managers of Apollo Hamlet and Apollo Hamlet B, and also serve as the executive officers and managers of Apollo and its affiliated investment managers and advisors. Messrs. Black, Harris and Rowan are also members of Hamlet Holdings. The Apollo Funds, the Co-Invest Funds, Apollo and each of its affiliates, and Messrs. Black, Harris and Rowan, each disclaim beneficial ownership of any shares of common stock of Caesars Entertainment beneficially owned by Hamlet Holdings pursuant to the Irrevocable Proxy, or directly held by Apollo Hamlet, Apollo Hamlet B or the Co-Invest Funds, in which such person does not have a pecuniary interest. The address of the Apollo Funds, Apollo and Apollo’s investment management affiliates, and Messrs. Black, Harris and Rowan is c/o Apollo Global Management, LLC, 9 West 57th Street, 43rd Floor, New York, New York 10019. The address of the Co-Invest Funds is c/o Apollo Global Management, LLC, 9 West 57th Street, 43rd Floor, New York, New York 10019 and c/o TPG Global, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

The TPG Funds and the Co-Invest Funds directly hold an aggregate of 61,109,995 shares of common stock of Caesars Entertainment, all of which are subject to the Irrevocable Proxy. The TPG Funds disclaim beneficial ownership of the common stock of Caesars Entertainment held by Hamlet Holdings pursuant to the Irrevocable Proxy. The address of the TPG Funds is c/o TPG Global, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

All of Caesars Entertainment’s shares held by the Apollo Funds, the TPG Funds and the Co-Invest Funds, representing 60.7% of Caesars Entertainment’s outstanding common stock, are subject to the Irrevocable Proxy granting Hamlet Holdings sole voting and sole dispositive power with respect to such shares. The members of Hamlet Holdings are Leon Black, Joshua Harris and Marc Rowan, each of whom is affiliated with Apollo and holds approximately 17% of the limited liability company interests of Hamlet Holdings, and David Bonderman and James Coulter, each of whom is affiliated with the TPG Funds and holds approximately 25% of the limited liability company interests of Hamlet Holdings.

Certain affiliates of Paulson & Co. Inc. hold 13,693,700 shares of common stock of Caesars Entertainment, representing 9.49% of Caesars Entertainment’s outstanding common stock. This includes all of the common stock held by funds and accounts managed by Paulson & Co. Inc., which include Paulson Credit Opportunities Master Ltd., Paulson Recovery Master Fund Ltd., Paulson Advantage Master Ltd. and Paulson Advantage Plus Master Ltd. The address of Paulson & Co. Inc. is 1251 Avenue of the Americas, New York, NY 10020.

(2)	Jeffrey Benjamin, Eric Press and David Sambur are each affiliated with Apollo or its affiliated investment managers and advisors. Messrs. Benjamin, Press and Sambur each disclaim beneficial ownership of the shares of common stock of Caesars Entertainment that are beneficially owned by Hamlet Holdings, or directly held by any of the Apollo Funds or the Co-Invest Funds. The address of Messrs. Benjamin, Press and Sambur is c/o Apollo Global Management, LLC, 9 West 57th Street, 43rd Floor, New York, New York 10019.
(3)

Mr. David Bonderman and Mr. James Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc., which is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings I-A, LLC, which is the general partner of TPG Holdings I, L.P., which is the sole member of TPG GenPar V Advisors, LLC, which is the general partner of TPG GenPar V, L.P., which is the general partner of TPG V Hamlet AIV, L.P., which is the managing member of TPG Hamlet. TPG GenPar V, L.P. is also the managing member of TPG Hamlet B and a managing member of each of the Co-Invest Funds. Messrs. Bonderman and Coulter are also members of Hamlet Holdings. Messrs. Bonderman and

Coulter disclaim beneficial ownership of the common stock of Caesars Entertainment held by Hamlet Holdings pursuant to the Irrevocable Proxy. The address of Messrs. Bonderman and Coulter is c/o TPG Global, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(4)	Mr. Colvin holds 129,442 shares of common stock of Caesars Entertainment, which accounts for less than 1% of the issued and outstanding equity interests of Caesars Entertainment. Includes 42,967 shares of common stock of Caesars Entertainment that may be acquired within 60 days pursuant to outstanding stock options.
(5)	Kelvin Davis is a TPG Senior Partner and is an officer of Hamlet Holdings. TPG is an affiliate of (a) the TPG Funds, (b) the Co-Invest Funds, and (c) Hamlet Holdings. Mr. Davis disclaims beneficial ownership of the securities subject to the Irrevocable Proxy. The address of Mr. Davis is c/o TPG Global, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(6)	Mr. Donovan holds 88,015 shares of common stock of Caesars Entertainment, which accounts for less than 1% of the issued and outstanding equity interests of Caesars Entertainment. Includes 38,814 shares of common stock of Caesars Entertainment that may be acquired within 60 days pursuant to outstanding stock options.
(7)	Mr. Housenbold holds 4,687 shares of common stock of Caesars Entertainment, which accounts for less than 1% of the issued and outstanding equity interests of Caesars Entertainment. Mr. Housenbold resigned from our Board effective March 28, 2014.
(8)	Mr. Jenkin holds 350,977 shares of common stock of Caesars Entertainment, which accounts for less than 1% of the issued and outstanding equity interests of Caesars Entertainment. Includes 223,905 shares of common stock of Caesars Entertainment that may be acquired within 60 days pursuant to outstanding stock options.
(9)	Mr. Kleisner holds 9,899 shares of common stock of Caesars Entertainment, which accounts for less than 1% of the issued and outstanding equity interests of Caesars Entertainment. Includes 625 shares of common stock of Caesars Entertainment that may be acquired within 60 days pursuant to outstanding stock options. Mr. Kleisner was elected to the Company’s Board of Directors in July 2013.
(10)	Mr. Loveman holds 2,392,014 shares of common stock of Caesars Entertainment, which accounts for 1.6% of the issued and outstanding equity interests of Caesars Entertainment. Includes 1,958,906 shares of common stock of Caesars Entertainment that may be acquired within 60 days pursuant to outstanding stock options.
(11)	Mr. Swann holds 12,400 shares of common stock of Caesars Entertainment, which accounts less than 1% of the issued and outstanding equity interests of Caesars Entertainment. Includes 3,439 shares of common stock of Caesars Entertainment that may be acquired within 60 days pursuant to outstanding stock options.
(12)	Mr. Williams holds 12,537 shares of common stock of Caesars Entertainment, which accounts for less than 1% of the issued and outstanding equity interests of Caesars Entertainment. Includes 3,576 shares of common stock of Caesars Entertainment that may be acquired within 60 days pursuant to outstanding stock options.
(13)	All directors and executive officers as a group hold 3,775,081 shares of common stock of Caesars Entertainment, which accounts for 2.6% of the issued and outstanding equity interests of Caesars Entertainment. Includes 2,666,188 shares of common stock of Caesars Entertainment that may be acquired within 60 days pursuant to outstanding stock options. Unless otherwise specified, the address of each of our directors and named executive officers is c/o Caesars Entertainment Corporation, One Caesars Palace Drive, Las Vegas, Nevada 89109.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Formation of Services Joint Venture

On May 20, 2014, CEC, CEOC, CERP, and CGPH (together with CERP and CEOC, the “Members” and each a “Member”) entered into a services joint venture, CES. CES manages certain Enterprise Assets and the other assets it owns, licenses or controls, and employs certain of the corresponding employees and other employees who previously provided services to CEOC, CERP and CGPH, their affiliates and their respective properties and systems under each property’s corresponding property management agreement. Corporate expenses that are not allocated to the properties directly are allocated by CES to CEOC, CERP, and CGPH according to their allocation percentages (initially 70.0%, 24.6%, and 5.4%, respectively), subject to annual review. Operating expenses are allocated to each Member with respect to their respective properties serviced by CES in accordance with historical allocation methodologies, subject to annual revisions and certain prefunding requirements. On October 1, 2014, CES began its transition in Nevada, New Jersey and certain other jurisdictions in which regulatory approval had been received or was not required. The transition of CES activities described above in other jurisdictions may be subject to regulatory and other approvals in such jurisdictions.

Omnibus License and Enterprise Services Agreement

On May 20, 2014, the Members entered into an Omnibus License and Enterprise Services Agreement (the “Omnibus Agreement”), which granted licenses to the Members and certain of their affiliates in connection with the implementation of CES. Initial contributions by the Members included cash contributions by CERP and CGPH of $42.5 million and $22.5 million, respectively. CERP will transition certain executives and employees to CES and the services of such employees will be available as part of CES’s provision of services to the Members and certain of their affiliates that own properties that require CES services under the Omnibus Agreement.

Under the Omnibus Agreement, CEOC, Caesars License Company, LLC (“CLC”), Caesars World, Inc. (“CWI”) and certain of our subsidiaries that are the owners of our properties granted CES a non-exclusive, irrevocable, world-wide, royalty-free license in and to all intellectual property owned or used by such licensors, including all intellectual property (a) currently used, or contemplated to be used, in connection with the properties owned by the Members and their respective affiliates, including any and all intellectual property related to the Total Rewards® program, and (b) necessary for the provision of services contemplated by the Omnibus Agreement and by the applicable management agreement for any such property (collectively, the “Enterprise Assets”). CERP also granted CES non-exclusive licenses to certain other intellectual property, including intellectual property that is specific to properties controlled by CERP or our subsidiaries.

CES granted to the properties owned or controlled by the Members and their respective affiliates non-exclusive licenses to the Enterprise Assets. CES granted to CEOC, CLC, CWI and the properties owned or controlled by the Members, including us, licenses to any intellectual property that CES develops or acquires in the future that is not derivative of the intellectual property licensed to it. CES also granted to CEOC, CLC and CWI a non-exclusive license to intellectual property specific to the properties controlled by CGPH, CERP and their subsidiaries for any uses consistent with the uses made by CEOC, CLC and CWI with respect to such intellectual property prior to the date of the Omnibus Agreement. CES also provides certain corporate services such as payroll, human resources, information technology, marketing, accounting and legal services pursuant to the Omnibus Agreement.

Shared Services Agreement

We are party to the Shared Services Agreement with CEOC under which CEOC provides CERP (and provided their respective, prior managers) with certain corporate services such as payroll, human resources, information technology, marketing, accounting and legal services. The Shared Services Agreement terminates on January 31, 2023.

Under the Shared Services Agreement, the cost of the services described above are allocated among us and all of CEC’s operating subsidiaries on a department-level basis that CEC has historically used to allocate such costs, which has been based on the departments’ key drivers or operating metrics, and on a 70%/30% basis for those costs that have not previously been allocated to the various properties. Such costs are then allocated among the CERP properties based on their respective net revenues. The Shared Services Agreement also memorializes certain short-term cash management arrangements and other operating efficiencies that reflect the way in which CEC has historically operated its business.

We reimburse CEOC monthly for the various costs incurred by CEOC on our behalf. No interest is charged on the amount shown as due to affiliates, net in the combined and consolidated condensed balance sheets. Additionally, prior to the October 2013 financing transaction, we transferred excess cash generated by the CERP properties to CEC. Cash transfers to CEC have been reported in transactions with parent and affiliates, net in our combined and consolidated condensed statements of stockholders’ equity.

The Shared Services Agreement also provides that 30% of the fees charged by the Sponsors are allocated to the CERP properties. The Sponsors’ fees are for financial and strategic advisory services and consulting services, as well as management services and advice. The total Sponsors’ fees incurred, excluding reimbursed expenses, are reflected in corporate expense in the accompanying combined and consolidated condensed statements of comprehensive income. The Sponsors granted a waiver of the monitoring fees due for 2014. The fees for the six months ended June 30, 2013 were $4.6 million and are included with corporate expense in the summary below.

Summary of Total Shared Service Fees Incurred

	Six Months Ended June 30,
(In millions)	2014	2013
Direct operating expenses
Casino	$19.7	$17.4
Food and beverage	2.9	1.2
Rooms	11.0	6.1
Property, general, administrative, and other	66.7	64.2
Corporate expense	33.8	25.2

	$134.1	$114.1

With the transition of CES, the services previously provided pursuant to the Shared Services Agreement are now expected to be provided by CES pursuant to the Omnibus Agreement.

Management Agreements

On August 31, 2010, each of the CERP properties or one of the subsidiaries that operates each respective CERP property entered into an agreement with subsidiaries of CEC under which each management company manages its corresponding CERP property. Prior to the October 2013 financing transaction, each management company received a monthly management fee equal to 2% of the CERP property’s revenues plus 5% of the CERP property’s Earnings Before Interest, Tax, Depreciation, Amortization, and Management Fees (“EBITDAM”) for providing its services, in addition to reimbursement of expenses, unless the cumulative EBITDAM related to the CERP properties was less than $500 million on a trailing 12-month basis at the end of the month, in which case no management fee was payable for that month. Based upon this calculation, no fees were charged for either of the three and six months ended June 30, 2014 or 2013. The management agreements were amended as part of the October 2013 financing transaction, eliminating the standalone management fees. On October 1, 2014, CERP’s subsidiaries’ property management agreements were assigned to CES.

Employee Benefit Plans

CEC maintains a defined contribution savings and retirement plan in which employees of CERP may participate. The plan provides for, among other things, pre-tax and after-tax contributions by employees. Under the plan, participating employees may elect to contribute up to 50% of their eligible earnings. CERP’s reimbursement for CEC’s contribution expense was $2.0 million for each of the six months ended June 30, 2014 and 2013.

CEC also maintains deferred compensation plans and an executive supplemental savings plan under which certain employees of the CERP properties’ management may defer a portion of their compensation. The expenses charged by CEC to CERP for its employees’ participation in these programs are included in the administrative and other services charge discussed above.

Equity Incentive Awards

CEC maintains an equity incentive awards plan under which CEC may issue time-based and performance-based stock options, restricted stock units and restricted stock awards to CERP employees. Although awards under the plan result in the issuance of shares of CEC, the amounts are a component of total compensation for CERP employees and are included in CERP share-based compensation expense. Based on CERP’s allocation of cost for these awards, we recognized expense related to share-based awards of $1.0 million and $0.3 million for the six months ended June 30, 2014 and 2013, respectively.

Intellectual Property License Agreements

Each of the CERP properties and certain of their subsidiaries have entered into license agreements with CLC pursuant to which we receive non-exclusive royalty-free licenses to use certain intellectual property, including trademarks and copyrights owned by CLC in connection with the operation of the CERP properties. These license agreements have a termination date of 2023, subject to annual renewal thereafter. The licenses contemplated by the Omnibus Agreement are subject to these licenses.

In addition, certain subsidiaries of the CERP properties have entered into license agreements with CLC and CEOC pursuant to which CLC and CEOC receive non-exclusive royalty-free licenses to use certain property-specific intellectual property owned by the CERP properties, including the right to use the “Rio,” “Flamingo,” and “Paris” trademarks. These license agreements continue until neither the applicable operating nor the management company manages the applicable property.

Lease Agreements

We lease Octavius Tower to Caesars Palace for approximately $35.0 million per year and gaming space in The LINQ to The Quad for approximately $15.0 million per year pursuant to separate lease agreements that both expire in April 2026. We recognized lease revenue of $25 million and $17.5 million in the six months ended June 30, 2014 and 2013, respectively.

World Series of Poker Tournament Agreement

We have an agreement with Caesars pursuant to which the World Series of Poker’s annual main event is hosted at the Rio All-Suites Hotel and Casino until 2016 (or such earlier time that CEC notifies us in writing that we are no longer authorized to host such event). We are authorized to use certain trademarks related to the tournament and indemnify CEC for liability arising from the use of such trademarks. For the six months ended June 30, 2014, fees incurred under this agreement were $1.4 million and are recorded in casino expense in the combined and consolidated condensed statements of comprehensive income.

World Series of Poker Circuit Event Agreement

We also have an agreement between Caesars Interactive Entertainment, Inc. and Harrah’s Atlantic City, which grants Harrah’s Atlantic City the right to host a certain number of World Series of Poker circuit events for $75,000 per event. The agreement is in effect until September 1, 2016, unless earlier terminated pursuant to the agreement’s terms. No fees were incurred under these agreements during the six months ended June 30, 2014 and 2013.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of certain provisions of the agreements that will govern our Senior Secured Credit Facilities. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the agreements, including the definitions of certain terms therein that are not otherwise defined in this prospectus.

Senior Secured Credit Facilities

Overview. In connection with the Transactions, the Issuers entered into the Senior Secured Credit Facilities.

As of June 30, 2014, our Senior Secured Credit Facilities provide for senior secured financing of up to $2,769.5 million, consisting of (i) senior secured term loans in an aggregate principal amount of $2,487.50 million, which mature in 2020, and (ii) a senior secured revolving credit facility in an aggregate principal amount of up to $269.5 million, which matures in 2018 and includes both a letter of credit sub-facility and a swingline loan sub-facility. The term loans under the Senior Secured Credit Facilities require scheduled quarterly payments in amounts equal to 0.25% of the original aggregate principal amount of the term loans, with the balance due at maturity. As of June 30, 2014, borrowings of $35.0 million were outstanding under the revolving credit facility, and no amounts were committed to outstanding letters of credit. After consideration of these borrowings and the letter of credit commitments, $234.5 million of additional borrowing capacity was available to us under their revolving credit facility as of June 30, 2014.

The Senior Secured Credit Facilities allow us to request one or more incremental term loan facilities and/or increase commitments under our revolving facility in an aggregate amount of up to the sum of (x) up to $300.0 million plus (y) such additional amount so long as, (i) in the case of loans under additional credit facilities that rank pari passu with the liens on the collateral securing the Senior Secured Credit Facilities, our first priority net secured leverage ratio on a pro forma basis would not exceed a ratio to be agreed upon and (ii) in the case of loans under additional credit facilities that rank junior to the liens on the collateral securing the Senior Secured Credit Facilities, our net secured leverage ratio on a pro forma basis would not exceed a ratio to be agreed upon, in each case, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

All borrowings under the Senior Secured Credit Facilities are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties.

Interest and Fees. Borrowings under the Senior Secured Credit Facilities bear interest at a rate equal to, at our option, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a floor to be agreed upon in the case of term loans or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate to be agreed upon and (iii) the one-month adjusted LIBOR rate plus 1.00%, in each case plus an applicable margin. The applicable margin for borrowings under the revolving credit facility may be subject to one or more step-downs based on leverage ratios to be agreed. In addition, on a quarterly basis, we are required to pay each lender under the revolving credit facility a commitment fee in respect of any unused commitments under the revolving credit facility, which may be subject to one or more step-down based on a leverage ratio to be agreed. We will also be required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR rate borrowings on the dollar equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee in an amount to be agreed.

Mandatory and Voluntary Prepayments. The Senior Secured Credit Facilities will require us to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% if our first priority net senior secured leverage ratio is within a range to be agreed and to 0% if our first priority net senior secured leverage ratio is below a level to be agreed) of our annual excess cash flow, as defined under the Senior Secured Credit Facilities;

•	100% of the net cash proceeds of certain non-ordinary course asset sales or certain casualty events, in each case subject to certain exceptions and provided that we may (a) reinvest within 18 months or (b) contractually commit to reinvest those proceeds within 18 months and so reinvest such proceeds prior to the termination of such contract in assets to be used in its business, or certain other permitted investments; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Senior Secured Credit Facilities.

Collateral and Guarantors. The Senior Secured Credit Facilities will be borrowed by the Issuers and guaranteed by the material, domestic wholly owned subsidiaries of the Issuers, and will be secured by a pledge of substantially all of the existing and future property and assets of the Issuers and the guarantors, including a pledge of the capital stock of the wholly owned domestic subsidiaries held by the Issuer and the guarantors and 65% of the capital stock of the first-tier foreign subsidiaries held by the Issuer and the guarantors, in each case subject to exceptions. Each of the Casino Resort Properties, The LINQ and Octavius Tower are expected to be mortgaged under the Senior Secured Credit Facilities.

Restrictive Covenants and Other Matters. Except during a covenant suspension period as defined under the Senior Secured Credit Facilities, the Senior Secured Credit Facilities require compliance on a quarterly basis with a maximum first priority net senior secured leverage ratio test. In addition, for purposes of determining compliance with such financial maintenance covenant for any fiscal quarter, we may exercise an equity cure by issuing certain permitted securities for cash or otherwise receiving cash contributions to the capital of the Company or any of its direct or indirect parent that will, upon the receipt by the Company of such cash, be included in the calculation of the LTM Adjusted EBITDA—Pro Forma. The equity cure right may not be exercised in more than three fiscal quarters during any period of four consecutive fiscal quarters. Under the Senior Secured Credit Facilities, we may also be required to meet specified leverage ratios in order to take certain actions, such as incurring certain debt or making certain acquisitions and asset sales. In addition, the Senior Secured Credit Facilities include negative covenants, subject to certain exceptions, restricting or limiting the Issuers’ ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all of the assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with its affiliates; (viii) engage in any business other than the business activity conducted at the closing date of the loan or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of certain indebtedness; and (x) designate or permit the designation of any indebtedness as “Designated Senior Debt.”

THE EXCHANGE OFFER

Terms of the Exchange Offer

We are offering to exchange our exchange notes for a like aggregate principal amount of our initial notes.

The exchange notes that we propose to issue in this exchange offer will be substantially identical to the form and terms of our initial notes except that, unlike our initial notes, the exchange notes (i) have been registered under the Securities Act and will be freely tradable by persons who are not our affiliates or subject to restrictions due to being a broker dealer, and (ii) are not entitled to the registration rights applicable to the initial notes under the Registration Rights Agreement. In addition, our obligation to pay interest on the initial notes due to the failure to consummate the exchange offer by a prior date does not apply to the exchange notes. You should read the description of the applicable exchange notes in the sections in this prospectus entitled “Description of First Lien Notes” and “Description of Second Lien Notes.”

Initial notes may be exchanged only for a minimum principal denomination of $2,000 and in integral multiples of $1,000 in excess thereof.

We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

Expiration Date; Extensions; Amendments; Termination

This exchange offer will expire at 5:00 p.m., New York City time, on             ,             , unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We expressly reserve the right to delay acceptance of any initial notes, extend or terminate this exchange offer and not accept any initial notes that we have not previously accepted if any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the initial notes by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of this exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if this exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

Procedures for Tendering Initial Notes

Proper Execution and Delivery of Letters of Transmittal

To tender your initial notes in this exchange offer, you must use one of the three alternative procedures described below:

(1)	Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent before 5:00 p.m., New York City time, on the expiration date.

(2)	Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent’s account at DTC in accordance with the procedures for book-entry transfer described under “—Book-Entry Delivery Procedure” below, before 5:00 p.m., New York City time, on the expiration date.

(3)	Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under “—Guaranteed Delivery Procedure” below.

The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

(1)	a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(2)	a commercial bank or trust company having an office or correspondent in the United States; or

(3)	an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the initial notes are tendered:

(a)	by a registered holder or by a participant in DTC whose name appears on a security position listing as the owner, who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant’s account at DTC; or

(b)	for the account of a member firm of a registered national securities exchange or of FINRA, a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal or any bond powers are signed by:

(1)	the registered holder of the initial notes tendered: the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

(2)	a participant in DTC: the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

(3)	a person other than the registered holder of any initial notes: these initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

(4)	trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

To tender your initial notes in this exchange offer, you must make the following representations:

(1)	you are authorized to tender, sell, assign and transfer the initial notes tendered and to acquire exchange notes issuable upon the exchange of such tendered initial notes, and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

(2)	any exchange notes acquired by you pursuant to this exchange offer are being acquired in the ordinary course of business, whether or not you are the holder;

(3)	you or any other person who receives exchange notes, whether or not such person is the holder of the exchange notes, has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such exchange notes and is not participating in, and does not intend to participate in, the distribution of such exchange notes;

(4)	you or such other person who receives exchange notes, whether or not such person is the holder of the exchange notes, is not an “affiliate,” (as defined in Rule 405 of the Securities Act), of ours, or if you or such other person is an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(5)	if you are not a broker-dealer, you represent that you are not engaged in, and do not intend to engage in, a distribution of exchange notes; and

(6)	if you are a broker-dealer that will receive exchange notes for your own account in exchange for initial notes that were acquired by you as a result of market-making or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

You must also warrant that the acceptance of any tendered initial notes by us and the issuance of exchange notes in exchange therefor shall constitute performance in full of our obligations under the registration rights agreement relating to the initial notes.

To effectively tender notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Tender Offer Program. DTC will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An agent’s message is a message transmitted by DTC to the exchange agent stating that DTC has received an express acknowledgment from the participant in DTC tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

Book-Entry Delivery Procedure

Any financial institution that is a participant in DTC’s systems may make book-entry deliveries of initial notes by causing DTC to transfer these initial notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. To effectively tender the initial notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Tender Offer Program. DTC will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An agent’s message is a message transmitted by DTC to the exchange agent stating that DTC has received an express acknowledgment from the participant in DTC tendering the initial notes that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against such participant. The exchange agent will make a request to establish an account for the initial notes at DTC for purposes of this exchange offer within two business days after the date of this prospectus.

A delivery of initial notes through a book-entry transfer into the exchange agent’s account at DTC will only be effective if an agent’s message, or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents, is transmitted to and received by the exchange agent at the address indicated below under “—Exchange Agent” before 5:00 p.m., New York City time, on the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedure

If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before 5:00 p.m., New York City time, on the expiration date, or (3) the procedures for book-entry transfer cannot be completed on a timely basis, you may still tender your initial notes in this exchange offer if:

(1)	you tender through a member firm of a registered national securities exchange or of FINRA, a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act;

(2)	before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent’s message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

(3)	the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent’s account at DTC with an agent’s message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel’s opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes with the exception of conditions to this exchange offer relating to the obligations of broker dealers, which we will not waive. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. None of us, the exchange agent or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of initial notes. None of us, the exchange agent or any other person will incur any liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered, and as to which the defects or irregularities have not been cured or waived promptly following the expiration date.

If all the conditions to this exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled “—Conditions to the Exchange Offer” below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

We will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent’s account at DTC with an agent’s message, in each case, in form satisfactory to us and the exchange agent.

If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, promptly after withdrawal, rejection of tender or the expiration or termination of this exchange offer.

By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy, with full power of substitution and resubstitution to the full extent of your rights on the initial notes tendered. This proxy will be considered coupled with an interest in the tendered initial notes. This appointment will be effective only when, and to the extent, that we accept your notes in this exchange offer. All prior proxies on these initial notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The initial notes will be validly tendered only if we are able to exercise full voting rights on the initial notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under “—Exchange Agent” and before acceptance of your tendered notes for exchange by us.

Any notice of withdrawal must:

(1)	specify the name of the person having tendered the initial notes to be withdrawn;

(2)	identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes;

(3)	be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender, and withdrawing the tender;

(4)	specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn; and

(5)	if applicable because the initial notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at DTC to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, promptly after withdrawal, rejection of tender or expiration or termination of this exchange offer.

You may re-tender properly withdrawn initial notes in this exchange offer by following one of the procedures described under “—Procedures for Tendering Initial Notes” above at any time before 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

We will complete this exchange offer only if:

(1)	there is no change in the laws and regulations which would impair our ability to proceed with this exchange offer;

(2)	there is no change in the current interpretation of the staff of the SEC which permits resales of the exchange notes;

(3)	there is no stop order issued by the SEC which would suspend the effectiveness of the registration statement which includes this prospectus or the qualification of the indentures under the Trust Indenture Act;

(4)	there is no litigation or threatened litigation which would impair our ability to proceed with this exchange offer; and

(5)	we obtain all the governmental approvals we deem necessary to complete this exchange offer.

These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. Notwithstanding the foregoing, all conditions to this exchange offer must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

(1)	refuse to accept and return to their holders any initial notes that have been tendered;

(2)	extend the exchange offer and retain all initial notes tendered before 5:00 p.m., New York City time, on the expiration date, subject to the rights of the holders of these notes to withdraw their tenders; or

(3)	waive any condition that has not been satisfied and accept all properly tendered initial notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled “—Expiration Date; Extensions; Amendments; Termination.”

Accounting Treatment

We will record the exchange notes at the same carrying value as the initial notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the offering of the initial notes and the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

By Registered and Certified Mail:

U.S. Bank National Association

60 Livingston Ave.

St. Paul, Minnesota 55107

Attn: Specialized Finance

By Regular Mail or Overnight Courier:

U.S. Bank National Association

60 Livingston Ave.

St. Paul, Minnesota 55107

Attn: Specialized Finance

By Facsimile (for eligible institutions only): (651) 466-7372, Confirmation Number: 1-800-934-6802

For Information or Confirmation by Telephone: 1-800-934-6802

Fees and Expenses

We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

(1)	certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered;

(2)	tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal; or

(3)	a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

Your Failure to Participate in the Exchange Offer May Have Adverse Consequences

The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell, or otherwise transfer, the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell, or otherwise transfer, them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

In addition, except as set forth in this paragraph, you will not be able to obligate us to register the initial notes under the Securities Act. You will not be able to require us to register your initial notes under the Securities Act unless:

(1)	we are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

(2)	you notify us prior to the 20th day following consummation of the exchange offer that:

•	you are prohibited by law or SEC policy from participating in the exchange offer; or

•	you may not resell the exchange notes you acquire in the exchange offer to the public without delivering a prospectus (other than by reason of such holder’s status as our affiliate) and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by you; or

(3)	you are a broker-dealer and hold initial notes that you acquired directly from us or our affiliate.

Delivery of Prospectus

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

DESCRIPTION OF FIRST LIEN NOTES

General

Caesars Entertainment Resort Properties, LLC, a Delaware limited liability company (“CERP LLC”), Caesars Entertainment Resort Properties Finance, Inc., a Delaware corporation, Harrah’s Las Vegas, LLC, a Nevada limited liability company, Harrah’s Laughlin, LLC, a Nevada limited liability company, Rio Properties, LLC, a Nevada limited liability company, AC Conference Holdco., LLC, a Delaware limited liability company, AC Conference Newco., LLC, a Delaware limited liability company, Caesars Florida Acquisition Company, LLC, a Delaware limited liability company, Caesars Linq, LLC, a Delaware limited liability company, Caesars Octavius, LLC, a Delaware limited liability company, Flamingo Las Vegas Operating Company, LLC, a Nevada limited liability company, Harrah’s Atlantic City Mezz 1, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 2, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 3, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 4, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 5, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 6, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 7, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 8, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 9, LLC, a Delaware limited liability company, Harrah’s Atlantic City Operating Company, LLC, a New Jersey limited liability company, Harrah’s Atlantic City Propco, LLC, a Delaware limited liability company, Octavius/Linq Intermediate Holding, LLC, a Delaware limited liability company, and Paris Las Vegas Operating Company, LLC, a Nevada limited liability company (each an “Issuer” and, collectively, the “Issuers”), collectively, are issuers of $1,000.0 million aggregate principal amount of 8% First-Priority Senior Secured Notes due 2020 (the “initial first lien notes”), issued on October 13, 2013, in a private offering (the “initial first lien notes”). The initial first lien notes were issued under an indenture (the “Indenture”), dated as of October 13, 2013, among the Issuers and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”).

The terms of the exchange first lien notes are identical in all material respects to the initial first lien notes, except that upon completion of the exchange offer, the exchange first lien notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights. For the purposes of this section, we refer to the initial first lien notes as “initial notes” and the exchange first lien notes as “exchange notes”. Unless otherwise indicated by the context, references in this “Description of First Lien Notes” to the “Notes” include both the exchange notes and initial notes.

The following summary of certain provisions of the Indenture, the Notes, the Security Documents, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements, including the definitions of certain terms therein and those terms made a part thereof by the TIA. Capitalized terms used in this “Description of First Lien Notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.”

The Issuers will issue exchange notes in exchange for initial notes, in an initial aggregate principal amount of up to $1,000.0 million. The Issuers may issue additional Notes from time to time. Any offering of additional Notes is subject to the covenants described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens.” The Notes and any additional Notes subsequently issued under the Indenture may, at our election, be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the additional Notes will have a separate CUSIP number, if applicable. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of First Lien Notes,” references to the Notes include any additional Notes actually issued.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency designated by the Issuers (which initially shall be the principal corporate trust office of the Trustee).

The exchange notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof; provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by a DTC participant in denominations of less than $2,000. No service charge was or will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

The Notes are senior obligations of the Issuers and have the benefit of the first-priority security interest in the Collateral described below under “—Security for the Notes” and will mature on October 1, 2020. Each Note will bear interest at a rate of 8.00% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for (including, with respect to exchange notes, interest paid on the initial notes surrendered for such exchange notes), payable semiannually to holders of record at the close of business on March 15 or September 15 immediately preceding the interest payment date on April 1 and October 1 of each year, commencing April 1, 2014.

Optional Redemption

On or after October 1, 2016, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice delivered to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

Period	Redemption price
2016	104.000%
2017	102.000%
2018 and thereafter	100.000%

In addition, prior to October 1, 2016, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail, or delivered electronically if held by DTC, to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to October 1, 2016, the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by any direct or indirect parent of the Company to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 108.000%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof. In addition, any such redemption described above or notice thereof may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering in the case of a redemption upon completion of an Equity Offering.

Selection

In the case of any partial redemption, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed, on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in such manner that complies with the requirements of DTC, if applicable); provided that no Notes of $2,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the Notes to be redeemed.

Offers to Purchase; Open Market Purchases

The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under the captions “—Change of Control” and “—Certain Covenants—Asset Sales.” In addition, in the event any holder is found unsuitable by a Gaming Authority to hold the Notes, the Notes may be redeemed by the Issuers pursuant to the procedures described under the caption “Mandatory Disposition Pursuant to Gaming Laws.” The Issuers may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

The indebtedness evidenced by the Notes and the Guarantees is senior Indebtedness of the Issuers and the Subsidiary Guarantors, respectively, ranks pari passu in right of payment with all existing and future senior Indebtedness of the Issuers, have the benefit of the security interest in the Collateral as described under “—Security” and is senior in right of payment to all existing and future Subordinated Indebtedness of the Issuers.

The Notes have the benefit of a security interest in the Collateral that is pari passu in priority with the senior secured credit facilities and all other existing and future First Priority Lien Obligations with respect to all Collateral, subject to Permitted Liens and exceptions described under “—Security for the Notes,” and senior in priority to the Second Lien Notes and all other existing and future Junior Lien Obligations, with respect to all Collateral. All of the Issuers’ Domestic Wholly Owned Restricted Subsidiaries that guarantee the senior secured credit facilities will become Subsidiary Guarantors with respect to the Notes, and their assets and property will secure the Notes to the extent described below under “—Security for the Notes.”

At June 30, 2014, the Issuers and their Subsidiaries had:

(1)	$3,487.5 million of outstanding indebtedness constituting First Priority Lien Obligations, including $2,487.5 million of Secured Indebtedness outstanding under the senior secured credit facilities and $1,000.0 million aggregate principal amount of Notes;

(2)	$1,150.0 million aggregate principal amount of Second Lien Notes;

(3)	no senior unsecured indebtedness; and

(4)	no indebtedness of subsidiaries of the Issuers that are not Subsidiary Guarantors.

In addition, as of June 30, 2014, the Issuers had $35.0 million of utilization and an unutilized capacity of $234.5 million under the senior secured revolving credit facility that would constitute First Priority Lien Obligations.

Although the Indenture limits the Incurrence of Indebtedness and the issuance of Disqualified Stock by the Issuers and their Restricted Subsidiaries, and the issuance of Preferred Stock by the Restricted Subsidiaries that are not Subsidiary Guarantors, such limitation is subject to a number of significant qualifications and exceptions. The Issuers and their Restricted Subsidiaries are able to Incur additional amounts of Indebtedness. Under certain circumstances the amount of such Indebtedness could be substantial and, subject to certain limitations, such Indebtedness may be Secured Indebtedness constituting a First Priority Lien Obligation. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens.”

A portion of the operations of the Issuers are conducted through their subsidiaries. Unless a Subsidiary is a Subsidiary Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary, generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuers, including holders of the Notes. The Notes, therefore, will be effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuers that are not Subsidiary Guarantors. As of the Issue Date, all of the Issuers’ Subsidiaries were Subsidiary Guarantors.

Security for the Notes

The Notes are secured by first-priority security interests (subject to Permitted Liens) in the Collateral. The Collateral consists of substantially all of the property and assets, in each case, that are held by any Issuer or any Subsidiary Guarantor, to the extent that such assets secure the First Priority Lien Obligations consisting of Secured Bank Indebtedness, subject to the exceptions described below. The initial Collateral does not include, subject to certain exceptions, (i) any real property (owned or leased), other than those securing the Credit Agreement, (ii) motor vehicles and other assets subject to certificates of title and letter of credit rights (in each case, other than to the extent a Lien thereon can be perfected by filing a customary financing statement) and commercial tort claims with a value of less than the amount specified in the Security Documents, (iii) cash, deposit accounts and securities accounts (to the extent that a Lien thereon must be perfected by any action other than the filing of customary financing statements), (iv) those assets over which the pledging or granting of security interests in such assets would be prohibited by applicable law, rule or regulation (including any Gaming Law, rule or regulation) or an enforceable contractual obligation binding on the assets that existed at the time of the acquisition thereof and was not created or made binding on the assets in contemplation or in connection with the acquisition of such assets (except in the case of assets (A) owned on the Issue Date or (B) acquired after the Issue Date with Indebtedness of the type permitted pursuant to clauses (d) or (w) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” that is secured by a Permitted Lien) (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code), (v) assets to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences as determined in good faith by the Issuers, (vi) margin stock, (vii) equity interests in any Person other than Wholly-Owned Subsidiaries to the extent a pledge thereof is prohibited by, or would give any other party (other than any Issuer or any Subsidiary Guarantor) the right to terminate its obligations under, the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement or any other contractual obligation with an unaffiliated third party (other than non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable law), (viii) voting equity interests in foreign subsidiaries and certain related holding companies in excess of 65% thereof, (ix) any equity interests of any immaterial subsidiary and any unrestricted subsidiary, (x) any lease, license, or other agreement to which an Issuer is a party to the extent that a grant of a security interest therein would violate applicable law (including Gaming Laws) or violate or invalidate such lease, license or agreement, or create a right of termination in favor of any other party thereto (other than any Issuer or any Subsidiary Guarantor) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (xi) any equipment or other asset owned by any Issuer or any Subsidiary Guarantor that is subject to a purchase money lien or a Capitalized Lease Obligation, in each case, as permitted under the Indenture, if the contract or other agreement in which the Lien is granted (or the documentation providing for such Capitalized Lease Obligation) prohibits or requires the consent of any Person other than the Issuers or Subsidiary Guarantors as a condition to the creation of any other security interest on such equipment or asset and, in each case, the prohibition or requirement is permitted under the Indenture, (xii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (xiii) pending “intent-to-use” trademark applications for which a verified statement of use or an amendment to allege use has not been filed with or accepted by the United States Trademark Office, (xiv) other customary exclusions under applicable local law or in applicable local jurisdictions set forth in the Security Documents, (xv) assets subject to Liens securing Qualified Receivables Financings, (xvi) any accounts or funds received by the Issuers or any of their Subsidiaries as agent on behalf of third parties that they have a duty to collect and remit to such third parties, (xvii) any asset at any time the Credit Agreement is outstanding that is not then subject to a Lien securing First Priority Lien Obligations under the Credit Agreement at such time, and (xviii) certain other exceptions described in the Security Documents, including the limitation on stock collateral described below (all such excluded assets referred to as “Excluded Assets”). Except for securities or other equity interests deemed not to be part of the Collateral as a result of the following paragraph, which will secure the obligations outstanding under the senior secured credit facilities, the foregoing excluded property and assets do not secure any other First Priority Lien Obligations.

In addition, with respect to any pledges of Capital Stock by any Issuer or any Subsidiary Guarantor, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Issuer or any Subsidiary of an Issuer due to the fact that such Issuer’s or such Subsidiary’s Capital Stock secures the Notes affected thereby, then the Capital Stock of such Issuer or such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder of such Notes, to the extent necessary to release the security interests in favor of the First Lien Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the Notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Issuer’s or such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of that Issuer or such Subsidiary, then the Capital Stock of such Issuer or such Subsidiary will automatically be deemed to be a part of the Collateral for the Notes.

For the avoidance of doubt, if any Issuer or any Subsidiary Guarantor fails to enter into a Security Document after using commercially reasonable efforts, the Issuers shall be solely responsible for determining whether they have used commercially reasonable efforts, which shall be set forth in an Officer’s Certificate delivered to the Trustee and the First Lien Collateral Agent (upon which the Trustee and the First Lien Collateral Agent may conclusively rely without any investigation), and the Issuers shall notify the holders of Notes. Neither the First Lien Collateral Agent nor the Trustee shall have any obligation to enter in such an agreement and shall have the right to decline signing such an agreement if, after being advised by counsel, the Trustee or First Lien Collateral Agent determines in good faith that such action would expose the Trustee or First Lien Collateral Agent to liability or if doing so is not consistent with its rights, privileges, protections and immunities set forth in the Indenture, the Collateral Agreement or other Notes Documents.

In connection with any enforcement action with respect to the Collateral or any insolvency or liquidation proceeding, all proceeds of Collateral (after paying the fees and expenses of the First Lien Collateral Agent and any expenses of selling or otherwise foreclosing on the Collateral) will be applied pro rata to the repayment of the Notes Obligations and the other outstanding First Priority Lien Obligations. The Issuers and the Subsidiary Guarantors are able to incur additional Indebtedness in the future that could share in the Collateral, including additional First Priority Lien Obligations. The amount of such First Priority Lien Obligations and additional Indebtedness is limited by the covenants described under “—Certain Covenants—Liens” and “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuances of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of such additional First Priority Lien Obligations and additional Indebtedness could be significant.

After-Acquired Collateral

Subject to certain limitations and exceptions, if any Issuer or any Subsidiary Guarantor creates any additional security interest upon any property or asset (other than Excluded Assets) to secure any First Priority Lien Obligations (which include Obligations in respect of Secured Bank Indebtedness), it must concurrently grant a first-priority security interest (subject to Permitted Liens) upon such property as security for the Notes. Also, if granting a security interest in such property requires the consent of a third party, the applicable Issuer or Subsidiary Guarantor will use commercially reasonable efforts to obtain such consent with respect to the first-priority security interest for the benefit of the First Lien Collateral Agent on behalf of the Trustee and the holders of the Notes. If such third party does not consent to the granting of the first-priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

Security Documents and Intercreditor Agreements

The Issuers, the Subsidiary Guarantors and the First Lien Collateral Agent have entered into the collateral agreement (the “Collateral Agreement”) and other Security Documents defining the terms of the security interests that secure the Notes, the Guarantees and Other First Priority Lien Obligations. These security interests secure the payment and performance when due of all of the Obligations of the Issuers and the Subsidiary Guarantors under the Notes, the Guarantees, the Indenture and the Security Documents, as provided in the Security Documents.

Subject to the terms of the Security Documents, the Issuers and the Subsidiary Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the collateral agent under the Credit Agreement in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

First Lien Intercreditor Agreement

The Trustee and the First Lien Collateral Agent have entered into a First Lien Intercreditor Agreement (as the same may be amended from time to time, the “First Lien Intercreditor Agreement”) with the Authorized Representative of the Credit Agreement Obligations with respect to the Collateral, which may be amended from time to time without the consent of the holders of the Notes to add other parties holding First Priority Lien Obligations permitted to be incurred under the Indenture, the Credit Agreement and the First Lien Intercreditor Agreement. The First Lien Collateral Agent is initially the collateral agent under the Credit Agreement.

Under the First Lien Intercreditor Agreement, as described below, the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the Common Collateral, and the Authorized Representatives of other Series of First Priority Lien Obligations have no right to take actions with respect to the Common Collateral. The Applicable Authorized Representative will initially be the administrative agent under the Credit Agreement, and the Trustee for the holders of the Notes, as Authorized Representative in respect of the Notes, will have no rights to take any action under the First Lien Intercreditor Agreement.

The administrative agent under the Credit Agreement will remain the Applicable Authorized Representative until the earlier of (1) the Discharge of Credit Agreement Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (such date, the “Applicable Authorized Agent Date”). After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be the Authorized Representative of the Series of First Priority Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Priority Lien Obligations, other than the Credit Agreement Obligations, with respect to the Common Collateral (the “Major Non-Controlling Authorized Representative”).

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 180 days (throughout which 180-day period the applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture or other applicable indenture for that Series of First Priority Lien Obligations, and (b) the First Lien Collateral Agent’s and each other Authorized Representative’s receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture or other applicable indenture for that Series of First Priority Lien Obligations, has occurred and is continuing and (ii) the First Priority Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other applicable indenture for that Series of First Priority Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time the administrative agent under the Credit Agreement or the First Lien Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or (2) at any time an Issuer or any Subsidiary Guarantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

The Applicable Authorized Representative has the sole right to instruct the First Lien Collateral Agent to act or refrain from acting with respect to the Common Collateral, (b) the First Lien Collateral Agent shall not follow any instructions with respect to such Common Collateral from any representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative), and (c) no Authorized Representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative) will instruct the First Lien Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Common Collateral.

Notwithstanding the equal priority of the Liens, the First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Common Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent, Applicable Authorized Representative or Controlling Secured Party. The Trustee and each other Authorized Representative will agree that it will not accept any Lien on any Collateral for the benefit of the holders of the Notes (other than funds deposited for the discharge or defeasance of the Notes) other than pursuant to the Security Documents. Each of the First Lien Secured Parties also will agree that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of the First Lien Intercreditor Agreement.

If a First Lien Event of Default has occurred and is continuing and the First Lien Collateral Agent is taking action to enforce rights in respect of any Common Collateral, or any distribution is made with respect to any Common Collateral in any bankruptcy case of an Issuer or any Subsidiary Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the First Lien Collateral Agent or any other First Lien Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the First Priority Lien Obligations are entitled under any other intercreditor agreement shall be applied among the First Priority Lien Obligations to the payment in full of the First Priority Lien Obligations on a ratable basis, after payment of all amounts owing to the First Lien Collateral Agent.

Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Priority Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Priority Lien Obligations (such third party, an “Intervening Creditor”), the value of any Common Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or proceeds to be distributed in respect of the Series of First Priority Lien Obligations with respect to which such Impairment exists.

None of the First Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the First Lien Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral. In addition, none of the First Lien Secured Parties may seek to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any First Lien Secured Party obtains possession of any Common Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Priority Lien Obligations, then it must hold such Common Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Common Collateral, proceeds or payment to the First Lien Collateral Agent to be distributed in accordance with the First Lien Intercreditor Agreement.

If an Issuer or any Subsidiary Guarantor becomes subject to any bankruptcy case, the First Lien Intercreditor Agreement provides that (1) if an Issuer or any Subsidiary Guarantor shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party will agree not to object to any such financing or to the Liens on the Common Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the First Priority Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth in the First Lien Intercreditor Agreement), in each case so long as:

(A)	the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case,

(B)	the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in the First Lien Intercreditor Agreement,

(C)	if any amount of such DIP Financing or cash collateral is applied to repay any of the First Priority Lien Obligations, such amount is applied pursuant to the First Lien Intercreditor Agreement, and

(D)	if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to the First Lien Intercreditor Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its representative that shall not constitute Common Collateral; and

provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

The First Lien Secured Parties acknowledge that the First Priority Lien Obligations of any Series may, subject to the limitations set forth in the Indenture, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the First Lien Intercreditor Agreement defining the relative rights of the First Lien Secured Parties of any Series.

Junior Lien Intercreditor Agreement

The Trustee, the First Lien Collateral Agent, the trustee and collateral agent for the Second Lien Notes, the Issuers and the Subsidiary Guarantors have entered into the Junior Lien Intercreditor Agreement, which may be amended from time to time to add other parties holding Other First Priority Lien Obligations and other Second Priority Lien Obligations permitted to be incurred under the Indenture. Pursuant to the terms of the Junior Lien Intercreditor Agreement, at any time prior to the Discharge of Senior Lender Claims, and as between the First Priority Lien Obligations and the Second Priority Lien Obligations, the First Lien Collateral Agent will determine the time and method by which the security interests in the Collateral will be enforced. The trustee for the Second Lien Notes will not be permitted to enforce the security interests even if an Event of Default under the Second Lien Notes Indenture has occurred and the Second Lien Notes issued thereunder have been accelerated, except (a) in any insolvency or liquidation proceeding, as necessary to file a proof of claim or statement of interest with respect to such notes or (b) as necessary to take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and the perfection and priority of its Lien on, the Collateral securing the second priority Liens.

By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable.

In addition, the Junior Lien Intercreditor Agreement provides that, prior to the Discharge of Senior Lender Claims, the holders of First Priority Lien Obligations and the First Lien Collateral Agent shall have the exclusive right to make determinations regarding the release of Collateral without the consent of the holders of the Second Lien Notes.

Release of Collateral

The Issuers and the Subsidiary Guarantors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(1)	to enable us to consummate the disposition of such property or assets to a Person that is not an Issuer or a Subsidiary Guarantor to the extent not prohibited under the covenant described under “—Certain Covenants—Asset Sales”;

(2)	to release Excess Proceeds and Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with the Indenture;

(3)	in respect of the property and assets of a Subsidiary Guarantor, upon the designation of such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(4)	in respect of the property or assets of an Issuer, upon the release or discharge of such Issuer’s Notes Obligations in accordance with the Indenture;

(5)	in respect of the property and assets of a Subsidiary Guarantor, upon the release or discharge of the Guarantee of such Subsidiary Guarantor in accordance with the Indenture;

(6)	in respect of any property or assets of an Issuer or a Subsidiary Guarantor that would constitute Collateral but is at such time not subject to a Lien securing First Priority Lien Obligations (other than the Notes Obligations), other than any property or assets that cease to be subject to a Lien securing First Priority Lien Obligations in connection with a Discharge of Senior Lender Claims; provided that if such property and assets are subsequently subject to a Lien securing First Priority Lien Obligations (other than Excluded Property), such property and assets shall subsequently constitute Collateral under the Indenture;

(7)	as described under “—Amendments and Waivers” below; and

(8)	in accordance with the applicable provisions of the First Lien Intercreditor Agreement.

The first priority security interests in all Collateral securing the Notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Notes and all other Obligations under the Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid (including pursuant to a satisfaction and discharge of the Indenture as described below under “—Satisfaction and Discharge”) or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “—Defeasance.”

To the extent necessary and for so long as required for such Issuer or such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of an Issuer or any Subsidiary of the Issuers shall not be included in the Collateral with respect to the respective Notes so affected (as described under “—Security for the Notes”) and shall not be subject to the Liens securing such Notes and the Notes Obligations.

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of an Issuer, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Issuers and the Subsidiary Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Trustee, the First Lien Collateral Agent or the administrative agent under the Credit Agreement, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•	selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	collecting accounts receivable in the ordinary course of business as permitted by the covenant described under “—Certain Covenants—Asset Sales”;

•	making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the Issuers’ business.

The Company must deliver an Officer’s Certificate to the Trustee within 30 calendar days following the end of each six-month period beginning on June 1 and December 1 of each year, to the effect that all such releases and withdrawals during the preceding six-month period in the ordinary course of the Issuers’ or the Subsidiary Guarantors’ business, as described in the preceding paragraph, were not prohibited by the Indenture.

Guarantees

Each of Issuers’ direct and indirect Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries and that are borrowers or guarantors under the First Priority Lien Obligations constituting Secured Bank Indebtedness will jointly and severally irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or additional interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the “Guaranteed Obligations”). The Guaranteed Obligations of all Subsidiary Guarantors will be secured by first-priority security interests (subject to Permitted Liens) in the Collateral owned by such Subsidiary Guarantor. The Subsidiary Guarantors have agreed to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Guarantees.

Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—Federal and state statutes allow courts, under specific circumstances, to void the issuance of debt securities. In such circumstances, the Notes, the subsidiary guarantees and the pledges securing the Notes could be voided and holders could be required to return payments received.” After the Issue Date, the Issuers will cause each Wholly

Owned Restricted Subsidiary that Incurs or guarantees certain Indebtedness of an Issuer or any Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same senior secured basis. See “—Certain Covenants—Future Subsidiary Guarantors.”

Each Guarantee will be a continuing guarantee and shall:

(1)	remain in full force and effect until payment in full of all the Guaranteed Obligations of such Subsidiary Guarantor;

(2)	subject to the next succeeding paragraph, be binding upon each such Subsidiary Guarantor and its successors; and

(3)	inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

Each Guarantee will be automatically released upon:

(1)	the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the Indenture;

(2)	the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(3)	the release or discharge of the guarantee by such Subsidiary Guarantor of the Indebtedness which resulted in the obligation to guarantee the Notes;

(4)	the Issuers’ exercise of their legal defeasance option or covenant defeasance option as described under “—Defeasance” or if the Issuers’ obligations under the Indenture are discharged in accordance with the terms of the Indenture; and

(5)	such Restricted Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of the First Priority Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner described under “—Security—Release of Collateral.”

Change of Control

Upon the occurrence of a Change of Control, each holder will have the right to require the Issuers to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuers have previously or concurrently elected to redeem Notes as described under “—Optional Redemption.”

In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuers shall:

(1)	repay in full all Bank Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or noteholder who has accepted such offer; or

(2)	obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

See “Risk Factors—Risks Related to the Notes—The Issuers may not be able to repurchase the Notes upon a change of control.”

Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Notes by delivery of a notice of redemption as described under “—Optional Redemption,” the Issuers shall mail a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1)	that a Change of Control has occurred and that such holder has the right to require the Issuers to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts and financial information regarding such Change of Control;

(3)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)	the instructions determined by the Issuers, consistent with this covenant, that a holder must follow in order to have its Notes purchased.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In addition, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

This Change of Control repurchase provision is a result of negotiations between the Issuers and the initial purchasers. The Issuers have no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuers could decide to do so in the future. Subject to the limitations discussed below, the Issuers could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuers’ capital structure or credit rating.

The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement (including the senior secured credit facilities). Future Bank Indebtedness of the Issuers may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the Notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuers. Finally, the Issuers’ ability to pay cash to the holders upon a repurchase may be limited by the Issuers’ then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes—The Issuers may not be able to repurchase the Notes upon a change of control.”

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Issuers and their Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” under New York law, which governs the Indenture, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Issuers and their Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture. If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the covenants specifically listed under the following captions in this “Description of First Lien Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(2)	“—Limitation on Restricted Payments”;

(3)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4)	“—Asset Sales”;

(5)	“—Transactions with Affiliates”;

(6)	clause (4) of the first paragraph of “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”; and

(7)	“—Future Subsidiary Guarantors.”

If and while the Issuers and their Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Issuers and their Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuers and their Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” The Issuers shall promptly upon its occurrence deliver to the Trustee an Officer’s Certificate notifying the Trustee of the occurrence of any

Covenant Suspension Event or Reversion Date, and the date thereof. The Trustee shall not have any obligation to monitor the occurrence or dates of any Covenant Suspension Event or Reversion Date and may rely conclusively on such Officer’s Certificate. The Trustee shall not have any obligation to notify the holders of the occurrence or dates of any Covenant Suspension Event or Reversion Date.

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below or one of the clauses set forth in the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and prior, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuers or their Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, the Issuers must comply with the terms of covenant described under “—Future Subsidiary Guarantors.”

For purposes of the “—Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Indenture provides that:

(1)	the Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(2)	the Issuers will not permit any of the Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock;

provided, however, that any Issuer or Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and, subject to the third paragraph of this covenant, any Restricted Subsidiary that is not a Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(a)	the Incurrence by an Issuer or any Restricted Subsidiary of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (including any Indebtedness Incurred and represented by any First Priority Lien Obligations of any Issuer or any Restricted Subsidiaries, the proceeds of which First Priority Lien Obligations are used to repay Indebtedness under such Credit Agreement) up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed (x) $3,070.0 million plus (y) an additional aggregate principal amount of Indebtedness constituting First Priority Lien Obligations outstanding at any one time that does not cause the Secured Indebtedness Leverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available, determined on a pro forma basis, to exceed 4.25 to 1.00;

(b)	the Incurrence of up to (i) $1,150.0 million of Indebtedness at any time outstanding under the Second Lien Notes (and any exchange notes) and (ii) $1,000.0 million of Indebtedness at any time outstanding under the Notes (and any exchange Notes);

(c)	Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

(d)	Indebtedness (including Capitalized Lease Obligations) Incurred by an Issuer or any Restricted Subsidiary, Disqualified Stock issued by an Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (d), does not exceed the greater of $350.0 million and 5.0% of Total Assets at the time of Incurrence;

(e)	Indebtedness Incurred by an Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(f)	Indebtedness arising from agreements of any Issuer or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions, the Post-Closing Restructuring Transaction or any other acquisition or disposition of any business, assets or a Subsidiary of any Issuer in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g)	Indebtedness of any Issuer to any Restricted Subsidiary or another Issuer; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuers and their Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor is subordinated in right of payment to the obligations of the Issuers under the Notes or the Guarantees, as applicable; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to an Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (g);

(h)

shares of Preferred Stock of an Issuer or a Restricted Subsidiary issued to another Issuer or Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to an Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

(i)	Indebtedness of a Restricted Subsidiary to an Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuers and their Subsidiaries), such Indebtedness is subordinated in right of payment to the obligations of such Subsidiary Guarantor in respect of the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to an Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

(j)	(x) Hedging Obligations entered into in connection with the Transactions and (y) Hedging Obligations that are not incurred for speculative purposes but (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales and, in each case, extensions or replacements thereof;

(k)	obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by any Issuer or any Restricted Subsidiary in connection with a Project or in the ordinary course of business or consistent with past practice or industry practice;

(l)	Indebtedness or Disqualified Stock of any Issuer or, subject to the third paragraph of this covenant, Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), does not exceed the greater of $250.0 million and 3.25% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred pursuant to this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (l));

(m)	Indebtedness or Disqualified Stock of any Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not greater than 100% of the net cash proceeds received by the Issuers and the Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or any direct or indirect parent entity of the Company (which proceeds are contributed to an Issuer or Restricted Subsidiary) or cash contributed to the capital of the Company (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, any Issuer or any Subsidiary) as determined in accordance with clauses (2) and (3) of the definition of Cumulative Credit to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the third paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

(n)	any guarantee by any Issuer or any Restricted Subsidiary of Indebtedness or other obligations of another Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by such Issuer or Restricted Subsidiary is permitted under the terms of the Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the obligations of such Issuer or Subsidiary Guarantor in respect of the Notes, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Guarantor’s obligations with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the obligations of such Subsidiary Guarantor in respect of the Notes, as applicable and (ii) if such guarantee is of Indebtedness of an Issuer, such guarantee is Incurred in accordance with, or not in contravention of, the covenant described under “—Future Subsidiary Guarantors” solely to the extent such covenant is applicable;

(o)	the Incurrence by any Issuer or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (b), (c), (d), (l), (m), (o), (p), (w) and (x) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(2)	to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Notes or the obligations of such Restricted Subsidiary in respect of the Notes, as applicable, such Refinancing Indebtedness is junior to the Notes or such obligations of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

(3)	shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of an Issuer or a Subsidiary Guarantor, or (y) Indebtedness of an Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

provided, further, that subclause (1) of this clause (o) will not apply to any refunding or refinancing of any Secured Indebtedness constituting First Priority Lien Obligations;

(p)	Indebtedness, Disqualified Stock or Preferred Stock of (x) any Issuer or, subject to the third paragraph of this covenant, any of the Restricted Subsidiaries incurred to finance an acquisition or (y) Persons that are acquired by any Issuer or any of the Restricted Subsidiaries or merged, consolidated or amalgamated with or into any Issuer or any of the Restricted Subsidiaries in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(1)	the Issuers would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

(2)	the Fixed Charge Coverage Ratio of the Issuers would be equal to or greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

(q)	Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to any Issuer or Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(r)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(s)	Indebtedness of any Issuer or Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(t)	[Reserved];

(u)	Indebtedness of any Issuer or Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(v)	Indebtedness consisting of Indebtedness issued by an Issuer or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any of its direct or indirect parent companies to the extent described in clause (4) of the third paragraph of the covenant described under “—Limitation on Restricted Payments”;

(w)	Indebtedness constituting Qualified Non-Recourse Debt in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (w), does not exceed $250.0 million;

(x)	Indebtedness Incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of any Issuer or Restricted Subsidiary not in excess, at any one time outstanding, of $50.0 million; and

(y)	to the extent constituting Indebtedness, agreements to pay service fees to professionals (including architects, engineers and designers) in furtherance of and/or in connection with a Project, in each case to the extent such agreements and related payment provisions are reasonably consistent with commonly accepted industry practices (provided, that no such agreements shall give rise to Indebtedness for borrowed money).

Restricted Subsidiaries that are not Subsidiary Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock under the first paragraph of this covenant or clauses (l) or (p)(x) of the second paragraph of this covenant if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness and Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Subsidiary Guarantors incurred or issued pursuant to the first paragraph of this covenant and clauses (l) and (p)(x) of the second paragraph of this covenant, collectively, would exceed the greater of $225.0 million and 3.0% of Total Assets.

For purposes of determining compliance with this covenant:

(1)	in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (y) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Issuers shall, in their sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant; provided, however, Indebtedness Incurred under the Credit Agreement on the Issue Date will be deemed to have been Incurred pursuant to clause (a) of the second paragraph of this covenant and may not later be reclassified; and

(2)	at the time of incurrence, the Issuers will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above (or any portion thereof) without giving pro forma effect to the Indebtedness Incurred pursuant to the second paragraph above (or any portion thereof) when calculating the amount of Indebtedness that may be Incurred pursuant to the first paragraph above (or any portion thereof).

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuers and the Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Indenture provides that the Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution on account of any of the Issuers’ or any of the Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Company (other than (A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, an Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)	purchase or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)

make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of any Issuer or any Subsidiary Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)	no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)	immediately after giving effect to such transaction on a pro forma basis, the Issuers could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof), (6)(c), (8), (13)(b) and (19) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit.

“Cumulative Credit” means the sum of (without duplication):

(1)	50% of the Consolidated Net Income of the Issuers for the period (taken as one accounting period, the “Reference Period”) from the first day of the fiscal quarter in which the Issue Date occurs to the end of the Issuers’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2)	100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuers) of property other than cash, received by the Company after the Issue Date (other than net proceeds to the extent such net proceeds have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary or another Issuer), plus

(3)	100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value (as determined in good faith by the Issuers) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), plus

(4)

100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of any Issuer or any Restricted Subsidiary issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or another Issuer) which has been converted into or exchanged for Equity

Interests in the Company (other than Disqualified Stock) or any direct or indirect parent of the Company (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5)	100% of the aggregate amount received by any Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuers) of property other than cash received by any Issuer or any Restricted Subsidiary after the Issue Date from:

(A)	the sale or other disposition (other than to an Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuers and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuers and the Restricted Subsidiaries by any Person (other than any Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) of the succeeding paragraph),

(B)	the sale (other than to an Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

(C)	a distribution or dividend from an Unrestricted Subsidiary, plus

(6)	in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, an Issuer or a Restricted Subsidiary after the Issue Date, the Fair Market Value (as determined in good faith by the Issuers) of the Investment of the Issuers in such Unrestricted Subsidiary (which, if the fair market value of such investment shall exceed $50.0 million, shall be determined by the Board of Directors) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) of the succeeding paragraph or constituted a Permitted Investment).

The foregoing provisions will not prohibit:

(1)	the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof, if at the date of declaration or the consummation of any irrevocable redemption, as applicable, such payment would have complied with the provisions of the Indenture;

(2)	(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of any Issuer, any direct or indirect parent of the Company or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Company or any direct or indirect parent of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of an Issuer or to another Issuer) (collectively, including any such contributions, “Refunding Capital Stock”);

(b)	the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of an Issuer or to another Issuer) of Refunding Capital Stock, and

(c)	if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)	the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of an Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of an Issuer or a Subsidiary Guarantor which is Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a)	the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),

(b)	such Indebtedness is subordinated to the Notes or such Subsidiary Guarantor’s obligations in respect of the Notes, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(c)	such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding, and

(d)	such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(4)	a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Company or any direct or indirect parent of the Company held by any future, present or former employee, director or consultant of the Issuers or any direct or indirect parent of the Issuers or any Subsidiary of an Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $15.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering of common stock); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a)	the cash proceeds received by any of the Issuers or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company (to the extent contributed to an Issuer) to members of management, directors or consultants of the Issuers and the Restricted Subsidiaries or any direct or indirect parent of the Company that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the Cumulative Credit), plus

(b)	the cash proceeds of key man life insurance policies received by an Issuer or any direct or indirect parent of the Issuers (to the extent contributed to an Issuer) or the Restricted Subsidiaries after the Issue Date, plus

(c)	the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Issuers and the Restricted Subsidiaries or any direct or indirect parent of the Issuers in connection with Transactions that are foregone in return for the receipt of Equity Interests;

provided that the Issuers may elect to apply all or any portion of the aggregate increase contemplated by clauses (a), (b) and (c) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to any Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of any Issuer, any of the Restricted Subsidiaries or their direct or indirect parents in connection with a repurchase of Equity Interests of an Issuer or any of their direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)	the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of any Issuer or any Restricted Subsidiary issued or incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a)	the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(b)	a Restricted Payment to any direct or indirect parent of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Company issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (b) does not exceed the net cash proceeds actually received by the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

(c)	the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuers would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)	Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuers), taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed the greater of $50.0 million and 1.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)	the payment of dividends on the common stock of the Company (or a Restricted Payment to any direct or indirect parent of the Company to fund the payment by such direct or indirect parent of the Company of dividends on such entity’s common stock) of up to 6.0% per annum of the net proceeds received by the Company from any public offering of common stock of the Company or any direct or indirect parent of the Company, other than public offerings with respect to the Company’s (or such direct or indirect parent’s) common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(9)	Restricted Payments that are made with Excluded Contributions;

(10)	other Restricted Payments in an aggregate amount not to exceed the greater of $50.0 million and 1.0% of Total Assets at the time made;

(11)	the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to an Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(12)	the payment of dividends or other distributions to any direct or indirect parent of the Company that files a consolidated tax return that includes the Issuers and their subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuers and/or their Restricted Subsidiaries are members) in an amount not to exceed the amount that the Issuers and their Restricted Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) if the Issuers and their Restricted Subsidiaries paid such taxes as a standalone taxpayer (or standalone group);

(13)	the payment of Restricted Payments, if applicable:

(a)	in amounts required for any direct or indirect parent of the Company to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Company and general corporate operating and overhead expenses of any direct or indirect parent of the Company in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuers and their Subsidiaries;

(b)	in amounts required for any direct or indirect parent of the Company, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to an Issuer or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, an Issuer Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)	in amounts required for any direct or indirect parent of the Company to pay fees and expenses, other than to Affiliates of the Company, related to any equity or debt offering of such parent;

(14)	any Restricted Payment used to fund the Transactions and the payment of fees and expenses incurred in connection with the Transactions or owed by an Issuer or any direct or indirect parent of an Issuer or Restricted Subsidiaries to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of an Issuer to enable it to make payments, in connection with the consummation of the Transactions, whether payable on the Issue Date or thereafter, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(15)	any Restricted Payment made under the Operations Management Agreement and any Restricted Payment made in connection with the Post-Closing Restructuring Transaction;

(16)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(17)	purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(18)	Restricted Payments by any Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(19)	the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Change of Control” and “—Asset Sales”; provided that all Notes tendered by holders of the Notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(20)	payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuers and the Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuers shall have made a Change of Control Offer (if required by the Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6)(b), (7), (10), (11) and (13)(b), no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by the Board of Directors) of such property.

As of the Issue Date, all of the Subsidiaries of the Issuers will be Restricted Subsidiaries. The Issuers will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuers and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Notwithstanding the foregoing provisions of this covenant, the Issuers will not, and will not permit any of the Restricted Subsidiaries to, make or pay any dividend or make any distribution (whether in cash or otherwise) on, or in respect of, the Capital Stock of the Company or purchase or otherwise acquire any Capital Stock of the Company or any direct or indirect parent of the Company for the purpose of paying any dividend or making any distribution to, or acquiring Capital Stock of any direct or indirect parent of the Company from, the Sponsors, or guarantee any Indebtedness of any Affiliate of the Company for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Sponsors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (10) of the second paragraph of this covenant or clauses (9), (10), (15) or (20) of the definition of “Permitted Investments,” if (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuers would be greater than 6.00 to 1.00 or (y) such payment is not otherwise in compliance with this covenant.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Indenture provides that the Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any other Issuer or Restricted Subsidiary to:

(a)	(i) pay dividends or make any other distributions to any Issuer or any Restricted Subsidiary (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to any Issuer or any Restricted Subsidiary;

(b)	make loans or advances to any Issuer or any Restricted Subsidiary; or

(c)	sell, lease or transfer any of its properties or assets to any Issuer or any Restricted Subsidiary;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Credit Agreement Documents;

(2)	the Indenture, the Notes (and any exchange Notes), the Guarantees, the Second Lien Notes Indenture, the Second Lien Notes (and any exchange notes) and any guarantees thereof;

(3)	applicable law or any applicable rule, regulation or order;

(4)	any agreement or other instrument of a Person acquired by any Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, and any agreement or other instrument existing on the date of the Post-Closing Restructuring Transaction with respect to properties and assets that are subject to the Post-Closing Restructuring Transaction;

(5)	contracts or agreements for the sale of assets, including any restriction with respect to an Issuer or a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Issuer or Restricted Subsidiary;

(6)	Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9)	purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

(10)	customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(11)	any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12)	other Indebtedness, Disqualified Stock or Preferred Stock (a) of any Issuer or Restricted Subsidiary that is a Subsidiary Guarantor or a Foreign Subsidiary, (b) of any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuers’ ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Issuers) or (c) of any Restricted Subsidiary incurred in connection with any Qualified Non-Recourse Debt, provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date by the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(13)	any Restricted Investment not prohibited by the covenant described under “—Limitation on Restricted Payments” and any Permitted Investment;

(14)	any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuers, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

(15)	any encumbrance or restriction in any agreement related to the development or financing of a Project.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to an Issuer or a Restricted Subsidiary to other Indebtedness Incurred by any such Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

The Indenture provides that the Issuers will not, and will not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) an Issuer or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuers) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by such Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a)	any liabilities (as shown on an Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of an Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or such Restricted Subsidiary’s obligations in respect of the Notes) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

(b)	any notes or other obligations or other securities or assets received by such Issuer or such Restricted Subsidiary from such transferee that are converted by such Issuer or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received),

(c)	Indebtedness of any Issuer or Restricted Subsidiary that is no longer an Issuer or a Restricted Subsidiary as a result of such Asset Sale, to the extent that the other Issuers and each other Restricted Subsidiary are released from any direct obligation in respect of, or any guarantee of payment of, such Indebtedness in connection with the Asset Sale,

(d)	consideration consisting of Indebtedness of an Issuer or a Subsidiary Guarantor (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Issuers or any Restricted Subsidiary or any Affiliate thereof, and

(e)	any Designated Non-cash Consideration received by any Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuers), taken together with all other Designated Non-cash Consideration received pursuant to this clause (e) that is at that time outstanding, not to exceed the greater of 5.0% of Total Assets and $350.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 15 months after any Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, such Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(1)

to repay (a) Indebtedness constituting First Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) provided that (x) to the extent that the terms of First Priority Lien Obligations in respect of the Credit Agreement require that such First Priority Lien Obligations are repaid with the Net Proceeds of Asset Sales prior to repayment of other Indebtedness, the Issuers and their Restricted Subsidiaries shall be entitled to repay such other First Priority Lien Obligations prior to repaying the Notes Obligations and (y) subject to the foregoing clause (x), if the Issuers shall so reduce First Priority Lien Obligations, the Issuers will equally and ratably reduce Notes Obligations in any manner set forth in clause (d) below to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes, (b) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, (c) Notes Obligations or (d) Indebtedness constituting Pari Passu Indebtedness other than First Priority Lien Obligations so long as the Net Proceeds are with respect to assets not constituting Collateral (provided that if an Issuer or any Subsidiary Guarantor shall so reduce Obligations under this clause (d), the Issuers will equally and ratably reduce Notes Obligations as provided under “Optional Redemption,” through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer or a Collateral Asset Sale Offer, as applicable) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes), in each case other than Indebtedness owed to an Issuer or an Affiliate of the Issuers; or

(2)	to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale.

In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, such Issuer or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further that such Issuer or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Collateral Excess Proceeds or Excess Proceeds, as applicable.

Pending the final application of any such Net Proceeds, such Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

Any Net Proceeds received from Asset Sales of Collateral that are not invested or applied as set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $50.0 million, the Issuers shall make an offer to all Holders of the Notes and, if required by the terms of any First Priority Lien Obligations or Obligations secured by a Lien permitted under the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such First Priority Lien Obligations or such other Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such First Priority Lien Obligations or such other Obligations that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such First Priority Lien Obligations were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such First Priority Lien Obligations, such lesser price, if any, as may be provided for by the terms of such First Priority Lien Obligations), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence a Collateral Asset Sale Offer with respect to Collateral Express Proceeds within ten (10) Business Days after the date that Collateral Excess Proceeds exceed $75.0 million by mailing, or delivered electronically if held by DTC, the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

Any Net Proceeds from Asset Sales of non-Collateral that are not invested or applied as provided and within the time period set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers shall make an offer to all holders of Notes (and, at the option of the Issuers, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $50.0 million by mailing, or delivered electronically if held by DTC, the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and such other First Priority Lien Obligations or Obligations secured by a Lien permitted by the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for any purpose that is not prohibited by the Indenture. If the aggregate principal amount of Notes or other First Priority Lien Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and such other First Priority Lien Obligations or such other Obligations to be purchased in the manner described below. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for any purpose that is not prohibited by the Indenture. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero.

The Issuers must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Notes (and such First Priority Lien Obligations or Pari Passu Indebtedness, as applicable) are tendered pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer than the Issuers are required to purchase, selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis to the extent practicable, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with the requirements of DTC, if applicable); provided that no Notes of $2,000 or less shall be purchased in part. Selection of such First Priority Lien Obligations or Pari Passu Indebtedness, as applicable, will be made pursuant to the terms of such First Priority Lien Obligations or Pari Passu Indebtedness.

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, or delivered electronically if held at DTC, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

The Indenture provides that the Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuers (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25.0 million, unless:

(a)	such Affiliate Transaction is on terms that are not materially less favorable to the relevant Issuer or Restricted Subsidiary than those that could have been obtained in a comparable transaction by such Issuer or such Restricted Subsidiary with an unrelated Person; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1)	transactions between or among the Issuers and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Company and any direct parent of the Company; provided that such parent of the Company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2)	Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Permitted Investments;

(3)	[Reserved];

(4)	the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of any Issuer, any Restricted Subsidiary, or any direct or indirect parent of an Issuer;

(5)	payments by any Issuer or any Restricted Subsidiary to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with the Sponsors described in the September Offering Memorandum or (y) approved by a majority of the Board of Directors in good faith;

(6)	transactions in which an Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to such Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7)	payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors in good faith;

(8)	any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the applicable Issuer;

(9)

the existence of, or the performance by any Issuer or any Restricted Subsidiary of its obligations under the terms of any transaction, agreement or arrangement described in the September Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by any Issuer or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(10)	the execution of the Transactions and the Post-Closing Restructuring Transaction, and the payment of all fees and expenses related to the Transactions and the Post-Closing Restructuring Transaction, including fees to Caesars Entertainment and its subsidiaries or the Sponsors, if any, which are described in the September Offering Memorandum or contemplated by the Transactions and the Post-Closing Restructuring Transaction;

(11)	any transactions made pursuant to any Operations Management Agreement;

(12)	(a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Issuers and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or senior management, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(13)	any transaction effected as part of a Qualified Receivables Financing;

(14)	the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Person;

(15)	the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of an Issuer or any direct or indirect parent of an Issuer or of a Restricted Subsidiary, as appropriate, in good faith;

(16)	the entering into of any tax sharing agreement or arrangement that complies with clause (12) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(17)	any contribution to the capital of an Issuer;

(18)	transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”;

(19)	transactions between any Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of any Issuer or any direct or indirect parent of an Issuer; provided, however, that such director abstains from voting as a director of such Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(20)	pledges of Equity Interests of Unrestricted Subsidiaries;

(21)	the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(22)	any employment agreements entered into by any Issuer or any Restricted Subsidiary in the ordinary course of business; and

(23)	transactions undertaken in good faith (as certified by a responsible financial or accounting officer of an Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of Issuers and their Subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture.

Notwithstanding the foregoing, Caesars Entertainment, Caesars Acquisition Company and their respective Affiliates (other than the Company and its Subsidiaries) shall not be considered Affiliates of the Issuers or their Subsidiaries with respect to any transaction, so long as the transaction is in the ordinary course of business, pursuant to agreements existing on the Issue Date or pursuant to any management agreement or shared services agreement entered into with any of the Issuers and/or their Subsidiaries or, in each case, amendments, modifications or supplements thereto, or replacements thereof, that are not materially adverse to the Issuers or their Subsidiaries, taken as a whole.

Liens

The Indenture provides that the Issuers will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures any Indebtedness on any asset or property of any Issuer or any Subsidiary Guarantor, other than Liens securing Indebtedness that are junior in priority to the Liens on such property or assets securing the Notes.

For purposes of determining compliance with this covenant, (a) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (b) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, the Issuers shall, in their sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the clauses of the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant and in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only one of such clauses or pursuant to the first paragraph of this covenant.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of any of the Issuers, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”

Reports and Other Information

The Indenture provides that notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, CERP LLC will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

(1)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC;

(2)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC;

(3)	promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), except to the extent permitted to be excluded by the SEC; and

(4)	any other information, documents and other reports which the Issuers would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that (i) at any time prior to the filing of an exchange offer registration statement or a shelf registration statement by CERP LLC, the Issuers shall not be required to provide financial statements or other financial information regarding any individual Issuer and may instead provide financial statements and other financial information on a combined basis consistent with the presentation in the September Offering Memorandum and (ii) CERP LLC shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event CERP LLC will make available such information to prospective purchasers of Notes in addition to providing such information to the Trustee and the holders, in each case within 20 days after the time CERP LLC would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, subject, in the case of any such information, certificates or reports provided prior to the effectiveness of the exchange offer registration statement or shelf registration statement, to exceptions consistent with the presentation of financial information in the September Offering Memorandum.

Notwithstanding the foregoing, CERP LLC will not be required to furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of the exchange offer registration statement or shelf registration statement.

In the event that:

(a)	the rules and regulations of the SEC permit CERP LLC and any direct or indirect parent of CERP LLC to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of CERP LLC, or

(b)	any direct or indirect parent of CERP LLC is or becomes a Guarantor of the Notes,

consolidating reporting at the parent entity’s level in a manner consistent with that described in this covenant for CERP LLC will satisfy this covenant, and the Indenture will permit CERP LLC to satisfy its obligations in this covenant with respect to financial information relating to CERP LLC by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than CERP LLC and its Subsidiaries, on the one hand, and the information relating to CERP LLC and its Subsidiaries on a standalone basis, on the other hand.

In addition, CERP LLC will make such information available to prospective investors upon request. In addition, CERP LLC has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, CERP LLC will be deemed to have furnished such reports referred to above to the Trustee and the holders if CERP LLC has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, the requirements of this covenant shall be deemed satisfied prior to the commencement of the exchange offer contemplated by the Registration Rights Agreement relating to the Notes or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offers registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant and/or (2) the posting of reports that would be required to be provided to the Trustee and the holders on CERP LLC’s website (or that of any of its parent companies).

Future Subsidiary Guarantors

The Indenture provides that each Subsidiary Guarantor will execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary Guarantor shall guarantee payment of the Notes; provided that the then-outstanding Bank Indebtedness under the Credit Agreement referred to in clause (i) of the definition thereof is also then guaranteed by such Subsidiary Guarantor.

The Indenture further provides that the Issuers will cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or a Domestic Subsidiary that is wholly owned by one or more Foreign Subsidiaries and created to enhance the tax efficiency of the Issuers and their Subsidiaries) that guarantees any Indebtedness of the Issuers or any Subsidiary Guarantor to execute and deliver to the Trustee (i) a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes and (ii) joinders to or new Security Documents and take all actions required by the Security Documents to perfect the Liens created thereunder.

After-Acquired Property

The Indenture provides that upon the acquisition by any Issuer or Subsidiary Guarantor of any First Priority After-Acquired Property, such Issuer or Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the First Lien Collateral Agent a perfected first-priority security interest, subject only to Permitted Liens, in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described under “—Security for the Notes”) added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect.

Mandatory Disposition Pursuant to Gaming Laws

Federal, state and local authorities in several jurisdictions regulate extensively our casino entertainment operations. The Gaming Authority of any jurisdiction in which the Issuers or any of their subsidiaries conduct or propose to conduct gaming may require that a holder of the Notes or the beneficial owner of the Notes of a holder be approved, licensed, qualified or found suitable under applicable gaming laws. Under the Indenture, each person that holds or acquires beneficial ownership of any of the Notes shall be deemed to have agreed, by accepting such Notes, that if any such Gaming Authority requires such person to be approved, licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or finding of suitability within the required time period.

If a person required to apply or become licensed or qualified or be found suitable fails to do so (a “Disqualified Holder”), the Issuers shall have the right, at their election, (1) to require such person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of such election or such earlier date as may be required by such Gaming Authority or (2) to redeem such Notes at a redemption price that, unless otherwise directed by such Gaming Authority, shall be at a redemption price that is equal to the lesser of:

•	such person’s cost, or

•	100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of (1) the redemption date or (2) the date such person became a Disqualified Holder.

The Issuers will notify the Trustee and applicable Gaming Authority in writing of any such redemption as soon as practicable. The Issuers will not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or finding of suitability.

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The Indenture provides that (i) prior to the Post-Closing Restructuring Transaction, the Issuers may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not an Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their properties or assets in one or more related transactions, in each case, taken as a whole, to any Person (other than in any case in connection with the Transactions or the Post-Closing Restructuring Transaction described in the September Offering Memorandum) and (ii) following the Post-Closing Restructuring Transaction, CERP LLC may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not CERP LLC is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person (other than in any case in connection with the Transactions or the Post-Closing Restructuring Transaction described in the September Offering Memorandum) unless:

(1)	such Issuer is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Issuer or such Person, as the case may be, being herein called the “Successor Issuer”); provided that in the case where the surviving Person is not a corporation, at least one other Issuer is a corporation;

(2)	the Successor Issuer (if other than an Issuer) expressly assumes all the obligations of such prior Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(4)	immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either

(a)	the Successor Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b)	the Fixed Charge Coverage Ratio for the Successor Issuer and its Restricted Subsidiaries is not less than such ratio for such prior Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5)	if the prior Issuer is not the Successor Issuer, each Issuer and Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that obligations in respect of the Notes shall apply to such Person’s obligations under the Indenture and the Notes; and

(6)	the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Issuer (if other than the prior Issuer) will succeed to, and be substituted for, such Issuer under the Indenture and the Notes, and in such event such Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4), (a) any Issuer or Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to another Issuer or to another Restricted Subsidiary, (b) an Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating such Issuer in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of Indebtedness of such Issuer and its Restricted Subsidiaries is not increased thereby and (c) prior to the Post-Closing Restructuring Transaction, such clauses (3) and (4) shall only apply to a merger, consolidation, amalgamation or transfer involving all of substantially all of the assets of the Issuers and the Restricted Subsidiaries, taken as a whole. This “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuers and the Restricted Subsidiaries.

The Indenture further provides that, subject to certain limitations in the Indenture governing release of assets and property securing the Notes upon the sale or disposition of a Restricted Subsidiary that is an Issuer or a Subsidiary Guarantor, no Issuer or Subsidiary Guarantor will, and the Issuers will not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not an Issuer or such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than in any case in connection with the Transactions or the Post-Closing Restructuring Transaction described in the September Offering Memorandum) unless:

(1)	either (a) such Issuer or Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Issuer or Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Issuer or Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Entity”) and the Successor Entity (if other than such Issuer or Subsidiary Guarantor) expressly assumes all the obligations of such Issuer or Subsidiary Guarantor under the Indenture and the Security Documents pursuant to documents or instruments in form reasonably satisfactory to the Trustee, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption “—Certain Covenants—Asset Sales”; and

(2)	the Successor Entity (if other than such Issuer or Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Entity (if other than such Issuer or Subsidiary Guarantor) will succeed to, and be substituted for, such Issuer or Subsidiary Guarantor under the Indenture and such Issuer’s or Subsidiary Guarantor’s obligations in respect of the Notes, and such Issuer or Subsidiary Guarantor will automatically be released and discharged from its obligations under the Indenture and such Issuer’s or Subsidiary Guarantor’s obligations in respect of the Notes. Notwithstanding the foregoing, (1) an Issuer (other than CERP LLC) or a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Issuer or Subsidiary Guarantor is not increased thereby and (2) an Issuer (other than CERP LLC) or a Subsidiary Guarantor may merge, amalgamate or consolidate with another Subsidiary Guarantor or an Issuer.

In addition, notwithstanding the foregoing, any Issuer (other than CERP LLC) or Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to an Issuer or any Subsidiary Guarantor.

Defaults

An “Event of Default” will be defined in the Indenture as:

(1)	a default in any payment of interest (including any additional interest) on any Note when due, continued for 30 days;

(2)	a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)	the failure by any Issuer or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture;

(4)	the failure by any Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to an Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent (the “cross-acceleration provision”);

(5)	certain events of bankruptcy, insolvency or reorganization of an Issuer or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (the “bankruptcy provisions”);

(6)	failure by an Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”);

(7)	the Note Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) ceases to be in full force and effect (except as contemplated by the terms thereof);

(8)	unless all of the Collateral has been released from the first priority Liens in accordance with the provisions of the Security Documents, the first priority Liens on any material Collateral cease to be valid or enforceable and such Default continues for 30 days, or an Issuer shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of an Issuer, the Issuers fail to cause such Subsidiary to rescind such assertions within 30 days after the Issuers have actual knowledge of such assertions; or

(9)	the failure by any Issuer or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the holders of the Notes and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clause (8) the “security default provisions”).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (3) or (9) will not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of outstanding Notes notify the Issuers of the default and the Issuers do not cure such default within the time specified in clauses (3) or (9) hereof after receipt of such notice.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding Notes by notice to the Issuers may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five Business Days after the giving of written notice to the Issuers and the Representative under the Credit Agreement and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuers delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee notice that an Event of Default is continuing,

(2)	holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

(3)	such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5)	the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Issuers are required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers also are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuers are taking or propose to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture, Security Documents, the First Lien Intercreditor Agreement and Junior Lien Intercreditor Agreement may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1)	reduce the amount of Notes whose holders must consent to an amendment,

(2)	reduce the rate of or extend the time for payment of interest on any Note,

(3)	reduce the principal of or change the Stated Maturity of any Note,

(4)	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above,

(5)	make any Note payable in money other than that stated in such Note,

(6)	expressly subordinate the Notes to any other Indebtedness of the Issuers or any Subsidiary Guarantor;

(7)	impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(8)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions; or

(9)	make any change in the provisions in the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement or the Indenture dealing with the application of proceeds of Collateral that would adversely affect the holders of the Notes.

Except as expressly provided by the Indenture, without the consent of holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment may modify or release the Guarantee of any Significant Subsidiary in any manner adverse to the holders of the Notes. Without the consent of the holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the Notes.

Without the consent of any holder, the Issuers and Trustee may amend the Indenture, the Security Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for the assumption by a Successor Issuer (with respect to an Issuer) of the obligations of the Issuers under the Indenture and the Notes, to provide for the assumption by a Successor Entity of the obligations of an Issuer or a Subsidiary Guarantor under the Indenture, the Notes or its Guarantee, as applicable, and the Security Documents, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add a Subsidiary Guarantor or collateral with respect to the Notes, to secure the Notes, to release or subordinate Collateral as permitted by the Indenture, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, to add additional secured creditors holding Other First Priority Lien Obligations or other Junior Lien Obligations so long as such obligations are not prohibited by the Indenture or the Security Documents, to implement the Post-Closing Restructuring Transaction, to add to the covenants of the Issuers for the benefit of the holders or to surrender any right or power conferred upon the Issuers, to make any change that does not adversely affect the rights of any holder, to conform the text of the Indenture, the Notes, the Guarantees, the Security Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, to any provision of this “Description of First Lien Notes” to the extent that such provision in this “Description of First Lien Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Guarantees, the Security Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, and the Issuers will confirm their good faith intention of any such textual change intended to be a verbatim recitation in an Officer’s Certificate delivered to the Trustee, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA to effect any provision of the Indenture or to make certain changes to the Indenture to provide for the issuance of additional Notes.

The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuers are required to mail to the respective noteholders a notice briefly describing such amendment. However, the failure to give such notice to all noteholders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuers or any direct or indirect parent corporation, as such, has any liability for any obligations of the Issuers under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

A noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the registered holder of a Note is treated as the owner of such Note for all purposes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1)

either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(2)	the Issuers have paid all other sums payable under the Indenture; and

(3)	the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuers at any time may terminate all of their obligations under the Notes and the Indenture with respect to the holders of the Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuers at any time may terminate their obligations under the covenants described under “—Certain Covenants” for the benefit of the holders of the Notes, the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under “—Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the Notes) and the undertakings and covenants contained under “—Change of Control” and “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”) for the benefit of the holders of the Notes. If the Issuers exercise their legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to the Notes and the Security Documents.

The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4) and (5) (with respect only to Significant Subsidiaries), (6) or (7) under “—Defaults” or because of the failure of the Issuers to comply with the first clause (4) under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In order to exercise their defeasance option, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law); provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and was appointed by the Issuers as Registrar and a Paying Agent with regard to the Notes.

Governing Law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional First Lien Secured Party” means the holders of any Other First Priority Lien Obligations that are Incurred after the Issue Date and any Authorized Representative with respect thereto.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Authorized Representative” means, with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the administrative agent under the Credit Agreement and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, as determined by the Issuers, the greater of:

(1)	1% of the then outstanding principal amount of the Note; and

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the Note, at October 1, 2016 (such redemption price being set forth in the applicable table appearing above under “—Optional Redemption”) plus (ii) all required interest payments due on the Note through October 1, 2016 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date, or in the case of a Satisfaction and Discharge or Defeasance the Treasury Rate as of two Business Days prior to the date on which funds to pay the Notes are deposited with the Trustee under the Indenture, plus 50 basis points; over

(b)	the then outstanding principal amount of the Note.

“Asset Sale” means:

(1)	the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of any Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or

(2)	the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to an Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

(a)	a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b)	the disposition of all or substantially all of the assets of the Issuers in a manner permitted pursuant to the provisions described above under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

(c)	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

(d)	any disposition of assets of any Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuers) of less than $25.0 million;

(e)	any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary or an Issuer to another Restricted Subsidiary or Issuer;

(f)	any exchange (other than with a Person that is an Affiliate of the Issuers) of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuers and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuers;

(g)	foreclosure or any similar action with respect to any property or other asset of any of the Issuers or any of the Restricted Subsidiaries;

(h)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)	the lease, license, easement, assignment, sublease or sublicense of any real or personal property in the ordinary course of business;

(j)	any sale of inventory or other assets in the ordinary course of business;

(k)	any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l)	in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuers and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuers;

(m)	a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(n)	any financing transaction with respect to property built or acquired by any Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by the Indenture;

(o)	dispositions in connection with Permitted Liens;

(p)	any disposition of Capital Stock of an Issuer other than CERP LLC or a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than an Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q)	any disposition made pursuant to an Operations Management Agreement;

(r)	the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property;

(s)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(t)	any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(u)	any disposition in connection with the Post-Closing Restructuring Transaction;

(v)	any leases, subleases, easements or licenses with respect to any Real Property entered into by an Issuer or a Restricted Subsidiary so long as such transaction, lease, sublease, easement or license would not reasonably be expected to materially interfere with, or materially impact or detract from, the operation of a Project;

(w)	the (i) lease, sublease or license of any portion of a Project to persons who, either directly or through Affiliates of such persons, intend to operate or manage nightclubs, bars, restaurants, recreation, spa, pool, exercise or gym facilities, or entertainment or retail venues or similar or related establishments or facilities within a Project and (ii) the grant of declarations of covenants, conditions and restrictions and/or easements with respect to common area spaces and similar instruments benefiting such tenants of such lease and subleases generally and/or entered into connection with a Project (collectively, the “Venue Easements”); provided that (A) an Issuer or a Restricted Subsidiary shall be required to maintain control (which may be through required contractual standards) over the primary aesthetics and standards of service and quality of the business being operated or conducted in connection with any such leased, subleased or licensed space and (B) no Venue Easements or operations conducted pursuant thereto would reasonably be expected to materially interfere with, or materially impair or detract from, the operation of a Project;

(x)	the dedication of space or other dispositions of property in connection with and in furtherance of constructing structures or improvements reasonably related to the development, construction and operation of a Project; provided, that in each case such dedication or other disposition is in furtherance of, and does not materially impair or interfere with the use or operations (or intended use or operations) of, a Project; and

(y)	the granting of easements, rights of way, rights of access and/or similar rights to any governmental authority, utility providers, cable or other communication providers and/or other parties providing services or benefits to a Project, the Real Property held by an Issuer, a Restricted Subsidiary or the public at large that would not reasonably be expected to interfere in any material respect with the construction, development or operation of a Project.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the holders of any Credit Agreement Obligations, the administrative agent under the Credit Agreement, (ii) in the case of the Notes Obligations or the holders of the Notes, the Trustee, and (iii) in the case of any Series of Other First Priority Lien Obligations or Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement, the authorized representative (and successor thereto) named for such Series in the applicable joinder agreement.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuers whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, as to any Issuer, the board of directors or managers, as applicable, of such Issuer or any direct or indirect parent of an Issuer (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

“Caesars Entertainment” means Caesars Entertainment Corporation.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Issuers and their Subsidiaries that are Issuers or Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the combined, consolidated balance sheet of the Issuers and such Restricted Subsidiaries.

“Cash Equivalents” means:

(1)	U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)	securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper issued by a corporation (other than an Affiliate of the Issuers) rated at least “A1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)	readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)	Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8)	investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of either of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuers and their Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2)	the Issuers becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of (prior to a Qualified Public Offering or upon or after an Equity Offering by CERP LLC) CERP LLC or (upon or after a Holdco Qualified Public Offering) the Holdco Issuer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First Priority Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Priority Lien Obligations are outstanding at any time and the holders of less than all Series of First Priority Lien Obligations hold a valid and perfected security interest in any Collateral at such time then such Collateral shall constitute Common Collateral for those Series of First Priority Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Company” means (i) prior to the Post-Closing Restructuring Transaction, any Issuer, and (ii) following the Post-Closing Restructuring Transaction, CERP LLC.

“Consolidated Depreciation and Amortization Expense” means, with respect to the Issuers for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of the Issuers and their Subsidiaries that are Issuers or Restricted Subsidiaries for such period on a combined, consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to the Issuers for any period, the sum, without duplication, of:

(1)	consolidated interest expense of the Issuers and their Subsidiaries that are Issuers or Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net

Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding additional interest in respect of the Notes, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees); plus

(2)	consolidated capitalized interest of the Issuers and their Subsidiaries that are Issuers or Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)	commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuers and the Restricted Subsidiaries; minus

(4)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, with respect to the Issuers, at any date the ratio of (i) Consolidated Total Indebtedness (other than Qualified Non-Recourse Debt) of the Issuers and their Restricted Subsidiaries as of such date of calculation (determined on a combined, consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the combined, consolidated balance sheet of the Issuers and their Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of the Issuers for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that an Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuers may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing Restructuring Transaction) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that any Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing Restructuring Transaction), discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into any Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight-line basis during such period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuers. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions and the Post-Closing Restructuring Transaction) and (2) all adjustments of the nature used in connection with the calculation of “Projected Run-Rate LTM Adjusted EBITDA—Pro Forma” as set forth in footnote (4) to the “Summary Historical Combined Financial Information and Other Data of Caesars Entertainment Resort Properties” under “Summary” in the September Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to the Issuers for any period, the aggregate of the combined, consolidated Net Income of the Issuers and their Subsidiaries that are Issuers or Restricted Subsidiaries for such period, on a combined, consolidated basis; provided, however, that:

(1)	any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control related to the Transactions or the Post-Closing Restructuring Transaction, in each case, shall be excluded;

(2)	effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Issuers and such Restricted Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or the Post-Closing Restructuring Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3)	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)	any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(5)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Issuers) shall be excluded;

(6)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7)	the Net Income for such period of any Person that is not a Subsidiary of an Issuer, or is an Unrestricted Subsidiary or a Qualified Non-Recourse Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Issuer or a Restricted Subsidiary thereof (other than a Qualified Non-Recourse Subsidiary of such referent Issuer) in respect of such period;

(8)	solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Issuer or Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any Issuer or such Restricted Subsidiary to such Person, to the extent not already included therein;

(9)	an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (12) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10)	any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(11)	any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(12)	any (a) one-time non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of any Issuer or any of its Restricted Subsidiaries, shall be excluded;

(13)	accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(14)	solely for purposes of calculating EBITDA, (a) the Net Income of the Issuers and their Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15)

(a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(16)	any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded; and

(17)	(a) to the extent covered by insurance and actually reimbursed, or, so long as the Issuers have made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period).

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants —Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit contained therein.

“Consolidated Non-cash Charges” means, with respect to the Issuers for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of the Issuers and their Subsidiaries that are Issuers or Restricted Subsidiaries reducing Consolidated Net Income of the Issuers for such period on a combined, consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to the Issuers for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of the Issuers and the Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of Capitalized Lease Obligations, bankers’ acceptances and Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Stock of the Issuers and the Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a combined, consolidated basis in accordance with GAAP.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlling Secured Parties” means, with respect to any Common Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Common Collateral.

“Credit Agreement” means (i) the credit agreement entered into in connection with the consummation of the Transactions, among the Issuers, the guarantors named therein, the financial institutions named therein, and Citicorp North America, Inc., as Administrative Agent and Collateral Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuers to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Credit Agreement Obligations” means the Obligations under the Credit Agreement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuers) of non-cash consideration received by an Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent of the Company (other than Disqualified Stock), that is issued for cash (other than to an Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by any Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.

“Discharge of Credit Agreement Obligations” means, with respect to any Common Collateral, the date on which the Credit Agreement Obligations are no longer secured by such Common Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a refinancing of such Credit Agreement Obligations with other First Priority Lien Obligations secured by such Common Collateral under an agreement relating to such First Priority Lien Obligations which has been designated in writing by the administrative agent under such new agreement to the First Lien Collateral Agent and each other Authorized Representative as the Credit Agreement for purposes of the First Lien Intercreditor Agreement.

“Discharge of Senior Lender Claims” means, except to the extent otherwise provided in the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First Priority Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First Priority Lien Obligations. In the event the First Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Priority Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3)	is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of an Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to the Issuers for any period, the Consolidated Net Income of the Issuers for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)	Consolidated Taxes; plus

(2)	Fixed Charges; plus

(3)	Consolidated Depreciation and Amortization Expense; plus

(4)	Consolidated Non-cash Charges; plus

(5)	any expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Bank Indebtedness, (ii) any amendment or other modification of the Notes or other Indebtedness, (iii) any additional interest in respect of the Notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(6)	business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges) and, in each case, expected to be achieved, completed or realized within 24 months, in the good faith determination of the Issuers; plus

(7)	the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by the covenant described under “—Certain Covenants—Transactions with Affiliates”; plus

(8)	the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(9)	any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of an Issuer or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(10)	Pre-Opening Expenses; less, without duplication,

(11)	non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

Notwithstanding anything to the contrary in the Indenture and subject to adjustments permitted in the Indenture with respect to acquisitions, dispositions and other transactions occurring following the Issue Date and/or on a “pro forma” basis, for purposes of determining EBITDA under the Indenture, EBITDA of Caesars Linq, LLC in respect of each fiscal quarter will be deemed to be equal to the greater of (i) $24.75 million and (ii) actual EBITDA of Caesars Linq, LLC for such fiscal quarter until (but not including) the fourth fiscal quarter of 2014.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Company or any direct or indirect parent of the Company, as applicable (other than Disqualified Stock), other than:

(1)	public offerings with respect to the Company’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8;

(2)	issuances to any Issuer or its Subsidiaries; and

(3)	any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors) received by the Company after the Issue Date from:

(1)	contributions to its common equity capital, and

(2)	the sale (other than to a Subsidiary of an Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Company on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“First Lien Collateral Agent” shall mean Citicorp North America, Inc., in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the Credit Agreement and in its capacity as collateral agent for the holders of the Notes and any Additional First Lien Secured Party, together with its successors and permitted assigns; and in each case provided that if such First Lien Collateral Agent is not Citicorp North America, Inc., such First Lien Collateral Agent shall have become a party to the First Lien Intercreditor Agreement.

“First Lien Intercreditor Agreement” means (i) the intercreditor agreement among Citicorp North America, Inc., as First Lien Collateral Agent, the Trustee, as an Authorized Representative, and the other parties from time to time party thereto, entered into on the Issue Date, as it may be amended, restated, supplemented or otherwise modified from time to time or (ii) any replacement or other intercreditor agreement that contains terms not materially less favorable to the holders of the Notes than the intercreditor agreement referred to in clause (i).

“First Lien Secured Parties” means the Persons holding any First Priority Lien Obligations, including the First Lien Collateral Agent.

“First Priority After-Acquired Property” means any property of any Issuer or any Subsidiary Guarantor that secures any First Priority Lien Obligations that is not already subject to the Lien under the Security Documents, other than any Excluded Assets.

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) Notes Obligations, (iii) Other First Priority Lien Obligations and (iv) all other Obligations of an Issuer or any Restricted Subsidiary in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Secured Bank Indebtedness or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.

“Fixed Charge Coverage Ratio” means, with respect to the Issuers for any period, the ratio of EBITDA of the Issuers for such period to the Fixed Charges (other than Fixed Charges in respect of Qualified Non-Recourse Debt) of the Issuers for such period. In the event that any Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing Restructuring Transaction) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that any Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing Restructuring Transaction), discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into any Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight line basis during such period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of an Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions and the Post-Closing Restructuring Transaction) and (2) all adjustments of the nature used in connection with the calculation of “Projected Run-Rate LTM Adjusted EBITDA—Pro Forma” as set forth in footnote (4) to the “Summary Historical Combined Financial Information and Other Data of Caesars Entertainment Resort Properties” under “Summary” in the September Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuers may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to the Issuers for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense of the Issuers for such period, and

(2)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of the Issuers and their Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Indenture, the term “consolidated” or “combined” with respect to any Person shall mean such Person consolidated or combined with its Restricted Subsidiaries and the other Issuers, as applicable, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Gaming Authorities” means, in any jurisdiction in which any Issuer or any of its subsidiaries manages or conducts any casino, gaming business or activities, the applicable gaming board, commission, or other governmental gaming regulatory body or agency which (a) has, or may at any time after issuance of the Notes have, jurisdiction over the gaming activities of the Issuers or any of its subsidiaries, or any successor to such authority or (b) is, or may at any time after the issuance of the Notes be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws” means all applicable constitutions, treaties, laws and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities, and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to the gambling, casino or gaming businesses or activities of any Issuer or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdco Issuer” means the issuer in any Holdco Qualified Public Offering.

“Holdco Qualified Public Offering” means any Qualified Public Offering in which a direct or indirect parent of the Company is the issuer.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Impairment” means, with respect to any Series of First Priority Lien Obligations, (i) any determination by a court of competent jurisdiction that (x) any of the First Priority Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Priority Lien Obligations), (y) any of the First Priority Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Priority Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Priority Lien Obligations) on a basis ranking prior to the security interest of such Series of First Priority Lien Obligations but junior to the security interest of any other Series of First Priority Lien Obligations or (ii) the existence of any Collateral for any other Series of First Priority Lien Obligations that is not Common Collateral.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)	the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)	to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)	to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuers) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (4) Obligations under or in respect of Qualified Receivables Financing.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuers, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)	securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuers and their Subsidiaries,

(3)	investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)	corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuers in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investments” shall include the portion (proportionate to the applicable Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuers) of the net assets of a Subsidiary of an Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, such Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)	the applicable Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(b)	the portion (proportionate to the applicable Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuers) of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuers) at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Issue Date” means October 11, 2013, the date on which the Initial Notes were originally issued.

“Junior Lien Intercreditor Agreement” means (i) the intercreditor agreement among Citicorp North America, Inc., as agent under the Credit Agreement Documents, the trustee and collateral agent under the Second Lien Notes, the Trustee, the Issuers and each Subsidiary Guarantor, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Indenture and (ii) any other intercreditor agreement that is not materially less favorable to the holders of the Notes than the intercreditor agreement referred to in clause (i).

“Junior Lien Obligations” means Obligations with respect to other Indebtedness permitted to be incurred under the Indenture, which is by its terms intended to be secured on a basis junior to the Liens securing the Notes; provided such Lien is permitted to be incurred under the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuers or any direct or indirect parent of the Issuers, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuers or any direct or indirect parent of the Issuers, as applicable, was approved by a vote of a majority of the directors of the Issuers or any direct or indirect parent of the Issuers, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuers or any direct or indirect parent of the Issuers, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuers or any direct or indirect parent of the Issuers, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgaged Properties” means the Real Property owned or leased by any Issuer or any Subsidiary Guarantor encumbered by a Mortgage to secure the Notes Obligations. For the avoidance of doubt, the Mortgaged Properties securing the Notes Obligations shall be the same as the Mortgaged Properties securing Secured Bank Indebtedness.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, as amended, supplemented or otherwise modified from time to time.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by any Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuers as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuers after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Project” means each capital project which is either a new project or a new feature of an existing project owned by an Issuer or a Restricted Subsidiary which receives a certificate of completion or occupancy and all relevant licenses, and in fact commences operations.

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.

“Note Guarantee” means any guarantee of the obligations of the Issuers under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Notes Obligations” means Obligations in respect of the Notes, the Indenture and the Security Documents, including, for the avoidance of doubt, Obligations in respect of exchange notes and guarantees thereof (including all interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness (including interest, fees and other amounts accruing during the pendency of any bankruptcy or insolvency proceeding, regardless of whether allowed or allowable in such proceeding); provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of an Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuers by an Officer of each Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer, which meets the requirements set forth in the Indenture.

“Operations Management Agreement” means each of the real estate management agreements and any other operating management agreement or shared services agreement entered into by any Issuer or any of the Restricted Subsidiaries with Caesars Entertainment or with any other direct or indirect Subsidiary of Caesars Entertainment and any and all modifications thereto, substitutions therefor and replacements thereof so long as such modifications, substitutions and replacements are not materially less favorable, taken as a whole, to the Issuers and the Restricted Subsidiaries than the terms of such agreements as in effect on the Issue Date.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

“Other First Priority Lien Obligations” means other Indebtedness or Obligations of the Issuers and their Restricted Subsidiaries that is equally and ratably secured with the Notes as permitted by the Indenture and is designated by the Issuers as an Other First Priority Lien Obligation.

“Pari Passu Indebtedness” means:

(1)	with respect to the Issuers, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2)	with respect to any Subsidiary Guarantor, its obligations in respect of the Notes and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor’s obligations in respect of the Notes.

“Permitted Holders” means, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) Caesars Entertainment and any Person that has no material assets other than the Capital Stock of CERP LLC or other Permitted Holders and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of CERP LLC, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders, holds more than 50% of the total voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i), (ii) and (iii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of CERP LLC (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i), (ii) and (iii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Encumbrances” means those exceptions specified in the title policies delivered in respect of the Mortgaged Properties.

“Permitted Investments” means:

(1)	any Investment in an Issuer or any Restricted Subsidiary;

(2)	any Investment in Cash Equivalents or Investment Grade Securities;

(3)	any Investment by an Issuer or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, an Issuer or a Restricted Subsidiary;

(4)	any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)	any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

(6)	advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $10.0 million at any one time outstanding;

(7)

any Investment acquired by an Issuer or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by such Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by an Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9)	any Investment by an Issuer or any Restricted Subsidiary in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuers), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 1.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not an Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes an Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be an Issuer or a Restricted Subsidiary;

(10)	additional Investments by an Issuer or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by the Issuers), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $250.0 million and (y) 3.25% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not an Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes an Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be an Issuer or a Restricted Subsidiary;

(11)	loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Company or any direct or indirect parent of the Company;

(12)	Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock) or any direct or indirect parent of the Company, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments”;

(13)	any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (6), (7), (11), (12)(b) and (19) of such paragraph);

(14)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)	guarantees issued in accordance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Future Subsidiary Guarantors,” including, without limitation, any guarantee or other obligation issued or incurred under the Credit Agreement in connection with any letter of credit issued for the account of Caesars Entertainment or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(16)	Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or sublicenses (including in respect of gaming licenses) or leases of intellectual property;

(17)	any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18)	any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;

(19)	any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivable Financing;

(20)	additional Investments in joint ventures not to exceed at any one time in the aggregate outstanding under this clause (20), the greater of $100.0 million and 1.5% of Total Assets; provided, however, that if any Investment pursuant to this clause (20) is made in any Person that is not an Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes an Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (20) for so long as such Person continues to be an Issuer or a Restricted Subsidiary;

(21)	Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with an Issuer or a Restricted Subsidiary in a transaction that is not prohibited by the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(22)	any Investment in any Subsidiary of an Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and

(23)	Investments in joint ventures established to develop or operate nightclubs, bars, restaurants, recreation, exercise or gym facilities, or entertainment or retail venues or similar or related establishments or facilities within a Project not to exceed at any one time in the aggregate outstanding under this clause (23) the greater of $50.0 million and 1.0% of Total Assets, which Investments may be made pursuant to (or in lieu of) dispositions in the manner contemplated under clause (w) of the definition of “Asset Sale” or received in consideration for dispositions under clause (w) of the definition of “Asset Sale”.

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)	Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4)	Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	(A) Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; (B) Liens securing First Priority Lien Obligations in an aggregate principal amount not to exceed the greater of (x) the aggregate principal amount of Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date on a pro forma basis, would not cause the Secured Indebtedness Leverage Ratio of the Issuers to exceed 4.25 to 1.00; provided that, with respect to Liens securing First Priority Lien Obligations permitted under this subclause (B), the Notes are secured by Liens on the assets subject to such Liens on at least a pari passu basis with the Liens securing all such First Priority Lien Obligations and subject to the First Lien Intercreditor Agreement; and (C) Liens securing Indebtedness permitted to be Incurred pursuant to clause (b)(ii), (d), (l), (p) or (w) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (provided that (1) in the case of clause (d), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any proceeds or products thereof, (2) in the case of clause (w) such Lien applies solely to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any proceeds or products thereof and (3) in the case of clause (p), such Liens securing Indebtedness incurred pursuant to clause (p) shall only be permitted under this clause (C) if, on a pro forma basis after giving effect to such Indebtedness and Liens, the Secured Indebtedness Leverage Ratio of the Issuers would be no greater than immediately prior to such Incurrence);

(7)	Liens existing on the Issue Date after giving effect to the Transactions (other than Liens in favor of the lenders under the Credit Agreement or the Notes);

(8)	Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary (including any after acquired property to the extent it would have been subject to the original Lien); provided, however, that such Liens (other than Liens to secure Indebtedness incurred pursuant to clause (p) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens (other than Liens to secure Indebtedness incurred pursuant to clause (p) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) may not extend to any other property owned by an Issuer or any Restricted Subsidiary (other than such Person becoming a Subsidiary and Subsidiaries of such Person);

(9)

Liens on assets or property at the time an Issuer or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into an Issuer or any Restricted Subsidiary; provided, however, that such Liens (other than Liens to secure

Indebtedness incurred pursuant to clause (p) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens (other than Liens to secure Indebtedness incurred pursuant to clause (p) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) may not extend to any other property owned by an Issuer or any Restricted Subsidiary (other than pursuant to after acquired property clauses in effect with respect to such Lien at the time of acquisition or property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(10)	Liens securing Indebtedness or other obligations of an Issuer or a Restricted Subsidiary owing to another Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)	Liens securing Hedging Obligations not incurred in violation of the Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of an Issuer or any Restricted Subsidiary;

(14)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuers and their Restricted Subsidiaries in the ordinary course of business;

(15)	Liens in favor of an Issuer or any Subsidiary Guarantor;

(16)	Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)	grants of software and other technology licenses in the ordinary course of business;

(20)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) and for purposes of the definition of Secured Bank Indebtedness;

(21)	Liens on equipment of an Issuer or any Restricted Subsidiary granted in the ordinary course of business to such Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24)	Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(25)	other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $35.0 million at any one time outstanding;

(26)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(27)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of an Issuer or any Restricted Subsidiary;

(28)	Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(29)	Permitted Encumbrances, provided that the same do not (i) materially interfere with the development, construction or operation of a Project or (ii) materially adversely affect or result in a judgment of foreclosure on any part of the Mortgaged Properties;

(30)	the Venue Easements and any other easements, covenants, rights of way or similar instruments granted in connection with the leases contemplated under clause (v) of the definition of “Asset Sale” or otherwise entered into in connection with the Transactions, which in each case do not materially impact a Project in an adverse manner;

(31)	the filing of a reversion, subdivision or final map(s), record(s) of survey and/or amendments to any of the foregoing over Real Property held by an Issuer or a Restricted Subsidiary designed (A) to merge one or more of the separate parcels thereof together so long as the entirety of each such parcel shall be owned by an Issuer or a Restricted Subsidiary, (B) to separate one or more of the parcels thereof together so long as the entirety of each resulting parcel shall be owned by an Issuer or a Restricted Subsidiary;

(32)	from and after the lease or sublease of any interest pursuant to clause (v) or (w) of the definition of “Asset Sale” or otherwise entered into in connection with the Transactions, any reciprocal easement agreement entered into between an Issuer or a Restricted Subsidiary and the holder of such interest; and

(33)	Liens that rank junior to the Liens securing the Notes and secure Junior Lien Obligations.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock issuer, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Closing Restructuring Transaction” means the transactions described as the “Post-Closing Restructuring Transaction” under “Summary—Recent Developments—Restructuring Transactions” in the September Offering Memorandum.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred with respect to capital projects that are classified as “pre-opening expenses” on the applicable financial statements of the Issuers and the Restricted Subsidiaries for such period, prepared in accordance with GAAP.

“Project” means each project of an Issuer or a Restricted Subsidiary which is either a new project or a new feature of an existing project.

“Qualified Public Offering” means any underwritten public Equity Offering.

“Qualified Non-Recourse Debt” means Indebtedness that (1) is (a) incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of any property (real or personal) or equipment (whether through the direct purchase of property or the Equity Interests of any person owning such property and whether in a single acquisition or a series of related acquisitions) or (b) assumed by a Qualified Non-Recourse Subsidiary, (2) is non-recourse to the Issuers and any Subsidiary Guarantor and (3) is non-recourse to any Restricted Subsidiary that is not a Qualified Non-Recourse Subsidiary.

“Qualified Non-Recourse Subsidiary” means (1) a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor and that is formed or created after the Issue Date in order to finance an acquisition, lease, construction, repair, replacement or improvement of any property or equipment (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt and (2) any Restricted Subsidiary of a Qualified Non-Recourse Subsidiary.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)	the Board of Directors shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuers and the Receivables Subsidiary;

(2)	all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuers); and

(3)	the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuers) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of an Issuer or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Notes or any Refinancing Indebtedness with respect to the Notes shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuers or any direct or indirect parent of an Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Real Property” means, collectively, all right, title and interests (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures, parking areas and improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by an Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by such Issuer or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of such Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by such Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary (or another Person formed for the purposes of engaging in Qualified Receivables Financing with an Issuer in which such Issuer or any Subsidiary of such Issuer makes an Investment and to which such Issuer or any such Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of such Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors (as provided below) as a Receivables Subsidiary and:

(a)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by an Issuer or any other Subsidiary of an Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates an Issuer or any other Subsidiary of an Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of an Issuer or any other Subsidiary of an Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)	with which neither an Issuer nor any other Subsidiary of an Issuer had any material contract, agreement, arrangement or understanding other than on terms which the Issuers reasonably believes to be no less favorable to such Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of such Issuer; and

(c)	to which none of the Issuers or any of their Subsidiaries have any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Company, except for (i) such cash and Cash Equivalents subject only to such restrictions that are contained in agreements governing Indebtedness permitted under the Indenture and that is secured by such cash or Cash Equivalents and (ii) cash and Cash Equivalents constituting “cage cash.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of First Lien Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company and, for the avoidance of doubt, shall include any Issuer that is the Subsidiary of any other Issuer.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by an Issuer or a Restricted Subsidiary whereby such Issuer or such Restricted Subsidiary transfers such property to a Person and such Issuer or such Restricted Subsidiary leases it from such Person, other than leases between an Issuer and an Issuer or a Restricted Subsidiary or between Restricted Subsidiaries.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Second Lien Notes” means the Issuers’ Second-Priority Senior Secured Notes due 2021 issued on the Issue Date (and any exchange notes therefor).

“Second Lien Notes Indenture” means the indenture governing the Second Lien Notes, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Second Priority Liens Obligations” means any Junior Liens Obligations that are secured equally and ratably with the Second Lien Notes.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(B) of the definition of Permitted Lien.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to the Issuers, at any date the ratio of (i) Consolidated Total Indebtedness (excluding Qualified Non-Recourse Debt) constituting First Priority Lien Obligations of the Issuers and their Restricted Subsidiaries as of such date of calculation (determined on a combined, consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash held by the Issuers and their Restricted Subsidiaries as of such date of determination to (ii) EBITDA of the Issuers for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that an Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuers may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing Restructuring Transaction) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that any Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions (including the Transactions and the Post-Closing Restructuring Transaction), mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into any Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight line basis during such period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuers. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions and the Post-Closing Restructuring Transaction) and (2) all adjustments of the nature used in connection with the calculation of “Projected Run-Rate LTM Adjusted EBITDA—Pro Forma” as set forth in footnote (4) to the “Summary Historical Combined Financial Information and Other Data of Caesars Entertainment Resort Properties” under “Summary” in the September Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Collateral Agreement and any other security agreements, pledge agreements, collateral assignments, Mortgages and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Notes as contemplated by the Indenture.

“September Offering Memorandum” means the offering memorandum related to the offering of the Initial Notes dated September 23, 2013.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the holders of the Credit Agreement Obligations, (ii) the holders of the Notes and the Trustee (each in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the Issue Date that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Priority Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Notes Obligations and (vi) the Other First Priority Lien Obligations incurred pursuant to any applicable agreement, which pursuant to any joinder agreement, are to be represented under the First Lien Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Other First Priority Lien Obligations).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company, taken as a whole, within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuers and their Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Sponsors” means (i) Apollo Management, L.P. and any of its respective Affiliates other than any portfolio companies (collectively, the “Apollo Sponsors”), (ii) Texas Pacific Group and any of its respective Affiliates other than any portfolio companies (collectively, the “Texas Pacific Sponsors”), (iii) any individual who is a partner or employee of an Apollo Sponsor or a Texas Pacific Sponsor that is licensed by a relevant gaming authority on the Issue Date or thereafter replaces such licensee and (iv) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors and/or Texas Pacific Sponsors; provided that the Apollo Sponsors and/or the Texas Pacific Sponsors (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by an Issuer or any Subsidiary of the Issuers which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to an Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to obligations in respect of the Notes.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other

Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Subsidiary of the Issuers that guarantees the Notes, as provided in the Indenture or a supplemental indenture; provided that upon the release or discharge of such Subsidiary from its obligations to guarantee the Notes in accordance with the Indenture or supplemental indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Tax Distributions” means any distributions described in clause (12) of the covenant entitled “—Certain Covenants—Limitation on Restricted Payments.”

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

“Total Assets” means the total combined, consolidated assets of the Issuers and their Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuers, without giving effect to any amortization of the amount of intangible assets since the Issue Date, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.

“Transactions” means, with the exception of the Post-Closing Restructuring Transaction, the transactions described in the September Offering Memorandum under “Summary—Recent Developments.”

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 1, 2016; provided, however, that if the period from such redemption date to October 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1)	any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)	who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of an Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary;

The Company may designate any Subsidiary of an Issuer (including any newly acquired or newly formed Subsidiary of an Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, an Issuer or any other

Subsidiary of an Issuer that is not a Subsidiary of the Subsidiary to be so designated, in each case at the time of such designation; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuers or any of the Restricted Subsidiaries; provided, further, however, that either:

(a)	the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)	if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)	(1) the Issuers could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (2) the Fixed Charge Coverage Ratio for the Issuers and their Restricted Subsidiaries would be equal to or greater than such ratio for the Issuers and their Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)	no Event of Default shall have occurred and be continuing.

Any such designation by the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF SECOND LIEN NOTES

General

Caesars Entertainment Resort Properties, LLC, a Delaware limited liability company (“CERP LLC”), Caesars Entertainment Resort Properties Finance, Inc., a Delaware corporation, Harrah’s Las Vegas, LLC, a Nevada limited liability company, Harrah’s Laughlin, LLC, a Nevada limited liability company, Rio Properties, LLC, a Nevada limited liability company, AC Conference Holdco., LLC, a Delaware limited liability company, AC Conference Newco., LLC, a Delaware limited liability company, Caesars Florida Acquisition Company, LLC, a Delaware limited liability company, Caesars Linq, LLC, a Delaware limited liability company, Caesars Octavius, LLC, a Delaware limited liability company, Flamingo Las Vegas Operating Company, LLC, a Nevada limited liability company, Harrah’s Atlantic City Mezz 1, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 2, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 3, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 4, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 5, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 6, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 7, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 8, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 9, LLC, a Delaware limited liability company, Harrah’s Atlantic City Operating Company, LLC, a New Jersey limited liability company, Harrah’s Atlantic City Propco, LLC, a Delaware limited liability company, Octavius/Linq Intermediate Holding, LLC, a Delaware limited liability company, and Paris Las Vegas Operating Company, LLC, a Nevada limited liability company (each an “Issuer” and, collectively, the “Issuers”), collectively, are issuers of $1,150.0 million aggregate principal amount of 11% Second-Priority Senior Secured Notes due 2021 (the “initial second lien notes”), issued on October 13, 2013, in a private offering (the “initial second lien notes”). The initial second lien notes were issued under an indenture (the “Indenture”), dated as of October 13, 2013, among the Issuers and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”).

The terms of the exchange second lien notes are identical in all material respects to the initial second lien notes, except that upon completion of the exchange offer, the exchange second lien notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights. For the purposes of this section, we refer to the initial second lien notes as “initial notes” and the exchange second lien notes as “exchange notes”. Unless otherwise indicated by the context, references in this “Description of Second Lien Notes” to the “Notes” include both the exchange notes and initial notes.

The following summary of certain provisions of the Indenture, the Notes, the Security Documents and the Intercreditor Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements, including the definitions of certain terms therein and those terms made a part thereof by the TIA. Capitalized terms used in this “Description of Second Lien Notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.”

The Issuers will issue exchange notes in exchange for initial notes, in an initial aggregate principal amount of up to $1,150.0 million. The Issuers may issue additional Notes from time to time. Any offering of additional Notes is subject to the covenants described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens.” The Notes and any additional Notes subsequently issued under the Indenture may, at our election, be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the additional Notes will have a separate CUSIP number, if applicable. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Second Lien Notes,” references to the Notes include any additional Notes actually issued.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency designated by the Issuers (which initially shall be the principal corporate trust office of the Trustee).

The exchange notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof; provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by a DTC participant in denominations of less than $2,000. No service charge was or will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

The Notes are senior obligations of the Issuers and have the benefit of the second-priority security interest in the Collateral described below under “—Security for the Notes” and will mature on October 1, 2021. Each Note will bear interest at a rate of 11.00% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for (including, with respect to exchange notes, interest paid on the initial notes surrendered for such exchange notes), payable semiannually to holders of record at the close of business on March 15 or September 15 immediately preceding the interest payment date on April 1 and October 1 of each year, commencing April 1, 2014.

Optional Redemption

On or after October 1, 2016, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice delivered to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

Period	Redemption price
2016	108.250%
2017	105.500%
2018	102.750%
2019 and thereafter	100.000%

In addition, prior to October 1, 2016, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail, or delivered electronically if held by DTC, to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to October 1, 2016, the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by any direct or indirect parent of the Company to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 111.000%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof. In addition, any such redemption described above or notice thereof may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering in the case of a redemption upon completion of an Equity Offering.

Selection

In the case of any partial redemption, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed, on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in such manner that complies with the requirements of DTC, if applicable); provided that no Notes of $2,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the Notes to be redeemed.

Offers to Purchase; Open Market Purchases

The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under the captions “—Change of Control” and “—Certain Covenants—Asset Sales.” In addition, in the event any holder is found unsuitable by a Gaming Authority to hold the Notes, the Notes may be redeemed by the Issuers pursuant to the procedures described under the caption “Mandatory Disposition Pursuant to Gaming Laws.” The Issuers may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

The indebtedness evidenced by the Notes and the Guarantees is senior Indebtedness of the Issuers and the Subsidiary Guarantors, respectively, ranks pari passu in right of payment with all existing and future senior Indebtedness of the Issuers, have the benefit of the security interest in the Collateral as described under “—Security” and is senior in right of payment to all existing and future Subordinated Indebtedness of the Issuers.

The Notes have the benefit of a security interest in the Collateral that is second in priority behind the senior secured credit facilities, the First Lien Notes and all other existing and future First Priority Lien Obligations, and pari passu in priority to any future Other Second-Lien Obligations, with respect to all Collateral, subject to Permitted Liens and exceptions described under “—Security for the Notes.” All of the Issuers’ Domestic Wholly Owned Restricted Subsidiaries that guarantee the senior secured credit facilities will become Subsidiary Guarantors with respect to the Notes, and their assets and property will secure the Notes to the extent described below under “—Security for the Notes.”

At June 30, 2014, the Issuers and their Subsidiaries had:

(1)	$3,487.5 million of outstanding indebtedness constituting First Priority Lien Obligations, including $2,487.5 million of Secured Indebtedness outstanding under the senior secured credit facilities and $1,000.0 million aggregate principal amount of First Lien Notes;

(2)	$1,150.0 million aggregate principal amount of Notes;

(3)	no senior unsecured indebtedness; and

(4)	no indebtedness of subsidiaries of the Issuers that are not Subsidiary Guarantors.

In addition, as of June 30, 2014, the Issuers had $35.0 million of utilization and an unutilized capacity of $234.5 million under the senior secured revolving credit facility that would constitute First Priority Lien Obligations.

Although the Indenture limits the Incurrence of Indebtedness and the issuance of Disqualified Stock by the Issuers and their Restricted Subsidiaries, and the issuance of Preferred Stock by the Restricted Subsidiaries that are not Subsidiary Guarantors, such limitation is subject to a number of significant qualifications and exceptions. The Issuers and their Restricted Subsidiaries are able to Incur additional amounts of Indebtedness. Under certain circumstances the amount of such Indebtedness could be substantial and, subject to certain limitations, such Indebtedness may be Secured Indebtedness constituting a First Priority Lien Obligation or Other Second-Lien Obligations. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens.”

A portion of the operations of the Issuers are conducted through their subsidiaries. Unless a Subsidiary is a Subsidiary Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary, generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuers, including holders of the Notes. The Notes, therefore, will be effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuers that are not Subsidiary Guarantors. As of the Issue Date, all of the Issuers’ Subsidiaries were Subsidiary Guarantors.

Security for the Notes

The Notes are secured by second-priority security interests (subject to Permitted Liens) in the Collateral. The Collateral consists of substantially all of the property and assets, in each case, that are held by any Issuer or any Subsidiary Guarantor, to the extent that such assets secure the First Priority Lien Obligations and to the extent that a second-priority security interest is able to be granted or perfected therein, subject to the exceptions described below. The initial Collateral does not include, subject to certain exceptions, (i) any real property (owned or leased), other than those securing First Priority Lien Obligations, (ii) motor vehicles and other assets subject to certificates of title and letter of credit rights (in each case, other than to the extent a Lien thereon can be perfected by filing a customary financing statement) and commercial tort claims with a value of less than the amount specified in the Security Documents, (iii) cash, deposit accounts and securities accounts (to the extent that a Lien thereon must be perfected by any action other than the filing of customary financing statements), (iv) those assets over which the pledging or granting of security interests in such assets would be prohibited by applicable law, rule or regulation (including any Gaming Law, rule or regulation) or an enforceable contractual obligation binding on the assets that existed at the time of the acquisition thereof and was not created or made binding on the assets in contemplation or in connection with the acquisition of such assets (except in the case of assets (A) owned on the Issue Date or (B) acquired after the Issue Date with Indebtedness of the type permitted pursuant to clauses (d) or (w) of the second paragraph under “ Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” that is secured by a Permitted Lien) (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code), (v) assets to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences as determined in good faith by the Issuers, (vi) margin stock, (vii) equity interests in any Person other than Wholly-Owned Subsidiaries to the extent a pledge thereof is prohibited by, or would give any other party (other than any Issuer or any Subsidiary Guarantor) the right to terminate its obligations under, the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement or any other contractual obligation with an unaffiliated third party (other than non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable law), (viii) voting equity interests in foreign subsidiaries and certain related holding companies in excess of 65% thereof, (ix) any equity interests of any immaterial subsidiary and any unrestricted subsidiary, (x) any lease, license, or other agreement to which an Issuer is a party to the extent that a grant of a security interest therein would violate applicable law (including Gaming Laws) or violate or invalidate such lease, license or agreement, or create a right of termination in favor of any other party thereto (other than any Issuer or any Subsidiary Guarantor) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (xi) any equipment or other asset owned by any Issuer or any Subsidiary Guarantor that is subject to a purchase money lien or a Capitalized Lease Obligation, in each case, as permitted under the Indenture, if the contract or other agreement in which the Lien is granted (or the documentation providing for such Capitalized Lease Obligation) prohibits or requires the consent of any Person other than the Issuers or Subsidiary Guarantors as a condition to the creation of any other security interest on such equipment or asset and, in each case, the prohibition or requirement is permitted under the Indenture, (xii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (xiii) pending “intent-to-use” trademark applications for which a verified statement of use or an amendment to allege use has not been filed with or accepted by the United States Trademark Office, (xiv) other customary exclusions under applicable local law or in applicable local jurisdictions set forth in the Security Documents, (xv) assets subject to Liens securing Qualified Receivables Financings, (xvi) any accounts or funds received by the Issuers or any of their Subsidiaries as agent on behalf of third parties that they have a duty to collect and remit to such third parties, (xvii) any asset at any time the Credit Agreement is outstanding that is not then subject to a Lien securing First Priority Lien Obligations under the Credit Agreement at such time, and (xviii) certain other exceptions described in the Security Documents, including the limitation on stock collateral described below (all such excluded assets referred to as “Excluded Assets”). Except for securities or other equity interests deemed not to be part of the Collateral as a result of the following paragraph, which will secure the obligations outstanding under the senior secured credit facilities, the foregoing excluded property and assets do not secure the First Priority Lien Obligations. The security interests securing the Notes are second in priority to any and all security interests at any time granted to secure the First Priority Lien Obligations and are also subject to all other Permitted Liens. The First Priority Lien Obligations include Secured Bank Indebtedness and related obligations, as well as certain Hedging Obligations and certain other obligations in respect of cash management services, and the First Lien Notes. Secured Bank Indebtedness includes the senior secured credit facilities. The Person holding such First Priority Lien Obligations may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the First Lien Agent to realize or foreclose on the Collateral on behalf of holders of the Notes.

In addition, with respect to any pledges of Capital Stock by any Issuer or any Subsidiary Guarantor, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Issuer or any Subsidiary of an Issuer due to the fact that such Issuer’s or such Subsidiary’s Capital Stock secures the Notes affected thereby, then the Capital Stock of such Issuer or such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder of such Notes, to the extent necessary to release the security interests in favor of the Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the Notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Issuer’s or such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of that Issuer or such Subsidiary, then the Capital Stock of such Issuer or such Subsidiary will automatically be deemed to be a part of the Collateral for the Notes.

For the avoidance of doubt, if any Issuer or any Subsidiary Guarantor fails to enter into a Security Document after using commercially reasonable efforts, the Issuers shall be solely responsible for determining whether they have used commercially reasonable efforts, which shall be set forth in an Officer’s Certificate delivered to the Trustee and the Collateral Agent (upon which the Trustee and the Collateral Agent may conclusively rely without any investigation), and the Issuers shall notify the holders of Notes. Neither the Collateral Agent nor the Trustee shall have any obligation to enter in such an agreement and shall have the right to decline signing such an agreement if, after being advised by counsel, the Trustee or Collateral Agent determines in good faith that such action would expose the Trustee or Collateral Agent to liability or if doing so is not consistent with its rights, privileges, protections and immunities set forth in the Indenture, the Collateral Agreement or other documents governing the Notes.

The Issuers and the Subsidiary Guarantors are able to incur additional Indebtedness in the future that could share in the Collateral, including additional First Priority Lien Obligations and Other Second-Lien Obligations that would be secured on a second-priority basis with the Notes and the Guarantees, as applicable. The amount of such First Priority Lien Obligations and additional Indebtedness is limited by the covenants described under “—Certain Covenants—Liens” and “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuances of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of such First Priority Lien Obligations and Other Second-Lien Obligations could be significant.

After-Acquired Collateral

Subject to certain limitations and exceptions, if any Issuer or any Subsidiary Guarantor creates any additional security interest upon any property or asset (other than Excluded Assets) to secure any First Priority Lien Obligations (which include Obligations in respect of Secured Bank Indebtedness and the First Lien Notes), it must concurrently grant a second-priority security interest (subject to Permitted Liens, including the first priority lien that secures obligations in respect of the First Priority Lien Obligations) upon such property as security for the Notes. Also, if granting a security interest in such property requires the consent of a third party, the applicable Issuer or Subsidiary Guarantor will use commercially reasonable efforts to obtain such consent with respect to the second-priority security interest for the benefit of the Collateral Agent on behalf of the Trustee and the holders of the Notes. If such third party does not consent to the granting of the second-priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

Security Documents and Intercreditor Agreement

The Issuers, the Subsidiary Guarantors and the Collateral Agent have entered into the Security Documents defining the terms of the security interests that secure the Notes, the Guarantees and Other Second-Lien Obligations. These security interests secure the payment and performance when due of all of the Obligations of the Issuers and the Subsidiary Guarantors under the Notes, the Guarantees, the Indenture and the Security Documents, as provided in the Security Documents.

Subject to the terms of the Security Documents, the Issuers and the Subsidiary Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the collateral agent under the Credit Agreement in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

The Collateral Agent, the collateral agent under the Credit Agreement and for the First Lien Notes, the Issuers and the Subsidiary Guarantors have entered into the Intercreditor Agreement, which may be amended from time to time to add other parties holding Other Second-Lien Obligations and other First Priority Lien Obligations permitted to be incurred under the Indenture. The First Lien Agent is initially the agent under the Credit Agreement. Pursuant to the terms of the Intercreditor Agreement, at any time prior to the Discharge of Senior Lender Claims, the First Lien Agent will determine the time and method by which the security interests in the Collateral will be enforced. The Collateral Agent will not be permitted to enforce the security interests even if an Event of Default under the Indenture has occurred and the Notes have been accelerated, except (a) in any insolvency or liquidation proceeding, as necessary to file a proof of claim or statement of interest with respect to such Notes or (b) as necessary to take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and the perfection and priority of its Lien on, the Collateral securing the second priority Liens. See “Risk Factors—Risks Related to the Notes—The Notes will be secured only to the extent of the value of the assets that have been granted as security for the Notes, which may not be sufficient to satisfy our obligations under the Notes.” After the Discharge of Senior Lender Claims, the Collateral Agent in accordance with the provisions of the Indenture and the Security Documents will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration and any other amounts owed to the Trustee) of the Collateral received by it under the Security Documents for the ratable benefit of the holders of the Notes and holders of Other Second-Lien Obligations. The proceeds from the sale of the Collateral remaining after the satisfaction of all First Priority Lien Obligations may not be sufficient to satisfy the obligations owed to the holders of the Notes. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable. See “Risk Factors—Risks Related to the Notes—The rights of holders of Notes to the collateral securing the Notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.”

In addition, the Intercreditor Agreement provides that, prior to the Discharge of Senior Lender Claims, (1) the holders of First Priority Lien Obligations and the First Lien Agent shall have the exclusive right to make determinations regarding the release of Collateral without the consent of the holders of the Notes, (2) the Intercreditor Agreement may be amended, without the consent of the Collateral Agent, the Trustee and the holders of the Notes, to add additional secured creditors holding Other Second-Lien Obligations so long as such Other Second-Lien Obligations are not prohibited by the provisions of the Credit Agreement or the Indenture and (3) in the event the holders of the First Priority Lien Obligations change, waive, modify or vary the security documents securing First Priority Lien Obligations, such modification will automatically apply to the comparable provisions of the Security Documents without the consent of the holders of the Notes, provided that any such change, waiver or modification does not materially adversely affect the rights of the holders of the Notes and not the other secured creditors in a like or similar manner. Any provider of additional extensions of credit shall be entitled to rely on the determination of officers that such modifications do not expressly violate the provisions of the Credit Agreement or the Indenture if such determination is set forth in an Officer’s Certificate delivered to such provider; provided, however, that such determination will not affect whether or not the Issuers have complied with their undertakings in the Indenture, the Security Documents or the Intercreditor Agreement.

In addition, if any Issuer or Subsidiary Guarantor is subject to any insolvency or liquidation proceeding, the Collateral Agent and the holders will agree that:

(1)	if the First Lien Agent shall desire to permit the use of cash collateral or to permit such Issuer to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then the Collateral Agent and the holders agree not to object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the clause 5 below) and, to the extent the Liens securing the First Priority Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the First Priority Lien Obligations;

(2)	they will not object to, and will not otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First Priority Lien Obligations made by the First Lien Agent or any holder of such obligations;

(3)

they will not object to, and will not otherwise contest any order relating to a sale of assets of such Issuer or Subsidiary Guarantor for which the First Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First Priority Lien Obligations and the Notes will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with the Intercreditor Agreement;

(4)	until the Discharge of Senior Lender Claims, none of them will seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Collateral, without the prior written consent of the First Lien Agent and the required lenders under the Credit Agreement (which includes the senior secured credit facilities);

(5)	none of them shall contest (or support any other Person contesting) (a) any request by the First Lien Agent or the holders of First Priority Lien Obligations for adequate protection or (b) any objection by the First Lien Agent or the holders of First Priority Lien Obligations to any motion, relief, action or proceeding based on the First Lien Agent’s or the holders of First Priority Lien Obligations’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the holders of First Priority Lien Obligations (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Bankruptcy Code or any similar law, then the Collateral Agent (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the First Priority Lien Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Notes are so subordinated to the Liens securing First Priority Lien Obligations under the Intercreditor Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event the Collateral Agent seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Collateral Agent and the Noteholders agree that the holders of the First Priority Lien Obligations shall also be granted a senior Lien on such additional collateral as security for the applicable First Priority Lien Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Notes shall be subordinated to the Liens on such collateral securing the First Priority Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the holders of First Priority Lien Obligations as adequate protection on the same basis as the other Liens securing the Notes are so subordinated to such Liens securing First Priority Lien Obligations under the Intercreditor Agreement; and

(6)	until the Discharge of Senior Lender Claims has occurred, the Collateral Agent, on behalf of itself and each noteholder, (i) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the First Priority Lien Obligations for costs or expenses of preserving or disposing of any collateral, and (ii) will waive any claim it may have arising out of the election by any holder of First Priority Lien Obligations of the application of Section 1111(b)(2) of the United States Bankruptcy Code.

To the extent the Issuers and their Restricted Subsidiaries are permitted to incur Other Second-Lien Obligations under the covenants described below under “—Certain Covenants—Liens” and “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the holders of such Other Second-Lien Obligations will share the second priority Lien granted to the Collateral Agent on an equal and ratable basis with the holders of the Notes. Subject to the provisions of the Intercreditor Agreement, the proceeds of the second priority Lien in the Collateral will be distributed first, to the Trustee, the Collateral Agent and any representative for Other Second-Lien Obligations for the payment of all costs and expenses incurred in connection with the collection of proceeds from the sale of any Collateral or otherwise in connection with the Indenture and any documents relating to the Other Second-Lien Obligations, the Security Documents and the Intercreditor Agreement (including all existing claims for indemnification under the Indenture or any other document evidencing Other Second-Lien Obligations), including all court costs and the reasonable fees and expenses of their agents and legal counsel, the repayment of all advances made by the Trustee or Collateral Agent or representative of Other Second-Lien Obligations on behalf of the Issuers or any Guarantor and any other costs and expenses incurred in connection with the exercise of any right or remedy of the holders of the Notes or the holders of the Other Second-Lien Obligations, and second, to the holders of the Notes and the holders of any Other Second-Lien Obligations to pay the principal and any accrued and unpaid interest thereon on a pro rata basis on the respective amounts of the Notes and the Other Second-Lien Obligations then outstanding. The Collateral Agent will only be permitted, subject to applicable law and the next sentence, to exercise remedies and sell the Collateral at the direction of the holders of a majority in the aggregate principal amount of the Notes and such Other Second-Lien Obligations. The Collateral Agent shall be authorized to take, but shall not be required to take, and shall in no event have any liability for the taking, any delay in taking or the failure to take, such actions with regard to a default or an event of default which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the holders of the Notes and the holders of Other Second-Lien Obligations and to preserve the value of the Collateral. Any action taken or not taken without the vote of any holder or holder of Other Second-Lien Obligations to the remedies section of the Security Documents shall nevertheless be binding on such party.

Release of Collateral

The Issuers and the Subsidiary Guarantors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(1)	upon the Discharge of Senior Lender Claims and concurrent release of all other Liens on such property or assets securing First Priority Lien Obligations (including all commitments and letters of credit thereunder); provided, however, that if any Issuer or Subsidiary Guarantor subsequently incurs First Priority Lien Obligations that are secured by Liens on property or assets of any Issuer of the type constituting the Collateral and the related Liens are incurred in reliance on clause (6)(B) of the definition of Permitted Liens, then the Issuers will be required to reinstitute the security arrangements with respect to the Collateral in favor of the Notes, which, in the case of any such subsequent First Priority Lien Obligations, will be second priority Liens on the Collateral securing such First Priority Lien Obligations to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such First Priority Lien Obligations, with the second priority Lien held either by the administrative agent, collateral agent or other representative for such First Priority Lien Obligations or by a collateral agent or other representative designated by the Issuers to hold the second priority Liens for the benefit of the holders of the Notes and subject to an intercreditor agreement that provides the administrative agent or collateral agent substantially the same rights and powers as afforded under the Intercreditor Agreement;

(2)	to enable us to consummate the disposition of such property or assets to a Person that is not an Issuer or a Subsidiary Guarantor to the extent not prohibited under the covenant described under “—Certain Covenants—Asset Sales”;

(3)	in respect of the property and assets of a Subsidiary Guarantor, upon the designation of such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(4)	in respect of the property or assets of an Issuer, upon the release or discharge of such Issuer’s Notes Obligations in accordance with the Indenture;

(5)	in respect of the property and assets of a Subsidiary Guarantor, upon the release or discharge of the Guarantee of such Subsidiary Guarantor in accordance with the Indenture;

(6)	in respect of any property and assets securing the First Priority Lien Obligations, upon the release of the security interests securing such assets or property securing any First Priority Lien Obligations, other than in connection with a Discharge of Senior Lender Claims; and

(7)	as described under “—Amendments and Waivers” below.

If an Event of Default under the Indenture exists on the date of Discharge of Senior Lender Claims, the second priority Liens on the Collateral securing the Notes will not be released pursuant to clause (1) or clause (6) of the foregoing paragraph, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Priority Lien Obligations secured by the Collateral (but in such event, the Liens on the Collateral securing the Notes will be released when such Event of Default and all other Events of Default under the Indenture cease to exist).

The second priority security interests in all Collateral securing the Notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Notes and all other Obligations under the Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid (including pursuant to a satisfaction and discharge of the Indenture as described below under “—Satisfaction and Discharge”) or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “—Defeasance.”

To the extent necessary and for so long as required for such Issuer or such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of an Issuer or any Subsidiary of the Issuers shall not be included in the Collateral with respect to the respective Notes so affected (as described under “—Security for the Notes”) and shall not be subject to the Liens securing such Notes and the Notes Obligations.

Guarantees

Each of Issuers’ direct and indirect Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries and that are borrowers or guarantors under the First Priority Lien Obligations will jointly and severally irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or additional interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the “Guaranteed Obligations”). The Guaranteed Obligations of all Subsidiary Guarantors will be secured by second-priority security interests (subject to Permitted Liens) in the Collateral owned by such Subsidiary Guarantor. The Subsidiary Guarantors have agreed to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Guarantees.

Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—Federal and state statutes allow courts, under specific circumstances, to void the issuance of debt securities. In such circumstances, the Notes, the subsidiary guarantees and the pledges securing the Notes could be voided and holders could be required to return payments received.” After the Issue Date, the Issuers will cause each Wholly Owned Restricted Subsidiary that Incurs or guarantees certain Indebtedness of an Issuer or any Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same senior secured basis. See “—Certain Covenants—Future Subsidiary Guarantors.”

Each Guarantee will be a continuing guarantee and shall:

(1)	remain in full force and effect until payment in full of all the Guaranteed Obligations of such Subsidiary Guarantor;

(2)	subject to the next succeeding paragraph, be binding upon each such Subsidiary Guarantor and its successors; and

(3)	inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

Each Guarantee will be automatically released upon:

(1)	the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the Indenture;

(2)	the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(3)	the release or discharge of the guarantee by such Subsidiary Guarantor of the Indebtedness which resulted in the obligation to guarantee the Notes;

(4)	the Issuers’ exercise of their legal defeasance option or covenant defeasance option as described under “—Defeasance” or if the Issuers’ obligations under the Indenture are discharged in accordance with the terms of the Indenture; and

(5)	such Restricted Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of the First Priority Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner described under “—Security—Release of Collateral.”

Change of Control

Upon the occurrence of a Change of Control, each holder will have the right to require the Issuers to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuers have previously or concurrently elected to redeem Notes as described under “—Optional Redemption.”

In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuers shall:

(1)	repay in full all Bank Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or noteholder who has accepted such offer; or

(2)	obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

See “Risk Factors—Risks Related to the Notes—The Issuers may not be able to repurchase the Notes upon a change of control.”

Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Notes by delivery of a notice of redemption as described under “—Optional Redemption,” the Issuers shall mail a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1)	that a Change of Control has occurred and that such holder has the right to require the Issuers to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts and financial information regarding such Change of Control;

(3)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)	the instructions determined by the Issuers, consistent with this covenant, that a holder must follow in order to have its Notes purchased.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In addition, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

This Change of Control repurchase provision is a result of negotiations between the Issuers and the initial purchasers. The Issuers have no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuers could decide to do so in the future. Subject to the limitations discussed below, the Issuers could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuers’ capital structure or credit rating.

The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement (including the senior secured credit facilities). Future Bank Indebtedness of the Issuers may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the Notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuers. Finally, the Issuers’ ability to pay cash to the holders upon a repurchase may be limited by the Issuers’ then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes—The Issuers may not be able to repurchase the Notes upon a change of control.”

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Issuers and their Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” under New York law, which governs the Indenture, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Issuers and their Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture. If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the covenants specifically listed under the following captions in this “Description of Second Lien Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(2)	“—Limitation on Restricted Payments”;

(3)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4)	“—Asset Sales”;

(5)	“—Transactions with Affiliates”;

(6)	clause (4) of the first paragraph of “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”; and

(7)	“—Future Subsidiary Guarantors.”

If and while the Issuers and their Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Issuers and their Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuers and their Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” The Issuers shall promptly upon its occurrence deliver to the Trustee an Officer’s Certificate notifying the Trustee of the occurrence of any Covenant Suspension Event or Reversion Date, and the date thereof. The Trustee shall not have any obligation to monitor the occurrence or dates of any Covenant Suspension Event or Reversion Date and may rely conclusively on such Officer’s Certificate. The Trustee shall not have any obligation to notify the holders of the occurrence or dates of any Covenant Suspension Event or Reversion Date.

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below or one of the clauses set forth in the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and prior, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuers or their Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, the Issuers must comply with the terms of covenant described under “—Future Subsidiary Guarantors.”

For purposes of the “—Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Indenture provides that:

(1)	the Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(2)	the Issuers will not permit any of the Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock;

provided, however, that any Issuer or Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and, subject to the third paragraph of this covenant, any Restricted Subsidiary that is not a Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(a)

the Incurrence by an Issuer or any Restricted Subsidiary of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (including any Indebtedness Incurred and represented by any First Priority Lien Obligations of any Issuer or any Restricted Subsidiaries, the proceeds of which First Priority Lien Obligations are used to repay Indebtedness under such Credit Agreement) up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed (x) $3,070.0 million plus (y) an additional aggregate principal amount of Indebtedness constituting First Priority Lien Obligations outstanding at any one time that does not cause the Secured Indebtedness Leverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available, determined on a pro forma basis, to exceed 4.25 to 1.00;

(b)	the Incurrence of up to (i) $1,150.0 million of Indebtedness at any time outstanding under the Notes (and any exchange Notes) and (ii) $1,000.0 million of Indebtedness at any time outstanding under the First Lien Notes (and any exchange notes);

(c)	Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

(d)	Indebtedness (including Capitalized Lease Obligations) Incurred by an Issuer or any Restricted Subsidiary, Disqualified Stock issued by an Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (d), does not exceed the greater of $350.0 million and 5.0% of Total Assets at the time of Incurrence;

(e)	Indebtedness Incurred by an Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(f)	Indebtedness arising from agreements of any Issuer or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions, the Post-Closing Restructuring Transaction or any other acquisition or disposition of any business, assets or a Subsidiary of any Issuer in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g)	Indebtedness of any Issuer to any Restricted Subsidiary or another Issuer; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuers and their Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor is subordinated in right of payment to the obligations of the Issuers under the Notes or the Guarantees, as applicable; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to an Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (g);

(h)	shares of Preferred Stock of an Issuer or a Restricted Subsidiary issued to another Issuer or Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to an Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

(i)	Indebtedness of a Restricted Subsidiary to an Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuers and their Subsidiaries), such Indebtedness is subordinated in right of payment to the obligations of such Subsidiary Guarantor in respect of the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to an Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

(j)	(x) Hedging Obligations entered into in connection with the Transactions and (y) Hedging Obligations that are not incurred for speculative purposes but (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales and, in each case, extensions or replacements thereof;

(k)	obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by any Issuer or any Restricted Subsidiary in connection with a Project or in the ordinary course of business or consistent with past practice or industry practice;

(l)	Indebtedness or Disqualified Stock of any Issuer or, subject to the third paragraph of this covenant, Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), does not exceed the greater of $250.0 million and 3.25% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred pursuant to this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (l));

(m)

Indebtedness or Disqualified Stock of any Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not greater than 100% of the net cash proceeds received by the Issuers and the Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or any direct or indirect parent entity of the Company (which proceeds are contributed to an Issuer or Restricted Subsidiary) or cash contributed to the capital of the Company (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, any Issuer or any Subsidiary) as determined in accordance with clauses (2) and (3) of the definition of Cumulative Credit to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the third paragraph of “—Limitation on

Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

(n)	any guarantee by any Issuer or any Restricted Subsidiary of Indebtedness or other obligations of another Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by such Issuer or Restricted Subsidiary is permitted under the terms of the Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the obligations of such Issuer or Subsidiary Guarantor in respect of the Notes, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Guarantor’s obligations with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the obligations of such Subsidiary Guarantor in respect of the Notes, as applicable and (ii) if such guarantee is of Indebtedness of an Issuer, such guarantee is Incurred in accordance with, or not in contravention of, the covenant described under “—Future Subsidiary Guarantors” solely to the extent such covenant is applicable;

(o)	the Incurrence by any Issuer or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (b), (c), (d), (l), (m), (o), (p), (w) and (x) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(2)	to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Notes or the obligations of such Restricted Subsidiary in respect of the Notes, as applicable, such Refinancing Indebtedness is junior to the Notes or such obligations of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

(3)	shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of an Issuer or a Subsidiary Guarantor, or (y) Indebtedness of an Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

provided, further, that subclause (1) of this clause (o) will not apply to any refunding or refinancing of any Secured Indebtedness constituting First Priority Lien Obligations;

(p)	Indebtedness, Disqualified Stock or Preferred Stock of (x) any Issuer or, subject to the third paragraph of this covenant, any of the Restricted Subsidiaries incurred to finance an acquisition or (y) Persons that are acquired by any Issuer or any of the Restricted Subsidiaries or merged, consolidated or amalgamated with or into any Issuer or any of the Restricted Subsidiaries in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(1)	the Issuers would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

(2)	the Fixed Charge Coverage Ratio of the Issuers would be equal to or greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

(q)	Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to any Issuer or Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(r)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(s)	Indebtedness of any Issuer or Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(t)	[Reserved];

(u)	Indebtedness of any Issuer or Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(v)	Indebtedness consisting of Indebtedness issued by an Issuer or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any of its direct or indirect parent companies to the extent described in clause (4) of the third paragraph of the covenant described under “—Limitation on Restricted Payments”;

(w)	Indebtedness constituting Qualified Non-Recourse Debt in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (w), does not exceed $250.0 million;

(x)	Indebtedness Incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of any Issuer or Restricted Subsidiary not in excess, at any one time outstanding, of $50.0 million; and

(y)	to the extent constituting Indebtedness, agreements to pay service fees to professionals (including architects, engineers and designers) in furtherance of and/or in connection with a Project, in each case to the extent such agreements and related payment provisions are reasonably consistent with commonly accepted industry practices (provided, that no such agreements shall give rise to Indebtedness for borrowed money).

Restricted Subsidiaries that are not Subsidiary Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock under the first paragraph of this covenant or clauses (l) or (p)(x) of the second paragraph of this covenant if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness and Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Subsidiary Guarantors incurred or issued pursuant to the first paragraph of this covenant and clauses (l) and (p)(x) of the second paragraph of this covenant, collectively, would exceed the greater of $225.0 million and 3.0% of Total Assets.

For purposes of determining compliance with this covenant:

(1)	in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (y) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Issuers shall, in their sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant; provided, however, Indebtedness Incurred under the Credit Agreement on the Issue Date will be deemed to have been Incurred pursuant to clause (a) of the second paragraph of this covenant and may not later be reclassified; and

(2)	at the time of incurrence, the Issuers will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above (or any portion thereof) without giving pro forma effect to the Indebtedness Incurred pursuant to the second paragraph above (or any portion thereof) when calculating the amount of Indebtedness that may be Incurred pursuant to the first paragraph above (or any portion thereof).

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuers and the Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Indenture provides that the Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

(1)

declare or pay any dividend or make any distribution on account of any of the Issuers’ or any of the Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Company (other than (A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, an Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)	purchase or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)	make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of any Issuer or any Subsidiary Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)	no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)	immediately after giving effect to such transaction on a pro forma basis, the Issuers could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof), (6)(c), (8), (13)(b) and (19) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit.

“Cumulative Credit” means the sum of (without duplication):

(1)	50% of the Consolidated Net Income of the Issuers for the period (taken as one accounting period, the “Reference Period”) from the first day of the fiscal quarter in which the Issue Date occurs to the end of the Issuers’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2)	100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuers) of property other than cash, received by the Company after the Issue Date (other than net proceeds to the extent such net proceeds have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary or another Issuer), plus

(3)

100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value (as determined in good faith by the Issuers) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), plus

(4)	100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of any Issuer or any Restricted Subsidiary issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or another Issuer) which has been converted into or exchanged for Equity Interests in the Company (other than Disqualified Stock) or any direct or indirect parent of the Company (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5)	100% of the aggregate amount received by any Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuers) of property other than cash received by any Issuer or any Restricted Subsidiary after the Issue Date from:

(A)	the sale or other disposition (other than to an Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuers and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuers and the Restricted Subsidiaries by any Person (other than any Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) of the succeeding paragraph),

(B)	the sale (other than to an Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

(C)	a distribution or dividend from an Unrestricted Subsidiary, plus

(6)	in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, an Issuer or a Restricted Subsidiary after the Issue Date, the Fair Market Value (as determined in good faith by the Issuers) of the Investment of the Issuers in such Unrestricted Subsidiary (which, if the fair market value of such investment shall exceed $50.0 million, shall be determined by the Board of Directors) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) of the succeeding paragraph or constituted a Permitted Investment).

The foregoing provisions will not prohibit:

(1)	the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof, if at the date of declaration or the consummation of any irrevocable redemption, as applicable, such payment would have complied with the provisions of the Indenture;

(2) (a)	the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of any Issuer, any direct or indirect parent of the Company or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Company or any direct or indirect parent of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of an Issuer or to another Issuer) (collectively, including any such contributions, “Refunding Capital Stock”);

(b)	the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of an Issuer or to another Issuer) of Refunding Capital Stock, and

(c)	if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)	the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of an Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of an Issuer or a Subsidiary Guarantor which is Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a)	the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),

(b)	such Indebtedness is subordinated to the Notes or such Subsidiary Guarantor’s obligations in respect of the Notes, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(c)	such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding, and

(d)	such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(4)	a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Company or any direct or indirect parent of the Company held by any future, present or former employee, director or consultant of the Issuers or any direct or indirect parent of the Issuers or any Subsidiary of an Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $15.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering of common stock); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a)	the cash proceeds received by any of the Issuers or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company (to the extent contributed to an Issuer) to members of management, directors or consultants of the Issuers and the Restricted Subsidiaries or any direct or indirect parent of the Company that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the Cumulative Credit), plus

(b)	the cash proceeds of key man life insurance policies received by an Issuer or any direct or indirect parent of the Issuers (to the extent contributed to an Issuer) or the Restricted Subsidiaries after the Issue Date, plus

(c)	the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Issuers and the Restricted Subsidiaries or any direct or indirect parent of the Issuers in connection with Transactions that are foregone in return for the receipt of Equity Interests;

provided that the Issuers may elect to apply all or any portion of the aggregate increase contemplated by clauses (a), (b) and (c) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to any Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of any Issuer, any of the Restricted Subsidiaries or their direct or indirect parents in connection with a repurchase of Equity Interests of an Issuer or any of their direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)	the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of any Issuer or any Restricted Subsidiary issued or incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a)	the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(b)	a Restricted Payment to any direct or indirect parent of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Company issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (b) does not exceed the net cash proceeds actually received by the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

(c)	the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuers would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)	Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuers), taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed the greater of $50.0 million and 1.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)	the payment of dividends on the common stock of the Company (or a Restricted Payment to any direct or indirect parent of the Company to fund the payment by such direct or indirect parent of the Company of dividends on such entity’s common stock) of up to 6.0% per annum of the net proceeds received by the Company from any public offering of common stock of the Company or any direct or indirect parent of the Company, other than public offerings with respect to the Company’s (or such direct or indirect parent’s) common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(9)	Restricted Payments that are made with Excluded Contributions;

(10)	other Restricted Payments in an aggregate amount not to exceed the greater of $50.0 million and 1.0% of Total Assets at the time made;

(11)	the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to an Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(12)	the payment of dividends or other distributions to any direct or indirect parent of the Company that files a consolidated tax return that includes the Issuers and their subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuers and/or their Restricted Subsidiaries are members) in an amount not to exceed the amount that the Issuers and their Restricted Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) if the Issuers and their Restricted Subsidiaries paid such taxes as a standalone taxpayer (or standalone group);

(13)	the payment of Restricted Payments, if applicable:

(a)	in amounts required for any direct or indirect parent of the Company to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Company and general corporate operating and overhead expenses of any direct or indirect parent of the Company in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuers and their Subsidiaries;

(b)	in amounts required for any direct or indirect parent of the Company, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to an Issuer or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, an Issuer Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)	in amounts required for any direct or indirect parent of the Company to pay fees and expenses, other than to Affiliates of the Company, related to any equity or debt offering of such parent;

(14)	any Restricted Payment used to fund the Transactions and the payment of fees and expenses incurred in connection with the Transactions or owed by an Issuer or any direct or indirect parent of an Issuer or Restricted Subsidiaries to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of an Issuer to enable it to make payments, in connection with the consummation of the Transactions, whether payable on the Issue Date or thereafter, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(15)	any Restricted Payment made under the Operations Management Agreement and any Restricted Payment made in connection with the Post-Closing Restructuring Transaction;

(16)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(17)	purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(18)	Restricted Payments by any Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(19)	the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Change of Control” and “—Asset Sales”; provided that all Notes tendered by holders of the Notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(20)	payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuers and the Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuers shall have made a Change of Control Offer (if required by the Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6)(b), (7), (10), (11) and (13)(b), no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by the Board of Directors) of such property.

As of the Issue Date, all of the Subsidiaries of the Issuers will be Restricted Subsidiaries. The Issuers will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuers and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Notwithstanding the foregoing provisions of this covenant, the Issuers will not, and will not permit any of the Restricted Subsidiaries to, make or pay any dividend or make any distribution (whether in cash or otherwise) on, or in respect of, the Capital Stock of the Company or purchase or otherwise acquire any Capital Stock of the Company or any direct or indirect parent of the Company for the purpose of paying any dividend or making any distribution to, or acquiring Capital Stock of any direct or indirect parent of the Company from, the Sponsors, or guarantee any Indebtedness of any Affiliate of the Company for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Sponsors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (10) of the second paragraph of this covenant or clauses (9), (10), (15) or (20) of the definition of “Permitted Investments,” if (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuers would be greater than 6.00 to 1.00 or (y) such payment is not otherwise in compliance with this covenant.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Indenture provides that the Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any other Issuer or Restricted Subsidiary to:

(a)	(i) pay dividends or make any other distributions to any Issuer or any Restricted Subsidiary (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to any Issuer or any Restricted Subsidiary;

(b)	make loans or advances to any Issuer or any Restricted Subsidiary; or

(c)	sell, lease or transfer any of its properties or assets to any Issuer or any Restricted Subsidiary;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Credit Agreement Documents;

(2)	the Indenture, the Notes (and any exchange Notes), the Guarantees, the First Lien Notes Indenture, the First Lien Notes (and any exchange notes) and any guarantees thereof;

(3)	applicable law or any applicable rule, regulation or order;

(4)	any agreement or other instrument of a Person acquired by any Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, and any agreement or other instrument existing on the date of the Post-Closing Restructuring Transaction with respect to properties and assets that are subject to the Post-Closing Restructuring Transaction;

(5)	contracts or agreements for the sale of assets, including any restriction with respect to an Issuer or a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Issuer or Restricted Subsidiary;

(6)	Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9)	purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

(10)	customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(11)	any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12)	other Indebtedness, Disqualified Stock or Preferred Stock (a) of any Issuer or Restricted Subsidiary that is a Subsidiary Guarantor or a Foreign Subsidiary, (b) of any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuers’ ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Issuers) or (c) of any Restricted Subsidiary incurred in connection with any Qualified Non-Recourse Debt, provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date by the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(13)	any Restricted Investment not prohibited by the covenant described under “—Limitation on Restricted Payments” and any Permitted Investment;

(14)	any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuers, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

(15)	any encumbrance or restriction in any agreement related to the development or financing of a Project.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to an Issuer or a Restricted Subsidiary to other Indebtedness Incurred by any such Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

The Indenture provides that the Issuers will not, and will not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) an Issuer or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuers) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by such Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a)	any liabilities (as shown on an Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of an Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or such Restricted Subsidiary’s obligations in respect of the Notes) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

(b)	any notes or other obligations or other securities or assets received by such Issuer or such Restricted Subsidiary from such transferee that are converted by such Issuer or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received),

(c)	Indebtedness of any Issuer or Restricted Subsidiary that is no longer an Issuer or a Restricted Subsidiary as a result of such Asset Sale, to the extent that the other Issuers and each other Restricted Subsidiary are released from any direct obligation in respect of, or any guarantee of payment of, such Indebtedness in connection with the Asset Sale,

(d)	consideration consisting of Indebtedness of an Issuer or a Subsidiary Guarantor (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Issuers or any Restricted Subsidiary or any Affiliate thereof, and

(e)	any Designated Non-cash Consideration received by any Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuers), taken together with all other Designated Non-cash Consideration received pursuant to this clause (e) that is at that time outstanding, not to exceed the greater of 5.0% of Total Assets and $350.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 15 months after any Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, such Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(1)

to repay (a) Indebtedness constituting First Priority Lien Obligations and other Pari Passu Indebtedness that is secured by a Lien permitted under the Indenture (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (b) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, (c) Notes Obligations or (d) other Pari Passu Indebtedness (provided that if an Issuer or any Subsidiary Guarantor shall so reduce Obligations under

Pari Passu Indebtedness that does not constitute First Priority Lien Obligations under this clause (1), the Issuers will equally and ratably reduce Notes Obligations as provided under “Optional Redemption,” through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes), in each case other than Indebtedness owed to an Issuer or an Affiliate of the Issuers; or

(2)	to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale.

In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, such Issuer or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further that such Issuer or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Pending the final application of any such Net Proceeds, such Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

Any Net Proceeds from any Asset Sale that are not invested or applied as provided and within the time period set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers shall make an offer to all holders of Notes (and, at the option of the Issuers, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $50.0 million by mailing, or delivered electronically if held by DTC, the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for any purpose that is not prohibited by the Indenture. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Issuers must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis to the extent practicable, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with the requirements of DTC, if applicable); provided that no Notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness.

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, or delivered electronically if held at DTC, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

The Indenture provides that the Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuers (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25.0 million, unless:

(a)	such Affiliate Transaction is on terms that are not materially less favorable to the relevant Issuer or Restricted Subsidiary than those that could have been obtained in a comparable transaction by such Issuer or such Restricted Subsidiary with an unrelated Person; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1)	transactions between or among the Issuers and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Company and any direct parent of the Company; provided that such parent of the Company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2)	Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Permitted Investments;

(3)	[Reserved];

(4)	the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of any Issuer, any Restricted Subsidiary, or any direct or indirect parent of an Issuer;

(5)	payments by any Issuer or any Restricted Subsidiary to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with the Sponsors described in the September Offering Memorandum or (y) approved by a majority of the Board of Directors in good faith;

(6)	transactions in which an Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to such Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7)	payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors in good faith;

(8)	any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the applicable Issuer;

(9)	the existence of, or the performance by any Issuer or any Restricted Subsidiary of its obligations under the terms of any transaction, agreement or arrangement described in the September Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by any Issuer or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(10)	the execution of the Transactions and the Post-Closing Restructuring Transaction, and the payment of all fees and expenses related to the Transactions and the Post-Closing Restructuring Transaction, including fees to Caesars Entertainment and its subsidiaries or the Sponsors, if any, which are described in the September Offering Memorandum or contemplated by the Transactions and the Post-Closing Restructuring Transaction;

(11)	any transactions made pursuant to any Operations Management Agreement;

(12)	(a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Issuers and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or senior management, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(13)	any transaction effected as part of a Qualified Receivables Financing;

(14)	the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Person;

(15)	the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of an Issuer or any direct or indirect parent of an Issuer or of a Restricted Subsidiary, as appropriate, in good faith;

(16)	the entering into of any tax sharing agreement or arrangement that complies with clause (12) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(17)	any contribution to the capital of an Issuer;

(18)	transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”;

(19)	transactions between any Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of any Issuer or any direct or indirect parent of an Issuer; provided, however, that such director abstains from voting as a director of such Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(20)	pledges of Equity Interests of Unrestricted Subsidiaries;

(21)	the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(22)	any employment agreements entered into by any Issuer or any Restricted Subsidiary in the ordinary course of business; and

(23)	transactions undertaken in good faith (as certified by a responsible financial or accounting officer of an Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of Issuers and their Subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture.

Notwithstanding the foregoing, Caesars Entertainment, Caesars Acquisition Company and their respective Affiliates (other than the Company and its Subsidiaries) shall not be considered Affiliates of the Issuers or their Subsidiaries with respect to any transaction, so long as the transaction is in the ordinary course of business, pursuant to agreements existing on the Issue Date or pursuant to any management agreement or shared services agreement entered into with any of the Issuers and/or their Subsidiaries or, in each case, amendments, modifications or supplements thereto, or replacements thereof, that are not materially adverse to the Issuers or their Subsidiaries, taken as a whole.

Liens

The Indenture provides that the Issuers will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist (i) any Lien on any asset or property of any Issuer or any Restricted Subsidiary securing Indebtedness unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien or (ii) any Lien securing any First Priority Lien Obligation of any Issuer or Subsidiary Guarantor without effectively providing that the Notes or the obligations of such Subsidiary Guarantor in respect of the Notes, as the case may be, shall be granted a second priority security interest (subject to Permitted Liens) upon the assets or property constituting the collateral for such First Priority Lien Obligations, except as set forth under “—Security for the Notes.”

Clause (i) of the preceding paragraph will not require any Issuer or any Restricted Subsidiary to secure the Notes if the Lien consists of a Permitted Lien. Any Lien which is granted to secure the Notes or the obligations of any Subsidiary Guarantor in respect of the Notes under clause (i) of the preceding paragraph (unless also granted pursuant to clause (ii) of the preceding paragraph) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Subsidiary Guarantor obligations under such clause (i).

The Issuers will not, and will not permit any of the Restricted Subsidiaries to, exchange any Indebtedness constituting Second Priority Lien Obligations (including the Notes) existing on the Issue Date for any Indebtedness of the Issuers that is secured by Liens that are senior in priority to the Liens securing the Second Priority Lien Obligations (including the Notes) and junior in priority to the Liens securing First Priority Lien Obligations unless, after giving effect to the Incurrence of such Indebtedness and the use of the proceeds thereof, the Total Secured Leverage Ratio does not exceed 6.00 to 1.00.

For purposes of determining compliance with this covenant, (a) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (b) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, the Issuers shall, in their sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the clauses of the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant and in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only one of such clauses or pursuant to the first paragraph of this covenant.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of any of the Issuers, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”

Reports and Other Information

The Indenture provides that notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, CERP LLC will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

(1)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC;

(2)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC;

(3)	promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), except to the extent permitted to be excluded by the SEC; and

(4)	any other information, documents and other reports which the Issuers would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that (i) at any time prior to the filing of an exchange offer registration statement or a shelf registration statement by CERP LLC, the Issuers shall not be required to provide financial statements or other financial information regarding any individual Issuer and may instead provide financial statements and other financial information on a combined basis consistent with the presentation in the September Offering Memorandum and (ii) CERP LLC shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event CERP LLC will make available such information to prospective purchasers of Notes in addition to providing such information to the Trustee and the holders, in each case within 20 days after the time CERP LLC would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, subject, in the case of any such information, certificates or reports provided prior to the effectiveness of the exchange offer registration statement or shelf registration statement, to exceptions consistent with the presentation of financial information in the September Offering Memorandum.

Notwithstanding the foregoing, CERP LLC will not be required to furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of the exchange offer registration statement or shelf registration statement.

In the event that:

(a)	the rules and regulations of the SEC permit CERP LLC and any direct or indirect parent of CERP LLC to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of CERP LLC, or

(b)	any direct or indirect parent of CERP LLC is or becomes a Guarantor of the Notes,

consolidating reporting at the parent entity’s level in a manner consistent with that described in this covenant for CERP LLC will satisfy this covenant, and the Indenture will permit CERP LLC to satisfy its obligations in this covenant with respect to financial information relating to CERP LLC by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than CERP LLC and its Subsidiaries, on the one hand, and the information relating to CERP LLC and its Subsidiaries on a standalone basis, on the other hand.

In addition, CERP LLC will make such information available to prospective investors upon request. In addition, CERP LLC has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, CERP LLC will be deemed to have furnished such reports referred to above to the Trustee and the holders if CERP LLC has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, the requirements of this covenant shall be deemed satisfied prior to the commencement of the exchange offer contemplated by the Registration Rights Agreement relating to the Notes or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offers registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant and/or (2) the posting of reports that would be required to be provided to the Trustee and the holders on CERP LLC’s website (or that of any of its parent companies).

Future Subsidiary Guarantors

The Indenture provides that each Subsidiary Guarantor will execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary Guarantor shall guarantee payment of the Notes; provided that the then-outstanding First Priority Lien Obligations are also then guaranteed by such Subsidiary Guarantor.

The Indenture further provides that the Issuers will cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or a Domestic Subsidiary that is wholly owned by one or more Foreign Subsidiaries and created to enhance the tax efficiency of the Issuers and their Subsidiaries) that guarantees any Indebtedness of the Issuers or any other guarantor of the Notes to execute and deliver to the Trustee (i) a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes and (ii) joinders to or new Security Documents and take all actions required by the Security Documents to perfect the Liens created thereunder.

After-Acquired Property

The Indenture provides that upon the acquisition by any Issuer or Subsidiary Guarantor of any First Priority After-Acquired Property, such Issuer or Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Trustee a perfected second-priority security interest, subject only to Permitted Liens, in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described under “—Security for the Notes”) added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect.

Mandatory Disposition Pursuant to Gaming Laws

Federal, state and local authorities in several jurisdictions regulate extensively our casino entertainment operations. The Gaming Authority of any jurisdiction in which the Issuers or any of their subsidiaries conduct or propose to conduct gaming may require that a holder of the Notes or the beneficial owner of the Notes of a holder be approved, licensed, qualified or found suitable under applicable gaming laws. Under the Indenture, each person that holds or acquires beneficial ownership of any of the Notes shall be deemed to have agreed, by accepting such Notes, that if any such Gaming Authority requires such person to be approved, licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or finding of suitability within the required time period.

If a person required to apply or become licensed or qualified or be found suitable fails to do so (a “Disqualified Holder”), the Issuers shall have the right, at their election, (1) to require such person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of such election or such earlier date as may be required by such Gaming Authority or (2) to redeem such Notes at a redemption price that, unless otherwise directed by such Gaming Authority, shall be at a redemption price that is equal to the lesser of:

•	such person’s cost, or

•	100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of (1) the redemption date or (2) the date such person became a Disqualified Holder.

The Issuers will notify the Trustee and applicable Gaming Authority in writing of any such redemption as soon as practicable. The Issuers will not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or finding of suitability.

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The Indenture provides that (i) prior to the Post-Closing Restructuring Transaction, the Issuers may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not an Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their properties or assets in one or more related transactions, in each case, taken as a whole, to any Person (other than in any case in connection with the Transactions or the Post-Closing Restructuring Transaction described in the September Offering Memorandum) and (ii) following the Post-Closing

Restructuring Transaction, CERP LLC may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not CERP LLC is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person (other than in any case in connection with the Transactions or the Post-Closing Restructuring Transaction described in the September Offering Memorandum) unless:

(1)	such Issuer is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Issuer or such Person, as the case may be, being herein called the “Successor Issuer”); provided that in the case where the surviving Person is not a corporation, at least one other Issuer is a corporation;

(2)	the Successor Issuer (if other than an Issuer) expressly assumes all the obligations of such prior Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(4)	immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either

(a)	the Successor Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b)	the Fixed Charge Coverage Ratio for the Successor Issuer and its Restricted Subsidiaries is not less than such ratio for such prior Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5)	if the prior Issuer is not the Successor Issuer, each Issuer and Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that obligations in respect of the Notes shall apply to such Person’s obligations under the Indenture and the Notes; and

(6)	the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Issuer (if other than the prior Issuer) will succeed to, and be substituted for, such Issuer under the Indenture and the Notes, and in such event such Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4), (a) any Issuer or Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to another Issuer or to another Restricted Subsidiary, (b) an Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating such Issuer in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of Indebtedness of such Issuer and its Restricted Subsidiaries is not increased thereby and (c) prior to the Post-Closing Restructuring Transaction, such clauses (3) and (4) shall only apply to a merger, consolidation, amalgamation or transfer involving all of substantially all of the assets of the Issuers and the Restricted Subsidiaries, taken as a whole. This “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuers and the Restricted Subsidiaries.

The Indenture further provides that, subject to certain limitations in the Indenture governing release of assets and property securing the Notes upon the sale or disposition of a Restricted Subsidiary that is an Issuer or a Subsidiary Guarantor, no Issuer or Subsidiary Guarantor will, and the Issuers will not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not an Issuer or such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than in any case in connection with the Transactions or the Post-Closing Restructuring Transaction described in the September Offering Memorandum) unless:

(1)	either (a) such Issuer or Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Issuer or Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Issuer or Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Entity”) and the Successor Entity (if other than such Issuer or Subsidiary Guarantor) expressly assumes all the obligations of such Issuer or Subsidiary Guarantor under the Indenture and the Security Documents pursuant to documents or instruments in form reasonably satisfactory to the Trustee, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption “—Certain Covenants—Asset Sales”; and

(2)	the Successor Entity (if other than such Issuer or Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Entity (if other than such Issuer or Subsidiary Guarantor) will succeed to, and be substituted for, such Issuer or Subsidiary Guarantor under the Indenture and such Issuer’s or Subsidiary Guarantor’s obligations in respect of the Notes, and such Issuer or Subsidiary Guarantor will automatically be released and discharged from its obligations under the Indenture and such Issuer’s or Subsidiary Guarantor’s obligations in respect of the Notes. Notwithstanding the foregoing, (1) an Issuer (other than CERP LLC) or a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Issuer or Subsidiary Guarantor is not increased thereby and (2) an Issuer (other than CERP LLC) or a Subsidiary Guarantor may merge, amalgamate or consolidate with another Subsidiary Guarantor or an Issuer.

In addition, notwithstanding the foregoing, any Issuer (other than CERP LLC) or Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to an Issuer or any Subsidiary Guarantor.

Defaults

An “Event of Default” will be defined in the Indenture as:

(1)	a default in any payment of interest (including any additional interest) on any Note when due, continued for 30 days;

(2)	a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)	the failure by any Issuer or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture;

(4)	the failure by any Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to an Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent (the “cross-acceleration provision”);

(5)	certain events of bankruptcy, insolvency or reorganization of an Issuer or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (the “bankruptcy provisions”);

(6)	failure by an Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”);

(7)	the Note Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) ceases to be in full force and effect (except as contemplated by the terms thereof);

(8)	unless all of the Collateral has been released from the second priority Liens in accordance with the provisions of the Security Documents, the second priority Liens on any material Collateral cease to be valid or enforceable and such Default continues for 30 days, or an Issuer shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of an Issuer, the Issuers fail to cause such Subsidiary to rescind such assertions within 30 days after the Issuers have actual knowledge of such assertions; or

(9)	the failure by any Issuer or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the holders of the Notes and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clause (8) the “security default provisions”).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (3) or (9) will not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of outstanding Notes notify the Issuers of the default and the Issuers do not cure such default within the time specified in clauses (3) or (9) hereof after receipt of such notice.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding Notes by notice to the Issuers may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five Business Days after the giving of written notice to the Issuers and the Representative under the Credit Agreement and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuers delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee notice that an Event of Default is continuing,

(2)	holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

(3)	such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5)	the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Issuers are required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers also are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuers are taking or propose to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture, Security Documents and Intercreditor Agreement may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1)	reduce the amount of Notes whose holders must consent to an amendment,

(2)	reduce the rate of or extend the time for payment of interest on any Note,

(3)	reduce the principal of or change the Stated Maturity of any Note,

(4)	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above,

(5)	make any Note payable in money other than that stated in such Note,

(6)	expressly subordinate the Notes to any other Indebtedness of the Issuers or any Subsidiary Guarantor;

(7)	impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(8)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(9)	make any change in the provisions in the Intercreditor Agreement or the Indenture dealing with the application of proceeds of Collateral that would adversely affect the holders of the Notes; or

(10)	except as expressly provided by the Indenture, modify or release the Guarantee of any Significant Subsidiary in any manner adverse to the holders of the Notes.

Without the consent of the holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the Notes.

Without the consent of any holder, the Issuers and Trustee may amend the Indenture, the Security Documents or the Intercreditor Agreement to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for the assumption by a Successor Issuer (with respect to an Issuer) of the obligations of the Issuers under the Indenture and the Notes, to provide for the assumption by a Successor Entity of the obligations of an Issuer or a Subsidiary Guarantor under the Indenture, the Notes or its Guarantee, as applicable, and the Security Documents, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add a Subsidiary Guarantor or collateral with respect to the Notes, to secure the Notes, to release or subordinate Collateral as permitted by the Indenture or the Intercreditor Agreement, to add additional secured creditors holding First Priority Lien Obligations, Other Second-Lien Obligations or other Junior Lien Obligations so long as such obligations are not prohibited by the Indenture or the Security Documents, to implement the Post-Closing Restructuring Transaction, to add to the covenants of the Issuers for the benefit of the holders or to surrender any right or power conferred upon the Issuers, to make any change that does not adversely affect the rights of any holder, to conform the text of the Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreement, to any provision of this “Description of Second Lien Notes” to the extent that such provision in this “Description of Second Lien Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreement, and the Issuers will confirm their good faith intention of any such textual change intended to be a verbatim recitation in an Officer’s Certificate delivered to the Trustee, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA to effect any provision of the Indenture or to make certain changes to the Indenture to provide for the issuance of additional Notes.

The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuers are required to mail to the respective noteholders a notice briefly describing such amendment. However, the failure to give such notice to all noteholders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuers or any direct or indirect parent corporation, as such, has any liability for any obligations of the Issuers under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

A noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the registered holder of a Note is treated as the owner of such Note for all purposes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1)	either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(2)	the Issuers have paid all other sums payable under the Indenture; and

(3)	the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuers at any time may terminate all of their obligations under the Notes and the Indenture with respect to the holders of the Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuers at any time may terminate their obligations under the covenants described under “—Certain Covenants” for the benefit of the holders of the Notes, the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under “—Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the Notes) and the undertakings and covenants contained under “—Change of Control” and “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”) for the benefit of the holders of the Notes. If the Issuers exercise their legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to the Notes and the Security Documents.

The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4) and (5) (with respect only to Significant Subsidiaries), (6) or (7) under “—Defaults” or because of the failure of the Issuers to comply with the first clause (4) under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In order to exercise their defeasance option, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law); provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and was appointed by the Issuers as Registrar and a Paying Agent with regard to the Notes.

Governing Law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, as determined by the Issuers, the greater of:

(1)	1% of the then outstanding principal amount of the Note; and

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the Note, at October 1, 2016 (such redemption price being set forth in the applicable table appearing above under “—Optional Redemption”) plus (ii) all required interest payments due on the Note through October 1, 2016 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date, or in the case of a Satisfaction and Discharge or Defeasance the Treasury Rate as of two Business Days prior to the date on which funds to pay the Notes are deposited with the Trustee under the Indenture, plus 50 basis points; over

(b)	the then outstanding principal amount of the Note.

“Asset Sale” means:

(1)	the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of any Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or

(2)	the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to an Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

(a)	a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b)	the disposition of all or substantially all of the assets of the Issuers in a manner permitted pursuant to the provisions described above under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

(c)	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

(d)	any disposition of assets of any Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuers) of less than $25.0 million;

(e)	any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary or an Issuer to another Restricted Subsidiary or Issuer;

(f)	any exchange (other than with a Person that is an Affiliate of the Issuers) of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuers and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuers;

(g)	foreclosure or any similar action with respect to any property or other asset of any of the Issuers or any of the Restricted Subsidiaries;

(h)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)	the lease, license, easement, assignment, sublease or sublicense of any real or personal property in the ordinary course of business;

(j)	any sale of inventory or other assets in the ordinary course of business;

(k)	any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l)	in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuers and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuers;

(m)	a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(n)	any financing transaction with respect to property built or acquired by any Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by the Indenture;

(o)	dispositions in connection with Permitted Liens;

(p)	any disposition of Capital Stock of an Issuer other than CERP LLC or a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than an Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q)	any disposition made pursuant to an Operations Management Agreement;

(r)	the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property;

(s)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(t)	any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(u)	any disposition in connection with the Post-Closing Restructuring Transaction;

(v)	any leases, subleases, easements or licenses with respect to any Real Property entered into by an Issuer or a Restricted Subsidiary so long as such transaction, lease, sublease, easement or license would not reasonably be expected to materially interfere with, or materially impact or detract from, the operation of a Project;

(w)	the (i) lease, sublease or license of any portion of a Project to persons who, either directly or through Affiliates of such persons, intend to operate or manage nightclubs, bars, restaurants, recreation, spa, pool, exercise or gym facilities, or entertainment or retail venues or similar or related establishments or facilities within a Project and (ii) the grant of declarations of covenants, conditions and restrictions and/or easements with respect to common area spaces and similar instruments benefiting such tenants of such lease and subleases generally and/or entered into connection with a Project (collectively, the “Venue Easements”); provided that (A) an Issuer or a Restricted Subsidiary shall be required to maintain control (which may be through required contractual standards) over the primary aesthetics and standards of service and quality of the business being operated or conducted in connection with any such leased, subleased or licensed space and (B) no Venue Easements or operations conducted pursuant thereto would reasonably be expected to materially interfere with, or materially impair or detract from, the operation of a Project;

(x)	the dedication of space or other dispositions of property in connection with and in furtherance of constructing structures or improvements reasonably related to the development, construction and operation of a Project; provided, that in each case such dedication or other disposition is in furtherance of, and does not materially impair or interfere with the use or operations (or intended use or operations) of, a Project; and

(y)	the granting of easements, rights of way, rights of access and/or similar rights to any governmental authority, utility providers, cable or other communication providers and/or other parties providing services or benefits to a Project, the Real Property held by an Issuer, a Restricted Subsidiary or the public at large that would not reasonably be expected to interfere in any material respect with the construction, development or operation of a Project.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuers whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, as to any Issuer, the board of directors or managers, as applicable, of such Issuer or any direct or indirect parent of an Issuer (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

“Caesars Entertainment” means Caesars Entertainment Corporation.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Issuers and their Subsidiaries that are Issuers or Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the combined, consolidated balance sheet of the Issuers and such Restricted Subsidiaries.

“Cash Equivalents” means:

(1)	U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)	securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper issued by a corporation (other than an Affiliate of the Issuers) rated at least “A1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)	readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)	Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8)	investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of either of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuers and their Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2)	the Issuers becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of (prior to a Qualified Public Offering or upon or after an Equity Offering by CERP LLC) CERP LLC or (upon or after a Holdco Qualified Public Offering) the Holdco Issuer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Collateral Agent” means the Trustee in its capacity as “Collateral Agent” under the Indenture and under the Security Documents and any successor thereto in such capacity.

“Company” means (i) prior to the Post-Closing Restructuring Transaction, any Issuer, and (ii) following the Post-Closing Restructuring Transaction, CERP LLC.

“Consolidated Depreciation and Amortization Expense” means, with respect to the Issuers for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of the Issuers and their Subsidiaries that are Issuers or Restricted Subsidiaries for such period on a combined, consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to the Issuers for any period, the sum, without duplication, of:

(1)	consolidated interest expense of the Issuers and their Subsidiaries that are Issuers or Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding additional interest in respect of the Notes, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees); plus

(2)	consolidated capitalized interest of the Issuers and their Subsidiaries that are Issuers or Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)	commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuers and the Restricted Subsidiaries; minus

(4)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, with respect to the Issuers, at any date the ratio of (i) Consolidated Total Indebtedness (other than Qualified Non-Recourse Debt) of the Issuers and their Restricted Subsidiaries as of such date of calculation (determined on a combined, consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the combined, consolidated balance sheet of the Issuers and their Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of the Issuers for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that an Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuers may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing Restructuring Transaction) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that any Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing Restructuring Transaction), discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into any Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight-line basis during such period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuers. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions and the Post-Closing Restructuring Transaction) and (2) all adjustments of the nature used in connection with the calculation of “Projected Run-Rate LTM Adjusted EBITDA—Pro Forma” as set forth in footnote (4) to the “Summary Historical Combined Financial Information and Other Data of Caesars Entertainment Resort Properties” under “Summary” in the September Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to the Issuers for any period, the aggregate of the combined, consolidated Net Income of the Issuers and their Subsidiaries that are Issuers or Restricted Subsidiaries for such period, on a combined, consolidated basis; provided, however, that:

(1)	any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control related to the Transactions or the Post-Closing Restructuring Transaction, in each case, shall be excluded;

(2)	effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Issuers and such Restricted Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or the Post-Closing Restructuring Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3)	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)	any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(5)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Issuers) shall be excluded;

(6)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7)	the Net Income for such period of any Person that is not a Subsidiary of an Issuer, or is an Unrestricted Subsidiary or a Qualified Non-Recourse Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Issuer or a Restricted Subsidiary thereof (other than a Qualified Non-Recourse Subsidiary of such referent Issuer) in respect of such period;

(8)

solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Issuer or Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any Issuer or such Restricted Subsidiary to such Person, to the extent not already included therein;

(9)	an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (12) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10)	any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(11)	any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(12)	any (a) one-time non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of any Issuer or any of its Restricted Subsidiaries, shall be excluded;

(13)	accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(14)	solely for purposes of calculating EBITDA, (a) the Net Income of the Issuers and their Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15)	(a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(16)	any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded; and

(17)	(a) to the extent covered by insurance and actually reimbursed, or, so long as the Issuers have made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period).

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit contained therein.

“Consolidated Non-cash Charges” means, with respect to the Issuers for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of the Issuers and their Subsidiaries that are Issuers or Restricted Subsidiaries reducing Consolidated Net Income of the Issuers for such period on a combined, consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to the Issuers for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of the Issuers and the Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of Capitalized Lease Obligations, bankers’ acceptances and Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Stock of the Issuers and the Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a combined, consolidated basis in accordance with GAAP.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Agreement” means (i) the credit agreement entered into in connection with the consummation of the Transactions, among the Issuers, the guarantors named therein, the financial institutions named therein, and Citicorp North America, Inc., as Administrative Agent and Collateral Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause

(i) remains outstanding, if designated by the Issuers to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuers) of non-cash consideration received by an Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent of the Company (other than Disqualified Stock), that is issued for cash (other than to an Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by any Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.

“Discharge of Senior Lender Claims” means, except to the extent otherwise provided in the Intercreditor Agreement, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First Priority Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First Priority Lien Obligations. In the event the First Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Priority Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3)	is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of an Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to the Issuers for any period, the Consolidated Net Income of the Issuers for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)	Consolidated Taxes; plus

(2)	Fixed Charges; plus

(3)	Consolidated Depreciation and Amortization Expense; plus

(4)	Consolidated Non-cash Charges; plus

(5)	any expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Bank Indebtedness, (ii) any amendment or other modification of the Notes or other Indebtedness, (iii) any additional interest in respect of the Notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(6)	business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges) and, in each case, expected to be achieved, completed or realized within 24 months, in the good faith determination of the Issuers; plus

(7)	the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by the covenant described under “—Certain Covenants—Transactions with Affiliates”; plus

(8)	the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(9)	any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of an Issuer or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(10)	Pre-Opening Expenses; less, without duplication,

(11)	non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

Notwithstanding anything to the contrary in the Indenture and subject to adjustments permitted in the Indenture with respect to acquisitions, dispositions and other transactions occurring following the Issue Date and/or on a “pro forma” basis, for purposes of determining EBITDA under the Indenture, EBITDA of Caesars Linq, LLC in respect of each fiscal quarter will be deemed to be equal to the greater of (i) $24.75 million and (ii) actual EBITDA of Caesars Linq, LLC for such fiscal quarter until (but not including) the fourth fiscal quarter of 2014.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Company or any direct or indirect parent of the Company, as applicable (other than Disqualified Stock), other than:

(1)	public offerings with respect to the Company’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8;

(2)	issuances to any Issuer or its Subsidiaries; and

(3)	any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors) received by the Company after the Issue Date from:

(1)	contributions to its common equity capital, and

(2)	the sale (other than to a Subsidiary of an Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Company on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“First Lien Agent” has the meaning given to such term in the Intercreditor Agreement.

“First Lien Notes” means the Issuers’ First-Priority Senior Secured Notes due 2020 issued on the Issue Date (and any exchange notes therefor).

“First Lien Notes Indenture” means the indenture governing the First Lien Notes, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“First Priority After-Acquired Property” means any property of any Issuer or any Subsidiary Guarantor that secures any First Priority Lien Obligations that is not already subject to the Lien under the Security Documents, other than any Excluded Assets.

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all Obligations in respect of the First Lien Notes and (iii) all other Obligations of an Issuer or any Restricted Subsidiary in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Secured Bank Indebtedness or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.

“Fixed Charge Coverage Ratio” means, with respect to the Issuers for any period, the ratio of EBITDA of the Issuers for such period to the Fixed Charges (other than Fixed Charges in respect of Qualified Non-Recourse Debt) of the Issuers for such period. In the event that any Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing Restructuring Transaction) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that any Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing Restructuring Transaction), discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into any Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight line basis during such period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of an Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions and the Post-Closing Restructuring Transaction) and (2) all adjustments of the nature used in connection with the calculation of “Projected Run-Rate LTM Adjusted EBITDA—Pro Forma” as set forth in footnote (4) to the “Summary Historical Combined Financial Information and Other Data of Caesars Entertainment Resort Properties” under “Summary” in the September Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuers may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to the Issuers for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense of the Issuers for such period, and

(2)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of the Issuers and their Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Indenture, the term “consolidated” or “combined” with respect to any Person shall mean such Person consolidated or combined with its Restricted Subsidiaries and the other Issuers, as applicable, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Gaming Authorities” means, in any jurisdiction in which any Issuer or any of its subsidiaries manages or conducts any casino, gaming business or activities, the applicable gaming board, commission, or other governmental gaming regulatory body or agency which (a) has, or may at any time after issuance of the Notes have, jurisdiction over the gaming activities of the Issuers or any of its subsidiaries, or any successor to such authority or (b) is, or may at any time after the issuance of the Notes be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws” means all applicable constitutions, treaties, laws and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities, and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to the gambling, casino or gaming businesses or activities of any Issuer or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdco Issuer” means the issuer in any Holdco Qualified Public Offering.

“Holdco Qualified Public Offering” means any Qualified Public Offering in which a direct or indirect parent of the Company is the issuer.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)	the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)	to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)	to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuers) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (4) Obligations under or in respect of Qualified Receivables Financing.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuers, qualified to perform the task for which it has been engaged.

“Intercreditor Agreement” means (i) the intercreditor agreement among Citicorp North America, Inc., as collateral agent under the Credit Agreement Documents and the First Lien Notes, the Collateral Agent, the Issuers and each Subsidiary Guarantor, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Indenture and (ii) any other intercreditor agreement that is not materially less favorable to the holders of the Notes than the intercreditor agreement referred to in clause (i).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)	securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuers and their Subsidiaries,

(3)	investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)	corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuers in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investments” shall include the portion (proportionate to the applicable Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuers) of the net assets of a Subsidiary of an Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, such Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)	the applicable Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(b)	the portion (proportionate to the applicable Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuers) of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuers) at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Issue Date” means October 11, 2013, the date on which the Initial Notes were originally issued.

“Junior Lien Obligations” means Obligations with respect to other Indebtedness permitted to be incurred under the Indenture, which is by its terms intended to be secured on a basis junior to the Liens securing the Notes; provided such Lien is permitted to be incurred under the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuers or any direct or indirect parent of the Issuers, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuers or any direct or indirect parent of the Issuers, as applicable, was approved by a vote of a majority of the directors of the Issuers or any direct or indirect parent of the Issuers, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuers or any direct or indirect parent of the Issuers, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuers or any direct or indirect parent of the Issuers, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgaged Properties” means the Real Property owned or leased by any Issuer or any Subsidiary Guarantor encumbered by a Mortgage to secure the Notes Obligations. For the avoidance of doubt, the Mortgaged Properties securing the Notes Obligations shall be the same as the Mortgaged Properties securing the First Priority Lien Obligations.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, as amended, supplemented or otherwise modified from time to time.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by any Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuers as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuers after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Project” means each capital project which is either a new project or a new feature of an existing project owned by an Issuer or a Restricted Subsidiary which receives a certificate of completion or occupancy and all relevant licenses, and in fact commences operations.

“Note Guarantee” means any guarantee of the obligations of the Issuers under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Notes Obligations” means Obligations in respect of the Notes, the Indenture and the Security Documents, including, for the avoidance of doubt, Obligations in respect of exchange notes and guarantees thereof (including all interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness (including interest, fees and other amounts accruing during the pendency of any bankruptcy or insolvency proceeding, regardless of whether allowed or allowable in such proceeding); provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of an Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuers by an Officer of each Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer, which meets the requirements set forth in the Indenture.

“Operations Management Agreement” means each of the real estate management agreements and any other operating management agreement or shared services agreement entered into by any Issuer or any of the Restricted Subsidiaries with Caesars Entertainment or with any other direct or indirect Subsidiary of Caesars Entertainment and any and all modifications thereto, substitutions therefor and replacements thereof so long as such modifications, substitutions and replacements are not materially less favorable, taken as a whole, to the Issuers and the Restricted Subsidiaries than the terms of such agreements as in effect on the Issue Date.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

“Other Second-Lien Obligations” means other Indebtedness of the Issuers and the Restricted Subsidiaries that is equally and ratably secured with the Notes as permitted by the Indenture and is designated by the Issuers as an Other Second-Lien Obligation; provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Security Documents.

“Pari Passu Indebtedness” means:

(1)	with respect to the Issuers, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2)	with respect to any Subsidiary Guarantor, its obligations in respect of the Notes and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor’s obligations in respect of the Notes.

“Permitted Holders” means, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) Caesars Entertainment and any Person that has no material assets other than the Capital Stock of CERP LLC or other Permitted Holders and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of CERP LLC, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders, holds more than 50% of the total voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i), (ii) and (iii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of CERP LLC (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i), (ii) and (iii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Encumbrances” means those exceptions specified in the title policies delivered in respect of the Mortgaged Properties.

“Permitted Investments” means:

(1)	any Investment in an Issuer or any Restricted Subsidiary;

(2)	any Investment in Cash Equivalents or Investment Grade Securities;

(3)	any Investment by an Issuer or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, an Issuer or a Restricted Subsidiary;

(4)	any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)	any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

(6)	advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $10.0 million at any one time outstanding;

(7)	any Investment acquired by an Issuer or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by such Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by an Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9)	any Investment by an Issuer or any Restricted Subsidiary in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuers), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 1.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not an Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes an Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be an Issuer or a Restricted Subsidiary;

(10)	additional Investments by an Issuer or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by the Issuers), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $250.0 million and (y) 3.25% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not an Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes an Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be an Issuer or a Restricted Subsidiary;

(11)	loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Company or any direct or indirect parent of the Company;

(12)	Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock) or any direct or indirect parent of the Company, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments”;

(13)	any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (6), (7), (11), (12)(b) and (19) of such paragraph);

(14)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)	guarantees issued in accordance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Future Subsidiary Guarantors,” including, without limitation, any guarantee or other obligation issued or incurred under the Credit Agreement in connection with any letter of credit issued for the account of Caesars Entertainment or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(16)	Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or sublicenses (including in respect of gaming licenses) or leases of intellectual property;

(17)	any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18)	any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;

(19)	any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivable Financing;

(20)	additional Investments in joint ventures not to exceed at any one time in the aggregate outstanding under this clause (20), the greater of $100.0 million and 1.5% of Total Assets; provided, however, that if any Investment pursuant to this clause (20) is made in any Person that is not an Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes an Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (20) for so long as such Person continues to be an Issuer or a Restricted Subsidiary;

(21)	Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with an Issuer or a Restricted Subsidiary in a transaction that is not prohibited by the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(22)	any Investment in any Subsidiary of an Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and

(23)	Investments in joint ventures established to develop or operate nightclubs, bars, restaurants, recreation, exercise or gym facilities, or entertainment or retail venues or similar or related establishments or facilities within a Project not to exceed at any one time in the aggregate outstanding under this clause (23) the greater of $50.0 million and 1.0% of Total Assets, which Investments may be made pursuant to (or in lieu of) dispositions in the manner contemplated under clause (w) of the definition of “Asset Sale” or received in consideration for dispositions under clause (w) of the definition of “Asset Sale”.

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)	Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4)	Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	(A) Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; (B) Liens securing First Priority Lien Obligations in an aggregate principal amount not to exceed the greater of (x) the aggregate principal amount of Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date on a pro forma basis, would not cause the Secured Indebtedness Leverage Ratio of the Issuers to exceed 4.25 to 1.00; and (C) Liens securing Indebtedness permitted to be Incurred pursuant to clause (b)(ii), (d), (l), (p) or (w) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (provided that (1) in the case of clause (d), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any proceeds or products thereof, (2) in the case of clause (w) such Lien applies solely to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any proceeds or products thereof and (3) in the case of clause (p), such Liens securing Indebtedness incurred pursuant to clause (p) shall only be permitted under this clause (C) if, on a pro forma basis after giving effect to such Indebtedness and Liens, the Secured Indebtedness Leverage Ratio of the Issuers would be no greater than immediately prior to such Incurrence);

(7)	Liens existing on the Issue Date after giving effect to the Transactions (other than Liens in favor of the lenders under the Credit Agreement or the First Lien Notes);

(8)	Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary (including any after acquired property to the extent it would have been subject to the original Lien); provided, however, that such Liens (other than Liens to secure Indebtedness incurred pursuant to clause (p) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens (other than Liens to secure Indebtedness incurred pursuant to clause (p) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) may not extend to any other property owned by an Issuer or any Restricted Subsidiary (other than such Person becoming a Subsidiary and Subsidiaries of such Person);

(9)

Liens on assets or property at the time an Issuer or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into an Issuer or any Restricted Subsidiary; provided, however, that such Liens (other than Liens to secure Indebtedness incurred pursuant to clause (p) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens (other than Liens to secure Indebtedness incurred pursuant to clause (p) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and

Preferred Stock”) may not extend to any other property owned by an Issuer or any Restricted Subsidiary (other than pursuant to after acquired property clauses in effect with respect to such Lien at the time of acquisition or property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(10)	Liens securing Indebtedness or other obligations of an Issuer or a Restricted Subsidiary owing to another Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)	Liens securing Hedging Obligations not incurred in violation of the Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of an Issuer or any Restricted Subsidiary;

(14)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuers and their Restricted Subsidiaries in the ordinary course of business;

(15)	Liens in favor of an Issuer or any Subsidiary Guarantor;

(16)	Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)	grants of software and other technology licenses in the ordinary course of business;

(20)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B), for purposes of clause (1) under “—Security Documents and Intercreditor Agreement—Release of Collateral” and for purposes of the definition of Secured Bank Indebtedness;

(21)	Liens on equipment of an Issuer or any Restricted Subsidiary granted in the ordinary course of business to such Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24)	Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(25)	other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $35.0 million at any one time outstanding;

(26)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(27)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of an Issuer or any Restricted Subsidiary;

(28)	Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(29)	Permitted Encumbrances, provided that the same do not (i) materially interfere with the development, construction or operation of a Project or (ii) materially adversely affect or result in a judgment of foreclosure on any part of the Mortgaged Properties;

(30)	the Venue Easements and any other easements, covenants, rights of way or similar instruments granted in connection with the leases contemplated under clause (v) of the definition of “Asset Sale” or otherwise entered into in connection with the Transactions, which in each case do not materially impact a Project in an adverse manner;

(31)	the filing of a reversion, subdivision or final map(s), record(s) of survey and/or amendments to any of the foregoing over Real Property held by an Issuer or a Restricted Subsidiary designed (A) to merge one or more of the separate parcels thereof together so long as the entirety of each such parcel shall be owned by an Issuer or a Restricted Subsidiary, (B) to separate one or more of the parcels thereof together so long as the entirety of each resulting parcel shall be owned by an Issuer or a Restricted Subsidiary;

(32)	from and after the lease or sublease of any interest pursuant to clause (v) or (w) of the definition of “Asset Sale” or otherwise entered into in connection with the Transactions, any reciprocal easement agreement entered into between an Issuer or a Restricted Subsidiary and the holder of such interest; and

(33)	Liens that rank junior to the Liens securing the Notes and secure Junior Lien Obligations.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock issuer, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Closing Restructuring Transaction” means the transactions described as the “Post-Closing Restructuring Transaction” under “Summary—Recent Developments—Restructuring Transactions” in the September Offering Memorandum.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred with respect to capital projects that are classified as “pre-opening expenses” on the applicable financial statements of the Issuers and the Restricted Subsidiaries for such period, prepared in accordance with GAAP.

“Project” means each project of an Issuer or a Restricted Subsidiary which is either a new project or a new feature of an existing project.

“Qualified Public Offering” means any underwritten public Equity Offering.

“Qualified Non-Recourse Debt” means Indebtedness that (1) is (a) incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of any property (real or personal) or equipment (whether through the direct purchase of property or the Equity Interests of any person owning such property and whether in a single acquisition or a series of related acquisitions) or (b) assumed by a Qualified Non-Recourse Subsidiary, (2) is non-recourse to the Issuers and any Subsidiary Guarantor and (3) is non-recourse to any Restricted Subsidiary that is not a Qualified Non-Recourse Subsidiary.

“Qualified Non-Recourse Subsidiary” means (1) a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor and that is formed or created after the Issue Date in order to finance an acquisition, lease, construction, repair, replacement or improvement of any property or equipment (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt and (2) any Restricted Subsidiary of a Qualified Non-Recourse Subsidiary.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)	the Board of Directors shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuers and the Receivables Subsidiary;

(2)	all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuers); and

(3)	the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuers) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of an Issuer or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Notes or any Refinancing Indebtedness with respect to the Notes shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuers or any direct or indirect parent of an Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Real Property” means, collectively, all right, title and interests (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures, parking areas and improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by an Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by such Issuer or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of such Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by such Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary (or another Person formed for the purposes of engaging in Qualified Receivables Financing with an Issuer in which such Issuer or any Subsidiary of such Issuer makes an Investment and to which such Issuer or any such Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of such Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors (as provided below) as a Receivables Subsidiary and:

(a)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by an Issuer or any other Subsidiary of an Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates an Issuer or any other Subsidiary of an Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of an Issuer or any other Subsidiary of an Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)	with which neither an Issuer nor any other Subsidiary of an Issuer had any material contract, agreement, arrangement or understanding other than on terms which the Issuers reasonably believes to be no less favorable to such Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of such Issuer; and

(c)	to which none of the Issuers or any of their Subsidiaries have any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Company, except for (i) such cash and Cash Equivalents subject only to such restrictions that are contained in agreements governing Indebtedness permitted under the Indenture and that is secured by such cash or Cash Equivalents and (ii) cash and Cash Equivalents constituting “cage cash.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of Second Lien Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company and, for the avoidance of doubt, shall include any Issuer that is the Subsidiary of any other Issuer.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by an Issuer or a Restricted Subsidiary whereby such Issuer or such Restricted Subsidiary transfers such property to a Person and such Issuer or such Restricted Subsidiary leases it from such Person, other than leases between an Issuer and an Issuer or a Restricted Subsidiary or between Restricted Subsidiaries.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Second Priority Lien Obligations” means all Obligations in respect of the Notes and any Other Second-Lien Obligations.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(B) of the definition of Permitted Lien.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to the Issuers, at any date the ratio of (i) Consolidated Total Indebtedness (excluding Qualified Non-Recourse Debt) constituting First Priority Lien Obligations of the Issuers and their Restricted Subsidiaries as of such date of calculation (determined on a combined, consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash held by the Issuers and their Restricted Subsidiaries as of such date of determination to (ii) EBITDA of the Issuers for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that an Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuers may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing Restructuring Transaction) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that any Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions (including the Transactions and the Post-Closing Restructuring Transaction), mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into any Issuer or any

Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight line basis during such period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuers. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions and the Post-Closing Restructuring Transaction) and (2) all adjustments of the nature used in connection with the calculation of “Projected Run-Rate LTM Adjusted EBITDA—Pro Forma” as set forth in footnote (4) to the “Summary Historical Combined Financial Information and Other Data of Caesars Entertainment Resort Properties” under “Summary” in the September Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, collateral assignments, Mortgages and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Notes as contemplated by the Indenture.

“September Offering Memorandum” means the offering memorandum related to the offering of the Initial Notes dated September 23, 2013.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company, taken as a whole, within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuers and their Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Sponsors” means (i) Apollo Management, L.P. and any of its respective Affiliates other than any portfolio companies (collectively, the “Apollo Sponsors”), (ii) Texas Pacific Group and any of its respective Affiliates other than any portfolio companies (collectively, the “Texas Pacific Sponsors”), (iii) any individual who is a partner or employee of an Apollo Sponsor or a Texas Pacific Sponsor that is licensed by a relevant gaming authority on the Issue Date or thereafter replaces such licensee and (iv) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors and/or Texas Pacific Sponsors; provided that the Apollo Sponsors and/or the Texas Pacific Sponsors (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by an Issuer or any Subsidiary of the Issuers which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to an Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to obligations in respect of the Notes.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Subsidiary of the Issuers that guarantees the Notes, as provided in the Indenture or a supplemental indenture; provided that upon the release or discharge of such Subsidiary from its obligations to guarantee the Notes in accordance with the Indenture or supplemental indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Tax Distributions” means any distributions described in clause (12) of the covenant entitled “—Certain Covenants—Limitation on Restricted Payments.”

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

“Total Assets” means the total combined, consolidated assets of the Issuers and their Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuers, without giving effect to any amortization of the amount of intangible assets since the Issue Date, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.

“Total Secured Leverage Ratio” means, with respect to the Issuers, at any date the ratio of (i) Consolidated Total Indebtedness (excluding Qualified Non-Recourse Debt) constituting First Priority Lien Obligations or

Second Priority Lien Obligations of the Issuers and their Restricted Subsidiaries as of such date of calculation (determined on a combined, consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash held by the Issuers and their Restricted Subsidiaries as of such date of determination to (ii) EBITDA of the Issuers for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that an Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Total Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Total Secured Leverage Ratio is made (the “Total Secured Leverage Calculation Date”), then the Total Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuers may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions and the Post-Closing Restructuring Transaction) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that any Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Total Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions (including the Transactions and the Post-Closing Restructuring Transaction), mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into any Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Total Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Project that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Project will be annualized on a straight line basis during such period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Total Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuers. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions and the Post-Closing Restructuring Transaction) and (2) all adjustments of the nature used in connection with the calculation of “Projected Run-Rate LTM Adjusted EBITDA—Pro Forma” as set forth in footnote (4) to the “Summary Historical Combined Financial Information and Other Data of Caesars Entertainment Resort Properties” under “Summary” in the September Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Transactions” means, with the exception of the Post-Closing Restructuring Transaction, the transactions described in the September Offering Memorandum under “Summary—Recent Developments.”

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 1, 2016; provided, however, that if the period from such redemption date to October 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1)	any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)	who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of an Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary;

The Company may designate any Subsidiary of an Issuer (including any newly acquired or newly formed Subsidiary of an Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, an Issuer or any other Subsidiary of an Issuer that is not a Subsidiary of the Subsidiary to be so designated, in each case at the time of such designation; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuers or any of the Restricted Subsidiaries; provided, further, however, that either:

(a)	the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)	if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)

(1) the Issuers could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (2) the Fixed Charge

Coverage Ratio for the Issuers and their Restricted Subsidiaries would be equal to or greater than such ratio for the Issuers and their Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)	no Event of Default shall have occurred and be continuing.

Any such designation by the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

BOOK ENTRY; DELIVERY AND FORM

Except as described below, we will initially issue the exchange notes in the form of one or more registered exchange notes in global form without coupons. We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, DTC in New York, New York, and register the exchange notes in the name of DTC, or its nominee, or will leave these notes in the custody of the trustee.

Depository Trust Company Procedures

For your convenience, we are providing you with a description of the operations and procedures of DTC, the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”). These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We are not responsible for these operations and procedures and urge you to contact the system or its participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to DTC’s system is also indirectly available to other entities that clear through, or maintain, a direct or indirect, custodial relationship with a direct participant. DTC may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of DTC.

DTC has also advised us that, in accordance with its procedures, upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and it will maintain records of the ownership interests of these direct participants in the global notes, and the transfer of ownership interests by and between direct participants.

DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

Investors in the global notes may hold their interests in the notes directly through DTC if they are direct participants in DTC or indirectly through organizations that are direct participants in DTC. Investors in the global notes may also hold their interests in the notes through Euroclear and Clearstream if they are direct participants in those systems, or indirectly through organizations that are participants in those systems. Euroclear and Clearstream will hold omnibus positions in the global notes on behalf of the Euroclear participants and the Clearstream participants, respectively, through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. and The Chase Manhattan Bank, N.A., as operators of Clearstream. These depositories, in turn, will hold these positions in their names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems.

The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because DTC can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in DTC or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form, and will not be considered the registered owners or holders of these notes under the indenture for any purpose.

Payments with respect to the principal of, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture. Under the terms of the indenture, we and the trustee will treat the person in whose names the notes are registered, including notes represented by global notes, as the owners of the notes for the purpose of receiving payments, and for any and all other purposes whatsoever. Payments in respect of the principal and interest on global notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the indenture. Consequently, neither we, the trustee nor any of our agents, nor the trustee’s agents, has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any direct or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to the beneficial ownership interests in any global note, or

(2)	any other matter relating to the actions and practices of DTC or any of its direct or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reasons to believe that it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice, and will be the responsibility of the direct or indirect participants, and will not be the responsibility of DTC, the trustee or us.

Neither we nor the trustee will be liable for any delay by DTC or any direct or indirect participant in identifying the beneficial owners of the notes and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes.

Transfers between participants in DTC will be effected in accordance with DTC procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given that direction. However, if there is an event of default with respect to the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

Although DTC, Euroclear and Clearstream have agreed to these procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures and may discontinue them at any time. Neither we, the trustee, nor any of our or the trustee’s respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A global note will be exchangeable for definitive notes in registered certificated form if:

(1)	DTC has notified us that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by us within 90 days of the notice; or

(2)	an event of default under the indenture for the notes has occurred and is continuing and the trustee has received a request from DTC.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the name, and issued in any approved denominations, requested by or on behalf of DTC, in accordance with its customary procedures.

Exchange of Certificated Notes for Book-Entry Notes

Initial notes issued in certificated form may be exchanged for beneficial interests in the applicable global note.

Same Day Settlement

We expect that the interests in the global notes will be eligible to trade in DTC’s Same-Day Funds Settlement System. As a result, secondary market trading activity in these interests will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Payment

The indenture requires that payments in respect of the notes represented by global notes, including principal and interest, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes. With respect to notes in certificated form, we will make all payments of principal and interest on the notes at our office or agency maintained for that purpose within the city and state of New York. This office will initially be the office of the Paying Agent maintained for that purpose. At our option however, we may make these installments of interest by:

(1)	check mailed to the holders of notes at their respective addresses provided in the register of holder of notes; or

(2)	transfer to an account maintained by the payee.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relevant to the exchange of initial notes for exchange notes pursuant to the exchange offer and the ownership and disposition of exchange notes acquired by United States Holders and non-United States Holders (each as defined below and collectively referred to as “Holders”) pursuant to the exchange offer. Subject to the limitations and qualifications set forth herein (including Exhibit 8.1 hereto), this discussion, insofar as it expresses conclusions as to the application of U.S. federal income tax law, is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. federal income tax counsel. This discussion does not purport to be a complete analysis of all potential tax effects. The discussion is based on the Code, U.S. Treasury regulations issued thereunder (“Treasury Regulations”), rulings and pronouncements of the Internal Revenue Service (the “IRS”) and judicial decisions in effect or in existence as of the date of this prospectus, all of which are subject to change at any time or to different interpretations. Any such change may be applied retroactively in a manner that could adversely affect a Holder and the continued validity of this summary. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a Holder in light of such Holder’s particular circumstances (for example, United States Holders subject to the alternative minimum tax provisions of the Code) or to Holders subject to special rules, such as certain financial institutions, U.S. expatriates, partnerships or other pass-through entities, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, traders in securities, Holders whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the initial notes or exchange notes (collectively referred to as “notes”) as part of a “straddle,” “hedge,” or conversion transaction within the meaning of Section 1258 of the Code or other integrated transaction within the meaning of Treasury Regulations Section 1.1275-6. Moreover, the effect of any applicable state, local or foreign tax laws, or U.S. federal gift and estate tax law is not discussed. The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of initial notes for exchange notes pursuant to the exchange offer and ownership or disposition of the exchange notes acquired by Holders pursuant to the exchange offer or that any such position would not be sustained.

If an entity taxable as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner (or other owner) will depend on the status of the partner (or other owner) and the activities of the entity. Such partner (or other owner) should consult its tax advisor as to the tax consequences of the entity exchanging initial notes for exchange notes and of holding and disposing of exchange notes.

Prospective investors should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

United States Holders

This section applies to “United States Holders.” A United States Holder is a beneficial owner of notes that is:

•	An individual who is a citizen or resident alien of the United States as determined for U.S. federal income tax purposes,

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income tax regardless of its source, or

•	a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Exchange Offer

Exchanging an initial note for an exchange note will not be treated as a taxable exchange for U.S. federal income tax purposes. Consequently, United States Holders will not recognize gain or loss upon receipt of an exchange note. The holding period for an exchange note will include the holding period for the initial note and the initial basis in an exchange note will be the same as the adjusted basis in the initial note.

Payments upon Change of Control or Other Circumstances

In certain circumstances we may be obligated to pay amounts in excess of stated interest or principal on the exchange notes, or to pay the full principal amount of some or all of the exchange notes before their stated maturity date. These features of the exchange notes may implicate the provisions of the Treasury Regulations governing “contingent payment debt instruments.” A debt instrument is not subject to these provisions, however, if, at the date of its issuance, there is only a “remote” chance that contingencies affecting the instrument’s yield to maturity will occur. We believe that the likelihood that we will be obligated to make such payments in amounts or at times that affect the exchange notes’ yield to maturity is remote, and we do not intend to treat the exchange notes as contingent payment debt instruments. Our determination that the contingencies giving rise to such payments are remote is binding on a United States Holder unless such United States Holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a United States Holder might be required to accrue income on its exchange notes in excess of stated interest and to treat as ordinary income rather than as capital gain any income realized on the taxable disposition of an exchange note before the resolution of the contingencies. The remainder of this summary assumes that the exchange notes will not be subject to the Treasury Regulations governing contingent payment debt instruments.

Interest

Qualified stated interest (“QSI”) on the exchange notes will be taxable to a United States Holder as ordinary income at the time it is received or accrued, in accordance with such United States Holder’s method of tax accounting. We expect the regular interest payments made on the exchange notes to be treated as QSI. An interest payment on a debt instrument is QSI if it is one of a series of stated interest payments on a debt instrument that are unconditionally payable at least annually at a single fixed rate, applied to the outstanding principal amount of the debt instrument.

Market Discount and Bond Premium

Market Discount. If a United States Holder purchased an initial note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount that is less than its “revised issue price,” the amount of the difference should be treated as market discount for U.S. federal income tax purposes. Any market discount applicable to an initial note should carry over to the exchange note received in exchange therefor. The amount of any market discount will be treated as de minimis and disregarded if it is less than one-quarter of one percent of the revised issue price of the initial note, multiplied by the number of complete years to maturity. For this purpose, the “revised issue price” of an initial note equals the issue price of the initial note. Although the Code does not expressly so provide, the revised issue price of the initial note is decreased by the amount of any payments previously made on the initial note (other than payments of QSI). The rules described below do not apply to a United States Holder if such holder purchased an initial note that has de minimis market discount.

Under the market discount rules, a United States Holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, an exchange note as ordinary income to the extent of any accrued market discount (on the initial note or the exchange note) that has not previously been included in income. If a United States Holder disposes of an exchange note in an otherwise nontaxable transaction (other than certain specified nonrecognition transactions), such holder will be required to include any accrued market discount as ordinary income as if such holder had sold the exchange note at its then fair market value. In addition, such holder may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the initial note or the exchange note received in exchange therefor.

Market discount accrues ratably during the period from the date on which such holder acquired the initial note through the maturity date of the exchange note (for which the initial note was exchanged), unless such holder makes an irrevocable election to accrue market discount under a constant yield method. Such holder may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. If such holder elects to include market discount in income currently, such holder’s adjusted basis in an exchange note will be increased by any market discount included in income. An election to include market discount currently will apply to all market discount obligations acquired during or after the first taxable year in which the election is made, and the election may not be revoked without the consent of the IRS.

Bond Premium. If a United States Holder purchased an initial note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount in excess of the sum of all amounts payable on the initial note (other than QSI), the excess will be treated as bond premium. Any bond premium applicable to an initial note should carry over to the exchange note received in exchange therefor. A United States Holder may elect to reduce the amount required to be included in income each year with respect to interest on its note by the amount of amortizable bond premium allocable to that year, based on the exchange note’s yield to maturity. However, because the exchange notes may be redeemed by us prior to maturity at a premium, special rules apply that may reduce or eliminate the amount of premium that a U.S. Holder may amortize with respect to an exchange note. United States Holders should consult their tax advisors about these special rules. If a United States Holder makes the election to amortize bond premium, it will apply to all debt instruments (other than debt instruments the interest on which is excludible from gross income) that the United States Holder holds at the beginning of the first taxable year to which the election applies or thereafter acquires, and the election may not be revoked without the consent of the IRS.

Sale or Other Taxable Disposition of the Exchange Notes

A United States Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note equal to the difference, if any, between the amount realized upon the disposition (less any portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income to the extent not previously included in such holder’s income) and the United States Holder’s adjusted tax basis in the exchange note at the time of disposition. A United States Holder’s adjusted tax basis in an exchange note will be the price such holder paid therefor, increased by any market discount previously included in gross income and reduced (but not below zero) by amortized bond premium. This gain or loss will be a capital gain or loss (except to the extent of accrued interest not previously includible in income or to the extent the market discount rules require the recognition of ordinary income) and will be long-term capital gain or loss if the United States Holder has held the exchange note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains of noncorporate United States Holders, including individuals, may be taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Medicare Contribution Tax on Unearned Income

Certain United States Holders that are individuals, estates and trusts will be subject to a 3.8% Medicare tax on the lesser of (A) the United States Holder’s “net investment income” for the relevant taxable year and (B) the excess of the United States Holder’s modified adjusted gross income for the taxable year over a certain threshold

(which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). Net investment income is expected to include interest income and the net gains from the disposition of the exchange notes, unless such interest or net gains are derived from the conduct of a nonpassive trade or business.

Information Reporting and Backup Withholding

Information reporting requirements will apply to United States Holders that are not exempt recipients, such as corporations, with respect to certain payments of interest on the exchange notes and the proceeds of disposition (including a retirement or redemption of an exchange note). In addition, a United States Holder other than certain exempt recipients may be subject to “backup withholding” on the receipt of certain payments on the exchange notes if such holder:

•	fails to provide a correct taxpayer identification number (“TIN”), which for an individual is ordinarily his or her social security number,

•	is notified by the IRS that it is subject to backup withholding,

•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the United States Holder that it is subject to backup withholding, or

•	otherwise fails to comply with applicable requirements of the backup withholding rules.

United States Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Non-United States Holders

This section applies to “non-United States Holders.” A non-United States Holder is a beneficial owner of notes that is not a United States Holder and that is an individual, corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), estate or trust.

Exchange Offer

Non-United States Holders should not recognize gain or loss upon receipt of an exchange note in exchange for an initial note pursuant to the exchange offer.

Interest Payments

Subject to the discussion below concerning effectively connected income and backup withholding, interest paid to a non-United States Holder on an exchange note will not be subject to U.S. federal income tax or withholding tax, provided that such non-United States Holder meets each of the following requirements:

•	Such holder does not own, actually or constructively, for U.S. federal income tax purposes, stock constituting 10% or more of the total combined voting power of all classes of our stock entitled to vote.

•	Such holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through equity ownership.

•	Such holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business.

•	Such holder provides a properly completed IRS Form W-8BEN certifying its non-U.S. status.

The gross amount of payments of interest that do not qualify for the exception from withholding described above will be subject to U.S. withholding tax at a rate of 30%, unless (i) such holder provides a properly completed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable tax treaty, or (ii) such interest is effectively connected with such holder’s conduct of a U.S. trade or business and such holder provides a properly completed IRS Form W-8ECI.

Sale or Other Taxable Disposition of the Exchange Notes

Subject to the discussion below concerning backup withholding, a non-United States Holder will not be subject to U.S. federal income tax or withholding tax on any gain recognized on the sale, exchange, redemption, retirement or other disposition of an exchange note unless:

•	such holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such holder will be subject to a 30% tax (or a lower applicable treaty rate) with respect to such gain (offset by certain U.S. source capital losses), or

•	such gain is effectively connected with such holder’s conduct of a trade or business in the United States, in which case such holder will be subject to tax as described below under “Effectively Connected Income.”

Any amounts in respect of accrued interest recognized on the sale or exchange of an exchange note will not be subject to U.S. federal withholding tax, unless the sale or exchange is part of a plan the principal purpose of which is to avoid tax and the withholding agent has actual knowledge or reason to know of such plan.

Effectively Connected Income

If interest or gain from a disposition of the exchange notes is effectively connected with a non-United States Holder’s conduct of a U.S. trade or business, such holder will be subject to U.S. federal income tax on the interest or gain on a net income basis in the same manner as if such holder were a United States Holder, unless an applicable income tax treaty provides otherwise. The interest or gain in respect of the exchange notes would be exempt from U.S. withholding tax if such holder claims the exemption by providing a properly completed IRS Form W-8ECI. In addition, if such holder is a foreign corporation, such holder may also be subject to a branch profits tax on its effectively connected earnings and profits for the taxable year, subject to certain adjustments, at a rate of 30% unless reduced or eliminated by an applicable tax treaty.

Information Reporting and Backup Withholding

Unless certain exceptions apply, we or another withholding agent must report to the IRS and to a non-United States Holder any payments to such holder in respect of interest during the taxable year. Under current U.S. federal income tax law, backup withholding tax will not apply to payments of interest by us or our paying agent on an exchange note to a non-United States Holder, if such holder provides us with a properly completed IRS Form W-8BEN, provided that we or our paying agent, as the case may be, do not have actual knowledge or reason to know that such holder is a U.S. person.

Payments pursuant to the sale, exchange or other disposition of exchange notes, made to or through a foreign office of a foreign broker, other than payments in respect of interest, will not be subject to information reporting and backup withholding; provided that information reporting may apply if the foreign broker has certain connections to the United States, unless the beneficial owner of the exchange note certifies, under penalties of perjury, that it is not a U.S. person, or otherwise establishes an exemption. Payments made to or through a foreign office of a U.S. broker will not be subject to backup withholding, but are subject to information reporting unless the beneficial owner of the exchange note certifies, under penalties of perjury, that it is not a U.S. person, or otherwise establishes an exemption. Payments to or through a U.S. office of a broker, however, are subject to information reporting and backup withholding, unless the beneficial owner of the exchange notes certifies, under penalties of perjury, that it is not a U.S. person, or otherwise establishes an exemption.

Backup withholding is not an additional tax; any amounts withheld from a payment to a non-United States Holder under the backup withholding rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-United States Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations.

FATCA

Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”) will impose a 30% withholding tax on certain payments to certain foreign entities (including intermediaries) made after June 30, 2014, unless such foreign entities satisfy various U.S. information reporting requirements. FATCA would not apply to notes that are outstanding prior to July 1, 2014. Nevertheless, payments on the notes, and the gross proceeds from sales or dispositions, may become subject to withholding under these rules if the notes are materially modified on or after July 1, 2014. However, the application of these rules is not clear and the IRS’s guidance with respect to these rules has not yet been finalized.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. The company has agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , all dealers effecting transactions in the new securities may be required to deliver a prospectus.

The company will not receive any proceeds from any sale of new securities by brokers-dealers. New securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new securities. Any broker-dealer that resales new securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year after the expiration date, the company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will pass on the validity of the exchange notes and guarantees offered hereby. Brownstein Hyatt Farber Schreck, LLP will pass on matters of New Jersey and Nevada law.

EXPERTS

The combined and consolidated financial statements of Caesars Entertainment Resort Properties as of and for the years ended December 31, 2013, 2012 and 2011 and related financial statement schedules included elsewhere in this Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such combined and consolidated financial statements are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 to register the exchange notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Copies of these reports, proxy statements and information that we file with the SEC may be obtained at prescribed rates from the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the Commission. The address of this web site is http://www.sec.gov.

Anyone who receives a copy of this prospectus may obtain a copy of the indenture without charge by writing to Caesars Entertainment Resort Properties, LLC, One Caesars Palace Drive, Las Vegas, Nevada 89109.

Index to Combined and Consolidated Financial Statements

Combined and Consolidated Financial Statements of:

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

Audited Combined and Consolidated Financial Statements as of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011
Report of Independent Registered Public Accounting Firm	F-2
Combined and Consolidated Balance Sheets	F-3
Combined and Consolidated Statements of Comprehensive Income/(Loss)	F-4
Combined and Consolidated Statements of Stockholders’ Equity	F-5
Combined and Consolidated Statements of Cash Flows	F-6
Notes to Audited Combined and Consolidated Financial Statements	F-7
Unaudited Combined and Consolidated Condensed Financial Statements as of June 30, 2014 and December 31, 2013 and for the Three and Six Months Ended June 30, 2014 and 2013
Combined and Consolidated Condensed Balance Sheets	F-33
Combined and Consolidated Condensed Statements of Comprehensive Income/(Loss)	F-34
Combined and Consolidated Condensed Statements of Stockholders’ Equity	F-35
Combined and Consolidated Condensed Statements of Cash Flows	F-36
Notes to Unaudited Combined and Consolidated Condensed Financial Statements	F-37
Schedule I—Condensed Financial Information of Registrant Parent Company Only as of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011	F-52
Schedule II—Combined and Consolidated Valuation and Qualifying Accounts for the Years Ended December 31, 2013, 2012, and 2011	F-56

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of and Member of

Caesars Entertainment Resort Properties, LLC

Las Vegas, Nevada

We have audited the accompanying combined and consolidated balance sheets of Caesars Entertainment Resort Properties, LLC and subsidiaries (the “Company”) as of December 31, 2013 and 2012, and the related combined and consolidated statements of comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2013. Our audits also included the financial statement schedules listed in the Index on page F-1. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined and consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic combined and consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

October 15, 2014

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

COMBINED AND CONSOLIDATED BALANCE SHEETS

(In millions)

	As of December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$181.5	$139.8
Restricted cash	—	38.7
Receivables, net of allowance for doubtful accounts of $19.9 and $33.0	60.4	69.7
Deferred income taxes	—	10.1
Prepayments and other current assets	27.1	32.0
Inventories	13.7	13.3

Total current assets	282.7	303.6
Property and equipment, net	4,932.4	5,893.2
Goodwill	1,690.6	1,690.6
Intangible assets other than goodwill	391.6	481.7
Restricted cash	—	184.0
Deferred charges and other	75.2	101.5

	$7,372.5	$8,654.6

Liabilities and Stockholder’s Equity
Current liabilities
Accounts payable	$71.0	$98.5
Accrued expense and other liabilities	124.5	132.5
Interest payable	85.8	14.1
Deferred income taxes	53.5	—
Current portion of long-term debt	35.9	3.6
Due to affiliates, net	37.5	34.4

Total current liabilities	408.2	283.1
Long-term debt	4,575.0	5,112.0
Deferred credits and other	26.1	24.0
Deferred income taxes	1,210.2	1,638.0

	6,219.5	7,057.1
Commitments and contingencies (Note 15)
Contributed capital	1,841.0	—
Accumulated deficit	(688.0)	—
Net parent investment	—	1,600.0
Accumulated other comprehensive loss	—	(2.5)

Total stockholder’s equity	1,153.0	1,597.5

	$7,372.5	$8,654.6

See accompanying Notes to Combined and Consolidated Financial Statements.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

COMBINED AND CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)

(In millions)

	Year Ended December 31,
	2013	2012	2011
Revenues
Casino	$1,128.6	$1,192.7	$1,229.0
Food and beverage	497.9	505.5	501.2
Rooms	460.1	446.0	453.4
Other	231.6	210.2	200.2
Less: casino promotional allowances	(339.4)	(351.5)	(363.0)

Net revenues	1,978.8	2,002.9	2,020.8

Operating expenses
Direct
Casino	574.6	623.0	638.0
Food and beverage	239.0	248.2	243.6
Rooms	126.2	121.1	115.8
Property, general, administrative, and other	508.8	494.3	524.4
Depreciation and amortization	156.9	192.8	162.7
Write-downs, reserves, and project opening costs, net of recoveries	15.4	21.5	7.2
Impairment of intangible and tangible assets	1,045.9	3.0	—
(Income)/loss on interests in non-consolidated affiliates	(3.2)	(1.4)	1.0
Corporate expense	47.3	80.3	85.0
Acquisition and integration costs	—	—	0.2
Amortization of intangible assets	59.1	59.0	59.6

Total operating expenses	2,770.0	1,841.8	1,837.5

Income/(loss) from operations	(791.2)	161.1	183.3
Interest expense	(245.9)	(231.8)	(218.6)
Gain on early extinguishment of debt	15.3	135.0	47.5
Other income, including interest income	0.1	1.0	1.3

Income/(loss) before income taxes	(1,021.7)	65.3	13.5
Income tax benefit/(provision)	383.5	(21.9)	(4.3)

Net income/(loss)	(638.2)	43.4	9.2
Other comprehensive income, net of income taxes:
Loss on derivatives	—	—	(3.6)
Reclassification of losses on derivative instruments from accumulated other comprehensive loss to interest expense, net of income taxes	2.5	18.1	18.6

Total other comprehensive income, net of income taxes	2.5	18.1	15.0

Total comprehensive income/(loss)	$(635.7)	$61.5	$24.2

See accompanying Notes to Combined and Consolidated Financial Statements.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

COMBINED AND CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In millions)

	Contributed Capital	Accumulated Deficit	Net Parent Investment	Accumulated Other Comprehensive Income/(Loss)	Total Stockholders’ Equity
Balance as of January 1, 2011	$—	$—	$1,068.7	$(35.6)	$1,033.1
Net income	—	—	9.2	—	9.2
Net asset contributions for Linq and Octavius	—	—	450.9	—	450.9
Transactions with parent and affiliate, net	—	—	(109.8)	—	(109.8)
Cash received from Caesars for financing transactions	—	—	108.5	—	108.5
Cumulative effect of adoption of new accounting standards update for accruals for casino jackpot liabilities, net of tax	—	—	2.1	—	2.1
Other comprehensive income, net of taxes of $8.5	—	—	—	15.0	15.0

Balance as of December 31, 2011	—	—	1,529.6	(20.6)	1,509.0
Net income	—	—	43.4	—	43.4
Transactions with parent and affiliate, net	—	—	(202.3)	—	(202.3)
Cash received from Caesars for financing transactions	—	—	229.3	—	229.3
Other comprehensive income, net of taxes of $10.3	—	—	—	18.1	18.1

Balance as of December 31, 2012	—	—	1,600.0	(2.5)	1,597.5
Net (loss)/income	—	(688.0)	271.8	—	(638.2)
Transactions with parent and affiliates, net	—	—	(311.2)	—	(311.2)
Cash received from Caesars for financing transactions	295.4	—	207.0	—	502.4
Impact of the CERP, LLC Merger	1,545.6	—	(1,545.6)	—	—
Other comprehensive income, net of taxes of $1.5			—	2.5	2.5

Balance as of December 31, 2013	$1,841.0	$(688.0)	$—	$—	$1,153.0

See accompanying Notes to Combined and Consolidated Financial Statements.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Year Ended December 31,
	2013	2012	2011
Cash flows from operating activities
Net income/(loss)	$(638.2)	$43.4	$9.2
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	216.0	251.8	222.3
Amortization of deferred finance costs and debt discount	23.1	17.0	17.1
Amortization of accumulated other comprehensive income	4.0	28.4	27.1
Transfers to parent and affiliates, net	(263.8)	(198.9)	(105.6)
Gain on early extinguishment of debt	(15.3)	(135.0)	(47.5)
Non-cash write-downs, reserves, project opening costs, net of recoveries	7.2	1.2	1.2
Impairment of intangible and tangible assets	1,045.9	3.0	—
Other non-cash items	(2.3)	(0.1)	1.0
Deferred income taxes	(365.6)	(23.8)	(9.6)
Change in deferred charges and other	(21.4)	0.3	4.2
Change in deferred credits and other	2.1	(8.6)	(0.7)
Change in current assets and liabilities:
Receivables	13.8	9.1	(10.4)
Prepayments and other current assets	4.9	(1.9)	2.9
Inventories	(0.4)	(2.8)	1.2
Accounts payable	0.6	8.6	1.1
Interest payable	71.7	(0.7)	6.8
Accrued expenses	(15.2)	(22.8)	22.4
Due to affiliates, net	2.2	2.7	14.1
Other	(1.3)	—	—

Cash flows from operating activities	68.0	(29.1)	156.8

Cash flows from investing activities
Acquisitions of property and equipment, net of change in related payables	(240.9)	(246.7)	(126.7)
Change in restricted cash	222.7	267.1	(441.4)
CRDA investment obligation deposits, net	—	(4.4)	(4.4)
Other	—	2.5	—

Cash flows from investing activities	(18.2)	18.5	(572.5)

Cash flows from financing activities
Debt issuance costs and fees	(73.5)	—	—
Cash paid for early extinguishment of debt	(4,648.9)	(229.3)	(108.5)
Cash paid for loan maturity extension fees	(23.3)	—	—
Proceeds from the issuance of long-term debt	4,238.4	—	445.5
Net contributions from Caesars	502.4	229.3	108.5
Other	(3.2)	(1.1)	—

Cash flows from financing activities	(8.1)	(1.1)	445.5

Net increase/(decrease) in cash and cash equivalents	41.7	(11.7)	29.8
Cash and cash equivalents, beginning of period	139.8	151.5	121.7

Cash and cash equivalents, end of period	$181.5	$139.8	$151.5

See accompanying Notes to Combined and Consolidated Financial Statements.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Business and Basis of Presentation

Organization and Description of Business

Casino Resort Properties—Affiliates of Apollo Global Management, LLC and TPG Capital, LP (collectively, the “Sponsors”) acquired Caesars Entertainment Corporation (“Caesars”) in 2008, herein referred to as the “Acquisition.” In conjunction with the Acquisition and subsequent financing transactions, certain properties and their related assets were contributed to Caesars from Caesars Entertainment Operating Company, Inc. (“CEOC”), a wholly owned subsidiary of Caesars. These properties borrowed $6,500 million secured by their assets and certain guarantees from Caesars (“CMBS Financing”). Subsequent to these transactions, in 2008, CEOC contributed Paris Las Vegas and Harrah’s Laughlin and their related assets to Caesars, and these properties became security under the CMBS mortgage loan and/or related mezzanine loans (“CMBS Loans”).

As of December 31, 2013, the six direct and indirect wholly owned subsidiaries of Caesars that comprised the security for the amounts remaining outstanding under the CMBS Financing were: (1) Harrah’s Las Vegas, (2) Rio All-Suites Hotel and Casino, (3) Flamingo Las Vegas, (4) Harrah’s Atlantic City, (5) Paris Las Vegas, and (6) Harrah’s Laughlin (collectively, the “Casino Resort Properties”).

Octavius Linq Holding Company, LLC—On April 25, 2011, Octavius Linq Holding Company, LLC (“Octavius/Linq HoldCo”), an indirect wholly-owned subsidiary of CEOC, and its two direct wholly-owned subsidiaries, Caesars Octavius LLC (“Caesars Octavius”) and Caesars Linq, LLC (“Caesars Linq”), were formed to pursue the development of the Octavius Tower and the LINQ project, as described below. Caesars Octavius owns Octavius Tower at Caesars Palace Las Vegas, a 23 story premium hotel complex on the Flamingo Avenue side of Caesars Palace Las Vegas, featuring 662 hotel rooms, 60 suites, and six luxury villas. Caesars Octavius leases Octavius Tower to Desert Palace, Inc., commonly known as Caesars Palace, an indirect wholly-owned subsidiary of CEOC. Caesars Linq owns a tract of real property on which Caesars is developing a retail, dining, and entertainment corridor located between The Quad Resort & Casino and the Flamingo Las Vegas on the Las Vegas Strip (the “LINQ project”). Upon completion of the LINQ project, Caesars Linq will lease the gaming space in the LINQ project to 3535 LV Corporation, doing business as the Quad Resort & Casino, (the “Quad”), a wholly owned subsidiary of CEOC. The total lease payments under these two leases are $50.0 million annually. See Note 18, “Related-Party Transactions,” for additional information. Collectively, Octavius Tower and the LINQ project are referred to as the “Octavius/Linq Development.”

On April 25, 2011, Octavius/Linq HoldCo, Caesars Octavius and Caesars Linq (the “Octavius/Linq Borrowers”) entered into a credit agreement (the “Octavius/Linq Credit Agreement”) pursuant to which the Octavius/Linq Borrowers incurred financing to complete the Octavius/Linq Development. The Octavius/Linq Credit Agreement provided for a $450.0 million senior secured term facility (the “Octavius/Linq Term Facility”) with a six-year maturity, which was secured by all material assets of the Octavius/ Linq Borrowers. See Note 7, “Debt,” for additional information.

In connection with the Octavius/Linq Development, CEOC contributed the existing Octavius Tower at Caesars Palace Las Vegas and related assets to Caesars Octavius, the book value of which was $310.2 million. In August 2011, CEOC completed the contribution of the existing O’Sheas casino (adjacent to the Flamingo Las Vegas) and related real property and other assets comprising the components of the LINQ project to Caesars Linq, the book value of which was $367.7 million. Preceding the completion of the contribution, certain of this real property were assets of Flamingo Las Vegas and Harrah’s Las Vegas in the amounts of $215.3 million and $11.7 million, respectively.

In conjunction with the closing of the CERP Financing, as defined below, Octavius/Linq HoldCo formed an intermediate holding company, Octavius/Linq Intermediate Holding, LLC, for the purposes of owning its existing subsidiaries. In addition, Caesars contributed all of the membership interests of Octavius/Linq Intermediate Holding, LLC to Rio Properties, LLC, a Casino Resort Property (the “Octavius/Linq Transfer”).

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Following the Octavius/Linq Transfer, Rio Properties, LLC, owned Octavius/ Linq Intermediate Holding, LLC and its subsidiaries, which are subsidiary guarantors under the CERP Financing.

Employees Under Collective Bargaining Agreements

As December 31, 2013, we had approximately 18,000 employees throughout our properties, approximately 55% of whom were represented by unions. The collective bargaining agreements in Atlantic City, covering most of our unionized workforce there, expire in 2014. Caesars reached new agreements in January 2014 and February 2014 covering most of our employees in Las Vegas.

Basis of Presentation and Combination

Caesars Entertainment Resort Properties, LLC (the “Company”) was formed in August 2013, in anticipation of the CERP Financing (as defined and described in Note 7), as an indirect, 100%-owned subsidiary of Caesars. In May 2014, subsequent to the closing of the CERP Financing and obtaining the required regulatory approvals, the Casino Resort Properties, together with Octavius/Linq Intermediate Holding, LLC (collectively, the “Caesars Entertainment Resort Properties”), were contributed by Caesars to the Company (the “CERP, LLC Merger”). Because the Company and the Caesars Entertainment Resort Properties were commonly controlled by Caesars for all periods subsequent to the Company’s formation in August 2013, the CERP, LLC Merger was accounted for as a merger of entities under common control. Accordingly, the accompanying financial statements of the Company and each of its subsidiaries (which are comprised solely of the “Caesars Entertainment Resort Properties”) for all dates and periods subsequent to the Company’s formation are presented on a consolidated basis as if the CERP, LLC Merger had occurred at the date of the Company’s formation in August 2013. For all dates and periods prior to the Company’s formation in August 2013, the accompanying financial statements reflect the combined financial statements of the Caesars Entertainment Resort Properties, the Company’s predecessor. For ease of reference, the accompanying financial statements are referred to as Combined and Consolidated financial statements to reflect the change in basis of presentation that corresponds with and results from the Company’s formation in August 2013. The combined and consolidated financial statements include the financial position, results of operations and cash flows of each of the CERP entities as if those businesses were combined and consolidated into a single reporting entity for all periods presented. There are no material intercompany transactions between or among the entities that comprise these combined and consolidated financial statements.

The Company’s transactions with Caesars and CEOC have been identified in the combined and consolidated financial statements as transactions between related parties (See Note 18, “Related-Party Transactions”). The accompanying combined and consolidated financial statements are prepared in accordance with GAAP, which requires the use of estimates and assumptions that affect the reported amounts of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the reporting periods. Due to the inherent uncertainties in making these estimates, actual amounts could differ.

Principles of Combination and Consolidation

Our combined and consolidated financial statements include the accounts of the Company and its subsidiaries. We consolidate into our financial statements the accounts of all wholly owned subsidiaries and partially-owned subsidiaries that we have the ability to control. Control generally equates to ownership percentage, whereby investments that are more than 50% owned are consolidated, investments in affiliates of 50% or less but greater than 20% are generally accounted for using the equity method, and investments in affiliates of 20% or less are generally accounted for using the cost method.

We also consolidate into our financial statements the accounts of any variable interest entity for which we are determined to be the primary beneficiary. Up through and including December 31, 2013, we did not have any variable interest entities.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2 — Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with original maturities of three months or less from the date of purchase and are stated at the lower of cost or market value.

Restricted Cash

As of December 31, 2013, the Company had no restricted cash. As of December 31, 2012, the Company had $222.7 million in restricted cash, which is comprised of current and non-current portions based upon the intended use of each particular reserve. Our restricted cash as of December 31, 2012, consisted of cash reserved under the CMBS Loan agreements for (a) development projects and (b) certain expenditures incurred in the normal course of business, such as interest services, real estate taxes, and capital improvements. The current portion is primarily comprised of amounts related to interest payments on outstanding debt, and the non-current portion primarily represents funds reserved for ongoing development projects.

Receivables

We issue credit to approved casino customers following background checks and investigations of creditworthiness. Business or economic conditions or other significant events could affect the collectibility of these receivables.

Accounts receivable are typically non-interest bearing and are initially recorded at cost. Accounts are written off when management deems the account to be uncollectible. Recoveries of accounts previously written off are recorded when received. We reserve an estimated amount for gaming receivables that may not be collected to reduce receivables to their net carrying amount. Methodologies for estimating the allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered, as are customer relationships, in determining specific reserves.

Casino Reinvestment Development Authority (“CRDA”) Investment Obligations

The New Jersey Casino Control Act provides, among other things, for an assessment of licenses equal to 1.25% of gross gaming revenues in lieu of an investment alternative tax equal to 2.5% of gross gaming revenues. The Company may satisfy this investment obligation by investing in qualified eligible direct investments, by making qualified contributions, or by depositing funds with the CRDA. Funds deposited with the CRDA may be used to purchase bonds designated by the CRDA or, under certain circumstances, may be donated to the CRDA in exchange for credits against future CRDA investment obligations. We record an allowance for funds deposited to reduce the deposits to their expected eventual realizable value.

Long-Lived Assets

We have significant capital invested in our long-lived assets, and judgments are made in determining their estimated useful lives and salvage values and if or when an asset (or asset group) has been impaired. The accuracy of these estimates affects the amount of depreciation and amortization expense recognized in our financial results and whether we have a gain or loss on the disposal of an asset. We assign lives to our assets based on our standard policy, which is established by management as representative of the useful life of each category of asset.

We review the carrying value of our long-lived assets whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. We typically estimate the fair value of assets starting with a “Replacement Cost

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

New” approach and then deduct appropriate amounts for both functional and economic obsolescence to arrive at the fair value estimates. Other factors considered by management in performing this assessment may include current operating results, trends, prospects, and third-party appraisals, as well as the effect of demand, competition, and other economic, legal, and regulatory factors. In estimating expected future cash flows for determining whether an asset is impaired, assets are grouped at the lowest level of identifiable cash flows, which, for most of our assets, is the individual property. These analyses are sensitive to management assumptions and the estimates of the obsolescence factors. Changes in these assumptions and estimates could have a material impact on the analyses and the combined and consolidated financial statements.

Additions to property and equipment are stated at cost. We capitalize the costs of improvements that extend the life of the asset. We expense maintenance and repair costs as incurred. Gains or losses on the dispositions of property and equipment are recognized in the period of disposal. Interest expense is capitalized on internally constructed assets at the applicable weighted- average borrowing rates of interest. Capitalization of interest ceases when the project is substantially complete or construction activity is suspended for more than a brief period of time. Interest capitalized was $36.3 million and $16.4 million for the years ended December 31, 2013 and 2012, respectively.

Useful Lives

Land improvements	12 years
Buildings and improvements	5 to 40 years
Furniture, fixtures, and equipment	2 1⁄2 to 20 years

Goodwill and Other Non-Amortizing Intangible Assets

The purchase price of an acquisition is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determine the estimated fair values after review and consideration of relevant information including discounted cash flows, quoted market prices, and estimates made by management. To the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired and liabilities assumed, such excess is recorded as goodwill.

We have historically performed our annual goodwill impairment assessment as of September 30, and finalized the assessment in the following quarter in some years. In 2013, we performed this September 30 assessment and subsequently changed our testing date to October 1. We believe this change was preferable because it will allow us to take advantage of the additional time and resources available to perform the test. This change was not applied retrospectively as it is impracticable to do so because retrospective application would have required the application of significant estimates and assumptions without the use of hindsight. We did not change our methodology with the change in our testing date. We perform this assessment more frequently if impairment indicators exist. We determine the estimated fair value of each reporting unit based on a combination of earnings before interest, taxes, depreciation and amortization (“EBITDA”), valuation multiples, and estimated future cash flows discounted at rates commensurate with the capital structure and cost of capital of comparable market participants, giving appropriate consideration to the prevailing borrowing rates within the casino industry in general. EBITDA multiples and discounted cash flows are common measures used to value businesses in our industry.

We have historically performed an annual impairment assessment of other non-amortizing intangible assets as of September 30. We have also historically performed an assessment more frequently if impairment indicators exist. In 2013, we performed this September 30 assessment and subsequently changed our testing date to

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

October 1. We did not change our methodology with the change in our testing date. We perform this assessment more frequently if impairment indicators exist. We determine the estimated fair value of our non-amortizing intangible assets by primarily using the “Relief From Royalty Method” and “Excess Earnings Method” under the income approach.

The annual evaluation of goodwill and other non-amortizing intangible assets requires the use of estimates about future operating results, valuation multiples, and discount rates to determine their estimated fair value. Changes in these assumptions can materially affect these estimates. Thus, to the extent gaming volumes deteriorate further in the near future, discount rates increase significantly, or we do not meet our projected performance, we could have additional impairments to record in the future and such impairments could be material.

Debt Discounts or Premiums and Debt Issue Costs

Debt discounts or premiums and debt issue costs incurred in connection with the issuance of debt are capitalized and amortized to interest expense based on the related debt agreements primarily using the effective interest method. Unamortized discounts or premiums are written off and included in our gain or loss calculations to the extent we retire debt prior to its original maturity date. Unamortized debt issue costs are included in deferred charges and other in our Combined and Consolidated Balance Sheets.

Derivative Instruments

Derivative instruments are recognized in the financial statements at fair value. Any changes in fair value are recorded in the Combined and Consolidated Statements of Comprehensive Income/(Loss) because we do not designate any derivative instruments as accounting hedges. The estimated fair values of the derivative instruments are based on market prices obtained from dealer quotes. Such quotes represent the estimated amounts that we would receive or pay to terminate the contracts.

Our derivative instruments contain a credit risk that the counterparties may be unable to meet the terms of the agreements. We minimize that risk by evaluating the creditworthiness of the counterparties, which are limited to major banks and financial institutions. The fair values of our derivative instruments are adjusted for the credit rating of the counterparty if the derivative is an asset, or adjusted for the credit rating of the Company if the derivative is a liability.

Total Rewards Point Liability Program

Caesars’ customer loyalty program, Total Rewards, offers incentives to customers who gamble at Caesars casinos throughout the United States. Under the program, customers are able to accumulate, or bank, reward credits over time that they may redeem at their discretion under the terms of the program. The reward credit balance will be forfeited if the customer does not earn a reward credit over the prior six-month period. As a result of the ability of the customer to bank the reward credits, Caesars accrues the estimated cost of fulfilling the redemption of reward credits, after consideration of estimated forfeitures (referred to as “breakage”), as they are earned. The estimated value of reward credits is expensed by CERP as the reward credits are earned by customers. To arrive at the estimated cost associated with reward credits, estimates and assumptions are made regarding incremental marginal costs of the benefits, breakage rates, and the mix of goods and services for which reward credits will be redeemed. Caesars uses historical data to assist in the determination of estimated accruals.

Amounts associated with the Company’s participation in the program are included in due to affiliates, net in our combined and consolidated balance sheets and this liability is settled with Caesars on a monthly basis. The

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Company’s associated cost to provide reward credits is included in casino expense in the Combined and Consolidated Statements of Comprehensive Income/ (Loss). The accrued balance for the estimated cost of Total Rewards credit redemptions attributable to the Company was $9.6 million and $11.3 million as of December 31, 2013 and 2012, respectively.

Revenue Recognition

Casino revenues are measured by the aggregate net difference between gaming wins and losses, with liabilities recognized for funds deposited by customers before gaming play occurs and for chips in the customers’ possession. Food and beverage, rooms, and other operating revenues are recognized when services are performed. Advance deposits on rooms and advance ticket sales are recorded as customer deposits until services are provided to the customer. We do not recognize as revenue taxes collected on goods or services sold to its customers.

The retail value of accommodations, food and beverage, and other services furnished to guests without charge is included in gross revenues and then deducted as promotional allowances. See Note 10, “Casino Promotional Allowances.”

Advertising

The Company expenses the production costs of advertising the first time the advertising takes place. Advertising expense was $8.6 million, $18.6 million and $20.5 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Income Taxes

We are included in the consolidated federal tax return of Caesars, but file a separate New Jersey tax return for the Harrah’s Atlantic City entity. We record income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the expected future tax consequences of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryovers. We reduce the carrying amounts of deferred tax assets by a valuation allowance if, based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed periodically based on the more likely than not realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry forward periods, our experience with operating loss and tax credit carryforwards expiring unused and tax planning alternatives.

The effect on the income tax provision and deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

For the tax years ended December 31, 2013, 2012 and 2011, the properties within this Company were included in the consolidated federal tax return of Caesars, but filed a separate New Jersey tax return for the Harrah’s Atlantic City entity.

The Company classifies reserves for tax uncertainties within accrued expenses and deferred credits and other in the accompanying combined and consolidated balance sheets, separate from any related income tax payable or deferred income taxes. Reserve amounts relate to any uncertain tax position, as well as potential interest or penalties associated with those items.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3 — Recently Issued Accounting Pronouncements

In February 2013, the FASB issued new guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date. The new guidance is effective for us January 1, 2014. We do not expect this new guidance to have a material impact on our combined and consolidated financial position, results of operations, and cash flows.

Note 4 — Property and Equipment, Net

	As of December 31,
(In millions)	2013	2012
Land and land improvements	$2,463.7	$2,851.0
Buildings and improvements	2,169.5	2,969.4
Furniture, fixtures, and equipment	521.8	604.9
Construction in progress	454.8	268.0

	5,609.8	6,693.3
Less: accumulated depreciation	(677.4)	(800.1)

	$4,932.4	$5,893.2

Depreciation Expense

	Year Ended December 31,
(In millions)	2013	2012	2011
Depreciation expense	$156.1	$188.6	$157.8

Tangible asset impairments

We review the carrying value of our long-lived assets for impairment whenever events or circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. Over time, we have experienced deteriorating gaming volumes at properties primarily in Atlantic City and, as a result, the Company continues to evaluate its options regarding its participation in those markets. We also test properties or asset groups for impairment when those assets are more likely than not to be disposed of by sale or other means or when we identify evidence of deteriorating market values of assets in a region.

During the fourth quarter 2013, casino property sales occurred in the Atlantic City market. The pricing of the transactions indicated a substantial decline in market price had occurred for casinos in Atlantic City. As a result of this triggering event, the Company determined it was necessary to perform a recoverability test of the carrying amount of Harrah’s Atlantic City. We determined the carrying values of Harrah’s Atlantic City was not recoverable. Therefore, we performed a fair value assessment of the property.

Total tangible asset impairment charges of $1,014.9 million were recorded in the Atlantic City market in 2013 as a result of this assessment and a prior quarter impairment.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5 — Goodwill and Other Intangible Assets

Changes in Carrying Value of Goodwill

	Gross Goodwill		Accumulated Impairment		Net Carrying Value
(In millions)	2013	2012	2013	2012	2013	2012
Balance at January 1	$3,894.1	$3,894.1	$(2,203.5)	$(2,203.5)	$1,690.6	$1,690.6

Balance at December 31	$3,894.1	$3,894.1	$(2,203.5)	$(2,203.5)	$1,690.6	$1,690.6

There was no change to the carrying value of goodwill during the year ended December 31, 2013.

Changes in Carrying Value of Intangible Assets Other Than Goodwill

	Amortizing		Non-Amortizing		Total
(In millions)	2013	2012	2013	2012	2013	2012
Balance at January 1	$439.4	$498.4	$42.3	$45.3	$481.7	$543.7
Impairments	(25.5)	—	(5.5)	(3.0)	(31.0)	(3.0)
Amortization expense	(59.1)	(59.0)	—	—	(59.1)	(59.0)

Balance at December 31	$354.8	$439.4	$36.8	$42.3	$391.6	$481.7

Our annual assessment of intangible assets resulted in impairment charges of $31.0 million in 2013 related to trademarks and customer lists and $3.0 million in 2012 related to trademarks. These impairment charges were the result of a combination of an increase in our discount rate and reduced projected revenues within the Company’s long-term operating plan as a result of economic conditions and were determined using the relief-from-royalties valuation method.

Gross Carrying Value and Accumulated Amortization of Intangible Assets Other Than Goodwill

	December 31, 2013				December 31, 2012
(Dollars in millions)	Weighted Average Remaining Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value	Weighted Average Remaining Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Amortizing intangible assets
Customer relationships	6.8	$681.5	$(326.7)	$354.8	7.8	$731.9	$(292.5)	$439.4
Non-amortizing intangible assets
Trademarks				36.8				42.3

Total intangible assets other than goodwill				$391.6				$481.7

The aggregate amortization expense for those intangible assets that continue to be amortized is reflected in amortization of intangible assets in the combined and consolidated statements of comprehensive income/(loss) and was $59.1 million, $59.0 million and $59.6 million for the years ended December 31, 2013, 2012 and 2011, respectively. Estimated annual amortization expense for each of the five years from 2014 through 2018 is $54.3 million for 2014 through 2017 and $47.5 million for 2018.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6 — Detail of Accrued Expenses

	As of December 31,
(In millions)	2013	2012
Payroll and other compensation	$38.2	$45.4
Advance deposits	32.0	28.1
Accrued taxes	12.7	14.6
Chip and token liability	9.3	9.1
Insurance claims and reserves	8.3	5.7
Progressive liability	3.0	3.3
Other accruals	21.0	26.3

Total accrued expenses	$124.5	$132.5

Note 7 — Debt

	Final Maturity	Rate	Face Value	Book Value	Book Value
(Dollars in millions)		December 31, 2013			December 31, 2012
Secured Debt
CERP Senior Secured Loan	2020	7.00%	$2,500.0	$2,449.7	$—
CERP First Lien Notes	2020	8.00%	1,000.0	993.7	—
CERP Second Lien Notes	2021	11.00%	1,150.0	1,140.8	—
CMBS Financing		—	—	—	4,660.5
Octavius/LINQ Senior Secured Loan		—	—	—	446.5
Capitalized Lease Obligations	to 2017	various	5.4	5.4	8.6
Other Unsecured Borrowings
Other	2016	0.00% - 6.00%	21.3	21.3	—

Total debt			4,676.7	4,610.9	5,115.6
Current portion of long-term debt			(35.9)	(35.9)	(3.6)

Long-term debt			$4,640.8	$4,575.0	$5,112.0

Annual Maturities of Long-Term Debt

(In millions)	2014	2015	2016	2017	2018	Thereafter	Total
Annual maturities	$35.9	$33.9	$31.8	$25.0	$25.1	$4,525.0	$4,676.7

As of December 31, 2013 and 2012, book values are presented net of unamortized discounts of $65.8 million and $7.1 million, respectively. As of December 31, 2013 and 2012, the fair value of our debt was $4,733.7 million and $4,337.1 million, respectively. The fair value of debt has been calculated based on the borrowing rates available as of December 31, 2013, for debt with similar terms and maturities, and based on market quotes of our publicly traded debt. The fair value of our debt is classified within level 2 in the fair value hierarchy.

The current portion of long-term debt includes required principal payments of $25.0 million of CERP senior secured loan and interim principal payments on other unsecured borrowings and capitalized lease obligations.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

CMBS Financing

In connection with the Acquisition in 2008, eight of our properties (the “CMBS properties”) and their related assets were spun out of CEOC to Caesars. As of the Acquisition date, the CMBS properties were Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harveys Lake Tahoe, and Bill’s Lake Tahoe. The CMBS properties borrowed $6,500.0 million of CMBS financing (the “CMBS Financing”). The CMBS Financing was secured by the assets of the CMBS properties and certain aspects of the financing were guaranteed by Caesars. On May 22, 2008, Paris Las Vegas and Harrah’s Laughlin and their related operating assets were spun out of CEOC to Caesars and became property secured under the CMBS mortgage loan and/or related mezzanine loans (“CMBS Loans”), and Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe, and Showboat Atlantic City were transferred to CEOC from Caesars as contemplated under the debt agreements effective pursuant to the Acquisition. The CMBS Financing was refinanced in October 2013 as described below.

In February 2013, we paid an extension fee of $23.3 million and exercised the option to extend the maturity of the CMBS Financing to 2014. As part of the extension, we entered into a new interest rate cap agreement. See Note 8, “Derivative Instruments.”

During 2013, we purchased $274.8 million of face value of CMBS debt for $219.7 million, recognizing a pre-tax gain on early extinguishment of debt of $52.4 million, net of discounts and deferred finance charges. During 2012, we purchased $367.3 million of aggregate face value of CMBS Financing for $229.3 million, recognizing a pre-tax gain on early extinguishment of debt of $135.0 million, net of deferred finance charges.

Octavius/Linq Financing

On April 25, 2011, Octavius/Linq HoldCo, Caesars Octavius and Caesars Linq (the “Octavius/Linq Borrowers”) entered into a credit agreement (the “Octavius/Linq Credit Agreement”) pursuant to which the Octavius/Linq Borrowers incurred financing to complete the Octavius/Linq Development. The Octavius/Linq Credit Agreement provided for a $450.0 million senior secured term facility (the “Octavius/Linq Term Facility”) with a six-year maturity, which was secured by all material assets of the Octavius/ Linq Borrowers. The proceeds of the Term Facility were funded during the second quarter of 2011 and were classified as restricted cash until drawn to pay for costs incurred in the Development.

In conjunction with the closing of the CERP Financing, as defined below, Octavius/Linq HoldCo formed an intermediate holding company, Octavius/Linq Intermediate Holding, LLC, for the purposes of owning its existing subsidiaries. In addition, Caesars contributed all of the membership interests of Octavius/Linq Intermediate Holding, LLC to Rio Properties, LLC, a Casino Resort Property (the “Octavius/Linq Transfer”). Following the Octavius/Linq Transfer, Rio Properties, LLC, owned Octavius/ Linq Intermediate Holding, LLC and its subsidiaries, which are subsidiary guarantors under the CERP Financing.

CERP Financing

On October 11, 2013, the Company and two newly formed wholly owned subsidiaries of Caesars, Caesars Entertainment Resort Properties, LLC and Caesars Entertainment Resort Properties Finance, Inc., (collectively, with CERP, the “Borrowers”) (i) completed the offering of $1,000 million aggregate principal amount of their 8% first-priority senior secured notes due 2020 and $1,150 million aggregate principal amount of their 11% second-priority senior secured notes due 2021 (together with the 8% first- priority senior secured notes due 2020, the “CERP Notes”) and (ii) entered into a first lien credit agreement governing their new $2,769.5 million senior secured credit facilities, consisting of senior secured term loans in an aggregate principal amount of $2,500.0

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

million (the “CERP Term Loans”) and a senior secured revolving credit facility in an aggregate principal amount of up to $269.5 million (collectively, the “Senior Secured Credit Facilities”). We have pledged a significant portion of our assets as collateral under the Senior Secured Credit Facilities and the CERP notes. We refer to this new borrowing structure as CERP and the refinancing transaction as “CERP Financing”.

Borrowings under the CERP Term Loans bear interest at a rate equal to either the alternate base rate or the greater of (i) the then-current LIBOR rate or (ii) 1.0%; in each case plus an applicable margin. As of December 31, 2013, borrowings under the CERP Term Loans bore interest at the minimum base rate of 1.0%, plus 600 basis points. The CERP Term Loans require scheduled quarterly payments of $6.3 million, with the balance due at maturity. Borrowings under the senior secured revolving credit facility would bear interest at a rate equal to either the alternate base rate or the greater of (i) the then-current LIBOR rate or (ii) 1.0%; in each case plus an applicable margin.

On a quarterly basis, we are required to pay each lender (i) a commitment fee in respect of any unborrowed amounts under the senior secured revolving credit facility and (ii) a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the senior secured revolving credit facility. As of December 31, 2013, the senior secured revolving credit facility bore a commitment fee for unborrowed amounts of 50 basis points. There were no amounts outstanding under the revolving credit facility at December 31, 2013.

The net proceeds from the offering of the CERP Notes and the borrowings under the CERP Term Loans, together with cash, was used to retire 100% of the principal amount of loans under the mortgage and mezzanine loan agreements entered into by certain subsidiaries of the CMBS properties, repay in full all amounts outstanding under the senior secured credit facility entered into by Caesars and Caesars Linq, LLC and Caesars Octavius, LLC, each an indirect subsidiary of Caesars, and to pay related fees and expenses. This resulted in a loss on extinguishment of debt of $37.1 million.

In connection with the CERP Financing, the Company is subject to a registration rights agreement that requires the Company to use its commercially reasonable efforts to prepare, to cause to be filed with the Securities and Exchange Commission, and to become effective on or prior to the later of (i) October 10, 2014 or (ii) 180 days after the CERP, LLC Merger, a registration statement with respect to the CERP Notes, which were originally issued pursuant to Rule 144A of the Securities Act of 1933. Accordingly, the Company anticipates filing a registration statement on Form S-4 (the “Registration Statement”) in October 2014. Upon effectiveness of the Registration Statement, the CERP Notes will be replaced with new notes (the “Exchange Notes”), whose terms will be substantially identical to that of the CERP Notes, except that the Exchange Notes will be co-issued, as well as fully and unconditionally guaranteed, jointly and severally, by the Company and each of its subsidiaries on a senior secured basis.

CERP Restrictive Covenants

The CERP Notes includes negative covenants, subject to certain exceptions, restricting or limiting the ability of CERP and operating companies under the CERP Financing to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create liens on certain assets to secure debt; (vi) consolidate, merge, sell, or otherwise dispose of all or substantially all of their assets; (vii) enter into certain transactions with their affiliates; and (viii) designate their subsidiaries as unrestricted subsidiaries.

The CERP Term Loans contain certain customary affirmative covenants. In addition to such affirmative covenants, the agreement also contains negative covenants, subject to certain exceptions, that restrict or limit the

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

ability of CERP to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into certain sale and leaseback transactions; (iv) make certain investments; (v) consolidate, merge, sell, or otherwise dispose of all or substantially all of their assets; (vi) pay dividends on or make distributions in respect of their capital stock or make other restricted payments; and (vii) enter into certain transactions with affiliates. This agreement requires CERP to maintain a senior secured leverage ratio of no more than 8.00 to 1.00, which is the ratio of first lien senior secured net debt to earnings before interest, taxes, depreciation and amortization, adjusted as defined (“CERP Adjusted EBITDA”), for a test period. CERP was not required to calculate its senior secured leverage ratio until the first quarter of 2014.

Note 8 — Derivative Instruments

We use interest rate caps to mitigate interest rate risk associated with our variable rate debt instruments. In February 2013, in conjunction with exercising the option to extend the maturity of the CMBS Financing to 2014, we entered into a new interest rate cap agreement. The interest rate cap agreement, which is effective from February 13, 2013 and terminates February 13, 2015, is for a notional amount of $4,664.1 million at a LIBOR cap rate of 4.5%. We did not designate the interest rate cap effective February 13, 2013 as a cash flow hedge and, as a result, any changes in fair value of the interest rate cap are currently recognized in interest expense during the period in which the changes in value occur.

Effect of Derivative Instruments on Net Income (Loss) and Comprehensive Income (Loss)

(In millions)	Location of Loss Recognized in Net Income/(Loss)	Year Ended December 31,
Derivatives designated as accounting hedges		2013	2012	2011
Loss recognized in AOCL (effective portion)	Other comprehensive loss	$—	$—	$3.6
Loss reclassified from AOCL into net income/(loss) (effective portion)	Interest expense	4.0	28.4	27.1
Loss recognized in net income/(loss) (ineffective portion)	Interest expense	—	—	2.9

Effect of Non-designated Derivative Instruments on Net Income/(Loss)

(In millions)	Location of (Gain) or Loss Recognized in Net Loss	Year Ended December 31,
Derivatives not designated as accounting hedges		2013	2012	2011
Total expense for derivatives	Interest expense	$2.9	*	$(1.4)

*	Amount rounds to zero.

The estimated fair values of our derivative instruments are classified as level 2 in the fair value hierarchy as they are derived from market prices obtained from dealer quotes for similar, but not identical, assets or liabilities. Such quotes represent the estimated amounts the Company would receive or pay to terminate the contracts. Derivative instruments are included in deferred charges and other in the accompanying combined and consolidated balance sheets. Our derivatives are recorded at their fair values, adjusted for the credit rating of the counterparty if the derivative is an asset, or adjusted for the credit rating of the Company if the derivative is a liability. Our interest rate cap agreement had a fair value and carrying value that rounds to zero as an asset as of December 31, 2013, and no fair value or carrying value as of December 31, 2012.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9 — Accumulated Other Comprehensive Loss

As of December 31, 2013 and 2012, accumulated other comprehensive loss was zero and $2.5 million, respectively, and was previously comprised of net unrealized losses on derivative instruments, net of tax.

Note 10 — Casino Promotional Allowances

The retail value of accommodations, food and beverage, and other services furnished to guests without charge is included in gross revenues and then deducted as casino promotional allowances. The estimated cost of providing such casino promotional allowances is included in casino expenses.

Estimated Retail Value of Casino Promotional Allowances

	Year Ended December 31,
(In millions)	2013	2012	2011
Food and Beverage	$170.9	$170.5	$166.5
Rooms	151.6	161.8	171.4
Other	16.9	19.2	25.1

	$339.4	$351.5	$363.0

Estimated Cost of Providing Casino Promotional Allowances

	Year Ended December 31,
(In millions)	2013	2012	2011
Food and Beverage	$106.3	$108.3	$104.6
Rooms	62.7	66.6	69.1
Other	10.4	12.1	16.5

	$179.4	$187.0	$190.2

Note 11 — Write-downs, Reserves, and Project Opening Costs, Net of Recoveries

	Year Ended December 31,
(In millions)	2013	2012	2011
Remediation costs	$12.9	$9.0	$5.9
Divestitures and abandonments	0.8	5.9	0.6
Project opening costs	5.7	5.6	0.2
Other	(4.0)	1.0	0.5

	$15.4	$21.5	$7.2

Write-downs, reserves, and project opening costs, net of recoveries include project opening costs and various pre-tax charges to record contingent liability reserves, costs associated with efficiency projects, project write-offs, demolition costs, and other non-routine transactions, net of recoveries of previously recorded non-routine reserves.

Remediation costs primarily includes costs related to projects at certain of our Las Vegas properties.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Divestitures and abandonments includes losses on divested or abandoned assets, demolition costs and costs associated with various projects that are determined to no longer be viable, and was primarily comprised of demolition costs related to the LINQ project in 2012.

Project opening costs primarily includes costs related to the LINQ project.

Note 12 — Leases

We lease equipment used in our operations and classify those leases as either operating or capital leases, for accounting purposes. Rent expense is associated with operating leases for continuing operations and is charged to expense in the year incurred. Rent expense is included in property, general, administrative, and other expense, and totaled $14.3 million, $23.6 million and $23.1 million for the years ended December 31, 2013, 2012 and 2011, respectively. Our future minimum rental commitments under noncancelable operating leases total $0.1 million for the year ended December 31, 2014.

Note 13 — Income Taxes

Components of Income/(Loss) Before Income Taxes

	Year Ended December 31,
(In millions)	2013	2012	2011
Income/(Loss) Before Income Taxes
Income/(loss) before income taxes	$(1,021.7)	$65.3	$13.5

Income Tax (Benefit)/Provision

	Year Ended December 31,
(In millions)	2013	2012	2011
Current:
Federal	$61.3	$44.4	$5.4
State	(1.0)	1.1	(0.1)

	60.3	45.5	5.3
Deferred	(443.8)	(23.6)	(1.0)

Income tax (benefit)/provision	$(383.5)	$21.9	$4.3

Allocation of Income Tax (Benefit)/Provision

	Year Ended December 31,
(In millions)	2013	2012	2011
Income tax (benefit)/provision applicable to:
Income/(loss) before taxes	$(383.5)	$21.9	$4.3
Accumulated other comprehensive income/(loss)	1.5	10.3	8.5
Retained earnings	—	—	1.1

The tax provisions of $1.5 million, $10.3 million and $8.5 million allocated to accumulated other comprehensive income/(loss) in 2013, 2012 and 2011, respectively, were related to the reclassification of losses on derivative instruments from accumulated other comprehensive loss to interest expense.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Effective Income Tax Rate Reconciliation

	Year Ended December 31,
	2013	2012	2011
Statutory tax rate	35.0%	35.0%	35.0%
Increases/(decreases) in tax resulting from:
State taxes, net of federal tax benefit	2.7	0.1	(7.2)
Nondeductible expenses	—	0.2	0.6
Federal tax credits	0.1	(1.4)	(6.9)
Reserve for uncertain tax positions	(0.1)	0.6	8.2
Other	(0.2)	(1.0)	2.2

Effective tax rate	37.5%	33.5%	31.9%

Temporary Differences Resulting in Deferred Tax Assets and Liabilities

	As of December 31,
(In millions)	2013	2012
Deferred tax assets:
Compensation programs	$5.0	$4.6
Allowance for doubtful accounts	7.3	12.2
Contingencies	8.0	7.5
CRDA investment obligation	5.7	14.8
Depreciation and other property related items	31.8	—
Other	0.5	2.5
Net operating loss carryovers	0.1	—

	58.4	41.6
Valuation Allowance	(32.8)	—

	25.6	41.6

Deferred tax liabilities:
Depreciation and other property related items	(884.1)	(1,189.0)
Intangibles	(137.3)	(170.6)
Prepaid expenses	(7.1)	(8.4)
Other	—	(0.3)
Debt costs	(260.8)	(301.2)

	(1,289.3)	(1,669.5)

Net deferred tax liability	$(1,263.7)	$(1,627.9)

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Deferred Tax Assets and Liabilities Presented in our Combined and Consolidated Balance Sheets

	As of December 31,
(In millions)	2013	2012
Assets:
Deferred income taxes (current)	$—	$10.1

Liabilities:
Deferred income taxes (current)	(53.5)	—
Deferred income taxes (non-current)	(1,210.2)	(1,638.0)

Net deferred tax liability	$(1,263.7)	$(1,627.9)

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing federal and state deferred tax assets. On the basis of this evaluation, as of December 31, 2013, a valuation allowance of $32.8 million has been recorded against the portion of the state deferred tax assets that are not more likely than not to be realized. The amount of the federal and state deferred tax assets considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased.

The Company had a net operating loss carryforward in the state of New Jersey of $1.6 million in 2013. This net operating loss will expire in 2033.

Reconciliation of Unrecognized Tax Benefits

	Years Ended December 31,
(In millions)	2013	2012
Balance at beginning of year	$12.9	$21.5
Additions based on tax positions related to the current year	0.5	0.5
Additions for tax positions of prior years	—	—
Reductions for tax positions for prior years	—	(9.1)

Balance as end of year	$13.4	$12.9

The Company classifies reserves for tax uncertainties within accrued expenses and deferred credits and other in the accompanying combined and consolidated balance sheets, separate from any related income tax payable or deferred income taxes. In accordance with ASC 740, reserve amounts relate to any potential income tax liabilities resulting from uncertain tax positions as well as potential interest or penalties associated with those liabilities.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense. The Company accrued approximately $1.3 million and $0.7 million during 2013 and 2012, respectively. In total, we have accrued balances of approximately $10.6 million and $9.3 million for the payment of interest and penalties as of December 31, 2013 and 2012, respectively. Included in the balance of unrecognized tax benefits as of December 31, 2013 and 2012 are approximately $6.8 million and $6.8 million, respectively, of unrecognized tax benefits that, if recognized, would impact the effective tax rate.

The Company believes that it is reasonably possible that the unrecognized tax benefits will decrease by approximately $10.5 million within the next twelve months due to state statute of limitations expirations in 2014.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Audit outcomes and the timing of audit settlements are subject to significant uncertainty. Although the Company believes that an adequate provision has been made for such issues, there is the possibility that the ultimate resolution of such issues could have an adverse effect on our earnings. Conversely, if these issues are resolved favorably in the future, the related provision would be reduced, thus having a favorable impact on earnings.

The tax years that remain open for examination for the Company’s major jurisdictions are 2002 through 2013 for New Jersey due to our execution of New Jersey statute of limitations extensions. The tax years prior to 2010 are no longer subject to examination for U.S tax purposes.

Note 14 — Fair Value Measurements

Items Measured at Fair Value on a Non-recurring Basis

(In millions)	Balance	Level 1	Level 2	Level 3	Total Impairment
Intangible and tangible assets	$174.8	$—	$—	$174.8	$1,015.9

Market and income approaches were used to value the intangible and tangible assets. Inputs included an expected range of market values, probabilities estimated by management that each value could be achieved, expected cash flows, recent comparable transactions, discounted cash flows, discount rate, royalty rate, growth rate, and tax rate. See Note 2, “Summary of Significant Accounting Policies.”

Note 15 — Litigation, Contractual Commitments, Contingent Liabilities, and Uncertainties

Litigation

The Company is party to ordinary and routine claims and legal actions incidental to our business. We do not expect the outcome of any pending litigation to have a material effect on our combined and consolidated financial position, results of operations, or cash flows.

Over the course of several years, a former customer of the Rio All-Suites Hotel and Casino gambled with approximately $10 million in cashier’s checks. The customer later pleaded guilty to fraud in connection with a mortgage brokerage business. The mortgage brokerage business was placed in bankruptcy in California, where a bankruptcy trustee sought to recover the $10 million from Rio Properties, LLC (the “Rio”). The claims were based on a fraudulent conveyance theory under the bankruptcy code. On March 29, 2010, the U.S. District Court Central District of California granted our motion to move the case from the bankruptcy court to the district court. On June 10, 2010, the district court granted our motion to transfer the case to the federal district court in Las Vegas. A trial was held in January and February 2014. The jury found for the Rio on 59 of the 66 alleged transfers and for the trustee on the remaining seven transfers. The total amount awarded to the trustee was $1.48 million, which was accrued as of March 31, 2014. Both parties filed post-trial motions relating to whether the judgment should be reduced by a prior settlement with a separate defendant and whether the trustee was entitled to recover pre-judgment interest under California law. On May 8, 2014, the district court issued a ruling finding that the judgment should not be reduced by the prior settlement, that the trustee was entitled to recover prejudgment interest under California law at seven percent per annum, and that pre-judgment interest would accrue from the date the complaint was filed in 2008. Finally, the Court rejected the trustee’s claim that he was entitled to recover all of his costs in bringing the action, holding that because the Rio prevailed as to the majority of the issues, the trustee could only recover 15 percent of his costs. Following these rulings, the parties entered into an agreement settling the litigation for a total payment of $2.1 million. The matter is now concluded.

In connection with a Birthday Cash promotional offer by Harrah’s Atlantic City, on March 19, 2010, the Superior Court of New Jersey entered a summary judgment in favor of a modified class of approximately 79,000

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

plaintiffs. The summary judgment found that Harrah’s Atlantic City violated the New Jersey Truth in Consumer Contract, Warranty and Notice Act. The penalty is $100 per incident, amounting to a potential exposure of up to $7.9 million. In March 2012, the judge held that the damages class, if any, should be based upon the number of individuals who redeemed certificates, not the number of certificates redeemed (as some plaintiffs had multiple certificates). As a result, the potential exposure under the judge’s ruling was decreased to $5.2 million. After the case was stayed to wait for a pending case in the New Jersey Supreme Court, the court reopened the case in July 2013. The decision in the New Jersey Supreme Court case clarified two aspects of the New Jersey Truth in Consumer Contract, Warranty and Notice Act, which support our contention that the existing judgment against us should be vacated and the case dismissed in our favor. In November 2013, the court denied both parties’ motions for reconsideration. In December 2013, we filed a motion to stay the judgment pending appeal and in January the court granted the stay and we filed an appeal. In February 2014, per the court’s stay order, we posted into an escrow account the amount of the judgment plus fees. The matter is now on appeal. Our initial brief was filed in September 2014.

Contractual Commitments

As of December 31, 2013 and 2012, we had total aggregate noncancelable purchase obligations of $40.6 million and $336.4 million, respectively, consisting of construction-related commitments, commitments under entertainment contracts, purchase order obligations, and other contractual obligations.

Note 16 — Multi-employer Pension Plans

Certain employees of the Company are covered by union sponsored, collectively bargained, health and welfare plans.

The Company contributes to a number of multi-employer defined benefit pension plans under the terms of collective-bargaining agreements that cover its union-represented employees. The risks of participating in these multi-employer plans are different from a single-employer plan in the following aspects:

a.	Assets contributed to the multi-employer plan by one employer may be used to provide benefits to employees of other participating employers.

b.	If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

c.	If the Company chooses to stop participating in some of its multi-employer plans, we may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Multi-employer Pension Plan Participation

Pension Fund	EIN/Pension Plan Number	Pension Protection Act Zone Status(1)		FIP/RP Status(2)	Contributions of CEOC on behalf of CERP (Dollars in millions)			Surcharge Imposed	Expiration Date of Collective- Bargaining Agreement

		2013	2012		2013	2012	2011
Southern Nevada Culinary and Bartenders Pension Plan	88-6016617/001	Green	Green	No	$9.6	$9.8	$8.4	No	May 31, 2018
Pension Plan of the UNITE HERE National Retirement Fund	13-6130178/001	Red	Red	Yes	4.3	4.3	4.2	No	September 14, 2014
Local 68 Engineers Union Pension Plan(3)	51-0176618/001	Yellow	Green	Yes	0.5	0.4	0.5	No	April 30, 2014
NJ Carpenters Pension Fund	22-6174423/001	Yellow	Yellow	Yes	0.1	0.1	0.1	No	April 30, 2014
Other Funds					5.9	5.9	6.0

Total Contributions					$20.4	$20.5	$19.2

(1)	Represents the Pension Protection Act (“PPA”) zone status for applicable plan year beginning January 1, 2013, except where noted otherwise.
(2)	Indicates plans for which a financial improvement plan (“FIP”) or a rehabilitation plan (“RP”) is either pending or has been implemented.
(3)	Plan years begin July 1.

The zone status is based on information that the Company received from the plan administrator and is certified by the plan’s actuary. Among other factors, plans in the red zone are generally less than 65% funded, plans in the yellow zone are less than 80% funded, and plans in the green zone are at least 80% funded. All plans detailed in the table above utilized extended amortization provisions to calculate zone status.

Note 17 — Supplemental Cash Flow Information

Reconciliation of Cash Paid for Interest

	Year Ended December 31,
(In millions)	2013	2012	2011
Interest expense	$245.9	$231.8	$218.6
Adjustments to reconcile to cash paid for interest:
Net change in accruals	(73.1)	0.7	(6.8)
Amortization of deferred finance charges	(13.1)	(14.9)	(15.2)
Net amortization of discounts and premiums	(10.0)	(2.1)	(2.0)
Amortization of other comprehensive income	(4.0)	(28.4)	(27.1)
Capitalized Interest	36.3	16.4	22.4
Change in fair value of derivative instruments	(2.9)	—	(1.4)

Cash paid for interest	$179.1	$203.5	$188.5

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18 — Related-Party Transactions

Shared Services Agreement

CERP is party to an Amended and Restated Shared Services Agreement (the “Shared Services Agreement”) with CEOC where CEOC has agreed to provide the Caesars Entertainment Resort Properties and their respective managers with certain corporate services, such as payroll, human resources, information technology, marketing, accounting and legal services. The Company believes that participating in these combined programs is beneficial in comparison to the cost and terms for similar programs that it could negotiate on a stand-alone basis. The total cost of corporate services is allocated at the department level among us and all of Caesars’ other operating subsidiaries primarily based on each department’s key drivers or operating metrics. Such costs are then allocated among the Caesars Entertainment Resort Properties based on their respective net revenues.

Under the Shared Services Agreement, the cost of the services described above are allocated among us and all of Caesars’ operating subsidiaries on a department-level basis that Caesars has historically used to allocate such costs, which has been based on the departments’ key drivers or operating metrics, and on a 70%/30% basis for those costs that have not previously been allocated to the various properties. Such costs are then allocated among the Casino Resort Properties based on their respective net revenues. The Shared Services Agreement also memorializes certain short-term cash management arrangements and other operating efficiencies that reflect the way in which Caesars has historically operated its business. The Shared Services Agreement terminates on January 31, 2023.

The Company reimburses CEOC monthly for the various costs incurred by CEOC on behalf of the Caesars Entertainment Resort Properties. No interest is charged on the amount shown as due to affiliates, net in the combined and consolidated balance sheets. Additionally, prior to the CERP Financing, the Company transferred excess cash generated by the Caesars Entertainment Resort Properties to Caesars. Cash transfers to Caesars have been reported in transactions with parent and affiliates, net in our combined and consolidated statements of stockholders’ equity.

The net payable to CEOC balance reflected in due to affiliates, net in the accompanying combined and consolidated balance sheets was $37.5 million and $33.6 million as of December 31, 2013 and 2012, respectively.

Total Service Fees

	Year Ended December 31,
(In millions)	2013	2012	2011
Property, general administrative and other	$182.4	$187.6	$172.9
Corporate expense	40.1	46.2	38.3

	$222.5	$233.8	$211.2

The Shared Services Agreement also provides that 30% of the fees charged by the Sponsors are allocated to the Casino Resort Properties. The Sponsors’ fees are for financial and strategic advisory services and consulting services, as well as management services and advice as well as reimbursement to the Sponsors for expenses they incur related to these services. The total Sponsors’ fees incurred, excluding reimbursed expenses, are reflected in corporate expense in the combined and consolidated statements of comprehensive income/(loss), and were $6.8 million, $9.0 million and $9.0 million for the years ended December 31, 2013, 2012 and 2011, respectively. Due to attaining certain cost savings measures during the fourth quarter of 2013, the Sponsors granted a waiver of the

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

monitoring fee due for the fourth quarter of 2013 and first quarter of 2014. As of December 31, 2013, there was no net payable to CEOC related to the sponsors’ fees, and as of December 31, 2012, there was a net payable of $0.8 million. This balance is reported in due to affiliates, net in the combined and consolidated balance sheets.

Upon the implementation of CES, the services previously provided pursuant to the Shared Services Agreement are expected to be provided by CES pursuant to the Omnibus Agreement.

Management Agreements

On August 31, 2010, each of the Casino Resort Properties or one of the subsidiaries that operates each respective Casino Resort Property entered into an agreement with a management company subsidiary of Caesars under which each management company manages its corresponding Casino Resort Property. For the first 24 months of the agreement the properties were subject to a fee that was the greater of $3.1 million per month or a management fee equal to 2% of the Casino Resort Property’s revenues plus 5% of the Casino Resort Property’s Earnings Before Interest, Tax, Depreciation, Amortization, and Management Fees (“EBITDAM”) for providing its services, in addition to reimbursement of expenses. After 24 months only the calculated fee was applicable and if the cumulative EBITDAM related to the Casino Resort Properties was less than $500 million on a trailing 12-month basis at the end of each month, no management fee was payable for that month.

Based upon this calculation, no fees were charged for the year ended December 31, 2013 nor the four-month period ended December 31, 2012. For the years ended December 31, 2012 and 2011, total management fees incurred under this agreement was $25.0 million and $37.5 million, respectively, and are included in corporate expense. The management agreements were amended as part of the CERP Financing, eliminating the standalone management fees.

Employee Benefit Plans

Caesars maintains a defined contribution savings and retirement plan in which employees of the Casino Resort Properties may participate. The plan, among other things, provides for pre-tax and after-tax contributions by employees. Under the plan, participating employees may elect to contribute up to 50% of their eligible earnings. The Company’s reimbursement for Caesars’ contribution expense was $2.3 million and $1.9 million for the years ended December 31, 2013 and 2012, respectively. There were no such reimbursements for the year ended December 31, 2011.

Caesars also maintains deferred compensation plans, stock option plans, and an executive supplemental savings plan under which certain employees of the Casino Resort Properties’ management may defer a portion of their compensation. The expenses charged by Caesars to the Company for the employees’ participation in these programs are included in the administrative and other services charge discussed above.

Equity Incentive Awards

Caesars maintains equity incentive awards plans in which employees of the Company may participate. Caesars is reimbursed for the cost for these awards to each subsidiary where employees participate. We recognized expense related to stock-based awards of $0.9 million, $1.1 million and $0.9 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Intellectual Property License Agreements

Each of the Casino Resort Properties and certain of their subsidiaries have entered into license agreements with Caesars License Company, LLC, a wholly owned subsidiary of CEOC, (“Caesars License”) pursuant to which we receive non-exclusive royalty free licenses to use certain intellectual property, including trademarks and copyrights owned by Caesars License in connection with the operation of the Casino Resort Properties. These license agreements terminate in 2023, subject to annual renewal thereafter.

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NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In addition, subsidiaries of certain of the Casino Resort Properties have entered into license agreements with Caesars License pursuant to which Caesars License receives non-exclusive royalty free licenses to use certain property-specific intellectual property owned by the Casino Resort Properties, including the right to use the “Rio,” “Flamingo,” and “Paris” trademarks. These license agreements continue until neither the applicable operating nor the management company manages the applicable property.

Lease Agreements

On April 25, 2011, Caesars Octavius entered into a lease agreement with Caesars Palace under which it leases substantially all of the land and buildings comprising the Octavius Tower to Caesars Palace through April 25, 2026. Caesars Palace was required to make payments to the Company based on the level of completion of the Octavius Tower during its renovation. Pursuant to the terms of the agreement, Caesars Palace is required to pay the Company rent equal to approximately $35.0 million per year through the remaining term of the agreement.

On April 25, 2011, Caesars Linq entered into a lease agreement with 3535 LV Corporation, doing business as The Quad, under which it will lease a land parcel to The Quad through April 25, 2026. The Quad will use the land for newly constructed gaming and other space. Rent commenced in December 2013. Pursuant to the terms of the agreement, The Quad is required to pay the Company rent equal to approximately $15.0 million per year from the date of substantial completion of the space through the remaining term of the agreement.

Lease Revenue

	Year Ended December 31,
(In millions)	2013	2012	2011
Lease revenue recognized	$40.8	$25.0	$1.4

World Series of Poker Tournament Agreement

Rio Properties, LLC (“Rio”) has entered into an agreement with Caesars pursuant to which Caesars authorizes Rio to host, and Rio agrees to host, the World Series of Poker’s annual main event at the Rio All-Suites Hotel and Casino, a Casino Resort Property, until 2016 (or such earlier time that Caesars notifies Rio in writing that Rio is no longer authorized to host such event). Pursuant to the agreement, Rio is authorized to use certain trademarks related to the tournament and indemnifies Caesars for liability arising from the use of such trademarks. For each of the years ended December 31, 2013 and 2012, fees incurred under this agreement, which are recorded in casino expense in the combined and consolidated statements of comprehensive income/ (loss), were $2.0 million. No fees were incurred under this agreement for the year ended December 31, 2011.

World Series of Poker Circuit Event Agreement

Caesars Interactive Entertainment, Inc. (“Caesars Interactive”) entered into a Circuit Event Agreement with Caesars pursuant to which Caesars’ affiliates and non-affiliates may operate a certain number of World Series of Poker circuit events each year. The agreement, which is exclusive for World Series of Poker circuit events to be held at Caesars’ properties, is in effect until September 1, 2016, unless earlier terminated or extended upon the mutual agreement of the parties, and provides for the circuit event locations to be licensed by Caesars Interactive. Caesars Interactive and Harrah’s Atlantic City have entered into a Circuit Event Agreement pursuant to which Caesars Interactive granted Harrah’s Atlantic City the right to host a certain number of World Series of Poker circuit events for $75,000 per event. The agreement is in effect until September 1, 2016, unless earlier terminated

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

pursuant to the agreement’s terms. For each of the years ended December 31, 2013, 2012 and 2011, fees incurred under these agreements were $0.1 million, which are recorded in casino expense in the combined and consolidated statements of comprehensive income/(loss).

Note 19 — Subsequent Events

Management has evaluated subsequent events for potential disclosure through October 15, 2014, which is the date on which the financial statements were available to be issued.

Bondholder Disputes

On March 21, 2014, CEC, CEOC, CERP, Caesars Acquisition Company (“CAC”) and Caesars Growth Partners LLC (“CGP LLC”) received a letter (the “March 21 Letter”) from a law firm acting on behalf of unnamed clients who claim to hold Second-Priority Secured Notes of CEOC, alleging, among other things, that CEOC is insolvent and that CEOC’s owners improperly transferred or seek to transfer valuable assets of CEOC to affiliated entities in connection with: (a) the transaction agreement dated October 21, 2013 by and among CEC, certain subsidiaries of CEC and CEOC, CAC and CGP LLC, which, among other things, provides for the asset transfers from subsidiaries of CEOC to CGP LLC of Planet Hollywood Las Vegas and interests in Horseshoe Baltimore that was consummated in 2013; (b) the transfer by CEOC to CERP of Octavius Tower and the LINQ project that was consummated in 2013; and (c) the then-contemplated transfers by CEOC to CGP LLC of The Cromwell, the Quad, Bally’s Las Vegas, and Harrah’s New Orleans (collectively the “Properties”). The March 21 Letter does not identify the holders or specify the amount of Second-Priority Secured Notes of CEOC or other securities that they may hold. The March 21 Letter includes allegations that these transactions constitute or will constitute voidable fraudulent transfers and represent breaches of alleged fiduciary duties owed to CEOC creditors and that certain disclosures concerning the transactions were inadequate. The March 21 Letter demands, among other things, that the transactions be rescinded or terminated, as would be applicable. CEC strongly believes there is no merit to the March 21 Letter’s allegations and will defend itself vigorously and seek appropriate relief now that an action has been brought, as discussed below.

On April 3, 2014, a letter was sent to CEC, the board of directors of CEC (the “CEC Board”) and the board of directors of CEOC (the “CEOC Board” and, together with the CEC Board, the “Boards”) (the “April 3 Letter”) by a law firm claiming to act on behalf of unnamed parties who assert that they are lenders under CEOC’s credit agreement and/or holders of CEOC’s first-priority senior secured notes (collectively, the “First Lien Group”), alleging, among other things, that CEC and CEOC improperly transferred or seek to transfer assets of CEC and CEOC to affiliated entities in connection with: (a) the transaction agreement dated October 21, 2013 by and among CEC, certain subsidiaries of CEC and CEOC, CAC and CGP LLC, which, among other things, provides for the contributions by CEC and its subsidiaries to CGP LLC of Caesars Interactive and $1.1 billion face amount of CEOC’s unsecured notes in exchange for non-voting interests of CGP LLC, and the asset transfers from subsidiaries of CEOC to CGP LLC of the Planet Hollywood casino and interests in Horseshoe Baltimore that was consummated in 2013; (b) the transfer by CEOC to CERP of Octavius Tower and the LINQ project that was consummated in 2013 ((a) and (b) collectively, the “2013 Transactions”); and (c) the then-contemplated transfers by CEOC to CGP LLC of the Properties and formation of a new services joint venture between CEOC, CERP and CGP LLC to provide certain centralized services, including but not limited to common management of enterprise-wide intellectual property (the “Contemplated Transaction”). The April 3 Letter asserts that the consideration provided by CGP LLC and CERP in connection with the 2013 Transactions and the Contemplated Transaction is inadequate and that CEC and CEOC were insolvent at the time the transactions were approved. The April 3 Letter claims that the First Lien Group consists of institutions that collectively hold in excess of $1.85 billion of CEOC’s first lien debt and that holders of an additional $880 million of CEOC’s first lien debt endorse and support the April 3 Letter. The April 3 Letter alleges, among other things, that these transactions

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

represent breaches of alleged fiduciary duties owed to CEOC creditors and that certain disclosures concerning the transactions were inadequate. The April 3 Letter demands, among other things, that the transactions be rescinded or terminated, as would be applicable, and requests a meeting with representatives of CEC and other parties to discuss these matters. CEC strongly believes there is no merit to the April 3 Letter’s allegations and will defend itself vigorously and seek appropriate relief should any action be brought.

On June 5, 2014, CEOC received a Notice of Default and Reservation of Rights (the “Notice”) from holders (the “Noteholders”) purporting to own at least 30% in principal amount of CEOC’s outstanding 10.00% second-priority senior secured notes due 2018 (the “Notes”) issued under the Indenture, dated April 15, 2009 (the “Indenture”), by and among CEOC, CEC and U.S. Bank National Association, as trustee (the “Trustee”). The Notice alleges that the following defaults have occurred and are continuing under the Indenture: (i) the transfers by CEOC and its subsidiaries to CGP LLC of The Cromwell, the Quad, Bally’s Las Vegas, Harrah’s New Orleans and 50% of the ongoing management fees and any termination fees under the management agreements for these properties, which were consummated on May 5, 2014 and May 20, 2014, violated the asset sales covenant under the Indenture because, among other things and (ii) in violation of the Indenture, CEC denied and/or disaffirmed its obligations under the Indenture and/or its guarantee of the Notes by stating in its Current Report on Form 8-K dated May 6, 2014 that upon the sale of CEOC’s common stock to certain investors, CEC’s guarantee of CEOC’s outstanding secured and unsecured notes was automatically released (the “Guarantee Default”). The Notice alleges that the conditions to the release of CEC’s guarantee under the Indenture have not occurred and the alleged Guarantee Default constitutes an event of default under the Indenture as a result of CEOC’s failure to cure the default prior to May 16, 2014, as proscribed by the Indenture. The Notice claims that absent any immediate written notice and agreement from CEOC that it will promptly take all steps necessary to rescind the asset sales in order to comply with the Indenture, such default also constitutes an event of default under the Indenture. CEC strongly believes that no default or events of default have occurred under the Indenture.

On July 18, 2014, a letter was sent to outside counsel of CEOC (the “July 18 Letter”) by the law firm acting on behalf of the First Lien Group alleging, among other things, that CEOC and the pledgors of assets under the collateral agreement entered into in connection with the senior notes held by the First Lien Group were not in compliance with the terms of the collateral agreement.

On August 4, 2014, Wilmington Savings Fund Society, FSB, solely in its capacity as successor indenture trustee for the Notes, on behalf of itself and, it alleges, derivatively on behalf of CEOC, filed a lawsuit (the “Second Lien Lawsuit”) in the Court of Chancery in the State of Delaware against CEC and CEOC, CGP LLC, CAC, CERP, Caesars Enterprise Services, LLC, Eric Hession, Gary Loveman, Jeffrey D. Benjamin, David Bonderman, Kelvin L. Davis, Marc C. Rowan, David B. Sambur, and Eric Press. The lawsuit alleges claims for breach of contract, intentional and constructive fraudulent transfer, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, and corporate waste. The lawsuit seeks (1) an award of money damages; (2) to void certain transfers, the earliest of which dates back to 2010; (3) an injunction directing the recipients of the assets in these transactions to return them to CEOC; (4) a declaration that CEC remains liable under the parent guarantee formerly applicable to the Notes; (5) to impose a constructive trust or equitable lien on the transferred assets; and (6) an award to plaintiffs for their attorneys’ fees and costs. CEC and CERP strongly believe this lawsuit is without merit and will defend themselves vigorously. The defendants moved to dismiss this lawsuit, or alternatively to stay it, on September 23, 2014. Oral argument on defendants’ motion currently is scheduled for December 2014.

On August 5, 2014, CEC, along with CEOC, filed a lawsuit in the Supreme Court of the State of New York, County of New York, against certain institutional first and second lien note holders. The complaint states that such institutional first and second lien note holders have acted against the best interests of CEOC and other creditors, including for the purpose of inflating the value of their credit default swap positions or improving other

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

unique securities positions. The complaint asserts claims for tortious interference with prospective economic advantage, declaratory judgment and breach of contract and seeks, among other things, (1) money damages; (2) a declaration that no default or event of default has occurred or is occurring and CEC and CEOC have not breached their fiduciary duties or engaged in fraudulent transfers or other violation of law; and (3) a preliminary and permanent injunction prohibiting the defendants from taking further actions to damage CEC or CEOC. CEC and CEOC filed an amended complaint in September 2014, adding successor trustee Wilmington Savings Fund Society, FSB as an additional defendant, and also expanding upon certain of CEC’s and CEOC’s affirmative claims. Defendants’ responses to the amended complaint are due to be filed on or before October 15, 2014.

If the above matters were resolved in favor of CEOC note holders such determination could have a material adverse effect on our business, financial condition, results of operations.

Waiver Agreement

On September 19, 2014, CEOC and CEC executed an Amended and Restated Waiver Agreement (the “Agreement”) dated and effective as of August 12, 2014 (the “Effective Date”) for the benefit of UMB Bank, National Association, as the trustee (the “Trustee”) under the indentures (the “Indentures”) governing the Senior Secured Notes (as defined below), and the registered and beneficial holders (the “Holders”) from time to time of CEOC’s 11.25% senior secured notes due 2017, 8.5% senior secured notes due 2020 and 9% senior secured notes due 2020 (the “Senior Secured Notes”). Pursuant to the Agreement, if the Trustee or Holders provide a notice of default in respect of Specified Defaults (as defined in the Agreement) under any or all of the Indentures at any time on or after the Effective Date, such notice of default will be deemed to have been given as of the Effective Date of the Agreement for any and all purposes; provided that (i) if provided on or after September 19, 2014 and before September 26, 2014, each Specified Default alleged in such notice of default under Section 6.01(c) or (j) of any or all of the Indentures shall become an “Event of Default” if CEOC does not cure such Specified Default within ten calendar days or (ii) if provided on or after September 26, 2014, each Specified Default alleged in such notice of default under Section 6.01(c) or (j) of any or all of the Indentures shall become an “Event of Default” if CEOC does not cure such Specified Default within three calendar days. Subject to written extension by CEOC and CEC, any notice of default that is provided more than 120 days after the Effective Date of the Agreement shall not have the benefit of the Agreement. Notwithstanding the Agreement, CEOC reserved all rights to challenge whether or not any Specified Defaults constitute actual defaults under the applicable Indentures.

Formation of Caesars Enterprise Services, LLC

On May 20, 2014, CEC, CEOC, CERP, and Caesars Growth Properties Holdings, LLC (“CGPH” and together with CERP and CEOC, the “Members” and each a “Member”) entered into a services joint venture, Caesars Enterprise Services, LLC (“CES”). CES manages certain Enterprise Assets (as defined hereafter) and the other assets it owns, licenses or controls, and employs certain of the corresponding employees and other employees who previously provided services to CEOC, CERP and CGPH, their affiliates and their respective properties and systems under each property’s corresponding property management agreement. Corporate expenses that are not allocated to the properties directly are allocated by CES to CEOC, CERP, and CGPH according to their allocation percentages (initially 70.0%, 24.6%, and 5.4%, respectively), subject to annual review. Operating expenses are allocated to each Member with respect to their respective properties serviced by CES in accordance with historical allocation methodologies, subject to annual revisions and certain prefunding requirements. On October 1, 2014, CES was implemented in Nevada, New Jersey and certain other jurisdictions in which regulatory approval had been received or was not required. The implementation of CES activities described above in other jurisdictions may be subject to regulatory and other approvals in such jurisdictions.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Omnibus License and Enterprise Services Agreement

On May 20, 2014, the Members entered into an Omnibus License and Enterprise Services Agreement (the “Omnibus Agreement”), which granted licenses to the Members and certain of their affiliates in connection with the implementation of CES. Initial contributions by the Members included cash contributions by CERP and CGPH of $42.5 million and $22.5 million, respectively. CERP will transition certain executives and employees to CES and the services of such employees will be available as part of CES’s provision of services to the Members and certain of their affiliates that own properties that require CES services under the Omnibus Agreement.

Under the Omnibus Agreement, CEOC, Caesars License Company, LLC (“CLC”), Caesars World, Inc. (“CWI”) and certain of our subsidiaries that are the owners of our properties granted CES a non-exclusive, irrevocable, world-wide, royalty-free license in and to all intellectual property owned or used by such licensors, including all intellectual property (a) currently used, or contemplated to be used, in connection with the properties owned by the Members and their respective affiliates, including any and all intellectual property related to the Total Rewards® program, and (b) necessary for the provision of services contemplated by the Omnibus Agreement and by the applicable management agreement for any such property (collectively, the “Enterprise Assets”). CERP also granted CES non-exclusive licenses to certain other intellectual property, including intellectual property that is specific to properties controlled by CERP or our subsidiaries.

CES granted to the properties owned or controlled by the Members and their respective affiliates non-exclusive licenses to the Enterprise Assets. CES granted to CEOC, CLC, CWI and the properties owned or controlled by the Members, including us, licenses to any intellectual property that CES develops or acquires in the future that is not derivative of the intellectual property licensed to it. CES also granted to CEOC, CLC and CWI a non-exclusive license to intellectual property specific to the properties controlled by CGPH, CERP and their subsidiaries for any uses consistent with the uses made by CEOC, CLC and CWI with respect to such intellectual property prior to the date of the Omnibus Agreement.

On October 2, 2014, CERP transferred its initial cash contribution of $42.5 million to CES.

Property Transaction

On July 1, 2014, AC Conference Holdco, LLC, a direct wholly owned subsidiary of CEC, and its direct, wholly owned subsidiary, AC Conference Newco, LLC, were contributed to CERP. The total net asset book value of both entities contributed was $56.7 million. The assets are primarily comprised of real estate and development costs for a new meeting and conference center, which will be connected to the Harrah’s Atlantic City casino.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

COMBINED AND CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

(In millions)

	June 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$187.7	$181.5
Receivables, net	84.5	60.4
Prepayments and other current assets	22.5	27.1
Inventories	10.5	13.7

Total current assets	305.2	282.7
Property and equipment, net	4,937.1	4,932.4
Goodwill	1,690.6	1,690.6
Intangible assets other than goodwill	366.7	391.6
Deferred charges and other	79.0	75.2

	$7,378.6	$7,372.5

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$54.1	$71.0
Accrued expenses and other liabilities	231.1	124.5
Interest payable	52.3	85.8
Deferred income taxes	53.5	53.5
Current portion of long-term debt	39.2	35.9
Due to affiliates, net	16.3	37.5

Total current liabilities	446.5	408.2
Long-term debt	4,601.3	4,575.0
Deferred income taxes	1,214.7	1,210.2
Deferred credits and other	9.6	26.1

	6,272.1	6,219.5
Commitments and contingencies (Note 10)
Stockholders’ equity
Contributed capital	1,833.7	1,841.0
Accumulated deficit	(727.2)	(688.0)

Total stockholders’ equity	1,106.5	1,153.0

	$7,378.6	$7,372.5

See accompanying Notes to Combined and Consolidated Condensed Financial Statements.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

COMBINED AND CONSOLIDATED CONDENSED STATEMENTS OF

COMPREHENSIVE INCOME/(LOSS)

(UNAUDITED)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues
Casino	$282.0	$298.6	$549.3	$581.5
Food and beverage	133.6	130.1	262.3	253.7
Rooms	127.6	122.7	252.9	228.0
Other	83.5	59.0	144.6	111.7
Less: casino promotional allowances	(88.5)	(83.9)	(179.0)	(166.2)

Net revenues	538.2	526.5	1,030.1	1,008.7

Operating expenses
Direct
Casino	155.2	143.6	303.9	283.8
Food and beverage	68.7	61.8	128.5	121.0
Rooms	35.3	33.1	69.7	62.9
Property, general, administrative, and other	133.5	124.3	255.3	247.8
Depreciation and amortization	43.5	38.7	80.6	81.7
Write-downs, reserves, and project opening costs, net of recoveries	2.1	4.3	5.7	18.7
Impairment of intangible and tangible assets	—	24.4	—	24.4
Income on interests in non-consolidated affiliates	—	(2.2)	—	(2.7)
Corporate expense and other	19.5	11.4	33.8	25.2
Amortization of intangible assets	12.4	14.8	24.6	29.5

Total operating expenses	470.2	454.2	902.1	892.3

Income from operations	68.0	72.3	128.0	116.4
Interest expense	(98.9)	(52.4)	(189.6)	(108.4)
Gains on early extinguishments of debt	—	39.0	—	39.0
Other income/(loss)	—	—	—	0.1

Income/(loss) before income taxes	(30.9)	58.9	(61.6)	47.1
Income tax benefit/(provision)	(1.4)	(16.4)	22.4	(13.1)

Net income/(loss)	(32.3)	42.5	(39.2)	34.0
Other comprehensive income, net of income taxes	—	—	—	2.5

Total comprehensive income/(loss)	$(32.3)	$42.5	$(39.2)	$36.5

See accompanying Notes to Combined and Consolidated Condensed Financial Statements.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

COMBINED AND CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

(In millions)

	Contributed Capital	Accumulated Deficit	Net Parent Investment	Accumulated Other Comprehensive Loss	Total Owner’s Equity
Balance at December 31, 2012	$—	$—	$1,600.0	$(2.5)	$1,597.5
Net income	—	—	34.0	—	34.0
Cash received from Caesars for financing transactions	—	—	207.0	—	207.0
Usage of parent and affiliate tax attributes	—	—	(28.8)	—	(28.8)
Transactions with parent and affiliate, net	—	—	(120.6)	—	(120.6)
Other comprehensive income, net of taxes of $1.4	—	—	—	2.5	2.5

Balance at June 30, 2013	$—	$—	$1,691.6	$—	$1,691.6

Balance at December 31, 2013	$1,841.0	$(688.0)	$—	$—	$1,153.0
Net loss	—	(39.2)	—	—	(39.2)
Usage of parent and affiliate tax attributes	(7.3)	—	—	—	(7.3)

Balance at June 30, 2014	$1,833.7	$(727.2)	$—	$—	$1,106.5

See accompanying Notes to Combined and Consolidated Condensed Financial Statements.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

COMBINED AND CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In millions)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net income/(loss)	$(39.2)	$34.0
Adjustments to reconcile net income/(loss) to cash flows from operating activities:
Depreciation and amortization	105.2	111.2
Amortization of deferred finance costs and debt discount	5.3	12.9
Transfers to parent and affiliates, net	—	(121.3)
Non-cash usage of parent and affiliate tax attributes	(7.3)	(28.8)
Gain on early extinguishment of debt	—	(39.0)
Non-cash write-downs, reserves, project opening costs, net of recoveries	(0.1)	8.6
Impairment of intangible and tangible assets	—	24.4
Other non-cash items	(0.4)	1.6
Deferred income taxes	4.5	11.8
Change in deferred charges and other	(6.8)	1.0
Change in deferred credits and other	(16.5)	1.4
Change in current assets and liabilities:
Receivables	(24.1)	2.8
Prepayments and other current assets	4.6	3.0
Inventories	3.2	0.7
Accounts payable	(1.0)	(10.4)
Interest payable	(33.5)	0.4
Accrued expenses	110.9	68.0
Due to affiliate	(19.1)	(1.5)

Cash flows from operating activities	85.7	80.8

Cash flows from investing activities
Acquisitions of property and equipment, net of change in related payables	(89.2)	(148.8)
Change in restricted cash	—	114.2
Other	0.2	(2.2)

Cash flows from investing activities	(89.0)	(36.8)

Cash flows from financing activities
Debt issuance and extension costs and fees	(7.2)	(23.3)
Borrowings under lending agreements	55.0	—
Repayments under lending agreements	(20.0)	—
Cash paid for early extinguishment of debt	—	(183.7)
Scheduled debt and capital lease payments	(18.3)	—
Other	—	(1.7)
Cash received from Caesars for financing transactions	—	207.0

Cash flows from financing activities	9.5	(1.7)

Net increase in cash and cash equivalents	6.2	42.3
Cash and cash equivalents, beginning of period	181.5	139.8

Cash and cash equivalents, end of period	$187.7	$182.1

Supplemental cash flow information:
Cash paid for interest	$226.5	$104.6
Cash refunded for income taxes	(0.8)	—
Change in accrued capital expenditures	16.0	11.6

See accompanying Notes to Combined and Consolidated Condensed Financial Statements.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 — Organization and Basis of Presentation and Consolidation

Organization

Caesars Entertainment Resort Properties, LLC (“CERP”) is a single-member limited liability company, wholly owned by Caesars Entertainment Resort Properties Holdco, LLC, which is a wholly owned subsidiary of Caesars Entertainment Corporation (“CEC”). CERP was formed in August 2013 from CEC’s prior CMBS financing structure assets, plus the acquisition of The LINQ and Octavius Tower at Caesars Palace Las Vegas (“Octavius Tower”) from Caesars Entertainment Operating Company, Inc. (“CEOC”). We also own six casinos: (1) Harrah’s Las Vegas, (2) Rio All-Suites Hotel and Casino, (3) Flamingo Las Vegas, (4) Harrah’s Atlantic City, (5) Paris Las Vegas, and (6) Harrah’s Laughlin (collectively, the “Casino Resort Properties”).

The LINQ is an open-air dining, entertainment, and retail development located between The Quad Resort & Casino (“The Quad”) and the Flamingo Las Vegas, on the east side of the Las Vegas Strip. It also features a 550-foot observation wheel, the High Roller, which opened at the end of first quarter 2014. We lease the gaming space in this corridor to an indirect wholly owned subsidiary of Caesars Growth Partners, LLC (“CGP LLC”), and lease other space to third-party lessees. We also lease Octavius Tower to the subsidiary of CEOC that operates Caesars Palace Las Vegas (“Caesars Palace”) (see Note 12, “Related-Party Transactions”).

Basis of Presentation and Combination

Caesars Entertainment Resort Properties, LLC (the “Company”) was formed in August 2013, in anticipation of the CERP Financing (as defined and described in Note 7), as an indirect, 100%-owned subsidiary of CEC. In May 2014, subsequent to the closing of the CERP Financing and obtaining the required regulatory approvals, the Casino Resort Properties, together with Octavius/Linq Intermediate Holding, LLC (collectively, the “Caesars Entertainment Resort Properties”), were contributed by CEC to the Company (the “CERP, LLC Merger”). Because the Company and the Caesars Entertainment Resort Properties were commonly controlled by CEC for all periods subsequent to the Company’s formation in August 2013, the CERP, LLC Merger was accounted for as a merger of entities under common control. Accordingly, the accompanying financial statements of the Company and each of its subsidiaries (which are comprised solely of the Caesars Entertainment Resort Properties) for all dates and periods subsequent to the Company’s formation are presented on a consolidated basis as if the CERP, LLC Merger had occurred at the date of the Company’s formation in August 2013. For all dates and periods prior to the Company’s formation in August 2013, the accompanying financial statements reflect the combined financial statements of the Caesars Entertainment Resort Properties, the Company’s predecessor. For ease of reference, the accompanying financial statements are referred to as Combined and Consolidated financial statements to reflect the change in basis of presentation that corresponds with and results from the Company’s formation in August 2013. The combined and consolidated financial statements include the financial position, results of operations and cash flows of each of the CERP entities as if those businesses were combined and consolidated into a single reporting entity for all periods presented. There are no material intercompany transactions between or among the entities that comprise these combined and consolidated financial statements.

The accompanying unaudited combined and consolidated condensed financial statements of CERP have been prepared under the rules and regulations of the Securities and Exchange Commission (“SEC”) applicable for interim periods and, therefore, do not include all information and footnotes necessary for complete financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the reporting periods. Due to the inherent uncertainties in making these estimates, actual amounts could differ. The results for the interim periods reflect all adjustments (consisting primarily of normal

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

recurring adjustments) that management considers necessary for a fair presentation of financial position, results of operations, and cash flows. The results of operations for our interim periods are not necessarily indicative of the results of operations that may be achieved for the entire 2014 fiscal year.

This document should be read in conjunction with our combined and consolidated financial statements as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 (“2013 Annual Report”), which was included as Exhibit 99.1 on Current Report on Form 8-K furnished by CEC on April 15, 2014.

Our transactions with CEC, CEOC, and CGP LLC have been identified as transactions between related parties (See Note 12, “Related-Party Transactions”).

Note 2 — Recently Issued Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (FASB) issued authoritative guidance amending existing requirements for reporting discontinued operations. Under the new guidance, discontinued operations reporting will be limited to disposal transactions that represent strategic shifts having a major effect on operations and financial results. The amended guidance also enhances disclosures and requires assets and liabilities of a discontinued operation to be classified as such for all periods presented in the financial statements. Public entities will apply the amended guidance prospectively to all disposals occurring within annual periods beginning on or after December 15, 2014, and interim periods within those years. We will adopt this standard effective January 1, 2015. Due to the change in requirements for reporting discontinued operations described above, presentation and disclosures of future transactions after adoption may be different than under current standards.

In May 2014, the FASB issued authoritative guidance amending the FASB Accounting Standards Codification and creating a new Topic 606, Revenue from Contracts with Customers. The new guidance is expected to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. GAAP applicable to revenue transactions. This guidance provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Existing industry guidance, including revenue recognition guidance specific to the gaming industry will be eliminated. In addition, interim and annual disclosures will be substantially revised. The amendments in this guidance are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. We will adopt this standard effective January 1, 2017. We are currently assessing the impact the adoption of this standard will have on our disclosures and results of operations.

Note 3 — Property and Equipment, Net

(In millions)	June 30, 2014	December 31, 2013
Land and land improvements	$2,463.7	$2,463.7
Buildings and improvements	2,638.8	2,169.5
Furniture, fixtures, and equipment	568.4	521.8
Construction in progress	20.3	454.8

	5,691.2	5,609.8
Less: accumulated depreciation	(754.1)	(677.4)

	$4,937.1	$4,932.4

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

Interest capitalized was primarily related to The LINQ project and was $8.4 million and $16.1 million for the six months ended June 30, 2014 and 2013, respectively.

Depreciation Expense

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2014	2013	2014	2013
Depreciation expense	$42.3	$36.4	$79.3	$79.2

Note 4 — Goodwill and Other Intangible Assets

The following table sets forth changes in the carrying value of goodwill and other intangible assets as of and for the six months ended June 30, 2014:

	Amortizing Intangible Assets	Non-Amortizing Intangible Assets
(In millions)		Goodwill	Other
Balance at December 31, 2013	$354.8	$1,690.6	$36.8
Amortization expense and other	(24.9)	—	—

Balance at June 30, 2014	$329.9	$1,690.6	$36.8

The following table provides the gross carrying value and accumulated amortization for each major class of intangible assets other than goodwill:

	June 30, 2014				December 31, 2013
(Dollars in millions)	Weighted Average Remaining Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value	Weighted Average Remaining Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Amortizing intangible assets
Customer relationships	6.3	$681.5	$(351.6)	$329.9	6.8	$681.5	$(326.7)	$354.8

Non-amortizing intangible assets
Trademarks				36.8				36.8

Total intangible assets other than goodwill				$366.7				$391.6

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

Note 5 — Debt

	Final Maturity	Rate	Face Value	Book Value	Book Value
(Dollars in millions)		June 30, 2014			December 31, 2013
Secured Debt
CERP Senior Secured Loan(1)	2020	7.00%	$2,487.5	$2,440.3	$2,449.7
CERP Revolver(1)	2018	8.25%	35.0	35.0	—
CERP First Lien Notes(1)	2020	8.00%	1,000.0	994.0	993.7
CERP Second Lien Notes(1)	2021	11.00%	1,150.0	1,141.2	1,140.8
Capitalized Lease Obligations	to 2017	various	12.3	12.3	5.4
Other Unsecured Borrowings
Other	2016	0.00% - 6.00%	17.7	17.7	21.3

Total debt			4,702.5	4,640.5	4,610.9
Current portion of long-term debt			(39.2)	(39.2)	(35.9)

Long-term debt			$4,663.3	$4,601.3	$4,575.0

(1)	Guaranteed by CERP.

As of June 30, 2014 and December 31, 2013, book values are presented net of unamortized discounts of $62.0 million and $65.8 million, respectively. As of June 30, 2014, the fair value of our debt was $4,844.7 million. The fair value of the debt has been calculated based on the borrowing rates available as of June 30, 2014, for debt with similar terms and maturities. The fair value of our debt is primarily classified within level 2 in the fair value hierarchy.

The current portion of long-term debt as of June 30, 2014 and December 31, 2013 includes required annual principal payments of $25.0 million of CERP senior secured loan and interim principal payments on other unsecured borrowings and capitalized lease obligations.

CERP Financing

In October 2013, we (i) completed the offering of $1,000.0 million aggregate principal amount of 8.0% first-priority senior secured notes due 2020 and $1,150.0 million aggregate principal amount of 11.0% second-priority senior secured notes due 2021 (together with the 8.0% first-priority senior secured notes due 2020, the “CERP Notes”) and (ii) entered into a first lien credit agreement governing a new $2,769.5 million senior secured credit facility, consisting of senior secured term loans in an aggregate principal amount of $2,500.0 million (“CERP Term Loans”) and a senior secured revolving credit facility in an aggregate principal amount of up to $269.5 million (collectively, “Senior Secured Credit Facilities”). We pledged a significant portion of our assets as collateral under the Senior Secured Credit Facilities and the CERP Notes. The CERP Term Loans require scheduled quarterly payments of $6.3 million, with the balance due at maturity. As of June 30, 2014, there was $35.0 million in borrowings outstanding under the senior secured revolving credit facility, and no amounts were committed to outstanding letters of credit.

In connection with the issuance of the CERP Notes, we entered into a registration rights agreement to file with the SEC and cause to become effective a registration statement, on the appropriate form under the Securities Act, relating to an offer to exchange each series of CERP Notes for registered notes with terms substantially identical to the related CERP Notes.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

In connection with the CERP Financing, the Company is subject to a registration rights agreement that requires the Company to use its commercially reasonable efforts to prepare, to cause to be filed with the Securities and Exchange Commission, and to become effective on or prior to the later of (i) October 10, 2014 or (ii) 180 days after the CERP, LLC Merger, a registration statement with respect to the CERP Notes, which were originally issued pursuant to Rule 144A of the Securities Act of 1933. Accordingly, the Company anticipates filing a registration statement on Form S-4 (the “Registration Statement”) in October 2014. Upon effectiveness of the Registration Statement, the CERP Notes will be replaced with new notes (the “Exchange Notes”), whose terms will be substantially identical to that of the CERP Notes, except that the Exchange Notes will be co-issued, as well as fully and unconditionally guaranteed, jointly and severally, by the Company and each of its subsidiaries on a senior secured basis.

CERP Restrictive Covenants

The CERP Notes and CERP Term Loans include negative covenants, subject to certain exceptions, restricting or limiting the ability of CERP and its restricted subsidiaries to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make distributions in respect of our capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create liens on certain assets to secure debt; (vi) consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets; (vii) enter into certain transactions with our affiliates; and (viii) designate our subsidiaries as unrestricted subsidiaries.

The CERP Term Loans also contain certain customary affirmative covenants and require that we maintain a senior secured leverage ratio (“SSLR”) of no more than 8.00 to 1.00, which is the ratio of first lien senior secured net debt to earnings before interest, taxes, depreciation and amortization, adjusted as defined (“CERP Adjusted EBITDA”). As of June 30, 2014, CERP’s SSLR was 6.10 to 1.00.

Note 6 — Derivative Instruments

We use interest rate caps to mitigate interest rate risk associated with our variable rate debt instruments. In February 2013, in conjunction with exercising the option to extend the maturity of the CMBS Financing to 2014, CEC entered into a new interest rate cap agreement. The interest rate cap agreement, which is effective from February 13, 2013 and terminates February 13, 2015, is for a notional amount of $4,664.1 million at a LIBOR cap rate of 4.5%. We did not designate the interest rate cap as a cash flow hedge and, as a result, any changes in fair value of the interest rate cap are recognized in interest expense during the period in which the changes in value occur.

During the three months ended June 30, 2013, there were no deferred losses on derivative instruments designated as hedging instruments reclassified from accumulated other comprehensive loss to interest expense and there were no material interest expenses related to derivatives not designated as hedging instruments. During the six months ended June 30, 2013, we reclassified $3.9 million of deferred losses on derivative instruments designated as hedging instruments from accumulated other comprehensive loss to interest expense and recognized interest expense of $2.8 million related to derivatives not designated as hedging instruments. There was income of $0.3 million related to derivative instruments recognized during the three and six months ended June 30, 2014.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

Note 7 — Casino Promotional Allowances

The retail value of accommodations, food and beverage, and other services furnished to guests without charge is included in gross revenues and then deducted as casino promotional allowances, with the cost of providing such allowances included in casino expenses as indicated in the following tables.

Estimated Retail Value of Casino Promotional Allowances

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2014	2013	2014	2013
Food and Beverage	$45.2	$43.2	$92.6	$84.5
Rooms	38.2	37.4	76.8	73.8
Other	5.1	3.3	9.6	7.9

	$88.5	$83.9	$179.0	$166.2

Estimated Cost of Providing Casino Promotional Allowances

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2014	2013	2014	2013
Food and Beverage	$29.6	$26.4	$59.8	$51.4
Rooms	15.5	14.9	31.7	30.7
Other	4.9	2.9	8.1	4.9

	$50.0	$44.2	$99.6	$87.0

Note 8 — Write-downs, Reserves, and Project Opening Costs, Net of Recoveries

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2014	2013	2014	2013
Remediation costs	$0.7	$3.1	$2.0	$9.4
Project opening costs	1.2	0.1	3.5	0.9
Divestitures and abandonments	0.2	0.5	0.2	0.9
Other	—	0.6	—	7.5

	$2.1	$4.3	$5.7	$18.7

Write-downs, reserves, and project opening costs, net of recoveries include project opening costs and various pre-tax charges to record contingent liability reserves, costs associated with efficiency projects, project write-offs, demolition costs, and other non- routine transactions, net of recoveries of previously recorded non-routine reserves.

Remediation costs primarily include project costs for certain of our Las Vegas properties. Project opening costs primarily relate to The LINQ, which began opening in phases at the end of December 2013. Other costs for the six months ended June 30, 2013 primarily includes a write-down related to a long-term note receivable in the first quarter of 2013.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

Note 9 — Income Taxes

Income Tax Allocation

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2014	2013	2014	2013
Income tax benefit/(provision) applicable to:
Income before income taxes	$(1.4)	$(16.4)	$22.4	$(13.1)
Other comprehensive income	$—	$—	$—	$(1.4)
Effective tax rate	(4.5)%	27.8%	36.4%	27.8%

We classify reserves for tax uncertainties within accrued expenses and deferred credits and other in our consolidated condensed balance sheets, separate from any related income tax payable or deferred income taxes. Reserve amounts relate to any potential income tax liabilities resulting from uncertain tax positions as well as potential interest or penalties associated with those liabilities.

The effective tax rate benefit in the three months ended June 30, 2014 was unfavorably impacted by the state deferred tax impact of combining the CERP properties for tax purposes. The effective tax rate benefit in the six months ended June 30, 2014 was unfavorably impacted by the state deferred tax impact of combining the CERP properties, offset by a tax benefit from the reversal of uncertain state tax positions.

We believe that it is reasonably possible that the total amount of unrecognized tax benefits at June 30, 2014 could increase or decrease in the next 12 months, as a result of ongoing examinations and settlements with state tax authorities. Audit outcomes and the timing of audit settlements are subject to significant uncertainty. Although we believe that an adequate provision has been made for such issues, there is the possibility that the ultimate resolution of such issues could have an adverse effect on our earnings. Conversely, if these issues are resolved favorably in the future, the related provision would be reduced, thus having a favorable impact on earnings.

CERP is included in the CEC consolidated tax return filing. We have allocated taxes based upon the separate return method for CERP financial reporting purposes. Historically, we have treated taxes paid or refunds received by CEC for CERP as equity contributions or distributions. Although there is no formal tax sharing agreement in place between the CERP entities and CEC for federal income tax purposes, CERP may make payments to CEC or its subsidiaries for federal, state, or local taxes that would have been paid if CERP was a stand alone taxpayer.

Note 10 — Litigation, Contractual Commitments, Contingent Liabilities, and Uncertainties

Litigation

The Company is party to ordinary and routine claims and legal actions incidental to our business. We do not expect the outcome of any pending litigation to have a material effect on our combined and consolidated financial position, results of operations, or cash flows.

Over the course of several years, a former customer of the Rio All-Suites Hotel and Casino gambled with approximately $10 million in cashier’s checks. The customer later pleaded guilty to fraud in connection with a mortgage brokerage business. The mortgage brokerage business was placed in bankruptcy in California, where a bankruptcy trustee sought to recover the $10 million from Rio Properties, LLC (the “Rio”). The claims were based

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

on a fraudulent conveyance theory under the bankruptcy code. On March 29, 2010, the U.S. District Court Central District of California granted our motion to move the case from the bankruptcy court to the district court. On June 10, 2010, the district court granted our motion to transfer the case to the federal district court in Las Vegas. A trial was held in January and February 2014. The jury found for the Rio on 59 of the 66 alleged transfers and for the trustee on the remaining seven transfers. The total amount awarded to the trustee was $1.48 million, which was accrued as of March 31, 2014. Both parties filed post-trial motions relating to whether the judgment should be reduced by a prior settlement with a separate defendant and whether the trustee was entitled to recover pre-judgment interest under California law. On May 8, 2014, the district court issued a ruling finding that the judgment should not be reduced by the prior settlement, that the trustee was entitled to recover prejudgment interest under California law at seven percent per annum, and that pre-judgment interest would accrue from the date the complaint was filed in 2008. Finally, the Court rejected the trustee’s claim that he was entitled to recover all of his costs in bringing the action, holding that because the Rio prevailed as to the majority of the issues, the trustee could only recover 15 percent of his costs. Following these rulings, the parties entered into an agreement settling the litigation for a total payment of $2.1 million. The matter has now concluded.

In connection with a Birthday Cash promotional offer by Harrah’s Atlantic City, on March 19, 2010, the Superior Court of New Jersey entered a summary judgment in favor of a modified class of approximately 79,000 plaintiffs. The summary judgment found that Harrah’s Atlantic City violated the New Jersey Truth in Consumer Contract, Warranty and Notice Act. The penalty is $100 per incident, amounting to a potential exposure of up to $7.9 million. In March 2012, the judge held that the damages class, if any, should be based upon the number of individuals who redeemed certificates, not the number of certificates redeemed (as some plaintiffs had multiple certificates). As a result, the potential exposure under the judge’s ruling was decreased to $5.2 million. After the case was stayed to wait for a pending case in the New Jersey Supreme Court, the court reopened the case in July 2013. The decision in the New Jersey Supreme Court case clarified two aspects of the New Jersey Truth in Consumer Contract, Warranty and Notice Act, which support our contention that the existing judgment against us should be vacated and the case dismissed in our favor. In November 2013, the court denied both parties’ motions for reconsideration. In December 2013, we filed a motion to stay the judgment pending appeal, and in January, the court granted the stay and we filed an appeal. In February 2014, per the court’s stay order, we posted into an escrow account the amount of the judgment plus fees. The matter is now on appeal. Our initial brief was filed in September 2014.

Bondholder Disputes

On March 21, 2014, CEC, CEOC, CERP, Caesars Acquisition Company (“CAC”), and CGP LLC received a letter (the “March 21 Letter”) from a law firm acting on behalf of unnamed clients who claim to hold Second-Priority Secured Notes of CEOC, alleging, among other things, that CEOC is insolvent and that CEOC’s owners improperly transferred or seek to transfer valuable assets of CEOC to affiliated entities in connection with: (a) the transaction agreement dated October 21, 2013 by and among CEC, certain subsidiaries of CEC and CEOC, CAC and CGP LLC, which, among other things, provides for the asset transfers from subsidiaries of CEOC to CGP LLC of Planet Hollywood Las Vegas and interests in Horseshoe Baltimore that was consummated in 2013; (b) the transfer by CEOC to CERP of Octavius Tower and Linq that was consummated in 2013; and (c) the then-contemplated transfers by CEOC to CGP LLC of The Cromwell, The Quad Resort & Casino, Bally’s Las Vegas, and Harrah’s New Orleans (collectively the “Properties”). The March 21 Letter does not identify the holders or specify the amount of Second-Priority Secured Notes of CEOC or other securities that they may hold. The March 21 Letter includes allegations that these transactions constitute or will constitute voidable fraudulent transfers and represent breaches of alleged fiduciary duties owed to CEOC creditors and that certain disclosures concerning the transactions were inadequate. The March 21 Letter demands, among other things, that the

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

transactions be rescinded or terminated, as would be applicable. CEC strongly believes there is no merit to the March 21 Letter’s allegations and will defend itself vigorously and seek appropriate relief now that an action has been brought, as discussed below.

On April 3, 2014, a letter was sent to CEC, the Board of Directors of CEC (the “CEC Board”) and the Board of Directors of CEOC (the “CEOC Board” and, together with the CEC Board, the “Boards”) (the “April 3 Letter”) by a law firm claiming to act on behalf of unnamed parties who assert that they are lenders under CEOC’s credit agreement and/or holders of CEOC’s first priority senior secured notes (collectively, the “First Lien Group”), alleging, among other things, that CEC and CEOC improperly transferred or seek to transfer assets of CEC and CEOC to affiliated entities in connection with: (a) the transaction agreement dated October 21, 2013 by and among CEC, certain subsidiaries of CEC and CEOC, CAC and CGP LLC, which, among other things, provides for the contributions by CEC and its subsidiaries to CGP LLC of CIE and $1.1 billion face amount of CEOC’s unsecured notes in exchange for non-voting interests of CGP LLC, and the asset transfers from subsidiaries of CEOC to CGP LLC of the Planet Hollywood casino and interests in Horseshoe Baltimore that was consummated in 2013; (b) the transfer by CEOC to CERP of Octavius Tower and Linq that was consummated in 2013 ((a) and (b) collectively, the “2013 Transactions”); and (c) the then-contemplated transfers by CEOC to CGP LLC of the Properties and formation of a new services joint venture between CEOC, CERP and CGP LLC to provide certain centralized services, including but not limited to common management of enterprise-wide intellectual property (the “Contemplated Transaction”). The April 3 Letter asserts that the consideration provided by CGP LLC and CERP in connection with the 2013 Transactions and the Contemplated Transaction is inadequate and that CEC and CEOC were insolvent at the time the transactions were approved. The April 3 Letter claims that the First Lien Group consists of institutions that collectively hold in excess of $1.85 billion of CEOC’s first lien debt and that holders of an additional $880 million of CEOC’s first lien debt endorse and support the April 3 Letter. The April 3 Letter alleges, among other things, that these transactions represent breaches of alleged fiduciary duties owed to CEOC creditors and that certain disclosures concerning the transactions were inadequate. The April 3 Letter demands, among other things, that the transactions be rescinded or terminated, as would be applicable, and requests a meeting with representatives of CEC and other parties to discuss these matters. CEC strongly believes there is no merit to the April 3 Letter’s allegations and will defend itself vigorously and seek appropriate relief should any action be brought.

On June 5, 2014, CEOC received a Notice of Default and Reservation of Rights (the “Notice”) from holders (the “Noteholders”) purporting to own at least 30% in principal amount of CEOC’s outstanding 10.00% second-priority senior secured notes due 2018 (the “Notes”) issued under the Indenture, dated April 15, 2009 (the “Indenture”), by and among CEOC, CEC and U.S. Bank National Association, as trustee (the “Trustee”). The Notice alleges that the following defaults have occurred and are continuing under the Indenture: (i) the transfers by CEOC and its subsidiaries to CGP LLC of The Cromwell, The Quad Resort & Casino, Bally’s Las Vegas, Harrah’s New Orleans and 50% of the ongoing management fees and any termination fees under the management agreements for these properties, which were consummated on May 5, 2014 and May 20, 2014, violated the asset sales covenant under the Indenture because, among other things and (ii) in violation of the Indenture, CEC denied and/or disaffirmed its obligations under the Indenture and/or its guarantee of the Notes by stating in its Current Report on Form 8-K dated May 6, 2014 that upon the sale of CEOC’s common stock to certain investors, CEC’s guarantee of CEOC’s outstanding secured and unsecured notes was automatically released (the “Guarantee Default”). The Notice alleges that the conditions to the release of CEC’s guarantee under the Indenture have not occurred and the alleged Guarantee Default constitutes an event of default under the Indenture as a result of CEOC’s failure to cure the default prior to May 16, 2014, as proscribed by the Indenture. The Notice claims that absent any immediate written notice and agreement from CEOC that it will promptly take all steps necessary to rescind the asset sales in order to comply with the Indenture, such default also constitutes

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

an event of default under the Indenture. CEC strongly believes that no default or events of default have occurred under the Indenture.

On July 18, 2014, a letter was sent to outside counsel of CEOC (the “July 18 Letter”) by the law firm acting on behalf of the First Lien Group alleging, among other things, that CEOC and the pledgors of assets under the collateral agreement entered into in connection with the senior notes held by the First Lien Group were not in compliance with the terms of the collateral agreement.

On August 4, 2014, Wilmington Savings Fund Society, FSB, solely in its capacity as successor indenture trustee for the Notes, on behalf of itself and, it alleges, derivatively on behalf of CEOC, filed a lawsuit (the “Second Lien Lawsuit”) in the Court of Chancery in the State of Delaware against CEC and CEOC, CGP LLC, CAC, CERP, Caesars Enterprise Services, LLC, Eric Hession, Gary Loveman, Jeffrey D. Benjamin, David Bonderman, Kelvin L. Davis, Marc C. Rowan, David B. Sambur, and Eric Press. The lawsuit alleges claims for breach of contract, intentional and constructive fraudulent transfer, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, and corporate waste. The lawsuit seeks (1) an award of money damages; (2) to void certain transfers, the earliest of which dates back to 2010; (3) an injunction directing the recipients of the assets in these transactions to return them to CEOC; (4) a declaration that CEC remains liable under the parent guarantee formerly applicable to the Notes; (5) to impose a constructive trust or equitable lien on the transferred assets; and (6) an award to plaintiffs for their attorneys’ fees and costs. CEC and CERP strongly believe this lawsuit is without merit and will defend themselves vigorously. The defendants moved to dismiss this lawsuit, or alternatively to stay it, on September 23, 2014. Oral argument on defendants’ motion currently is scheduled for December 2014.

On August 5, 2014, CEC, along with CEOC, filed a lawsuit in the Supreme Court of the State of New York, County of New York, against certain institutional first and second lien note holders. The complaint states that such institutional first and second lien note holders have acted against the best interests of CEOC and other creditors, including for the purpose of inflating the value of their credit default swap positions or improving other unique securities positions. The complaint asserts claims for tortious interference with prospective economic advantage, declaratory judgment and breach of contract and seeks, among other things, (1) money damages; (2) a declaration that no default or event of default has occurred or is occurring and CEC and CEOC have not breached their fiduciary duties or engaged in fraudulent transfers or other violation of law; and (3) a preliminary and permanent injunction prohibiting the defendants from taking further actions to damage CEC or CEOC. CEC and CEOC filed an amended complaint in September 2014, adding successor trustee Wilmington Savings Fund Society, FSB as an additional defendant, and also expanding upon certain of CEC’s and CEOC’s affirmative claims. Defendants’ responses to the amended complaint are due to be filed on or before October 15, 2014.

If the above matters were resolved in favor of CEOC note holders such determination could have a material adverse effect on our business, financial condition, results of operations.

Waiver Agreement

On September 19, 2014, CEOC and CEC executed an Amended and Restated Waiver Agreement (the “Agreement”) dated and effective as of August 12, 2014 (the “Effective Date”) for the benefit of UMB Bank, National Association, as the trustee (the “Trustee”) under the indentures (the “Indentures”) governing the Senior Secured Notes (as defined below), and the registered and beneficial holders (the “Holders”) from time to time of CEOC’s 11.25% senior secured notes due 2017, 8.5% senior secured notes due 2020 and 9% senior secured notes due 2020 (the “Senior Secured Notes”). Pursuant to the Agreement, if the Trustee or Holders provide a notice of

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

default in respect of Specified Defaults (as defined in the Agreement) under any or all of the Indentures at any time on or after the Effective Date, such notice of default will be deemed to have been given as of the Effective Date of the Agreement for any and all purposes; provided that (i) if provided on or after September 19, 2014 and before September 26, 2014, each Specified Default alleged in such notice of default under Section 6.01(c) or (j) of any or all of the Indentures shall become an “Event of Default” if CEOC does not cure such Specified Default within ten calendar days or (ii) if provided on or after September 26, 2014, each Specified Default alleged in such notice of default under Section 6.01(c) or (j) of any or all of the Indentures shall become an “Event of Default” if CEOC does not cure such Specified Default within three calendar days. Subject to written extension by CEOC and CEC, any notice of default that is provided more than 120 days after the Effective Date of the Agreement shall not have the benefit of the Agreement. Notwithstanding the Agreement, CEOC reserved all rights to challenge whether or not any Specified Defaults constitute actual defaults under the applicable Indentures.

Contractual Commitments

As of June 30, 2014, our estimated interest payments for the rest of the year ended December 31, 2014 are $195.2 million, for the years ended December 31, 2015 through 2018 are $386.6 million, $397.2 million, $416.0 million, and $425.7 million, respectively, and our estimated interest payments thereafter are $930.4 million. See Note 5, “Debt.”

During the six months ended June 30, 2014, we have not entered into any material contractual commitments outside of the ordinary course of business.

Note 11 — Supplemental Cash Flow Information

The following table reconciles our interest expense, net of capitalized interest, per the combined and consolidated condensed statements of comprehensive income to cash paid for interest per the combined and consolidated condensed statements of cash flows.

	Six Months Ended June 30,
(In millions)	2014	2013
Interest expense	$189.6	$108.4
Adjustments to reconcile to cash paid for interest:
Net change in accrued interest	33.5	(0.4)
Amortization of deferred finance charges	(1.6)	(8.0)
Net amortization of discounts and premiums	(3.7)	(4.8)
Amortization of accumulated other comprehensive income	—	(3.9)
Capitalized interest	8.4	16.1
Impact of derivative instruments	0.3	(2.8)

Cash paid for interest	$226.5	$104.6

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

Note 12 — Related-Party Transactions

Formation of Caesars Enterprise Services, LLC

On May 20, 2014, CEC, CEOC, CERP, and Caesars Growth Properties Holdings, LLC (“CGPH” and together with CERP and CEOC, the “Members” and each a “Member”) entered into a services joint venture, Caesars Enterprise Services, LLC (“CES”). CES manages certain Enterprise Assets (as defined hereafter) and the other assets it owns, licenses or controls, and employs certain of the corresponding employees and other employees who previously provided services to CEOC, CERP and CGPH, their affiliates and their respective properties and systems under each property’s corresponding property management agreement. Corporate expenses that are not allocated to the properties directly are allocated by CES to CEOC, CERP, and CGPH according to their allocation percentages (initially 70.0%, 24.6%, and 5.4%, respectively), subject to annual review. Operating expenses are allocated to each Member with respect to their respective properties serviced by CES in accordance with historical allocation methodologies, subject to annual revisions and certain prefunding requirements. On October 1, 2014, CES was implemented in Nevada, New Jersey and certain other jurisdictions in which regulatory approval had been received or was not required. The implementation of CES activities described above in other jurisdictions may be subject to regulatory and other approvals in such jurisdictions.

Omnibus License and Enterprise Services Agreement

On May 20, 2014, the Members entered into an Omnibus License and Enterprise Services Agreement (the “Omnibus Agreement”), which granted licenses to the Members and certain of their affiliates in connection with the implementation of CES. Initial contributions by the Members included cash contributions by CERP and CGPH of $42.5 million and $22.5 million, respectively. CERP will transition certain executives and employees to CES and the services of such employees will be available as part of CES’s provision of services to the Members and certain of their affiliates that own properties that require CES services under the Omnibus Agreement.

Under the Omnibus Agreement, CEOC, Caesars License Company, LLC (“CLC”), Caesars World, Inc. (“CWI”) and certain of our subsidiaries that are the owners of our properties granted CES a non-exclusive, irrevocable, world-wide, royalty-free license in and to all intellectual property owned or used by such licensors, including all intellectual property (a) currently used, or contemplated to be used, in connection with the properties owned by the Members and their respective affiliates, including any and all intellectual property related to the Total Rewards® program, and (b) necessary for the provision of services contemplated by the Omnibus Agreement and by the applicable management agreement for any such property (collectively, the “Enterprise Assets”). CERP also granted CES non-exclusive licenses to certain other intellectual property, including intellectual property that is specific to properties controlled by CERP or our subsidiaries.

CES granted to the properties owned or controlled by the Members and their respective affiliates non-exclusive licenses to the Enterprise Assets. CES granted to CEOC, CLC, CWI and the properties owned or controlled by the Members, including us, licenses to any intellectual property that CES develops or acquires in the future that is not derivative of the intellectual property licensed to it. CES also granted to CEOC, CLC and CWI a non-exclusive license to intellectual property specific to the properties controlled by CGPH, CERP and their subsidiaries for any uses consistent with the uses made by CEOC, CLC and CWI with respect to such intellectual property prior to the date of the Omnibus Agreement.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

Shared Services Agreement

Summary of Total Shared Service Fees Incurred

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2014	2013	2014	2013
Direct operating expenses
Casino	$9.4	$8.6	$19.7	$17.4
Food and beverage	1.8	0.7	2.9	1.2
Rooms	5.5	3.2	11.0	6.1
Property, general, administrative, and other	33.7	32.5	66.7	64.2
Corporate expense	19.5	11.4	33.8	25.2

	$69.9	$56.4	$134.1	$114.1

We are party to a Third Amended and Restated Shared Services Agreement (the “Shared Services Agreement”) with CEOC under which CEOC provides CERP (and provided their respective, prior managers) with certain corporate services such as payroll, human resources, information technology, marketing, accounting and legal services. The Shared Services Agreement terminates on January 31, 2023.

Under the Shared Services Agreement, the cost of the services described above are allocated among us and all of CEC’s operating subsidiaries on a department-level basis that CEC has historically used to allocate such costs, which has been based on the departments’ key drivers or operating metrics, and on a 70%/30% basis for those costs that have not previously been allocated to the various properties. Such costs are then allocated among the CERP properties based on their respective net revenues. The Shared Services Agreement also memorializes certain short-term cash management arrangements and other operating efficiencies that reflect the way in which CEC has historically operated its business.

We reimburse CEOC monthly for the various costs incurred by CEOC on our behalf. No interest is charged on the amount shown as due to affiliates, net in the combined and consolidated condensed balance sheets. Additionally, prior to the October 2013 financing transaction, we transferred excess cash generated by the CERP properties to CEC. Cash transfers to CEC have been reported in transactions with parent and affiliates, net in our combined and consolidated condensed statements of stockholders’ equity. Subsequent to the October 2013 financing transaction, such cash transfers are no longer permitted.

The Shared Services Agreement also provides that 30% of the fees charged by CEC’s sponsors (“Sponsors”) are allocated to the CERP properties. The Sponsors’ fees are for financial and strategic advisory services and consulting services, as well as management services and advice. The total Sponsors’ fees incurred, excluding reimbursed expenses, are reflected in corporate expense in the accompanying combined and consolidated condensed statements of comprehensive income. The Sponsors granted a waiver of the monitoring fees due for 2014. The fees for the three and six months ended June 30, 2013 were $2.3 million and $4.6 million, respectively, and are included with corporate expense in the summary above.

Upon the implementation of CES, the services previously provided pursuant to the Shared Services Agreement are expected to be provided by CES pursuant to the Omnibus Agreement.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

Management Agreements

On August 31, 2010, each of the CERP properties or one of the subsidiaries that operates each respective CERP property entered into an agreement with subsidiaries of CEC under which each management company manages its corresponding CERP property. Prior to the October 2013 financing transaction, each management company received a monthly management fee equal to 2% of the CERP property’s revenues plus 5% of the CERP property’s Earnings Before Interest, Tax, Depreciation, Amortization, and Management Fees (“EBITDAM”) for providing its services, in addition to reimbursement of expenses, unless the cumulative EBITDAM related to the CERP properties was less than $500 million on a trailing 12-month basis at the end of the month, in which case no management fee was payable for that month. Based upon this calculation, no fees were charged for either of the three and six months ended June 30, 2014 or 2013. The management agreements were amended as part of the October 2013 financing transaction, eliminating the standalone management fees. On October 1, 2014, CERP’s subsidiaries’ property management agreements were assigned to CES.

Employee Benefit Plans

CEC maintains a defined contribution savings and retirement plan in which employees of CERP may participate. The plan provides for, among other things, pre-tax and after-tax contributions by employees. Under the plan, participating employees may elect to contribute up to 50% of their eligible earnings. The Company’s reimbursement for CEC’s contribution expense was $0.8 million for each of the three months ended June 30, 2014 and 2013 and was $2.0 million for each of the six months ended June 30, 2014 and 2013.

CEC also maintains deferred compensation plans and an executive supplemental savings plan under which certain employees of the CERP properties’ management may defer a portion of their compensation. The expenses charged by CEC to the Company for its employees’ participation in these programs are included in the administrative and other services charge discussed above.

Equity Incentive Awards

CEC maintains an equity incentive awards plan under which CEC may issue time-based and performance-based stock options, restricted stock units and restricted stock awards to CERP employees. Although awards under the plan result in the issuance of shares of CEC, the amounts are a component of total compensation for CERP employees and are included in CERP share-based compensation expense. Based on CERP’s allocation of cost for these awards, we recognized expense related to share-based awards of $0.7 million and $0.1 million for each of the three months ended June 30, 2014 and 2013 and $1.0 million and $0.3 million for the six months ended June 30, 2014 and 2013, respectively.

Intellectual Property License Agreements

Each of the CERP properties and certain of their subsidiaries have entered into license agreements with CLC pursuant to which we receive non-exclusive royalty-free licenses to use certain intellectual property, including trademarks and copyrights owned by CLC in connection with the operation of the CERP properties. These license agreements have a termination date of 2023, subject to annual renewal thereafter. The licenses contemplated by the Omnibus Agreement are subject to these licenses.

In addition, certain subsidiaries of the CERP properties have entered into license agreements with CLC and CEOC pursuant to which CLC and CEOC receive non-exclusive royalty-free licenses to use certain property-

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO COMBINED AND CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

specific intellectual property owned by the CERP properties, including the right to use the “Rio,” “Flamingo,” and “Paris” trademarks. These license agreements continue until neither the applicable operating nor the management company manages the applicable property.

Lease Agreements

We lease Octavius Tower to Caesars Palace for approximately $35.0 million per year and gaming space in The LINQ to The Quad for approximately $15.0 million per year pursuant to separate lease agreements that both expire April 2026. We recognized lease revenue of $12.5 million and $8.8 million related to these leases in the three months ended June 30, 2014 and 2013, respectively, and $25 million and $17.5 million in the six months ended June 30, 2014 and 2013, respectively.

World Series of Poker Tournament Agreement

We have an agreement with Caesars pursuant to which the World Series of Poker’s annual main event is hosted at the Rio All-Suites Hotel and Casino until 2016 (or such earlier time that Caesars notifies us in writing that we are no longer authorized to host such event). We are authorized to use certain trademarks related to the tournament and indemnify Caesars for liability arising from the use of such trademarks. For the six months ended June 30, 2014, fees incurred under this agreement were $1.4 million and are recorded in casino expense in the combined and consolidated condensed statements of comprehensive income.

World Series of Poker Circuit Event Agreement

We also have an agreement between Caesars Interactive Entertainment, Inc. and Harrah’s Atlantic City, which grants Harrah’s Atlantic City the right to host a certain number of World Series of Poker circuit events for $75,000 per event. The agreement is in effect until September 1, 2016, unless earlier terminated pursuant to the agreement’s terms. No fees were incurred under these agreements during the three and six months ended June 30, 2014 and 2013.

Note 13 — Subsequent Events

Management has evaluated subsequent events for potential disclosure through October 15, 2014, which is the date on which the financial statements were available to be issued.

On July 1, 2014, AC Conference Holdco, LLC, a direct wholly owned subsidiary of CEC, and its direct, wholly owned subsidiary, AC Conference Newco, LLC, were contributed to CERP. The total net asset book value of both entities contributed was $56.7 million. The assets are primarily comprised of real estate and development costs for a new meeting and conference center, which will be connected to the Harrah’s Atlantic City casino.

On October 2, 2014, CERP transferred its initial cash contribution of $42.5 million to CES.

In addition to the above, there have been developments subsequent to June 30, 2014 related to certain bondholder matters as discussed in Note 10, “Litigation, Contractual Commitments, Contingent Liabilities, and Uncertainties — Bondholder Disputes.”

Schedule I

CONDENSED FINANCIAL INFORMATION OF REGISTRANT PARENT COMPANY ONLY CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

CONDENSED BALANCE SHEETS

(In millions)

	As of December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$73.6	$—

Total current assets	73.6	—
Investments in subsidiaries	2,001.6	—
Deferred charges and other	26.1	—
Deferred income taxes	29.8	—

Total assets	$2,131.1	$—

Liabilities and Stockholder’s Deficit
Current liabilities
Accounts payable	$38.6	$—
Current portion of long term debt	25.0	—
Accrued interest payable	85.6	—

Total current liabilities	149.2	—
Long-term debt	4,559.3	—

Total liabilities	4,708.5	—
Total stockholder’s deficit	(2,577.4)	—

Total liabilities and stockholder’s deficit	$2,131.1	$—

See accompanying Notes to Condensed Financial Information.

CONDENSED FINANCIAL INFORMATION OF REGISTRANT PARENT COMPANY ONLY CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

CONDENSED STATEMENT OF COMPREHENSIVE LOSS

(In millions)

	Years Ended December 31,
	2013	2012	2011
Net revenues	$—	$—	$—
Operating expenses
Property, general, administrative and other	0.3	—	—
Loss on interests in non-consolidated affiliates	231.8	—	—

Total operating expenses	232.1	—	—

Loss from operations	(232.1)	—	—
Interest expense	89.3	—	—
Loss on early extinguishment of debt	37.1	—	—

Loss from operations before income taxes	(358.5)	—	—
Benefit for income taxes	(44.6)	—	—

Net loss	(313.9)	—	—
Other comprehensive income, net of income taxes	—	—	—

Comprehensive loss	$(313.9)	$—	$—

See accompanying Notes to Condensed Financial Information.

CONDENSED FINANCIAL INFORMATION OF REGISTRANT PARENT COMPANY ONLY CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

CONDENSED STATEMENT OF CASH FLOWS

(In millions)

	Year Ended December 31,
	2013	2012	2011
Cash flows from operating activities	$73.6	$—	$—

Cash flows from investing activities

Cash flows used in investing activities	—	—	—

Cash flows from financing activities
Debt issuance cost and fees	(73.5)	—	—
Cash paid for early extinguishment of debt	(4,648.9)	—	—
Proceeds from issuance of long-term debt	4,238.4
Net contributions from Caesars	484.0	—	—

Cash flows provided by financing activities	—	—	—

Net increase in cash and cash equivalents	73.6	—	—
Cash and cash equivalents, beginning of period	—	—	—

Cash and cash equivalents, end of period	$73.6	$—	$—

See accompanying Notes to Condensed Financial Information.

CONDENSED FINANCIAL INFORMATION OF REGISTRANT PARENT COMPANY ONLY

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

NOTES TO CONDENSED FINANCIAL INFORMATION

1. Background and basis of presentation

Caesars Entertainment Resort Properties, LLC (the “Company”) was formed in August 2013, in anticipation of the CERP Financing, as an indirect, 100%-owned subsidiary of Caesars. In May 2014, subsequent to the closing of the CERP Financing and obtaining the required regulatory approvals, the Casino Resort Properties, together with Octavius/Linq Intermediate Holding, LLC (collectively, the “Caesars Entertainment Resort Properties”), were contributed by Caesars to the Company (the “CERP, LLC Merger”). At the time of this transaction, CERP, LLC became the parent of the CERP Properties and as a result of both CERP, LLC and the CERP Properties being commonly controlled by Caesars, the transaction was accounted for as a merger of entities under common control. Consequently, the Company only financial statements are presented as if CERP, LLC were the parent of the CERP Properties since the formation of CERP, LLC in August 2013. Prior to this, the Company did not exist and therefore, no comparative parent company only financial information as of December 31, 2012 and for each of the two-years ended December 31, 2012 is available.

These condensed parent company financial statements have been prepared in accordance with Rule 12-04, Schedule 1 of Regulation S-X, as the restricted net assets of the Company and its subsidiaries exceed 25% of the consolidated net assets of Caesars Entertainment Resort Properties and its subsidiaries. These have been prepared from the date of the Company’s inception and presented from a post CERP, LLC Merger perspective. This information should be read in conjunction with the company’s combined and consolidated financial statements included elsewhere in this filing.

2. Commitments, contingencies and long-term obligations

For a discussion of the Company’s commitments, contingencies and long term obligations under its senior secured credit facility, see the annual financial information Note 7, “Debt” and Note 15, “Litigation, Contractual Commitments and Contingent Liabilities” of the Company’s combined and consolidated financial statements for the period ended December 31, 2013.

3. Restrictions of dividends

For a discussion of the Company’s restrictions on dividend payments, see Note 7, “Debt” of the Company’s combined and consolidated financial statements for the period ended December 31, 2013.

Schedule II

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

COMBINED AND CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

(In millions)

		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Deductions from Reserves		Balance at End of Period
YEAR ENDED DECEMBER 31, 2013
Allowance for doubtful accounts
Current	$33.0	$—	$—	$(13.1	)(a)	$19.9

YEAR ENDED DECEMBER 31, 2012
Allowance for doubtful accounts
Current	$34.4	$4.4	$—	$(5.8	)(a)	$33.0

YEAR ENDED DECEMBER 31, 2011
Allowance for doubtful accounts
Current	$35.1	$7.4	$—	$(8.1	)(a)	$34.4

(a)	Uncollectible accounts written off, net of amounts recovered.

Caesars Entertainment Resort Properties, LLC	Harrah’s Las Vegas, LLC	Caesars Entertainment Resort Properties Finance, Inc.
Harrah’s Laughlin, LLC	Rio Properties, LLC	AC Conference Holdco., LLC
AC Conference Newco., LLC	Caesars Linq, LLC	Caesars Florida Acquisition Company, LLC
Caesars Octavius, LLC	Flamingo Las Vegas Operating Company, LLC	Harrah’s Atlantic City Mezz 1, LLC
Harrah’s Atlantic City Mezz 2, LLC	Harrah’s Atlantic City Mezz 3, LLC	Harrah’s Atlantic City Mezz 4, LLC
Harrah’s Atlantic City Mezz 5, LLC	Harrah’s Atlantic City Mezz 6 LLC	Harrah’s Atlantic City Mezz 7, LLC
Harrah’s Atlantic City Mezz 8, LLC	Harrah’s Atlantic City Mezz 9, LLC	Harrah’s Atlantic City Operating Company, LLC
Harrah’s Atlantic City Propco, LLC	Octavius/Linq Intermediate Holding, LLC	Paris Las Vegas Operating Company, LLC

Until             , all dealers effecting transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Delaware Registrants

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that, to the fullest extent permitted under the DGCL, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if the person is found liable to the corporation unless and to the extent that, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must also indemnify a present or former director or officer who has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her. Expenses, including attorneys’ fees, incurred by a director, officer, employee or agent, in defending civil, criminal administrative or investigative actions, suits or proceedings may be paid by the corporation in advance of the final disposition of such actions, suits or proceedings upon, in the case of a current director or officer, receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by former directors or officers may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The provisions of Section 145 regarding indemnification and the advancement of expenses is not exclusive of any other rights a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our certificate of incorporation and bylaws generally provide for mandatory indemnification of directors and officers to the fullest extent permitted by law.

Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability. We will maintain, at our expense, an insurance policy that insures our officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities.

Nevada and New Jersey Registrants

Chapter 86 of the Nevada Revised Statutes provides that a Nevada limited liability company may indemnify any person who was or is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a manager, member, employee or agent of the company against expenses (including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding) if the person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. However, unless otherwise determined by a court of competent jurisdiction, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged (after exhaustion of appeals) to be liable to the company or for amounts paid in settlement to the company. NRS Chapter 86 further provides that to the extent that a manager, member, employee or agent of a limited liability company has been successful (on the merits or otherwise) in defense of any such action, suit or proceeding (or any claim, issue or matter therein), the company must indemnify such person in connection with the defense. Nevada law also permits advancement of expenses to a manager or member upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified.

Section 42:2C-38 of the New Jersey Statutes Annotated requires a New Jersey limited liability company to indemnify certain specified “company agents” (including any person who is or was a member of a member-managed company, a manager of a manager-managed company, an officer, employee or agent of the company) against reasonable costs, disbursements and attorney’s fees, to the extent that the company agent has been successful on the merits or otherwise in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding (including appeals and related inquiries and investigations) brought against the company agent by reason of the company agent serving as such or serving another enterprise at the request of the company. Section 42:2C-11g. of the New Jersey Statutes Annotated provides that an operating agreement may alter or eliminate such indemnification for a member or manager of the company.

The operating agreement of each Registrant that is a limited liability company organized under the laws of the State of Nevada or a limited liability company organized under the laws of the State of New Jersey provides for the indemnification, to the fullest extent permitted by law, of the sole member of such company against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings (civil, criminal, administrative, or investigative) in which the member may be involved, or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the Company. Each such operating agreement further provides that, to the extent permitted by law, the member may also cause the company to provide similar indemnification for any manager or officer of the company.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b)	Financial Statement Schedules

Schedules for the years ended December 31, 2013, 2012 and 2011, are as follows:

Schedule I—Condensed Financial Information of Registrant Parent Company Only as of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011.

Schedule II—Consolidated Valuation and Qualifying Accounts for the Years Ended December 31, 2013, 2012, and 2011.

Schedules III, IV, and V are not applicable and have therefore been omitted.

Item 22.	Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President Director, Caesars Entertainment Corporation (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer)

/s/ Diane E. Wilfong Diane E. Wilfong	Controller (Controller)

/s/ Jeffrey Benjamin Jeffrey Benjamin	Director, Caesars Entertainment Corporation

/s/ David Bonderman David Bonderman	Director, Caesars Entertainment Corporation

Signature	Title

/s/ Kelvin L. Davis Kelvin L. Davis	Director, Caesars Entertainment Corporation

/s/ Fred J. Kleisner Fred J. Kleisner	Director, Caesars Entertainment Corporation

/s/ Eric Press Eric Press	Director, Caesars Entertainment Corporation

/s/ Marc Rowan Marc Rowan	Director, Caesars Entertainment Corporation

/s/ David B. Sambur David B. Sambur	Director, Caesars Entertainment Corporation

/s/ Lynn C. Swann Lynn C. Swann	Director, Caesars Entertainment Corporation

/s/ Christopher J. Williams Christopher J. Williams	Director, Caesars Entertainment Corporation

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

CAESARS ENTERTAINMENT RESORT PROPERTIES FINANCE, INC.

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President and Director (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

HARRAH’S LAS VEGAS, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

HARRAH’S LAUGHLIN, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

RIO PROPERTIES, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

AC CONFERENCE HOLDCO., LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

AC CONFERENCE NEWCO., LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

AC CONFERENCE HOLDCO., LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

CAESARS FLORIDA ACQUISITION COMPANY, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President, Caesars Entertainment Resort Properties, LLC, its sole member (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer, Caesars Entertainment Resort Properties, LLC, its sole member (Principal Financial Officer and Principal Accounting Officer)

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

CAESARS LINQ, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

OCTAVIUS/LINQ INTERMEDIATE HOLDING, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

CAESARS OCTAVIUS, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

OCTAVIUS/LINQ INTERMEDIATE HOLDING, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

FLAMINGO LAS VEGAS OPERATING COMPANY, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

HARRAH’S ATLANTIC CITY MEZZ 1, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

HARRAH’S ATLANTIC CITY MEZZ 2, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

HARRAH’S ATLANTIC CITY MEZZ 2, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

HARRAH’S ATLANTIC CITY MEZZ 3, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

HARRAH’S ATLANTIC CITY MEZZ 3, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

HARRAH’S ATLANTIC CITY MEZZ 4, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

HARRAH’S ATLANTIC CITY MEZZ 4, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

HARRAH’S ATLANTIC CITY MEZZ 5, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

HARRAH’S ATLANTIC CITY MEZZ 5, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

HARRAH’S ATLANTIC CITY MEZZ 6, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

HARRAH’S ATLANTIC CITY MEZZ 6, LLC

By:	/s/ Gary W. Loveman
Name: Gary W. Loveman
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

HARRAH’S ATLANTIC CITY MEZZ 7, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

HARRAH’S ATLANTIC CITY MEZZ 7, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

HARRAH’S ATLANTIC CITY MEZZ 8, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

HARRAH’S ATLANTIC CITY MEZZ 8, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

HARRAH’S ATLANTIC CITY MEZZ 9, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

HARRAH’S ATLANTIC CITY MEZZ 9, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

HARRAH’S ATLANTIC CITY OPERATING COMPANY, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

HARRAH’S ATLANTIC CITY PROPCO, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

HARRAH’S ATLANTIC CITY MEZZ 1, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

OCTAVIUS/LINQ INTERMEDIATE HOLDING, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

RIO PROPERTIES, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 15th day of October, 2014.

PARIS LAS VEGAS OPERATING COMPANY, LLC

By:	/s/ Donald A. Colvin
Name: Donald A. Colvin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Donovan and Scott E. Wiegand or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on October 15, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary W. Loveman Gary W. Loveman	President (Principal Executive Officer)

/s/ Donald A. Colvin Donald A. Colvin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC	Sole Member

By:	/s/ Donald A. Colvin
Donald A. Colvin, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Omnibus License and Enterprise Services Agreement, dated as of May 20, 2014, by and among Caesars Enterprise Services, LLC, Caesars Entertainment Operating Company, Inc., Caesars Entertainment Resort Properties LLC and Caesars Growth Properties Holdings, LLC (Incorporated by reference to exhibit 2.1 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on May 21, 2014).

3.1	Amendment after a name change of Caesars Entertainment Resort Properties, LLC

3.2	Operating Agreement of Caesars Entertainment Resort Properties, LLC

3.3	Certificate of Incorporation of Caesars Entertainment Resort Properties Finance, Inc.

3.4	Bylaws of Caesars Entertainment Resort Properties Finance, Inc.

3.5	Articles of Organization of Harrah’s Las Vegas, LLC

3.6	Amended and Restated Operating Agreement of Harrah’s Las Vegas, LLC

3.7	Articles of Organization of Harrah’s Laughlin, LLC

3.8	Amended and Restated Operating Agreement of Harrah’s Laughlin, LLC

3.9	Articles of Organization of Rio Properties, LLC

3.10	Amended and Restated Operating Agreement of Rio Properties, LLC

3.11	Certificate of Formation of AC Conference Holdco., LLC

3.12	Operating Agreement of AC Conference Holdco., LLC

3.13	Certificate of Formation of AC Conference Newco., LLC

3.14	Operating Agreement of AC Conference Newco., LLC

3.15	Certificate of Formation of Caesars Linq, LLC

3.16	Amended and Restated Operating Agreement of Caesars Linq, LLC

3.17	Certificate of Formation of Caesars Octavius, LLC

3.18	Amended and Restated Operating Agreement of Caesars Octavius, LLC

3.19	Articles of Organization of Flamingo Las Vegas Operating Company, LLC

3.20	Amended and Restated Operating Agreement of Flamingo Las Vegas Operating Company, LLC

3.21	Certificate of Formation of Harrah’s Atlantic City Mezz 1, LLC

3.22	Amended and Restated Operating Agreement of Harrah’s Atlantic City Mezz 1, LLC

3.23	Certificate of Formation of Harrah’s Atlantic City Mezz 2, LLC

3.24	Amended and Restated Operating Agreement of Harrah’s Atlantic City Mezz 2, LLC

3.25	Certificate of Formation of Harrah’s Atlantic City Mezz 3, LLC

3.26	Amended and Restated Operating Agreement of Harrah’s Atlantic City Mezz 3, LLC

3.27	Certificate of Formation of Harrah’s Atlantic City Mezz 4, LLC

3.28	Amended and Restated Operating Agreement of Harrah’s Atlantic City Mezz 4, LLC

3.29	Certificate of Formation of Harrah’s Atlantic City Mezz 5, LLC

3.30	Amended and Restated Operating Agreement of Harrah’s Atlantic City Mezz 5, LLC

Exhibit Number	Description

3.31	Certificate of Formation of Harrah’s Atlantic City Mezz 6, LLC

3.32	Amended and Restated Operating Agreement of Harrah’s Atlantic City Mezz 6, LLC

3.33	Certificate of Formation of Harrah’s Atlantic City Mezz 7, LLC

3.34	Amended and Restated Operating Agreement of Harrah’s Atlantic City Mezz 7, LLC

3.35	Certificate of Formation of Harrah’s Atlantic City Mezz 8, LLC

3.36	Amended and Restated Operating Agreement of Harrah’s Atlantic City Mezz 8, LLC

3.37	Certificate of Formation of Harrah’s Atlantic City Mezz 9, LLC

3.38	Second Amended and Restated Operating Agreement of Harrah’s Atlantic City Mezz 9, LLC

3.39	Certificate of Formation of Harrah’s Atlantic City Operating Company, LLC

3.40	Amended and Restated Limited Liability Company Agreement of Harrah’s Atlantic City Operating Company, LLC

3.41	Certificate of Formation of Harrah’s Atlantic City Propco, LLC

3.42	Amended and Restated Operating Agreement of Harrah’s Atlantic City Propco, LLC

3.43	Certificate of Formation of Octavius/Linq Intermediate Holding, LLC

3.44	Second Amended and Restated Operating Agreement of Octavius/Linq Intermediate Holding, LLC

3.45	Articles of Organization of Paris Las Vegas Operating Company, LLC

3.46	Operating Agreement of Paris Las Vegas Operating Company, LLC

3.47	Certificate of Formation of Caesars Florida Acquisition Company, LLC

4.1	Indenture, dated as of October 11, 2013, among the Registrants and U.S. Bank National Association, as trustee, relating to the 8% First-Priority Senior Secured Notes due 2020 (Incorporated by reference to exhibit 4.1 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on October 15, 2013).

4.2	Second Supplemental Indenture, dated as of October 15, 2014, among the Registrants, U.S. Bank National Association, as trustee, and the other parties thereto relating to the 8% First-Priority Senior Secured Notes due 2020.

4.3	Indenture, dated as of October 11, 2013, among the Registrants and U.S. Bank National Association, as trustee, relating to the 11% Second-Priority Senior Secured Notes due 2021 (Incorporated by reference to exhibit 4.2 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on October 15, 2013).

4.4	Second Supplemental Indenture, dated as of October 15, 2014, among the Registrants and U.S. Bank National Association, as trustee, relating to the 11% Second-Priority Senior Secured Notes due 2021.

4.5	Registration Rights Agreement, dated as of October 11, 2013, by and among the CERP Entities, the Subsidiary Guarantors and Citigroup Global Markets Inc., as representative of the initial purchasers (Incorporated by reference to exhibit 4.3 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on October 15, 2013).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

5.2*	Opinion of Brownstein Hyatt Farber Schreck, LLP.

5.3*	Opinion of Brownstein Hyatt Farber Schreck, LLP.

Exhibit Number	Description

8.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding certain tax matters.

10.1	First Lien Credit Agreement, dated as of October 11, 2013, by and among the CERP Entities, Citicorp North America Inc., as administrative agent and the lenders party thereto (Incorporated by reference to exhibit 10.1 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on October 15, 2013).

10.2	First Lien Intercreditor Agreement, dated as of October 11, 2013, by and among the First Lien Collateral Agent, Citicorp North America, Inc., as authorized representative under the credit agreement and U.S. Bank National Association, as the initial other authorized representative (Incorporated by reference to exhibit 10.2 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on October 15, 2013).

10.3	Second Lien Intercreditor Agreement, dated as of October 11, 2013, by and among Citicorp North America, Inc., as credit agreement agent, U.S. Bank National Association, as other first priority lien obligations agent and U.S. Bank National Association, as second priority agent (Incorporated by reference to exhibit 10.3 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on October 15, 2013).

10.4	Collateral Agreement (First Lien), dated as of October 11, 2013, by and among the CERP Entities, the Subsidiary Guarantors, and Citicorp North America, Inc., as collateral agent (Incorporated by reference to exhibit 10.4 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on October 15, 2013).

10.5	Collateral Agreement (Second Lien), dated as of October 11, 2013, by and among the CERP Entities, the Subsidiary Guarantors, and U.S. Bank National Association, as collateral agent (Incorporated by reference to exhibit 10.5 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on October 15, 2013).

10.6	Third Amended and Restated Shared Services Agreement, dated as of October 11, 2013, by and among the CEOC, Caesars Entertainment Resort Properties, LLC, the Casino Resort Borrowers, Caesars Linq, LLC and Caesars Octavius, LLC.

10.7†	Caesars Acquisition Company Equity-Based Compensation Plan (Incorporated by reference to exhibit 10.1 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on April 16, 2014).

10.8†	Form Equity Compensation Grant Agreement under the Caesars Acquisition Company Equity-Based Compensation Plan (Incorporated by reference to exhibit 10.2 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on April 16, 2014).

10.9†	Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Deferred Compensation Plan, effective August 3, 2007 (Incorporated by reference to exhibit 10.69 filed with the Caesars Entertainment Corporation’s Quarterly Report on Form 10-Q filed on August 9, 2007).

10.10†	Amendment and Restatement of Harrah’s Entertainment, Inc. Deferred Compensation Plan, effective as of August 3, 2007 (Incorporated by reference to exhibit 10.70 filed with the Caesars Entertainment Corporation’s Quarterly Report on Form 10-Q filed on August 9, 2007).

10.11†	Amendment and Restatement of Park Place Entertainment Corporation Executive Deferred Compensation Plan, effective as of August 3, 2007 (Incorporated by reference to exhibit 10.71 filed with the Caesars Entertainment Corporation’s Quarterly Report on Form 10-Q filed on August 9, 2007).

10.12†	Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan, effective as of August 3, 2007 (Incorporated by reference to exhibit 10.72 filed with the Caesars Entertainment Corporation’s Quarterly Report on Form 10-Q filed on August 9, 2007).

Exhibit Number	Description

10.13†	Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II, effective as of August 3, 2007 (Incorporated by reference to exhibit 10.73 filed with the Caesars Entertainment Corporation’s Quarterly Report on Form 10-Q filed on August 9, 2007).

10.14†	First Amendment to the Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II, effective as of February 9, 2009 (Incorporated by reference to exhibit 10.2 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on February 13, 2009).

10.15†	Harrah’s Entertainment, Inc. Amended and Restated Executive Deferred Compensation Trust Agreement dated January 11, 2006 by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank, N.A. (Incorporated by reference to exhibit 10.41 filed with the Caesars Entertainment Corporation’s Annual Report on Form 10-K filed on February 29, 2008).

10.16†	Amendment to the Harrah’s Entertainment, Inc. Amended and Restated Executive Deferred Compensation Trust Agreement effective January 28, 2008 by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank, N.A. (Incorporated by reference to exhibit 10.42 filed with the Caesars Entertainment Corporation’s Annual Report on Form 10-K filed on February 29, 2008).

10.17†	Amended and Restated Management Investors Rights Agreement, dated November 22, 2010 (Incorporated by reference to exhibit 10.2 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on November 24, 2010).

10.18†	Consent and Acknowledgment, dated May 6, 2013, to the Amended Management Investors Rights Agreement (Incorporated by reference to exhibit 10.74 filed with the Caesars Entertainment Corporation’s Quarterly Report on Form 10-Q filed on May 9, 2013).

10.19†	Caesars Entertainment Corporation Management Equity Incentive Plan, as amended and restated on November 29, 2011 (Incorporated by reference to exhibit 10.78 filed with the Caesars Entertainment Corporation’s Registration Statement on Form S-1/A filed on December 28, 2011).

10.20†	Caesars Entertainment Corporation 2012 Performance Incentive Plan (Incorporated by reference to exhibit 10.89 filed with the Caesars Entertainment Corporation’s Registration Statement on Form S-1/A filed on February 2, 2012).

10.21†	Amendment No.1 to the Caesars Entertainment Corporation 2012 Performance Incentive Plan (Incorporated by reference to exhibit 10.1 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on July 25, 2012).

10.22†	Form of Caesars Entertainment Corporation 2012 Performance Incentive Plan Nonqualified Option Award Agreement (Incorporated by reference to exhibit (d)(3) filed with the Caesars Entertainment Corporation’s Tender Offer Schedule on Form SC-TO-I filed on July 25, 2012).

10.23†	Form of Caesars Entertainment Corporation 2012 Performance Incentive Plan Nonqualified Option Award Agreement (Replacement Options) (Incorporated by reference to exhibit (d)(4) filed with the Caesars Entertainment Corporation’s Tender Offer Schedule on Form SC-TO-I filed on July 25, 2012).

10.24†	Form of Caesars Entertainment Corporation 2012 Performance Incentive Plan Nonqualified Option Award Agreement (Replacement Options Granted to Gary W. Loveman) (Incorporated by reference to exhibit (d)(5) filed with the Caesars Entertainment Corporation’s Tender Offer Schedule on Form SC-TO-I filed on July 25, 2012).

10.25†	Form of Caesars Entertainment Corporation 2012 Performance Incentive Plan Nonqualified Option Award Agreement (Incorporated by reference to exhibit (d)(3) filed with the Caesars Entertainment Corporation’s Tender Offer Schedule on Form SC-TO-I filed on July 25, 2012).

Exhibit Number	Description

10.26†	Form of Caesars Entertainment 2012 Performance Incentive Plan Restricted Share Award Agreement (Incorporated by reference to exhibit 10.84 filed with the Caesars Entertainment Corporation’s Annual Report on Form 10-K/A filed on March 15, 2013).

10.27†	Form of Caesars Entertainment Corporation 2012 Performance Incentive Plan Restricted Stock Unit Award Agreement (Incorporated by reference to exhibit 10.1 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on July 2, 2013).

10.28†	Form of Indemnification Agreement entered into by Caesars Entertainment Corporation and each of its directors and executive officers (Incorporated by reference to exhibit 10.75 filed with the Caesars Entertainment Corporation’s Registration Statement on Form S-1 filed on November 16, 2010).

10.29†	Form of Stock Option Grant Agreement dated April 16, 2012 between Caesars Entertainment Corporation and Gary W. Loveman (Incorporated by reference to exhibit 10.96 filed with the Caesars Entertainment Corporation’s Quarterly Report on Form 10-Q filed on May 9, 2012).

10.30†	Form of Caesars Entertainment Corporation Management Equity Incentive Plan Stock Option Grant Agreement (Incorporated by reference to exhibit (d)(7) filed with the Caesars Entertainment Corporation’s Tender Offer Schedule on Form SC-TO-I filed on July 25, 2012).

10.31†	Form of Amendment to Caesars Entertainment Corporation Management Equity Incentive Plan Stock Option Grant Agreement (Incorporated by reference to exhibit (d)(8) filed with the Caesars Entertainment Corporation’s Tender Offer Schedule on Form SC-TO-I filed on July 25, 2012).

10.32†	Financial Counseling Plan of Harrah’s Entertainment, Inc., as amended January 1996 (Incorporated by reference to exhibit 10.22 filed with the Caesars Entertainment Corporation’s Annual Report on Form 10-K filed on March 6, 1996).

10.33†	Waiver of Financial Counseling Plan, effective as of April 29, 2013, by and between Gary W. Loveman and Caesars Entertainment Corporation (Incorporated by reference to exhibit 10.31 filed with the Caesars Entertainment Corporation’s Quarterly Report on Form 10-Q filed on May 9, 2013).

10.34†	2009 Senior Executive Incentive Plan, amended and restated December 7, 2012 (Incorporated by reference to exhibit 10.90 filed with the Caesars Entertainment Corporation’s Annual Report on Form 10-K/A filed on March 15, 2013).

10.35†	Caesars Entertainment Corporation Omnibus Incentive Plan, dated November 14, 2012 (Incorporated by reference to exhibit 10.91 filed with the Caesars Entertainment Corporation’s Annual Report on Form 10-K/A filed on March 15, 2013).

10.36†	Employment Agreement, made as of January 28, 2008, and amended on March 13, 2009, by and between Harrah’s Entertainment, Inc. and Gary W. Loveman (Incorporated by reference to exhibit 10.16 filed with the Caesars Entertainment Corporation’s Annual Report on Form 10-K filed on March 17, 2009).

10.37†	Form of Employment Agreement between Caesars Entertainment Operating Company, Inc. and Thomas M. Jenkin (Incorporated by reference to exhibit 10.1 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on January 9, 2012).

10.38†	Employment Agreement made as of November 14, 2012, by and between Caesars Entertainment Operating Company, Inc. and Donald Colvin (Incorporated by reference to exhibit 10.85 filed with the Caesars Entertainment Corporation’s Annual Report on Form 10-K/A filed on March 15, 2013).

10.39†	Employment Agreement made as of April 2, 2009 by and between Harrah’s Operating Company, Inc. and Timothy Donovan (Incorporated by reference to exhibit 10.87 filed with the Caesars Entertainment Corporation’s Annual Report on Form 10-K/A filed on March 15, 2013).

Exhibit Number	Description

12.1	Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of Registrants.

23.1	Consent of Deloitte & Touche LLP.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1).

23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 8.1).

23.4*	Consent of Brownstein Hyatt Farber Schreck, LLP (included as part of Exhibits 5.2 and 5.3).

24.1	Power of Attorney (included in signature page).

25.1*	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to the Registrant under the Indenture.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to Registered Holders.

99.4	Amended and Restated Limited Liability Company Agreement of Caesars Enterprise Services, LLC (Incorporated by reference to exhibit 99.1 filed with the Caesars Entertainment Corporation’s Current Report on Form 8-K filed on May 21, 2014).

*	To be filed by amendment.
†	Denotes a management contract or compensatory plan or arrangement.